    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 7, 1996

                              SUBJECT TO AMENDMENT
                                                     REGISTRATION NO. 33-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            MATRIA HEALTHCARE, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                               8082                                   58-2205984
-----------------------------------    ------------------------------                 ---------------------
  (State or other jurisdiction of       (Primary Standard Industrial                    (I.R.S. Employer
  incorporation or organization)        Classification Code Number)                    Identification No.)

                         1850 PARKWAY PLACE, 12TH FLOOR
                            MARIETTA, GEORGIA 30067
                                 (770) 423-4500
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ---------------------
                             J. BRENT BURKEY, ESQ.
                            MATRIA HEALTHCARE, INC.
                         1850 PARKWAY PLACE, 12TH FLOOR
                            MARIETTA, GEORGIA 30067
                                 (770) 423-4500
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------
                                   Copies to:

      JAMES L. SMITH, III, ESQ.                                                    ROBERT M. MATTSON, ESQ.
         TROUTMAN SANDERS LLP                                                      MORRISON & FOERSTER LLP
      600 PEACHTREE STREET, N.E.                                                  19900 MACARTHUR BOULEVARD
              SUITE 5200                                                                  SUITE 1200
          NATIONSBANK PLAZA                                                     IRVINE, CALIFORNIA 92715-2445
     ATLANTA, GEORGIA 30308-2216                                                        (714) 251-7138
            (404) 885-3111

                             ---------------------
    Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement and the satisfaction or waiver (where permissible) of the other conditions to the Merger described herein.
                             ---------------------
    If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
                                                                PROPOSED            PROPOSED
TITLE OF EACH                                AMOUNT             MAXIMUM             MAXIMUM            AMOUNT OF
CLASS OF SECURITIES                          TO BE           OFFERING PRICE        AGGREGATE          REGISTRATION
TO BE REGISTERED                         REGISTERED(1)         PER SHARE       OFFERING PRICE(2)         FEE(3)
----------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value..........      37,682,286            $--           $333,388,811(4)       $114,962(4)
----------------------------------------------------------------------------------------------------------------------
Common Stock Purchase Rights..........      37,682,286            (4)                 (4)               $100(4)
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------

(1) Based on the sum of (i) 18,115,309 which is the maximum number of shares of Healthdyne Common Stock that would be outstanding immediately prior to the Merger described herein, assuming the exercise of all Healthdyne stock options and (ii) 19,566,977 which is the maximum number of shares of Tokos that would be outstanding immediately prior to the Merger described herein, assuming the exercise of all Tokos stock options.
(2) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended, and computed pursuant to Rule 457(f) by determining the sum of (i) the product of (a) $8.75, the average of the high and low sale prices of Healthdyne Common Stock as reported by the Nasdaq National Market on February 2, 1996 and (b) 18,115,309, the maximum number of shares of Healthdyne Common Stock computed as described in Note (1) and (ii) the product of (a) $8.9375, the average of the high and low sale prices of Tokos Common Stock as reported by the Nasdaq National Market on February 2, 1996 and (b) 19,566,977, the maximum number of shares of Tokos Common Stock computed as described in Note
    (1).
(3) An aggregate filing fee of $59,880 was paid by Healthdyne and Tokos on December 5, 1995 in connection with the filing by Healthdyne and Tokos of preliminary proxy materials on Schedule 14A on such date.
(4) Rights are attached to and trade with the Common Stock of the Registrant. The value attributable to such Rights, if any, is reflected in the market price of the Common Stock. The registration fee paid represents the minimum statutory fee pursuant to Section 6(b) of the Securities Act of 1933, as amended.
                             ---------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            MATRIA HEALTHCARE, INC.

        CROSS-REFERENCE SHEET PURSUANT TO ITEM 501(B) OF REGULATION S-K

                                                                  LOCATION OR CAPTION IN
                        ITEM OF FORM S-4                     JOINT PROXY STATEMENT/PROSPECTUS
          ---------------------------------------------  -----------------------------------------
A. INFORMATION ABOUT THE TRANSACTION
  1. --   Forepart of Registration Statement and
            Outside Front Cover Page of Prospectus.....  Facing Page; Cross Reference Sheet;
                                                         Outside Front Cover Page of Prospectus
  2. --   Inside Front and Outside Back Cover Pages of
            Prospectus.................................  Available Information; Table of Contents
  3. --   Risk Factors, Ratio of Earnings to Fixed
            Charges, and Other Information.............  Summary; Risk Factors; Selected Financial
                                                           Data; Comparative Per Share Data;
                                                           Comparative Market Data; The Healthdyne
                                                           Meeting; The Tokos Meeting; Description
                                                           of Tokos; Description of Healthdyne;
                                                           Operation, Management and Business of
                                                           Newco after the Merger; The Merger; The
                                                           Merger Agreement; Comparative Rights of
                                                           Stockholders
  4. --   Terms of the Transaction.....................  Summary; The Merger; The Merger
                                                           Agreement; Comparative Rights of
                                                           Stockholders
  5. --   Pro Forma Financial Information..............  Selected Financial Information;
                                                         Healthdyne Management's Discussion and
                                                           Analysis of Financial Condition and
                                                           Results of Operations; Pro Forma
                                                           Consolidated Condensed Financial Data
  6. --   Material Contacts With the Company Being
            Acquired...................................  Summary; The Merger; Operation,
                                                           Management and Business of Newco After
                                                           the Merger; Comparative Rights of
                                                           Stockholders
  7. --   Additional Information Required for
            Reoffering by Persons and Parties Deemed to
            be Underwriters............................  *
  8. --   Interests of Named Experts and Counsel.......  Legal Matters; Experts
  9. --   Disclosure of Commission Position on
            Indemnification for Securities Act
            Liabilities................................  Comparative Rights of Stockholders
B. INFORMATION ABOUT THE REGISTRANT
 10. --   Information With Respect to S-3
            Registrants................................  *
 11. --   Incorporation of Certain Information by
            Reference..................................  *

                                                                  LOCATION OR CAPTION IN
                        ITEM OF FORM S-4                     JOINT PROXY STATEMENT/PROSPECTUS
          ---------------------------------------------  -----------------------------------------
 12. --   Information With Respect to S-2 or S-3
            Registrants................................  *
 13. --   Incorporation of Certain Information by
            Reference..................................  *
 14. --   Information With Respect to Registrants Other
            than S-3 or S-2 Registrants................  Available Information; Summary; Pro Forma
                                                           Consolidated Condensed Financial
                                                           Information; Operation, Management and
                                                           Business of Newco after the Merger
C. INFORMATION ABOUT THE COMPANY BEING ACQUIRED
 15. --   Information With Respect to S-3 Companies....  *
 16. --   Information With Respect to S-2 or S-3
            Companies..................................  Available Information; Summary;
                                                           Appendices II and III; Description of
                                                           Tokos; Description of Healthdyne;
                                                           Selected Financial Information; Tokos
                                                           Management's Discussion and Analysis of
                                                           Financial Condition and Results of
                                                           Operations; Healthdyne Management's
                                                           Discussion and Analysis of Financial
                                                           Condition and Results of Operations;
                                                           Consolidated Financial Statements of
                                                           Tokos Medical Corporation (Delaware)
                                                           and Subsidiaries; Consolidated
                                                           Financial Statements of Healthdyne,
                                                           Inc. and Subsidiaries
 17. --   Information With Respect to Companies Other
            Than S-2 or S-3 Companies..................  *
D. VOTING AND MANAGEMENT INFORMATION
 18. --   Information if Proxies, Consents or
            Authorizations Are to be Solicited.........  The Healthdyne Meeting; The Tokos
                                                           Meeting; The Merger; Operation,
                                                           Management and Business of Newco After
                                                           the Merger; Description of Tokos;
                                                           Description of Healthdyne; Comparative
                                                           Rights of Stockholders
 19. --   Information if Proxies, Consents or
            Authorizations are not to be Solicited or
            in an Exchange Offer.......................  *

---------------

* Omitted since the answer is negative or Item is not applicable.

                                HEALTHDYNE, INC.

                               1850 PARKWAY PLACE
                            MARIETTA, GEORGIA 30067

                                                                February 7, 1996

Dear Shareholder:

     You are cordially invited to attend a Special Meeting of Shareholders (the "Meeting") of Healthdyne, Inc., a Georgia corporation ("Healthdyne"), to be held on Wednesday, March 6, 1996, at 10:00 a.m., local time, at the offices of Troutman Sanders LLP, 600 Peachtree Street, Suite 5200, Atlanta, Georgia.

     At the Meeting, you will be asked to consider and vote upon (a) a proposal to approve and adopt the Agreement and Plan of Merger dated as of October 2, 1995, as amended (the "Merger Agreement"), among Healthdyne, Tokos Medical Corporation (Delaware), a Delaware corporation ("Tokos"), and Matria Healthcare, Inc., a Delaware corporation ("Newco"), providing for the merger (the "Merger") of Healthdyne and Tokos with and into Newco, with Newco continuing as the surviving corporation, and (b) a proposal to approve and adopt the Newco 1996 Stock Incentive Plan, the Newco 1996 Directors' Non-Qualified Stock Option Plan and the Newco 1996 Employee Stock Purchase Plan (collectively, the "Newco Plans"). Under the Merger Agreement, (i) each share of Common Stock, par value $.01 per share, of Healthdyne (the "Healthdyne Common Stock") outstanding immediately prior to the consummation of the Merger, together with its associated preferred stock purchase right, will be converted into one share of Common Stock, par value $.01 per share, of Newco ("Newco Common Stock"), and one associated common stock purchase right (a "Newco Stock Right") and (ii) each share of Common Stock, par value $.001 per share, of Tokos outstanding immediately prior to the consummation of the Merger, together with its associated common stock purchase right, will be converted into one share of Newco Common Stock and one associated Newco Stock Right. The Merger and related transactions are more fully described in the accompanying Joint Proxy Statement/Prospectus.

     AFTER CAREFUL CONSIDERATION, THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE MERGER AND FOR THE NEWCO PLANS AT THE MEETING. WE URGE YOU TO REVIEW CAREFULLY THE JOINT PROXY STATEMENT/PROSPECTUS AND ACCOMPANYING APPENDICES, INCLUDING THE DISCUSSIONS THEREIN CONCERNING HEALTHDYNE'S REASONS FOR THE MERGER AND FACTORS WHICH SHOULD BE CAREFULLY CONSIDERED IN CONNECTION WITH YOUR VOTE ON THE MERGER.

     We hope you will attend the Meeting. However, whether or not you plan to attend the Meeting, it is important that your shares are represented at the Meeting. Accordingly, please complete, sign and date the enclosed proxy and promptly return it in the enclosed prepaid envelope. If you are present at the Meeting you may, if you wish, withdraw your proxy and vote in person.

                                          Very truly yours,

                                          PARKER H. PETIT
                                          Chairman of the Board and
                                          Chief Executive Officer

                                HEALTHDYNE, INC.

                               1850 PARKWAY PLACE
                            MARIETTA, GEORGIA 30067

                             ---------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MARCH 6, 1996
                             ---------------------

To the Shareholders of
Healthdyne, Inc.:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Meeting") of Healthdyne, Inc., a Georgia corporation ("Healthdyne"), will be held at the offices of Troutman Sanders LLP, 600 Peachtree Street, Suite 5200, Atlanta, Georgia at 10:00 a.m., local time, on Wednesday, March 6, 1996, to consider and act upon:

          1. A proposal to approve and adopt the Agreement and Plan of Merger dated as of October 2, 1995, as amended (the "Merger Agreement"), among Healthdyne, Tokos Medical Corporation (Delaware), a Delaware corporation ("Tokos"), and Matria Healthcare, Inc., a Delaware corporation ("Newco"), providing for the merger (the "Merger") of Healthdyne and Tokos with and into Newco, with Newco continuing as the surviving corporation. Under the Merger Agreement, (i) each share of Common Stock, par value $.01 per share, of Healthdyne (the "Healthdyne Common Stock") outstanding immediately prior to the consummation of the Merger, together with its associated preferred stock purchase right, will be converted into one share of Common Stock, par value $.01 per share, of Newco ("Newco Common Stock") and one associated common stock purchase right (a "Newco Stock Right") and (ii) each share of Common Stock, par value $.001 per share, of Tokos outstanding immediately prior to the consummation of the Merger, together with its associated common stock purchase right, will be converted into one share of Newco Common Stock and one associated Newco Stock Right;

          2. A proposal to approve and adopt the Newco 1996 Stock Incentive Plan, the Newco 1996 Directors' Non-Qualified Stock Option Plan and the Newco 1996 Employee Stock Purchase Plan (collectively, the "Newco Plans"); and

          3. Such other business as properly may come before the Meeting or any adjournment or postponement thereof.

     The Merger, the Newco Plans and other related matters are more fully described in the accompanying Joint Proxy Statement/Prospectus and Appendices thereto, which form a part of this Notice.

     The Board of Directors of Healthdyne has fixed the close of business on January 31, 1996 as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof. Only shareholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof. A list of such shareholders will be available for inspection at the offices of Healthdyne located at 1850 Parkway Place, Marietta, Georgia 30067, at least ten days prior to the Meeting.

     AFTER CAREFUL CONSIDERATION, THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE MERGER AND FOR THE NEWCO PLANS AT THE MEETING. WE URGE YOU TO REVIEW CAREFULLY THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS WHICH INCLUDES DISCUSSIONS OF HEALTHDYNE'S REASONS FOR THE MERGER AND FACTORS WHICH SHOULD BE CAREFULLY CONSIDERED IN CONNECTION WITH YOUR VOTE ON THE MERGER.

     Whether or not you plan to attend the Meeting, please execute and return promptly the enclosed form of proxy. A return envelope is enclosed for your convenience and requires no postage for mailing in the United States.

                                          By Order of the Board of Directors,

                                          J. BRENT BURKEY
                                          Secretary

February 7, 1996

                             YOUR VOTE IS IMPORTANT

TO VOTE YOUR SHARES, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE

                      TOKOS MEDICAL CORPORATION (DELAWARE)

                              1821 EAST DYER ROAD
                          SANTA ANA, CALIFORNIA 92705

                                                                February 7, 1996

Dear Stockholder:

     You are cordially invited to attend a Special Meeting of Stockholders (the "Meeting") of Tokos Medical Corporation (Delaware), a Delaware corporation ("Tokos"), to be held on Wednesday, March 6, 1996, at 10:00 a.m., local time, at Windsor/Embassy Suites Hotel, 1325 East Dyer Road, Santa Ana, CA.

     At the Meeting, you will be asked to consider and vote upon (a) a proposal to approve and adopt the Agreement and Plan of Merger dated as of October 2, 1995, as amended (the "Merger Agreement"), among Tokos, Healthdyne, Inc., a Georgia corporation ("Healthdyne"), and Matria Healthcare, Inc., a Delaware corporation ("Newco"), providing for the merger (the "Merger") of Tokos and Healthdyne with and into Newco, with Newco continuing as the surviving corporation, and (b) a proposal to approve and adopt the Newco 1996 Stock Incentive Plan, the Newco 1996 Directors' Non-Qualified Stock Option Plan and the Newco 1996 Employee Stock Purchase Plan (collectively, the "Newco Plans"). Under the Merger Agreement, (i) each share of Common Stock, par value $.001 per share, of Tokos outstanding immediately prior to the consummation of the Merger, together with its associated common stock purchase right, will be converted into one share of Common Stock, par value $.01 per share, of Newco ("Newco Common Stock") and one associated common stock purchase right (a "Newco Stock Right") and (ii) each share of Common Stock, par value $.01 per share, of Healthdyne outstanding immediately prior to the consummation of the Merger, together with its associated preferred stock purchase right, will be converted into one share of Newco Common Stock and one associated Newco Stock Right. The Merger and related transactions are more fully described in the accompanying Joint Proxy Statement/Prospectus.

     AFTER CAREFUL CONSIDERATION, THE BOARD OF DIRECTORS HAS APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE MERGER AND FOR THE NEWCO PLANS AT THE MEETING. WE URGE YOU TO REVIEW CAREFULLY THE JOINT PROXY STATEMENT/PROSPECTUS AND ACCOMPANYING APPENDICES, INCLUDING THE DISCUSSIONS THEREIN CONCERNING TOKOS' REASONS FOR THE MERGER AND FACTORS WHICH SHOULD BE CAREFULLY CONSIDERED IN CONNECTION WITH YOUR VOTE ON THE MERGER.

     We hope you will attend the Meeting. However, whether or not you plan to attend the Meeting, it is important that your shares are represented at the Meeting. Accordingly, please complete, sign and date the enclosed proxy and promptly return it in the enclosed prepaid envelope. If you are present at the Meeting you may, if you wish, withdraw your proxy and vote in person.

                                          Very truly yours,

                                          ROBERT F. BYRNES
                                          Chairman of the Board and
                                          Chief Executive Officer

                      TOKOS MEDICAL CORPORATION (DELAWARE)

                              1821 EAST DYER ROAD
                          SANTA ANA, CALIFORNIA 92705

                             ---------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 6, 1996
                             ---------------------

To the Stockholders of
Tokos Medical Corporation (Delaware):

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Meeting") of Tokos Medical Corporation (Delaware), a Delaware corporation ("Tokos"), will be held at Windsor/Embassy Suites Hotel, 1325 East Dyer Road, Santa Ana, CA, at 10:00 a.m., local time, on Wednesday, March 6, 1996, to consider and act upon:

          1. A proposal to approve and adopt the Agreement and Plan of Merger dated as of October 2, 1995, as amended (the "Merger Agreement"), among Tokos, Healthdyne, Inc., a Georgia corporation ("Healthdyne"), and Matria Healthcare, Inc., a Delaware corporation ("Newco"), providing for the merger (the "Merger") of Tokos and Healthdyne with and into Newco, with Newco continuing as the surviving corporation. Under the Merger Agreement,
     (i) each share of Common Stock, par value $.001 per share, of Tokos outstanding immediately prior to the consummation of the Merger, together with its associated common stock purchase right, will be converted into one share of Common Stock, par value $.01 per share, of Newco (the "Newco Common Stock") and one associated common stock purchase right (a "Newco Stock Right") and (ii) each share of Common Stock, par value $.01 per share, of Healthdyne outstanding immediately prior to the consummation of the Merger, together with its associated preferred stock purchase right, will be converted into one share of Newco Common Stock and one associated Newco Stock Right;

          2. A proposal to approve and adopt the Newco 1996 Stock Incentive Plan, the Newco 1996 Directors' Non-Qualified Stock Option Plan and the Newco 1996 Employee Stock Purchase Plan (collectively, the "Newco Plans"); and

          3. Such other business as properly may come before the Meeting or any adjournment or postponement thereof.

     The Merger, the Newco Plans and other related matters are more fully described in the accompanying Joint Proxy Statement/Prospectus and Appendices thereto, which form a part of this Notice.

     The Board of Directors of Tokos has fixed the close of business on January 31, 1996 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the offices of Tokos located at 1821 East Dyer Road, Santa Ana, California 92705, at least ten days prior to the Meeting.

     AFTER CAREFUL CONSIDERATION, THE BOARD OF DIRECTORS HAS APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE MERGER AND FOR THE NEWCO PLANS AT THE MEETING. WE URGE YOU TO REVIEW CAREFULLY THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS WHICH INCLUDES DISCUSSIONS OF TOKOS' REASONS FOR THE MERGER AND FACTORS WHICH SHOULD BE CAREFULLY CONSIDERED IN CONNECTION WITH YOUR VOTE ON THE MERGER.

     Whether or not you plan to attend the Meeting, please execute and return promptly the enclosed form of proxy. A return envelope is enclosed for your convenience and requires no postage for mailing in the United States.

                                          By Order of the Board of Directors,

                                          ANDREW D. SIMONS
                                          Secretary
February 7, 1996

                             YOUR VOTE IS IMPORTANT

TO VOTE YOUR SHARES, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

                                HEALTHDYNE, INC.

                      TOKOS MEDICAL CORPORATION (DELAWARE)
                             JOINT PROXY STATEMENT
                      FOR SPECIAL MEETINGS OF STOCKHOLDERS
                          TO BE HELD ON MARCH 6, 1996
                             ---------------------
                            MATRIA HEALTHCARE, INC.
                                   PROSPECTUS
                             ---------------------

    This Joint Proxy Statement/Prospectus is being furnished to the shareholders of Healthdyne, Inc., a Georgia corporation ("Healthdyne"), and to the stockholders of Tokos Medical Corporation (Delaware), a Delaware corporation ("Tokos"), in connection with the solicitation of proxies by their respective Boards of Directors to be used at a Special Meeting of Shareholders of Healthdyne (the "Healthdyne Meeting") and a Special Meeting of Stockholders of Tokos (the "Tokos Meeting"), each of which is to be held on Wednesday, March 6, 1996, or any adjournment(s) or postponement(s) thereof. At such meetings, the stockholders of each of Healthdyne and Tokos will be asked to consider and vote upon (a) a proposal to approve and adopt the Agreement and Plan of Merger dated as of October 2, 1995, as amended (the "Merger Agreement"), among Tokos, Healthdyne and Matria Healthcare, Inc., a Delaware corporation ("Newco"), providing for the merger (the "Merger") of Healthdyne and Tokos with and into Newco, with Newco continuing as the surviving corporation (the "Surviving Corporation") and (b) a proposal to approve and adopt the Newco 1996 Stock Incentive Plan, the Newco Directors' Non-Qualified Stock Option Plan and the Newco 1996 Employee Stock Purchase Plan (collectively, the "Newco Plans"). Upon consummation of the Merger, (i) each share of Common Stock, par value $.001 per share, of Tokos (the "Tokos Common Stock") outstanding immediately prior to the consummation of the Merger, together with its associated common stock purchase right, will be converted into one share of Common Stock, par value $.01 per share, of Newco (the "Newco Common Stock"), and one associated common stock purchase right (a "Newco Stock Right") and (ii) each share of Common Stock, par value $.01 per share, of Healthdyne (the "Healthdyne Common Stock") outstanding immediately prior to the consummation of the Merger, together with its associated preferred stock purchase right, will be converted into one share of Newco Common Stock and one associated Newco Stock Right. In addition, approval and adoption of the Merger Agreement will constitute approval of the assumption by Newco of the rights and obligations of Tokos under the Tokos Stock Option Plans (as defined below) and of the rights and obligations of Healthdyne under the Healthdyne Stock Option Plans (as defined below). See "The Merger
Agreement -- Treatment of Stock Options and Convertible Securities". A copy of the Merger Agreement is attached as Appendix A to this Joint Proxy Statement/Prospectus and a copy of the form of the Certificate of Incorporation of Newco is attached as Appendix D to this Joint Proxy Statement/Prospectus.

    This Joint Proxy Statement/Prospectus also constitutes a Prospectus of Newco relating to approximately 37,682,286 shares of Newco Common Stock (including the associated Newco Stock Rights) to be issued to the holders of Healthdyne Common Stock and Tokos Common Stock pursuant to the Merger Agreement. All information contained herein with respect to Healthdyne has been furnished by Healthdyne and all information contained herein with respect to Tokos has been furnished by Tokos.

    The Healthdyne Common Stock and the Tokos Common Stock are quoted on the Nasdaq National Market ("Nasdaq") under the symbols "HDYN" and "TKOS", respectively. On October 2, 1995, the day the Merger Agreement was signed and the last trading day before the public announcement of the proposed Merger, the last reported sale price for a share of Healthdyne Common Stock was $9.500 per share and the last reported sale price for a share of Tokos Common Stock was $10.625 per share. On February 1, 1996, the last reported sale price for a share of Healthdyne Common Stock was $8.8750 per share and the last reported sale price for a share of Tokos Common Stock was $8.9375 per share. Stockholders are encouraged to obtain current market prices of Healthdyne Common Stock and Tokos Common Stock prior to voting on the Merger.

                             ---------------------

    SEE "RISK FACTORS" AT PAGE 10 HEREIN FOR A DISCUSSION OF CERTAIN CONSIDERATIONS WHICH SHOULD BE CONSIDERED IN EVALUATING THE TRANSACTIONS CONTEMPLATED BY THIS JOINT PROXY STATEMENT/PROSPECTUS.

    This Joint Proxy Statement/Prospectus and the accompanying form of proxy are first being mailed or delivered to the shareholders of Healthdyne and to the stockholders of Tokos on or about February 9, 1996.

THE SECURITIES TO BE ISSUED IN THE MERGER HAVE NOT BEEN APPROVED OR DISAPPROVED
      BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
      COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY
           STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
            ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY
                 REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                   OFFENSE.

     THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS IS FEBRUARY 7, 1996

                               TABLE OF CONTENTS

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AVAILABLE INFORMATION...............................................................
SUMMARY.............................................................................        1
RISK FACTORS........................................................................       10
  Uncertainties Associated with Integration of Businesses...........................       10
  Large Percentage of Assets Comprised of Goodwill..................................       10
  Healthcare Reform and Federal Budget Legislation..................................       10
  Possible Limitations on Reimbursements by Third Party Payors......................       11
  Extensive Regulation..............................................................       11
  Recent Medical Controversies......................................................       13
  Competition.......................................................................       13
  Dependence on Relationships with Third Parties....................................       13
  Potential Liability...............................................................       14
  HIE Spinoff.......................................................................       14
  Pending Litigation................................................................       15
  Dependence on Adeza for Fetal Fibronectin.........................................       15
  History of Losses; Net Loss Carryovers............................................       16
  Potential Severance Liabilities...................................................       16
  Certain Anti-takeover Provisions..................................................       16
  Dependence on Key Personnel.......................................................       16
  No Prior Market for Newco Common Stock............................................       16
  Possible Volatility of Stock Prices...............................................       17
  Dividend Policy...................................................................       17
SELECTED FINANCIAL INFORMATION......................................................       18
TOKOS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS........................................................................       20
  General...........................................................................       20
  Results of Operations.............................................................       20
  Liquidity and Capital Resources...................................................       23
HEALTHDYNE MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
  OF OPERATIONS.....................................................................       26
  General...........................................................................       26
  Operating Results.................................................................       27
  Liquidity and Capital Resources...................................................       29
  Recent Accounting Pronouncements..................................................       30
NEWCO PRO FORMA CONSOLIDATED CONDENSED FINANCIAL INFORMATION........................       31
COMPARATIVE PER SHARE DATA..........................................................       39
COMPARATIVE MARKET DATA.............................................................       39
THE HEALTHDYNE MEETING..............................................................       41
  General...........................................................................       41
  Matters to be Considered at the Healthdyne Meeting................................       41
  Record Date.......................................................................       41
  Proxies...........................................................................       41
  Quorum............................................................................       42
  Vote Required.....................................................................       42
THE TOKOS MEETING...................................................................       42
  General...........................................................................       42
  Matters to be Considered at the Tokos Meeting.....................................       43
  Record Date.......................................................................       43
  Proxies...........................................................................       43
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

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  Quorum............................................................................       44
  Vote Required.....................................................................       44
THE MERGER..........................................................................       44
  Background of the Merger..........................................................       44
  Healthdyne's Reasons for the Merger and Board of Directors' Recommendation........       46
  Opinion of Healthdyne's Financial Advisor.........................................       48
  Tokos' Reasons for the Merger and Board of Directors' Recommendation..............       52
  Opinion of Tokos' Financial Advisor...............................................       54
  Interests of Certain Persons in the Merger........................................       60
  Certain Federal Income Tax Consequences...........................................       63
  Regulatory Approvals..............................................................       64
  Accounting Treatment..............................................................       65
  Resale Restrictions and Registration Rights.......................................       65
THE MERGER AGREEMENT................................................................       66
  The Merger........................................................................       66
  Closing and Effective Time of the Merger..........................................       66
  Conversion of Securities..........................................................       66
  Treatment of Stock Options and Convertible Securities.............................       66
  Exchange of Certificates..........................................................       67
  Representations and Warranties....................................................       68
  Certain Covenants; Conduct of Business Prior to Effective Time....................       69
  Negotiations with Others..........................................................       69
  Management After the Merger.......................................................       70
  Indemnification and Insurance.....................................................       70
  Conditions to the Merger..........................................................       71
  HIE Spinoff.......................................................................       72
  Termination.......................................................................       72
  Cancellation Fee and Effect of Termination........................................       73
  Amendment and Waiver..............................................................       74
DESCRIPTION OF TOKOS................................................................       74
  Business of Tokos.................................................................       74
  Legal Proceedings.................................................................       82
  Executive Compensation............................................................       83
  Certain Transactions..............................................................       84
  Employment Agreements.............................................................       85
  Board Compensation................................................................       86
DESCRIPTION OF HEALTHDYNE...........................................................       86
  Business of Healthdyne............................................................       86
  Recent Developments...............................................................       86
  Healthdyne Maternity Management...................................................       87
  Pending Litigation................................................................       91
  Executive Compensation............................................................       92
  Certain Transactions..............................................................       96
OPERATION, MANAGEMENT AND BUSINESS OF NEWCO AFTER THE MERGER........................       97
  Business of Newco.................................................................       97
  Management of Newco...............................................................       97
  Newco Principal Stockholders......................................................      100
  Description of Capital Stock of Newco.............................................      103
  Listing of Newco Common Stock.....................................................      106
  Transfer Agent....................................................................      106
  Corporate Headquarters............................................................      106

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COMPARATIVE RIGHTS OF STOCKHOLDERS..................................................      106
  General...........................................................................      106
  Classified Board of Directors.....................................................      106
  Number and Election of Directors..................................................      107
  No Stockholder Action by Written Consent..........................................      108
  Appraisal Rights..................................................................      108
  Special Meetings of Stockholders..................................................      109
  Common Stock......................................................................      109
  Preferred Stock...................................................................      109
  Stockholder Rights Plan...........................................................      110
  Amendment of the Certificate of Incorporation and Bylaws..........................      110
  Business Combinations.............................................................      111
  Special Voting Requirements.......................................................      112
  Indemnification and Liability of Directors and Officers...........................      113
PROPOSAL TO APPROVE AND ADOPT THE NEWCO PLANS.......................................      114
  1996 Stock Incentive Plan.........................................................      114
  Federal Income Tax Consequences...................................................      116
  1996 Directors' Non-Qualified Stock Option Plan...................................      118
  1996 Employee Stock Purchase Plan.................................................      118
LEGAL MATTERS.......................................................................      120
EXPERTS.............................................................................      120
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS..........................................      F-1
  Tokos Medical Corporation (Delaware)..............................................      F-2
  Healthdyne, Inc. .................................................................     F-26
APPENDIX A -- Agreement and Plan of Merger, as Amended..............................      A-1
APPENDIX B -- Fairness Opinion of Needham & Company, Inc. ..........................      B-1
APPENDIX C -- Fairness Opinion of Robertson, Stephens & Company, L.P. ..............      C-1
APPENDIX D -- Certificate of Incorporation of Newco.................................      D-1
APPENDIX E -- Bylaws of Newco.......................................................      E-1
APPENDIX F -- Newco Plans...........................................................
  APPENDIX F-I    Newco 1996 Stock Incentive Plan...................................    F-I-1
  APPENDIX F-II   Newco Directors' Non-Qualified Stock Option Plan..................   F-II-1
  APPENDIX F-III  Newco 1996 Employee Stock Purchase Plan...........................  F-III-1

                             AVAILABLE INFORMATION

     Healthdyne and Tokos each are subject to informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The Registration Statement on Form S-4 and exhibits thereto (the "Registration Statement") filed by Newco with the Commission, as well as reports, proxy statements and other information filed by each of Healthdyne and Tokos can be inspected and copied at the Commission's Public Reference Room, Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the public reference facilities maintained by the Commission, at its regional offices located at Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661, and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can be obtained from the Commission at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Additionally, material filed by Healthdyne and Tokos can be inspected at the offices of Nasdaq Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

     Newco has filed the Registration Statement with the Commission covering the Newco Common Stock (including the associated Newco Stock Rights) to be issued pursuant to the Merger Agreement. As permitted by the rules and regulations of the Commission, this Joint Proxy Statement/Prospectus does not contain all information set forth in the Registration Statement and exhibits thereto. For further information, please refer to the Registration Statement, including the exhibits thereto, all of which are available for inspection as set forth above. Statements contained in this Joint Proxy Statement/Prospectus relating to the contents of any contract or other document referred to herein are not necessarily complete, and reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

     All information concerning Healthdyne contained in this Joint Proxy Statement/Prospectus has been furnished by Healthdyne and all information concerning Tokos contained in this Joint Proxy Statement/Prospectus has been furnished by Tokos. No person is authorized to give any information or to make any representation with respect to the matters described in this Joint Proxy Statement/Prospectus other than information and representations contained herein and, if given or made, such information or representation must not be relied upon as having been authorized by Healthdyne, Tokos, Newco or any other person. This Joint Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of any offer to purchase, any securities, or a solicitation of a proxy, in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such an offer or solicitation. Neither the delivery of this Joint Proxy Statement/Prospectus nor any distribution of securities hereunder shall under any circumstances be deemed to imply that there has been no change in the assets, properties or affairs of Healthdyne or Tokos since the date hereof or that the information set forth herein is correct as of any time subsequent to the date hereof.

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Joint Proxy Statement/Prospectus. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained elsewhere in this Joint Proxy Statement/Prospectus and Appendices hereto. Stockholders are urged to read this Joint Proxy Statement/Prospectus and its Appendices before voting on the matters discussed herein.

     As used herein, the term "Healthdyne" refers to Healthdyne, Inc., and the term "Tokos" refers to Tokos Medical Corporation (Delaware), in both cases including, unless the context otherwise requires, their respective subsidiaries, and the term "Newco" refers to Matria Healthcare, Inc.

HEALTHDYNE

     Prior to the spinoff of its subsidiaries Healthdyne Technologies, Inc. in May 1995 and Healthdyne Information Enterprises, Inc. in November 1995, Healthdyne was a national provider of home healthcare services, medical devices and specialty products. Healthdyne's remaining business unit, Healthdyne Maternity Management, is a national provider of specialized obstetrical home healthcare and risk assessment services which assist physicians and payors in the management of high risk pregnancies and numerous other obstetrical and gynecological conditions. Healthdyne provides its services throughout the United States through approximately 35 service centers and a number of other additional service sites.

     Healthdyne was incorporated in 1970 as a Georgia corporation. Healthdyne's principal executive offices are located at 1850 Parkway Place, 12th Floor, Marietta, Georgia 30067, and its telephone number is (770) 423-4500.

TOKOS

     Tokos is a national provider of specialized obstetrical home healthcare and risk assessment services which assist physicians and payors in the management of high risk pregnancies and numerous other obstetrical and gynecological conditions. In addition, Tokos, through its Matryx Health Partners Division, offers consulting, management and administrative services to provider networks and managed care organizations. Tokos provides its services throughout the United States through approximately 48 service centers and a number of other additional service sites.

     Tokos' wholly-owned subsidiary, Tokos Medical Corporation, was incorporated in California in July 1983. Tokos was incorporated in California in January 1985 as the parent corporation of Tokos Medical Corporation and was reincorporated under the laws of the State of Delaware in February 1990. Tokos conducts its device manufacturing business through CareLink and its clinical services operations through Tokos Clinical Services, each of which is operated as a division of Tokos Medical Corporation. Tokos' principal executive offices are located at 1821 East Dyer Road, Santa Ana, California 92705, and its telephone number is (714) 474-1616.

NEWCO

     Newco is a recently incorporated Delaware corporation formed for the purposes of the Merger. Prior to the Merger, Newco will have no material assets or liabilities. At the consummation of the Merger, Healthdyne and Tokos will merge with and into Newco, and Newco will issue shares of its common stock, $.01 par value per share ("Newco Common Stock"), and associated common stock purchase rights ("Newco Stock Rights") to stockholders of Healthdyne and Tokos.

THE HEALTHDYNE MEETING

     The Healthdyne Meeting will be held on Wednesday, March 6, 1996 at 10:00 a.m., local time, at the offices of Troutman Sanders LLP, 600 Peachtree Street, Suite 5200, Atlanta, Georgia.

     At the Healthdyne Meeting, including any adjournment thereof, the shareholders of Healthdyne will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement, a proposal to approve and adopt the Newco Plans and such other business as properly may come before the Healthdyne Meeting. The Merger Agreement provides that as of the effective time of the Merger, Healthdyne and Tokos will be merged with and into Newco. See "Merger Agreement."

     The close of business on January 31, 1996, has been fixed as the record date (the "Record Date") for the determination of the shareholders of Healthdyne entitled to notice of and to vote at the Healthdyne Meeting. Holders of Healthdyne Common Stock are entitled to one vote for each share of Healthdyne Common Stock held by them. The holders of a majority of the outstanding shares of Healthdyne Common Stock, present either in person or by properly executed proxies, will constitute a quorum at the Healthdyne Meeting.

     The affirmative vote of holders of a majority of the outstanding shares of Healthdyne Common Stock is required to approve and adopt the Merger Agreement and a vote in favor of the Merger shall constitute a shareholder's approval of the assumption by Newco of the Healthdyne Stock Option Plans. The affirmative vote of the holders of a majority of the outstanding shares of Healthdyne Common Stock present or represented at the Healthdyne Meeting and a majority of the outstanding shares of Tokos Common Stock present or represented at the Tokos Meeting is required to approve and adopt the Newco Plans. As of the Record Date, 16,666,114 shares of Healthdyne Common Stock were issued and outstanding, of which approximately 11.5% were beneficially owned by directors, executive officers and affiliates of Healthdyne (excluding 164,540 shares which may be acquired by such persons upon exercise of options and other rights which are exercisable within 60 days of the Record Date). See "The Healthdyne
Meeting -- Vote Required."

THE TOKOS MEETING

     The Tokos Meeting will be held on Wednesday, March 6, 1996 at 10:00 a.m., local time, at Windsor/Embassy Suites Hotel, 1325 East Dyer Road, Santa Ana, CA.

     At the Tokos Meeting, including any adjournment thereof, the stockholders of Tokos will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement, a proposal to approve and adopt the Newco Plans and such other business as properly may come before the Tokos Meeting. The Merger Agreement provides that as of the effective time of the Merger, Tokos and Healthdyne will be merged with and into Newco. See "The Merger Agreement."

     The close of business on January 31, 1996, has been fixed as the Record Date for the determination of the stockholders of Tokos entitled to notice of and to vote at the Tokos Meeting. Holders of Tokos Common Stock are entitled to one vote for each share of Tokos Common Stock held by them. The holders of a majority of the outstanding shares of Tokos Common Stock, present either in person or by properly executed proxies, will constitute a quorum at the Tokos Meeting.

     The affirmative vote of the holders of a majority of the outstanding shares of Tokos Common Stock is required to approve and adopt the Merger Agreement and a vote in favor of the Merger shall constitute a stockholder's approval of the assumption by Newco of the Tokos Stock Option Plans. The affirmative vote of the holders of a majority of the outstanding shares of Healthdyne Common Stock present or represented at the Healthdyne Meeting and a majority of the outstanding shares of Tokos Common Stock present or represented at the Tokos Meeting is required to approve and adopt the Newco Plans. As of the Record Date, 17,579,202 shares of Tokos Common Stock were issued and outstanding, of which approximately 6.7 % were beneficially owned by directors, executive officers and affiliates of Tokos (excluding 630,454 shares which may be acquired by such persons upon exercise of options which are exercisable within 60 days of the Record Date). See "The Tokos Meeting -- Vote Required."

THE MERGER

     Conversion of Securities. Upon consummation of the transactions contemplated by the Merger Agreement, Tokos and Healthdyne will be merged with and into Newco and each share of Tokos Common Stock outstanding immediately prior to the consummation of the Merger, together with its associated common stock purchase right, will be converted into one share of Newco Common Stock (the "Tokos Exchange Ratio") and one associated Newco Stock Right, and each share of Healthdyne Common Stock outstanding immediately prior to the consummation of the Merger, together with its associated preferred stock purchase right, will be converted into one share of Newco Common Stock (the "Healthdyne Exchange Ratio" and together with the "Tokos Exchange Ratio," the "Exchange Ratio") and one associated Newco Stock Right (collectively, the "Merger Consideration"). See "The Merger
Agreement -- Conversion of Securities." The shares of Healthdyne Common Stock and Tokos Common Stock and their respective accompanying stock purchase rights to be converted in the Merger are sometimes referred to herein collectively as the "Shares" and the shares of Newco Common Stock and the associated Newco Stock Rights to be issued in the Merger are sometimes referred to herein collectively as "Newco Shares." Based upon the number of outstanding shares of Healthdyne Common Stock and Tokos Common Stock as of January 31, 1996, assuming that all outstanding options and warrants to purchase Healthdyne Common Stock and Tokos Common Stock are exercised, approximately 37,682,286 shares of Newco Common Stock would be outstanding upon consummation of the Merger, (a) of which approximately 18,115,309 shares, representing approximately 48% of the total, will be held by former Healthdyne shareholders and (b) of which approximately 19,566,977 shares, representing approximately 52% of the total, will be held by former Tokos stockholders.

     Treatment of Stock Options. At the "Effective Time" (as hereinafter defined), Newco shall assume (i) all options to purchase shares of Tokos Common Stock (the "Tokos Stock Options") outstanding under all stock option plans of Tokos ("Tokos Stock Option Plans") and (ii) all options to purchase shares of Healthdyne Common Stock (the "Healthdyne Stock Options" and collectively, with the Tokos Stock Options, the "Assumed Options") outstanding under all stock option plans of Healthdyne ("Healthdyne Stock Option Plans"). Each Assumed Option shall be exercisable for the number of Newco Shares equal to the number of Tokos or Healthdyne shares subject to such option prior to the Effective Time, at the exercise price per Newco share equal to the exercise price per share applicable to such Assumed Option immediately prior to the Effective Time (without taking into account any anti-dilution formula); provided, however, that in the case of any Assumed Option to which Section 421 of the Internal Revenue Code of 1986, as amended (the "Code"), applies by reason of its qualification under Section 422 of the Code, the conversion formula shall be adjusted, if necessary, to comply with Section 424(a) of the Code. Except as provided above, each Assumed Option shall continue to have and be subject to the same terms and conditions as were applicable to such option immediately prior to the Effective Time except that, in the case of Healthdyne, each such Assumed Option held by an optionee who continues his service with Healthdyne up to the Effective Time shall become immediately exercisable for all of the shares subject to such option and, in the case of Tokos, the repurchase rights in favor of Tokos with respect to each Assumed Option held by an optionee who continues his service with Tokos up to the Effective Time will not be transferred to Newco in the Merger. Assumed Options held by officers and directors of Healthdyne whose employment by Newco is terminated at or after the Effective Time shall continue to be exercisable for 12 months after the Effective Time (to the extent otherwise exercisable), rather than three months, after such termination of employment, unless the final expiration date of the Assumed Options would have occurred prior thereto without regard to early termination for any reason, in which case such Assumed Options shall continue to be exercisable only until the final expiration date. Assumed Options held by Tokos executive officers shall continue to be exercisable after the Effective Time (to the extent otherwise exercisable) until the final expiration date of such options.

     Approval and adoption of the Merger Agreement by Healthdyne and Tokos stockholders will constitute approval of the assumption by Newco of the Assumed Options outstanding under the Healthdyne Stock Option Plans and the Tokos Stock Option Plans.

     Recommendation of the Boards of Directors. The Healthdyne Board of Directors has unanimously approved the Merger Agreement and unanimously recommends a vote FOR approval and adoption of the Merger Agreement by the shareholders of Healthdyne. The Board of Directors of Tokos has approved the Merger Agreement and unanimously recommends a vote FOR approval and adoption of the Merger Agreement by the stockholders of Tokos. See "The
Merger -- Healthdyne's Reasons for the Merger" and "-- Tokos' Reasons for the Merger."

     The factors considered by the Healthdyne Board of Directors in making this determination included, among other things, (i) the outlook for continued pressure on reimbursement levels in the healthcare industry and the corresponding need to reduce operating costs; (ii) the opportunities for substantial operating efficiencies that should result from the Merger; (iii) the complementary geographic locations of Healthdyne and Tokos facilities throughout the United States; (iv) the enhanced position of Newco after the Merger to deal with uncertainties which may confront the industry due to healthcare reform; (v) the market capitalization of Newco, which will be considerably larger than Healthdyne's current market capitalization, and the possibility of improved access to the capital markets; (vi) the historical, current and projected financial condition and results of operations of Healthdyne and Tokos before and after giving effect to the Merger; (vii) the management and operational strengths of Healthdyne and Tokos; (viii) the strategic alternatives under development at Tokos; (ix) the Healthdyne Exchange Ratio after giving effect to the Tokos Exchange Ratio and recent trading prices of Healthdyne Common Stock and Tokos Common Stock: (x) the improved liquidity that possibly would be provided to Healthdyne's shareholders; (xi) the financial presentation and the opinion of Needham & Company, Inc. ("Needham") that the Healthdyne Exchange Ratio is fair to the Healthdyne shareholders from a financial point of view; and
(xii) the terms and conditions of the Merger Agreement and the fact that the Merger will be a tax-free reorganization for federal income tax purposes.

     The factors considered by the Tokos Board of Directors in approving the Merger included, among other things, (i) the financial and business prospects for Newco, including the opportunities for operating efficiencies that should result from the Merger; (ii) the current industry, economic and market conditions, including, without limitation, the Tokos Board's belief that, to effectively compete among healthcare service providers, Tokos must broaden the scope of services provided, improve its cost structure, and expand its resources, so that Tokos can enhance its ability to contract with and provide services to large managed care organizations; (iii) the complementary business lines of and geographic areas served by Tokos and Healthdyne; (iv) the present and anticipated environment in the obstetrical home healthcare industry and the strategic options available to Tokos; (v) the management and operational strengths of Tokos and Healthdyne and their respective knowledge of the obstetrical home healthcare industry; (vi) that the Board of Directors of Newco will consist of ten directors, five to be designated each by Tokos and Healthdyne, and that a Transition Committee will be established to specifically identify savings to be achieved by Newco within one year after the Effective Time; (vii) the terms and conditions of the Merger Agreement and that the Merger will qualify as a tax free reorganization for federal income tax purposes;
(viii) the presentations from and discussions with Tokos' management with respect to, and the analysis of Robertson, Stephens & Company, L.P. ("Robertson Stephens") of, the Merger; (ix) the opinion of Robertson Stephens that the Tokos Exchange Ratio, after giving effect to the Healthdyne Exchange Ratio in the Merger, is fair to the stockholders of Tokos from a financial point of view; and
(x) the opportunity for Tokos stockholders to participate in a larger company with greater financial resources and an improved financial outlook.

     For a more detailed discussion of the reasons considered by the Board of Directors of each of Healthdyne and Tokos in approving the Merger Agreement, see "The Merger -- Healthdyne's Reasons for the Merger" and "-- Tokos' Reasons for the Merger." See also "Risk Factors" for a discussion of factors which should be carefully considered by the stockholders of Healthdyne and Tokos in connection with evaluating and voting on the Merger Agreement and the transactions contemplated thereby.

     Opinions of Financial Advisors. Needham has acted as a financial advisor to Healthdyne in connection with the Merger. On October 2, 1995, Needham rendered to the Board of Directors of Healthdyne its written opinion, to the effect that, as of the date of such opinion and based upon and subject to certain matters as stated therein, the Healthdyne Exchange Ratio is fair to the shareholders of Healthdyne from a financial point of view. See "The
Merger -- Opinion of Healthdyne's Financial Advisor" and "The
Merger -- Interests of Certain Persons in the Merger -- Healthdyne's Financial Advisors." The full text of the written opinion of Needham dated October 2, 1995, which sets forth the assumptions made, matters considered and limitations on the review undertaken by Needham, is attached as Appendix B hereto. Healthdyne shareholders are urged to read the opinion carefully in its entirety.

     In arriving at its opinion, Needham, among other things: (i) reviewed the Merger Agreement; (ii) reviewed certain other documents related to the Merger;
(iii) reviewed certain publicly available information concerning Healthdyne and Tokos and certain other relevant financial and operating data of Healthdyne and Tokos made available from the internal records of Healthdyne and Tokos; (iv) visited

Healthdyne's and Tokos' facilities and held discussions with members of senior management of Healthdyne and Tokos concerning their current and future business prospects; (v) reviewed certain financial forecasts and projections prepared by Healthdyne's and Tokos' respective managements; (vi) reviewed the historical stock prices and trading volumes of the Healthdyne Common Stock and Tokos Common Stock; (vii) reviewed the financial terms of certain other business combinations that Needham deemed generally relevant; and (viii) performed and/or considered such other studies, analyses, inquiries and investigations as Needham deemed appropriate.

     Robertson Stephens has acted as a financial advisor to Tokos in connection with the Merger. On October 2, 1995, Robertson Stephens delivered to the Board of Directors of Tokos its written opinion, to the effect that, as of the date of such opinion and based upon and subject to certain matters as stated therein, the Tokos Exchange Ratio is fair, from a financial point of view, to the holders of Tokos Common Stock. See "The Merger -- Opinion of Tokos' Financial Advisor" and "The Merger -- Interests of Certain Persons in the Merger -- Tokos' Financial Advisor." The full text of the written opinion of Robertson Stephens dated October 2, 1995, which sets forth the assumptions made, matters considered and limitations on the review undertaken by Robertson Stephens, is attached as Appendix C hereto. Tokos stockholders are urged to read the opinion carefully in its entirety.

     In connection with the preparation of its opinion dated October 2, 1995, Robertson Stephens, among other things: (i) reviewed financial information on Tokos and Healthdyne furnished to Robertson Stephens by both companies, including certain internal financial analyses and forecasts prepared by the management of Tokos and Healthdyne; (ii) reviewed publicly available information; (iii) held discussions with the management of Tokos and Healthdyne concerning the businesses, past and current business operations, financial condition and future prospects of both companies, independently and combined, including certain information prepared by the management of Tokos and Healthdyne concerning potential cost savings and synergies that could result from the Merger; (iv) reviewed the Merger Agreement; (v) reviewed the stock price and trading histories of both companies; (vi) reviewed the exchange ratio implied by historical stock prices of the two companies; (vii) reviewed the contribution by each company to pro forma combined revenue, gross income, operating income, and selected balance sheet categories; (vii) reviewed the valuations of publicly traded companies which Robertson Stephens deemed comparable to Tokos and Healthdyne; (ix) compared the financial terms of the Merger with other transactions which Robertson Stephens deemed relevant; (x) analyzed the pro forma earnings per share of the combined company based on information provided by management of the two companies; and (xi) made such other studies and inquires, and reviewed such other data as Robertson Stephens deemed relevant.

     Closing and Effective Time of the Merger. The closing of the transactions contemplated by the Merger Agreement (the "Closing") shall take place on the day after the later to occur of (a) the date on which the later to occur of the Healthdyne Meeting or the Tokos Meeting is held and (b) the day on which all conditions set forth in the Merger Agreement are satisfied or waived, or such other date, time and place as Tokos and Healthdyne shall agree. As soon as practicable following the Closing, Newco will cause a Certificate of Merger to be filed with the Delaware Secretary of State and a Certificate of Merger to be filed with the Georgia Secretary of State. Such filings will be made substantially simultaneously with one another, and the Merger will become effective upon the later to occur of such filings. The date and time at which the later of such certificates is filed is referred to herein as the "Effective Time." The Effective Time is currently expected to occur on or shortly after March 8, 1996, subject to approval by the stockholders of Healthdyne and Tokos of the matters described herein and satisfaction or waiver of the conditions precedent to the Merger set forth in the Merger Agreement. See "The Merger Agreement -- Closing and Effective Time of the Merger" and "-- Conditions to the Merger."

     Conditions to the Merger. The obligations of Healthdyne and Tokos to consummate the Merger are subject to the satisfaction of certain conditions, including, among others, (i) obtaining requisite Healthdyne and Tokos stockholder approvals and requisite regulatory approvals, (ii) the absence of any injunction prohibiting consummation of the Merger, (iii) the absence of any material adverse change in the business, assets, revenues, expenses or financial condition of the other party, (iv) the receipt of certain legal opinions with respect to the tax consequences of the Merger, (v) the receipt of accountants' letters with respect to customary matters, (vi) Tokos' wholly-owned subsidiary, Tokos Medical Corporation, a California corporation, shall have been merged into Tokos and
(vii) at least 20 days prior to the Effective Time, the HIE Spinoff shall have been consummated. See "The Merger Agreement -- Conditions of the Merger."

     Termination of Merger Agreement; Effect of Failure to Close. As discussed above, the consummation of the Merger Agreement is subject to a number of conditions, which, if not fulfilled or waived, permit termination of the Merger Agreement. If the stockholders of either or both of Healthdyne or Tokos fail to approve the Merger, the Merger will not be consummated. The Merger Agreement is subject to termination by either Healthdyne or Tokos if the Merger is not consummated on or before May 1, 1996. In addition, the Merger Agreement may be terminated under certain other circumstances by either Healthdyne or Tokos, including circumstances under which one of the parties may be entitled to receive a termination fee and, in certain circumstances, reimbursement of expenses. See "The Merger Agreement -- Termination" and "-- Effect of Termination and Abandonment." In the event the Merger is not consummated for any reason, the respective businesses of Healthdyne and Tokos are expected to continue to operate independently in a manner substantially similar to their present modes of operation.

     Surrender of Healthdyne and Tokos Common Stock Certificates. After the Effective Time, holders of Healthdyne Common Stock and Tokos Common Stock will be furnished with a transmittal letter to be used to exchange their certificates for the certificates evidencing shares of Newco Common Stock. Stockholders should not return any stock certificates with the form of proxy accompanying this Joint Proxy Statement/Prospectus. See "The Merger Agreement -- Exchange of Certificates."

     Transition Committee. Pursuant to the Merger Agreement, Healthdyne and Tokos have established a transition committee (the "Transition Committee") of Newco. Glass & Associates, Inc. has been selected to serve as the consultant (the "Consultant") to Healthdyne, Tokos and the Transition Committee until the conclusion of the "Transition Period" (as defined below). Prior to the Effective Time, the Transition Committee is to deliver a business plan to the Boards of Directors of Healthdyne and Tokos that specifically identifies business strategies, goals and potential savings to be achieved by Newco in the one-year period following the Effective Time (the "Transition Period"). The Transition Committee will survive the Merger and will thereafter report directly to the Board of Directors of Newco at each regular or special meeting thereof for a period of nine months following October 2, 1995, unless extended or earlier terminated by the Newco Board of Directors.

     Management After the Merger. Following the consummation of the Merger, Newco's Board of Directors will be comprised of the following ten individuals:
Parker H. Petit, Carl E. Sanders, Jackie M. Ward, Morris S. Weeden, Frederick P. Zuspan, M.D., Robert F. Byrnes, Gene P. Guselli, Craig T. Davenport, Thomas W. Erickson and David L. Goldsmith. If any of Parker H. Petit, Carl E. Sanders, Jackie M. Ward, Morris S. Weeden and Frederick P. Zuspan, M.D. (collectively, together with any individual or individuals selected as a replacement director for any of them, the "Healthdyne Nominated Directors") is unable or unwilling to serve as a director of Newco, such individual or individuals will be replaced by an individual or individuals designated by the Healthdyne Board of Directors and, if any of Robert F. Byrnes, Gene P. Guselli, Craig T. Davenport, Thomas W. Erickson and David L. Goldsmith (collectively, together with any individual or individuals selected as a replacement director for any of them, the "Tokos Nominated Directors") is unable or unwilling to serve as a director of Newco such individual or individuals will be replaced by an individual or individuals designated by the Tokos Board of Directors. In addition, for a period of three years following the Effective Time and continuing through Newco's 1998 Annual Meeting of Stockholders, (i) any vacancy on Newco's Board of Directors arising among the Tokos Nominated Directors and any nominee selected to fill a director position occupied by a Tokos Nominated Director will be filled or selected by the remaining Tokos Nominated Directors and (ii) any vacancy on Newco's Board of Directors arising among the Healthdyne Nominated Directors and any nominee selected to fill a director position occupied by a Healthdyne Nominated Director will be filled or selected by the remaining Healthdyne Nominated Directors. Under the terms of the Merger Agreement, the Bylaws of Newco will be in the form of the Bylaws attached as Appendix E to this Joint Proxy Statement/Prospectus (the "Newco Bylaws"). As provided in the Newco Bylaws, the affirmative vote of a majority of all directors will be necessary to constitute the act of Newco's Board of Directors.

     Following the consummation of the Merger, the principal executive officers of Newco will be as follows: Parker H. Petit -- Chairman of the Board, Robert F. Byrnes -- President and Chief Executive Officer, Frank Powers -- Executive Vice President -- Provider Operations, Terry P. Bayer -- Executive Vice President -- Managed Care Operations, Donald R. Millard -- Senior Vice President and Chief Financial Officer and J. Brent Burkey -- Senior Vice President and General Counsel. See "The Merger Agreement -- Management After the Merger" and "Operation, Management and Business of Newco After the Merger."

     Corporate Headquarters. At the Effective Time, Newco will maintain its corporate headquarters in the corporate offices presently occupied by Healthdyne in Marietta, Georgia.

RISK FACTORS

     In considering whether to approve and adopt the Merger Agreement, Healthdyne shareholders and Tokos stockholders should carefully review and consider the information beginning on page 10 under the caption "Risk Factors," including, among others, risk factors relating to: uncertainties associated with integration of businesses; large percentage of assets comprised of goodwill; healthcare reform and budget legislation; possible limitations on reimbursements by third party payors; extensive regulation; dependence on relationships with third parties; and history of losses.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Due to the benefits received by certain affiliates of Healthdyne and Tokos in connection with the Merger, as described below, the interests of these affiliates may be different from the interests of other stockholders. Stockholders should consider such affiliates' interests in the Merger in connection with their recommendation of the Merger. For further details relating to the benefits summarized below, see "Risk Factors -- Potential Severance Liabilities," "The Merger -- Interests of Certain Persons in the Merger," "The Merger Agreement -- Covenants -- Conduct of Business Prior to the Effective Time," "The Merger -- Treatment of Stock Options and Convertible Securities" and "The Merger Agreement -- Indemnification and Insurance."

     Certain members of the Board of Directors of both Healthdyne and Tokos and the executive officers of both Healthdyne and Tokos may have interests in the Merger that are in addition to the interests of stockholders of Healthdyne and Tokos generally (including, without limitation, the eligibility for severance benefits, the continuation of their employment with Newco, the continuation and assumption by Newco of retirement benefit awards, the continuation of rights to indemnification and insurance against certain claims and the acceleration of the vesting of stock options). The Board of Directors of both Healthdyne and Tokos were aware of these interests and considered them, among other factors, in approving the Merger Agreement and the transactions contemplated thereby. Under the severance benefit agreements, in the unlikely event the employment of each of the individuals entitled to such arrangements were terminated following the Merger, Newco's aggregate liability as of January 1, 1996 to former Healthdyne and Tokos directors and executive officers would approximate $15.76 million. Moreover, under the retirement benefit award agreements, in the event each of the individuals entitled to such arrangements were so to request in accordance with the terms of those agreements, the aggregate amount that Newco would have been required to place in trust as of December 31, 1995 would approximate $3.152 million. See "The Merger -- Interests of Certain Persons in the Merger."

POTENTIAL ADVERSE CONSEQUENCES TO STOCKHOLDERS

     As described above, certain directors and executive officers of Healthdyne and Tokos may have interests in the Merger that are in addition to the interests of stockholders of Healthdyne and Tokos generally (including, without limitation, the eligibility for severance benefits, the continuation of their employment with Newco, the continuation and assumption by Newco of retirement benefit awards, the continuation of rights to indemnification and insurance against certain claims and the acceleration of the vesting of stock options). Severance payments and retirement benefit award payments, when and if paid, would reduce the working capital of Newco, while directly benefiting those directors and management receiving such severance payments and retirement benefit award payments. See "The Merger -- Interests of Certain Persons in the Merger."

     The Exchange Ratio was the result of negotiations between Tokos and Healthdyne and, at the time of negotiation, resulted in an implicit premium to Healthdyne shareholders and a discount for stockholders of Tokos. Because the Exchange Ratio is fixed and not tied to the market prices of the constituent companies' stock immediately prior to the consummation of the Merger, stockholders of Tokos and Healthdyne may receive implicit premiums or discounts based on the Exchange Ratio due to the relative trading prices for the respective companies' common stock on the date the Merger is consummated. See "Background of the Merger -- Determination of Exchange Ratio."

     Stockholders of Healthdyne and Tokos may also be adversely affected due to differences between the laws of the various states of incorporation (in the case of Healthdyne) and between the provisions of the Certificate of Incorporation (or Articles of Incorporation, as the case may be) and Bylaws of their respective companies and the Certificate of Incorporation and Bylaws of Newco, which govern their rights as stockholders. See "Comparative Rights of Stockholders."

COMPARATIVE RIGHTS OF STOCKHOLDERS

     As a result of the Merger, holders of Healthdyne Common Stock and holders of Tokos Common Stock will become stockholders of Newco, and the rights of all such former Healthdyne and Tokos stockholders will thereafter be governed by the Newco Certificate of Incorporation (the "Newco Certificate"), the Newco Bylaws and the DGCL. The rights of the holders of Healthdyne Common Stock are presently governed by the Articles of Incorporation of Healthdyne (the "Healthdyne Certificate"), the Bylaws of Healthdyne (the "Healthdyne Bylaws") and the GBCC. The rights of holders of Tokos Common Stock are presently governed by the Restated Certificate of Incorporation of Tokos (the "Tokos Certificate"), the Bylaws of Tokos (the "Tokos Bylaws") and the DGCL. Both the Newco Certificate and the Tokos Certificate provide for a classified board of directors; Healthdyne's board is not classified. In addition, Newco directors may be removed only for cause. Under both the Healthdyne and Tokos Certificates, directors may be removed by majority stockholder vote with or without cause. The Newco Bylaws provide that a special meeting of stockholders must be called upon the written request of holders of a majority of Newco's issued and outstanding capital stock. The Tokos certificate requires that such request be made by holders of 10% of the total voting power of all outstanding shares, and the Healthdyne Bylaws provide that such request be made by holders of 60% of Healthdyne's outstanding stock. For a period of three years from the Effective Date, certain provisions of the Newco Bylaws may be amended only by the affirmative vote of holders of at least a majority of the Newco Common Stock. Healthdyne's Bylaws may be amended by the directors or by holders of a majority of the outstanding stock entitled to vote. The Healthdyne Certificate provides that certain transactions (including mergers) must be approved by at least 75% of the votes entitled to be cast unless the transaction has been previously approved by three-fourths of the members of the board of directors. The Newco Certificate does not contain a similar provision. See "Comparative Rights of Stockholders" for a discussion of the material differences between the rights of Newco stockholders and Healthdyne and Tokos stockholders.

REGULATORY MATTERS

     Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Merger could not have been consummated until notifications and certain information had been furnished to the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") and specified waiting period requirements had been satisfied. Healthdyne and Tokos each filed a notification and report form under the HSR Act with the FTC and the Antitrust Division on October 3, 1995, and received notice of early termination of the required waiting period on November 2, 1995. No other material federal or state regulatory approvals must be obtained in order to consummate the Merger. See "The Merger -- Regulatory Approvals."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The Merger is intended to qualify as a reorganization within the meaning of
Section 368 of the Code. Healthdyne believes that no gain or loss will be recognized by Healthdyne or Healthdyne shareholders on the exchange of Healthdyne Common Stock for Newco Common Stock. Tokos believes that no gain or loss will be recognized by Tokos or Tokos stockholders on the exchange of Tokos Common Stock for Newco Common Stock. See "The Merger -- Certain Federal Income Tax Consequences" and "The Merger Agreement -- Conditions to the Merger."

DISSENTERS' RIGHTS

     Under the General Corporation Law of the State of Delaware (the "DGCL"), holders of Tokos Common Stock are not entitled to dissenters' rights in connection with the Merger. Under the Business Corporation Code of the State of Georgia (the "GBCC"), holders of Healthdyne Common Stock are not entitled to dissenters' rights in connection with the Merger.

RESALES OF NEWCO COMMON STOCK AND REGISTRATION RIGHTS

     The shares of Newco Common Stock to be issued pursuant to the Merger Agreement have been registered under the Securities Act, and therefore may be resold without restriction by persons who are not deemed to be "affiliates" (as such term is defined under the Securities Act) of Healthdyne, Tokos or Newco. Certain of such affiliates, however, have been granted registration rights with respect to the shares of Newco Common Stock to be received by them. See "The Merger -- Resale Restrictions and Registration Rights."

ACCOUNTING TREATMENT

     The Merger will be accounted for using the purchase method for accounting and financial reporting purposes.

CANCELLATION FEE

     The Merger Agreement may be terminated under certain circumstances by either Healthdyne or Tokos, including circumstances under which one of the parties may be entitled to receive a termination fee equal to $5.5 million and, in certain circumstances, reimbursement of expenses in the amount equal to $1.0 million. See "The Merger Agreement -- Termination" and "-- Effect of Termination and Abandonment."

NASDAQ STOCK MARKET

     Newco has applied to include the shares of Newco Common Stock to be issued in the Merger on the Nasdaq National Market under the symbol "MATR."

PROPOSAL TO APPROVE AND ADOPT THE NEWCO PLANS

     The Newco Board of Directors and Healthdyne and Tokos as stockholders of Newco have approved the Newco Plans, consisting of the Newco 1996 Stock Incentive Plan, the Newco 1996 Directors' Non-Qualified Stock Option Plan and the Newco 1996 Employee Stock Purchase Plan. The Boards of Directors of Healthdyne and Tokos have submitted the approval of the Newco Plans to the Healthdyne and Tokos stockholders, respectively. Approval of the Newco Plans by the requisite vote of Healthdyne and Tokos stockholders is not a condition to, and is not required for, consummation of the Merger.

                                  RISK FACTORS

     The following factors should be considered carefully by the stockholders of Healthdyne and Tokos in connection with voting upon the Merger Agreement.

UNCERTAINTIES ASSOCIATED WITH INTEGRATION OF BUSINESSES

     The Merger involves the integration of two companies that have previously operated independently. After the Merger, the plans are for Newco to consolidate the service centers and other facilities of Healthdyne and Tokos, based on a case-by-case review of the existing operations. In connection with the Merger, Newco expects to accrue as additional liabilities approximately $9.35 million at the time of the Merger and expense approximately $7.2 million as restructuring charges during the first quarter of operation relating to estimated severance costs to terminate employees, lease termination costs and other facilities-related exit costs arising from the closing of duplicate patient service centers, consolidation of the two corporate headquarters, computer and patient service equipment written off due to incompatibility, and other integration and transaction costs. See Notes (2) and (10) to the Notes to Pro Forma Consolidated Condensed Financial Information. In addition, transaction costs of approximately $3.765 million, consisting primarily of investment banking, legal, printing and other fees and expenses directly related to the approval and consummation of the Merger transaction, are expected to be incurred and have been included in the computation of the purchase price. The consolidation of the two companies after the Effective Date of the Merger will result in additional transition expenses in 1996, which are not presently estimable but which may be substantial. THE ABOVE AMOUNTS ARE PRELIMINARY ESTIMATES AND ARE SUBJECT TO CHANGE. In addition, there can be no assurance that Newco will not incur additional charges in subsequent quarters related to the Merger. Among the factors considered by the Boards of Directors of Healthdyne and Tokos in connection with their approval of the Merger Agreement were the opportunities for operating efficiencies that should result from the Merger. While Healthdyne and Tokos expect to achieve savings in operating costs as a result of the Merger, no assurance can be given that difficulties will not be encountered in integrating the operations of Tokos and Healthdyne or that the benefits and attendant cost savings expected from such integration will be realized. Any delays or unexpected costs incurred in connection with such integration could have a material adverse effect on the results of operations or financial condition of Newco after the Merger. See "The Merger." Furthermore, there can be no assurance that the operations, management and personnel of the two companies will be compatible or that Healthdyne or Tokos will not experience the loss of key personnel. The Board of Directors of Newco will consist of ten members. The Boards of Directors of Tokos and Healthdyne each will nominate five of the Board members and the affirmative vote of a majority of the ten directors will be required in order to take any Board action. See "The Merger
Agreement -- Management After the Merger" and "Operation, Management and Business of Newco After the Merger -- Management of Newco."

LARGE PERCENTAGE OF ASSETS COMPRISED OF GOODWILL

     Although, upon consummation of the Merger, Newco will have substantial assets reflected on its balance sheet, a large percentage of those assets will be intangible assets or goodwill (as opposed to tangible assets, such as cash, accounts receivable, inventory and equipment). At September 30, 1995, assuming consummation of the Merger on that date, Newco's total assets would have been approximately $265.8 million, of which approximately $144.0 million, or 54% of total assets, would have been goodwill. This large percentage of intangible assets may have a tendency to depress the price of Newco Common Stock after the Merger. In addition, the amortization or any future write down of such goodwill by Newco could have a material adverse effect on the results of operation of Newco after the Merger. See "Pro Forma Consolidated Condensed Financial Data."

HEALTHCARE REFORM AND FEDERAL BUDGET LEGISLATION

     Healthcare is an area of extensive and dynamic change. In recent years, an increasing number of legislative proposals have been introduced or proposed in Congress and in some state legislatures that would effect major changes in the healthcare system, either nationally or at the state level. Among the proposals under consideration are cost controls on healthcare providers, insurance market reforms to increase the availability of group health insurance to small businesses and requirements that all businesses offer health insurance coverage to their employees. The costs of certain proposals would be funded in part by reductions in payments by governmental programs, including Medicare and Medicaid, to healthcare providers. In addition, both public and private payors are increasing pressures to limit increases in healthcare costs. These changes could have a material adverse effect on the results of operations or financial condition of Newco after the Merger.

     In November 1995, the United States Senate and House of Representatives passed a budget reconciliation bill which would establish a framework for balancing the federal budget in seven years. While the President has vetoed the bill, the Administration has agreed to negotiations to achieve a balanced budget in this timeframe. Therefore, many of the budget reduction proposals in the reconciliation bill may become part of any final legislation.

     The bill passed by the Senate and House would result in a major restructuring of the current Medicaid program. Rather than operating as an entitlement program, the new "MediGrant" program would provide federal block grants to the states for medical assistance provided to low income individuals and families. While the states would be subject to certain federal requirements, states would also have broad flexibility to establish their coverage, eligibility and payment standards. Given the fixed federal funds that would be available to support state MediGrant programs, there would be no assurance that, if enacted, these provisions would not have a material adverse effect on the results of operations of companies, like Newco, which provide services to participants in these programs.

POSSIBLE LIMITATIONS ON REIMBURSEMENTS BY THIRD PARTY PAYORS

     Most of Healthdyne's and Tokos' revenues are attributable to payments received from third party payors such as private insurance companies, health maintenance organizations and government payors. Any significant reduction in third party reimbursement for the services to be offered by Newco could have a material adverse effect on the results of operations or financial condition of Newco after the Merger. In addition, managed care providers, which are a growing segment of private payors, are placing downward pressure on the prices that Healthdyne and Tokos can obtain for their services. The interrelated lowering of reimbursement rates, increasing medical review of bills for services and negotiating for reduced contract rates could have a material adverse effect on the results of operations or financial condition of Newco after the Merger.

EXTENSIVE REGULATION

     Participants in the healthcare industry, including providers of services such as those offered by Healthdyne and Tokos, are subject to extensive federal, state and local regulation relating to, among other things, licensure, conduct of operations and the addition of facilities and services, and there can be no assurance that future regulatory changes will not have a material adverse effect on the results of operations or financial condition of Healthdyne, Tokos or Newco after the Merger. As a provider of services to patients under various government programs, including certain state Medicaid programs, each of Tokos and Healthdyne is subject to the federal fraud and abuse laws. These laws prohibit any bribe, kickback, rebate or payment of other remuneration of any sort in return for the referral of Medicare or Medicaid patients, and the submission of false claims. Violations of these provisions may result in civil and criminal penalties and exclusion from participation in the Medicare and Medicaid programs.

     The broad language of the Anti-Kickback provisions of the fraud and abuse laws has been interpreted by the courts and governmental enforcement agencies in a manner which could impose liability on healthcare providers for engaging in a wide variety of business transactions. Limited "safe harbor" regulations exempt certain practices from enforcement action under the prohibitions. However, these safe harbors are only available to transactions which fall entirely within the narrowly defined guidelines.

     Recently, the federal government made a policy decision to increase significantly the resources allocated to enforcing the fraud and abuse laws. The Office of the Inspector General, in cooperation with other federal agencies, has announced its intention to scrutinize the activities of home health agencies, durable medical equipment suppliers and skilled nursing facilities in California, Florida, Illinois, New York and Texas, states in which both Healthdyne and Tokos have significant operations. Private insurers and various state enforcement agencies also have increased their scrutiny of healthcare claims in an effort to identify and prosecute fraudulent and abusive practices. Healthdyne and Tokos each maintain an internal regulatory compliance review program and from time to time retain special counsel to provide advice on compliance with such laws and regulations. However, no assurance can be given that the practices of Healthdyne or Tokos, if reviewed, would be found to be in compliance with such laws, as such laws ultimately may be interpreted.

     In 1993, Congress enacted the so-called "Stark Law," which imposes civil penalties and exclusions for referrals by physicians to certain entities with which they have a financial relationship (subject to specified exceptions). In addition, several states in which each of Tokos and Healthdyne operates have laws that prohibit certain direct or indirect payments or fee-splitting arrangements between healthcare providers, if such arrangements are designed to induce or encourage the referral of patients to a particular provider. Other states have enacted or are considering legislation that either prohibits "physician self-referral" arrangements or requires physicians to disclose any financial interests they may have with a healthcare provider that such physicians recommend to their patients. Possible sanctions for a violation of these restrictions include loss of licensure and civil and criminal penalties. Such statutes and proposed legislation vary from state to state and seldom have been interpreted by the courts or regulatory agencies. Strict enforcement of these regulations is likely. Healthdyne and Tokos each has certain financial relationships with physicians who may refer, or be in a position to refer, patients to Healthdyne and Tokos, respectively, for services. Although each of Healthdyne and Tokos believe that these financial relationships meet applicable exceptions permitting referrals by such physicians, if the laws are subsequently interpreted to prohibit these relationships, after the Merger, Newco may be required to further modify these arrangements or to discontinue accepting referrals from such physicians.

     The federal budget reconciliation legislation, which was vetoed by the President, would have established new fraud and abuse sanctions and penalties and would have made the Stark prohibitions on physician self-referrals less restrictive in certain respects. It is not clear whether similar legislation will become law or, if enacted, what impact such legislation would have on the services to be offered by Newco, but the elimination of certain self-referral restrictions could create additional competitive pressures on the operations of Newco.

     Tokos' and Healthdyne's obstetrical management services, which utilize their home uterine activity monitors, account for a substantial portion of their respective revenues. These monitors are classified as medical devices under the Federal Food, Drug and Cosmetic Act of 1976 and are subject to regulation by the FDA. While the devices are labeled only for certain indications, as part of the practice of medicine, physicians may and do prescribe the devices for indications for which the devices are not labeled, such as for use in detecting preterm labor in general. Management of Tokos and Healthdyne cannot quantify the portion of their businesses resulting from such "off-label use". Tokos and Healthdyne do not anticipate any change in the FDA's policies permitting physicians to prescribe the use of these devices for indications for which the devices are not labeled, but, if the FDA did change its policies to limit the use of such devices or otherwise require Newco to change the business practices currently carried on by Tokos and Healthdyne regarding the use of such devices, such actions could have a material adverse effect on the results of operations or financial condition of Newco after the Merger.

     In addition, some of the services that Tokos and Healthdyne offer involve the provision of drugs that are regulated by the FDA under the Food, Drug and Cosmetic Act. While these drugs are labeled for specific indications and cannot be promoted for any other indications, physicians may and do prescribe the drugs for indications that have not been approved by the FDA. For example, terbutaline is labeled for the treatment of asthma but is frequently prescribed by obstetricians as a tocolytic for the treatment of preterm labor. Although Tokos and Healthdyne do not promote the drug for this purpose, they do fill physician orders to dispense and administer the medication for preterm labor patients. In May 1993, the FDA Fertility and Maternal Health Drugs Advisory Committee met to discuss the safety and efficacy of terbutaline for tocolysis. The Committee recommended that the manufacturers of terbutaline apply for approval of the drug in the treatment of preterm labor. Any action by the FDA that limits the ability of Newco to offer a high risk pregnancy management service involving the administration of drugs for indications for which the drugs have not been labeled could have a material adverse effect on the results of operations or and financial condition of Newco after the Merger.

     Failure of Healthdyne or Tokos to comply with these regulations or laws could adversely affect Newco's ability after the Merger to continue to provide, or to receive reimbursement for, its products and services and could also subject Healthdyne and Tokos and their respective officers to penalties. Changes in these laws or interpretations of existing regulations or laws could have a material adverse effect on permissible activities of Newco after the Merger, the relative costs of doing business and the amount of reimbursement by government and other third party payors. In addition, laws and regulations often are adopted to regulate new products, services and industries. There can be no assurance that either the states or the federal government will not impose additional regulations upon Newco's activities which might adversely affect its results of operations or financial condition.

RECENT MEDICAL CONTROVERSIES

     In August 1992, an eight-member committee of the American College of Obstetricians and Gynecologists ("ACOG") published an opinion stating, among other things, that the use of home uterine activity monitoring devices has not been shown to prevent prematurity. While the committee opinion represented a more recent review of existing literature, there was essentially no change from its 1989 opinion regarding the independent benefit of home uterine activity monitoring. The ACOG committee opinion from time to time has received substantial business and medical press coverage. While Tokos and Healthdyne do not believe that either home uterine activity monitoring or any other diagnostic devices can in and of themselves improve therapeutic outcomes (e.g., a mammogram cannot prevent breast cancer), they do believe that monitoring can assist the physician in the early detection of preterm labor. There have been a number of studies regarding the use of home uterine activity monitoring devices. Each of Tokos and Healthdyne believes that the results of these studies have been, and will continue to be, reviewed by practicing physicians in determining whether to prescribe home uterine activity monitoring for their patients. However, no assurance can be given that physicians will continue to prescribe home uterine activity monitoring services.

COMPETITION

     The home healthcare services industry is highly competitive. While Tokos and Healthdyne are aware of only a few national companies that currently offer a broad line of home healthcare services specifically designed for the treatment and management of high risk obstetrical patients, there are a number of local and national companies that provide one or more of the services provided by Tokos and Healthdyne. In addition, no assurance can be given that other companies, particularly those in other segments of the home healthcare industry, will not enter Newco's market. Certain of Tokos' and Healthdyne's competitors and potential competitors have significantly greater financial, marketing and technical resources than those of Newco. There can be no assurance that Newco will not encounter increased competition in the future that could limit its ability to maintain or increase its market share. Such increased competition could have a material adverse effect on Newco's business, results of operations or financial condition of Newco after the Merger.

DEPENDENCE ON RELATIONSHIPS WITH THIRD PARTIES

     The profitability and growth of Newco's business depends on its ability to establish and maintain close working relationships with managed care organizations, private and governmental third-party payors, hospitals, physicians, physician groups, home health agencies and other institutional health providers, and large self-insured employers. Managed care plans have continued to consolidate to enhance their ability to influence the delivery of healthcare services and are increasingly contracting with providers of home care services which can offer "one stop shopping" for home care services. There can be no assurance that Healthdyne's or Tokos' existing relationships will be successfully maintained by Newco or that additional relationships will be successfully developed and maintained in existing or future markets. The loss of such existing relationships or the failure to continue to develop such relationships could have a material adverse effect on Newco's business, results of operations or financial condition. Managed care organizations and third-party payor entities are increasingly exercising greater control over, and insisting on lower prices for, the utilization of healthcare services and other clinical decisions that have traditionally been made exclusively by physicians. Both Tokos and Healthdyne have entered into a number of contractual agreements with managed care organizations and third-party payor entities under which they agree to perform services pursuant to specified conditions at negotiated rates. In general, approximately 70% to 85% of Tokos' and Healthdyne's net revenues in any period derived from entities with whom they have a contractual arrangement. To a more limited extent, Tokos and Healthdyne have also entered into risk sharing arrangements for the provision of their services including capitation. The experience of Healthdyne and Tokos to date with risk sharing arrangements has been limited, however, and Healthdyne and Tokos are unable to predict whether arrangements of this type may prove to be successful in the long term. There can be no assurance that the proportion of Newco's business attributable to contractual arrangements will continue to increase or that the risk sharing arrangements will be financially successful.

POTENTIAL LIABILITY

     Participants in the home healthcare market are subject to lawsuits alleging negligence, product liability or other similar legal theories, many of which involve large claims and significant defense costs. From time to time, Healthdyne and Tokos each are subject to such lawsuits as a result of the nature of their businesses. Although Healthdyne and Tokos currently maintain liability insurance intended to cover such claims, there can be no assurance that the coverage limits of such insurance policies will be adequate or that all such claims will be covered by the insurance. In addition, these insurance policies must be renewed annually. While Healthdyne and Tokos have been able to obtain liability insurance in the past, such insurance varies in cost, is difficult to obtain and may not be available in the future on terms acceptable to Newco, if at all. A successful claim in excess of the insurance coverage could have a material adverse effect on the results of operations or financial condition of Newco after the Merger. Claims, regardless of their merit or eventual outcome, also may have a material adverse effect on Newco's business and reputation.

HIE SPINOFF

     On October 20, 1995, the Board of Directors of Healthdyne approved a plan to distribute Healthdyne's 100% owned interest in Healthdyne Information Enterprises, Inc. ("HIE") to the shareholders of Healthdyne in a taxable distribution. The HIE Spinoff was effected November 6, 1995. On October 20, 1995, Healthdyne and HIE entered into a Distribution Agreement, which sets forth their rights and obligations in connection with the HIE Spinoff and also executed related Tax Indemnity and Tax Disaffiliation Agreements, a Corporate Services Agreement and a License Agreement. On November 7, 1995, the first day of trading, the HIE stock traded in the over-the-counter market at $1.25 per share, and Healthdyne intends to utilize that price as the fair market value of HIE's Common Stock in reporting the HIE Spinoff for federal income tax purposes. Based on that valuation, the HIE Spinoff would not result in any significant taxable gain to Healthdyne (or claim against HIE under the Tax Indemnity Agreement). However, HIE's Common Stock has subsequently closed at prices ranging from $1.375 to $2.313. If those or any other prices in excess of $1.25 per share were deemed to represent the fair value of HIE Common Stock on the date of the HIE Spinoff, Healthdyne could incur approximately $1.3 million of federal income tax liability for each $0.25 increase in the fair value of HIE's Common Stock. Healthdyne has net operating losses (NOLs) of approximately $9,800,000, which may cover any tax liability resulting from the HIE Spinoff. In the event Healthdyne does incur a federal income tax liability or is required to utilize NOLs to decrease or eliminate any monetary payment of a federal income tax liability as a result of the HIE Spinoff, HIE would be obligated under the Tax Indemnity Agreement to reimburse Healthdyne for such liability or utilization of NOLs, and HIE would have the option to pay such amounts in HIE Common Stock. Because the full value of any HIE Common Stock received by Healthdyne in satisfaction of HIE's indemnity obligation under the Tax Indemnity Agreement may not be realized upon the sale of such stock by Healthdyne, there is no absolute assurance that Healthdyne or Newco will not incur losses as a result of the HIE Spinoff.

PENDING LITIGATION

     In July 1995, Tokos reached a $10 million settlement with the plaintiffs in a class action securities suit entitled In re Tokos Medical Corporation Securities Litigation filed in the United States District Court for the Central District of California (the "Court"). The settlement resolved actions brought against Tokos and certain of its officers and directors on behalf of stockholders who purchased common stock of Tokos between March 26, 1990 and March 19, 1993. The plaintiffs alleged that Tokos made false and misleading statements about its business and results of operations in violation of federal securities laws and common law fraud and negligent misrepresentation standards. In the settlement, Tokos denied any wrongdoing or liability. The terms of the settlement must be approved by the Court before the settlement is effective. In addition, Tokos has the right to void the settlement if a certain percentage of the members of the class timely file requests for exclusion from the settlement class. No assurance can be given that the settlement will become effective. The failure of settlement could have a material adverse effect on the results of operations or financial condition of Newco after the Merger.

     A complaint was filed on February 1, 1995 by The Lindner Fund, Inc. in the Eastern District of Missouri against Healthdyne and its former subsidiary HNS alleging that The Lindner Fund would not have sold its investment in HNS on February 8, 1994 had Healthdyne and HNS disclosed the potential sale of HNS. Damages have been requested in the amount of $1,050,900, representing the aggregate difference between the price received upon the sale of such stock by The Lindner Fund and the $7.85 per share price paid by W.R. Grace & Co. on April 6, 1994 for HNS. Healthdyne has denied the allegations set forth in the complaint and is currently defending the matter vigorously.

     In addition to the foregoing, each of Healthdyne and Tokos is a party to various legal claims and actions incidental to its business, including professional and product liability claims. Each of Healthdyne and Tokos maintains insurance, including insurance covering professional and product liability claims, with customary deductible amounts. There can be no assurance, however, that (i) additional suits will not be filed against Newco in the future, (ii) Healthdyne's or Tokos' prior experience with respect to the disposition of its litigation accurately indicates the results that will occur in pending or future cases against Newco, or (iii) adequate insurance coverage will be available at acceptable prices for incidents arising in the future.

DEPENDENCE ON ADEZA FOR FETAL FIBRONECTIN

     In 1991, Tokos entered into a Marketing Agreement (the "Marketing Agreement") with Adeza Biomedical pursuant to which Tokos obtained the exclusive rights to market the fetal Fibronectin Immunoassay in the United States and Canada. On September 21, 1995, the Food and Drug Administration approved the pre-market approval application for this in vitro diagnostic device as an aid in assessing the risk of pre-term delivery within 7 to 14 days from the time of sample collection in women with symptoms of preterm labor. See "Description of Tokos -- Business of Tokos -- Introduction."

     Tokos and Adeza are currently engaged in discussions to effect modifications in the Marketing Agreement to resolve certain disagreements over the parties' respective obligations and to clarify ambiguities contained in the original document. Tokos has become aware during these discussions that Adeza is in need of additional capital to fund its operations. Adeza and Tokos have discussed a number of proposals that would resolve their outstanding contractual disagreements and address Adeza's working capital concerns, including the possibility of Tokos extending financing to Adeza in the form of a commitment by Tokos to make funds available above actual purchases of approximately $1 to $5 million over a two-year period. Adeza would repay Tokos with credits against future purchases, cash or equity in Adeza and would also grant Tokos certain additional rights. To date, the parties have not reached agreement on any of these proposals. Further, there can be no assurance that the negotiations currently underway will result in an agreement that satisfactorily resolves the outstanding issues between Tokos and Adeza, including Adeza's working capital concerns. Although Tokos has historically had a good working relationship with Adeza and is optimistic that the parties will ultimately reach an agreement, a failure to reach an agreement with Adeza could adversely affect the introduction of fetal Fibronectin into the marketplace, and delay the ability of Tokos, or Newco after the Merger, to derive revenues from sales of the product. If future fetal Fibronectin sales are slowed or stymied by a failure to reach an agreement with Adeza, and the shortfall in fetal Fibronectin revenues is not offset by increases in revenues from other products and services, then Tokos may not achieve the full amount of the assumed revenue growth in 1996 contained in the projections provided by Tokos management to the financial advisors for Tokos and Healthdyne in connection with the fairness opinions rendered by such advisors. See "The Merger -- Opinion of Healthdyne's Financial Advisor" and "-- Opinion of Tokos' Financial Advisor."

HISTORY OF LOSSES; NET LOSS CARRYOVERS

     Tokos had net losses for 1993 and 1994 and for the nine months ended September 30, 1995. Healthdyne also had net losses from continuing operations for 1993 and 1994, but had net income from continuing operations of $450,000 for the nine months ended September 30, 1995. There can be no assurance that Newco after the Merger will become or remain profitable in the future.

     As of December 31, 1994, Healthdyne had accumulated net operating loss carryovers for U.S. federal income tax purposes of approximately $9,800,000. Under Section 382 of the Code, certain ownership changes with respect to the stock of a corporation having unused net operating loss carryovers (a "loss corporation"), or with respect to the stock of its parent corporation, may result in annual limitations on utilization of such loss carryovers against future income of the loss corporation. Although the Section 382 limitations will apply to Healthdyne as a result of the Merger, Healthdyne believes that such limitations will not result in the loss of the utilization of its loss carryovers.

POTENTIAL SEVERANCE LIABILITIES

     Certain executive officers of Healthdyne and Tokos will become eligible for severance payments in the event that those officers are terminated or elect to terminate their employment with Newco after the Merger, and all of their currently unvested stock options will become vested upon consummation of the Merger. Under the severance benefit agreements, in the unlikely event the employment of each of the individuals entitled to such arrangements were terminated following the Merger, Newco's aggregate liability as of January 1, 1996 to former Healthdyne and Tokos directors and executive officers would approximate $15.76 million. Moreover, under the retirement benefit award agreements, in the event each of the individuals entitled to such arrangements were so to request in accordance with the terms of those agreements, the aggregate amount that Newco would have been required to place in trust as of December 31, 1995 would approximate $3.152 million. Severance payments and retirement benefit award payments, when and if paid, would reduce the working capital of Newco and adversely impact Newco's liquidity, while directly benefiting those directors and management receiving such severance payments and retirement benefit award payments, and could have a material adverse effect on the operating results or financial condition of Newco after the Merger. See "The Merger -- Interests of Certain Persons in the Merger."

CERTAIN ANTI-TAKEOVER PROVISIONS

     Certain provisions of the Certificate of Incorporation and Bylaws of Newco may make an unsolicited acquisition of control of Newco more difficult or expensive. In addition, Newco has a stockholders rights plan, which also may make an unsolicited acquisition of Newco more difficult or expensive. See "Operation, Management and Business of Newco After the Merger -- Description of Capital Stock of Newco" and "Comparative Rights of Stockholders."

DEPENDENCE ON KEY PERSONNEL

     After the Merger, Newco will be dependent on the continued services and management experience of its executive officers and other key employees. If such executive officers or other key employees were to leave and Newco was unable to obtain adequate replacements, Newco's operating results could be adversely affected. In addition, Newco's growth depends on its ability to attract, retain and motivate skilled employees, and on the ability of its officers and key employees to manage growth successfully. See "The Merger -- Interests of Certain Persons in the Merger" and "Operation, Management and Business of Newco After the Merger -- Management of Newco."

NO PRIOR MARKET FOR NEWCO COMMON STOCK

     Prior to the Merger, there will be no public market for the shares of Newco Common Stock. Although the shares of Newco Common Stock are expected to be traded on the Nasdaq National Market, there can be no assurance that a liquid trading market in such shares of Newco Common Stock will develop and no assurance as to the price at which the Newco Common Stock will trade after the Merger.

POSSIBLE VOLATILITY OF STOCK PRICES

     The market price of Newco Common Stock may be subject to significant fluctuations in response to variations in Newco's quarterly operating results, announcements of developments concerning Newco's or its competitors' businesses, failures to meet securities analysts' expectations, general trends in the market for home healthcare products and services and other factors. In addition, broad market fluctuations, as well as general economic or political conditions and agendas such as healthcare reform, may adversely affect the market price of Newco Common Stock, regardless of Newco's actual performance.

DIVIDEND POLICY

     Although Healthdyne has engaged in two transactions involving the distribution of the capital stock of certain of its subsidiaries to its shareholders, no cash dividends have ever been paid on the Healthdyne Common Stock or on the Tokos Common Stock. Healthdyne's and Tokos' present intention is that Newco will retain all earnings for working capital, capital expenditures, the repayment of outstanding indebtedness and general corporate purposes and Healthdyne and Tokos currently do not anticipate any additional spinoffs. Accordingly, Healthdyne and Tokos do not anticipate that Newco will pay any dividends on Newco Common Stock in the foreseeable future.

                         SELECTED FINANCIAL INFORMATION

     The following selected financial information for Tokos and Healthdyne is derived from, and should be read in conjunction with, the historical consolidated financial statements of Tokos and Healthdyne and the related notes thereto incorporated by reference in this Joint Proxy Statement/Prospectus. The financial information for the nine months ended September 30, 1995 is not necessarily indicative of the results that may be expected for the year ended December 31, 1995.

                           TOKOS MEDICAL CORPORATION

                                                                                              NINE MONTHS ENDED
                                                      YEAR ENDED DECEMBER 31,                   SEPTEMBER 30,
                                        ---------------------------------------------------   -----------------
                                         1990       1991       1992       1993       1994      1994      1995
                                        -------   --------   --------   --------   --------   -------   -------
                                                         (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                                      (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Net revenues..........................  $84,909   $125,147   $159,887   $120,837   $100,696   $76,651   $66,993
Operating expenses....................   78,848    107,040    131,377    117,647     99,014    73,858    66,292
Provision for doubtful accounts.......   10,979     13,288     17,056     13,656      7,042     6,106     4,020
Settlement of litigation..............       --         --         --         --         --        --     4,300
Restructuring, severance and other
  charges.............................       --         --         --     14,000         --        --     2,268
                                        -------   --------   --------   --------   --------   -------   -------
  Operating earnings (loss)...........   (4,918)     4,819     11,454    (24,466)    (5,360)   (3,313)   (9,887)
Interest income (expense), net........      (96)       134         39         39         51         8       370
                                        -------   --------   --------   --------   --------   -------   -------
Earnings (loss) before income taxes...   (5,014)     4,953     11,493    (24,427)    (5,309)   (3,305)   (9,517)
Income tax expense....................       --      2,505      5,030      1,956        550       125       150
                                        -------   --------   --------   --------   --------   -------   -------
Net earnings (loss)...................  $(5,014)  $  2,448   $  6,463   $(26,383)  $ (5,859)  $(3,430)  $(9,667)
                                        ========  =========  =========  =========  =========  ========  ========
Net earnings (loss) per common share
  and common share equivalent.........  $  (.33)  $    .14   $    .37   $  (1.53)  $   (.34)  $  (.20)  $  (.56)
                                        ========  =========  =========  =========  =========  ========  ========
Weighted average common shares and
  common share equivalents............   15,205     17,382     17,568     17,240     17,169    17,156    17,343
                                        ========  =========  =========  =========  =========  ========  ========

                                                             DECEMBER 31,                       SEPTEMBER 30,
                                            -----------------------------------------------   -----------------
                                             1990      1991      1992      1993      1994      1994      1995
                                            -------   -------   -------   -------   -------   -------   -------
BALANCE SHEET DATA:
Total assets..............................  $64,299   $86,964   $99,886   $69,959   $58,390   $58,981   $47,654
Long-term debt, less current portion......    8,091     5,035     5,182     3,348     2,593     1,937     2,367
Stockholders' equity......................   43,668    60,490    74,952    46,875    40,160    42,834    31,325

                         SELECTED FINANCIAL INFORMATION

                                HEALTHDYNE, INC.

                                                                                                           NINE MONTHS ENDED
                                                                     YEAR ENDED DECEMBER 31,                 SEPTEMBER 30,
                                                         -----------------------------------------------   -----------------
                                                         1990(A)   1991(A)   1992(A)   1993(A)   1994(A)   1994(A)    1995
                                                         -------   -------   -------   -------   -------   -------   -------
                                                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                                                     (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Net revenues...........................................  $25,864   $49,004   $69,269   $67,555   $66,407   $49,102   $51,935
Operating expenses.....................................   31,926    43,675    67,571    67,672    64,870    48,221    50,072
Provision for doubtful accounts........................    2,350     5,029     7,271     7,044     5,368     4,480     3,123
                                                         -------   -------   -------   -------   -------   -------   -------
Operating earnings (loss)..............................   (8,412)      300    (5,573)   (7,161)   (3,831)   (3,599)   (1,260)
Interest income (expense), net.........................    1,055      (187)     (609)   (1,187)      577       391     1,423
Other income (expense).................................    2,885    (2,954)   (2,049)   (2,094)     (732)     (568)     (576)
                                                         -------   -------   -------   -------   -------   -------   -------
Loss from continuing operations before income taxes....   (4,472)   (2,841)   (8,231)  (10,442)   (3,986)   (3,776)     (413)
Income tax benefit.....................................   (3,893)   (2,530)   (2,581)   (2,790)   (2,178)   (2,567)     (863)
                                                         -------   -------   -------   -------   -------   -------   -------
Earnings (loss) from continuing operations.............     (579)     (311)   (5,650)   (7,652)   (1,808)   (1,209)      450
Earnings (loss) from discontinued operations...........    8,619    10,808     2,153    16,274    17,977    18,046    (4,267)
                                                         -------   -------   -------   -------   -------   -------   -------
Net earnings (loss)....................................  $ 8,040   $10,497   $(3,497)  $ 8,622   $16,169   $16,837   $(3,817)
                                                         =======   =======   =======   =======   =======   =======   =======
Earnings (loss) per common share and common share
  equivalent from continuing operations................  $  (.04)  $  (.02)  $  (.36)  $  (.50)  $  (.12)  $  (.08)  $   .03
Net earnings (loss) per common share and common share
  equivalent...........................................  $   .50   $   .67   $  (.22)  $   .57   $  1.05   $  1.10   $  (.25)
                                                         =======   =======   =======   =======   =======   =======   =======
Weighted average common shares and common share
  equivalents..........................................   15,966    15,636    15,576    15,212    15,335    15,298    15,348
                                                         =======   =======   =======   =======   =======   =======   =======

                                                                       DECEMBER 31,                         SEPTEMBER 30,
                                                    ---------------------------------------------------   ------------------
                                                    1990(A)   1991(A)    1992(A)    1993(A)    1994(A)    1994(A)     1995
                                                    -------   --------   --------   --------   --------   --------   -------
BALANCE SHEET DATA:
Total assets......................................  $80,147   $100,722   $108,718   $110,011   $116,935   $111,123   $89,682
Long-term debt, less current portion..............      367      3,215     18,889     13,612      3,213      1,222     3,335
Shareholders' equity..............................   65,080     80,015     67,694     76,691     93,264     93,940    65,385

---------------

(a) Amounts have been reclassified to reflect discontinued operations.

                                     TOKOS

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the "Selected Financial Information" included elsewhere in this Joint Proxy
Statement/Prospectus.

GENERAL

     Tokos derives substantially all of its revenues from the services it provides assisting physicians with preterm labor management and specialized obstetrical home care services for their patients, and from its comprehensive maternal risk assessment and prenatal education services. The level of revenue which Tokos receives per patient is primarily a function of the intensity of services provided to each patient, the length of time the patient receives such services, and other factors and adjustments which relate to third party payors.

     During the past year, Tokos has made progress in its transition from a specialty obstetrical homecare provider to a broader maternal-newborn managed care organization with its introduction of the Matryx Health Partners division. Tokos' management believes that over the next several years, Tokos' revenues will be influenced to a greater degree by managed care entities, and less by physicians. The emphasis of Tokos' service offering has expanded to the entire maternal-newborn episode of care, with additional services offered including pre-conception screening and education; obstetrical case management; prenatal genetic testing and counseling; neonatal case management and postpartum clinical follow-up as part of early discharge services. Tokos hopes to enhance this evolution through partnership and strategic alliances.

RESULTS OF OPERATIONS

  For the Year Ended December 31, 1994

     Net revenues decreased 16.7% to $100.7 million in 1994 compared with $120.8 million in 1993. The decrease in net revenues primarily resulted from a decline in preterm labor management patient census and a shift in patient service mix. The decline in census (defined as the average number of patients receiving services on each day during the period) primarily resulted from reduced physician referrals and shorter average days on service per patient. Tokos believes physicians have been more conservative in their use of Tokos' preterm labor management services because of the lingering controversy surrounding the appropriate utilization of these services, concerns about healthcare reform, and the increasing role of managed care entities in clinical decision-making. The decrease in net revenues also resulted from a shift in Tokos' service mix to patients receiving less intensive preterm labor management services and other homecare services which generate less revenue per patient day than Tokos' higher intensive infusion therapies. The cause of the shift in service mix away from higher intensive services may also relate to the factors discussed above.

     Cost of patient services, as a percentage of net revenues, was 76.7% in 1994 compared with 76.5% in 1993. The cost of patient services decreased $15.2 million during 1994 in response to lower revenue levels; however, Tokos continues efforts to reduce costs to achieve a lower percentage of net revenues.

     General and administrative expenses increased as a percentage of net revenue to 20.0% in 1994 compared with 18.9% in 1993. General and administrative expenses decreased $2.7 million during 1994 in response to expense reductions due to the decline in net revenues; however, net revenues declined at a faster rate than expenses during 1994 and became a higher percentage of net revenues. Certain costs such as corporate facilities and essential administrative personnel, insurance and depreciation are relatively fixed by their nature and could not be reduced as quickly as revenue decreased.

     Tokos provides for estimated uncollectible accounts as revenues are recognized. The provision for doubtful accounts as a percentage of net revenues was reduced to 7.0% in 1994 compared with 11.3% in 1993. The percentage provision decreased in 1994 compared to 1993 primarily as a result of improved collections on revenues generated under contractual agreements and as a result of improved insurance clearance and billing processes. The percentages of net revenue generated under contractual arrangements were 67% in 1992, 80% in 1993 and 85% in 1994. The provision rate is adjusted periodically based upon Tokos' quarterly evaluation of historical collection experience, recoveries of amounts previously provided, industry reimbursement trends and other relevant factors. Therefore, the provision rate could vary on a quarterly basis.

     Research and development expenses were $1.6 million in 1994 compared with $2.4 million in 1993. This decrease primarily resulted from Tokos' decision to eliminate all equipment development activities, and reduce ongoing clinical research and systems development activities.

     As a result of Tokos' 1993 restructuring activities as discussed below, there was $6.1 million remaining in the accrual at December 31, 1993 to be substantially paid in 1994. During 1994, $5.5 million in restructuring charges were expended with a remaining accrual at December 31, 1994 of $600,000. The amounts expended include $3.3 million related to involuntary severance costs and $2.2 million related to costs associated with the consolidation of certain administrative functions and monitoring sites. Certain reclassifications of those amounts have been made within the restructuring categories from those previously reported, none of which are significant. The impact of restructuring activities implemented during 1993 resulted in reductions of operating costs of approximately $18.0 million in 1994 compared with 1993.

     Tokos incurred $550,000 of income tax expense in 1994 compared with $2.0 million in 1993. Income tax expense recorded in 1994 resulted from provisions for state franchise taxes and for potential settlement of the examination by the Internal Revenue Service ("IRS") for the 1991, 1990, and 1989 tax years. During 1994, Tokos recorded no federal and state income tax benefits. While the operating losses to date will be available to offset future taxable income, the recognition of such income tax benefits has been delayed pending Tokos' return to profitability.

  For the Year Ended December 31, 1993

     Net revenues decreased 24.4% to $120.8 million in 1993 compared with $159.9 million in 1992. The decrease in net revenues primarily resulted from a decrease in preterm labor management patient census and, to a lesser extent, price erosion. This decrease in census primarily resulted from reduced physician referrals and shorter average days on service per patient. The price erosion primarily resulted from an increasing proportion of net revenues being generated under contractual agreements with third-party payors, which usually results in less revenues per patient due to discounted prices. In 1993 80% of net revenues were generated under contractual obligations compared to 67% in 1992.

     Cost of patient services, as a percentage of net revenues, increased to 76.5% in 1993 compared with 61.8% in 1992. The increase in cost of patient services was due primarily to the expansion of Tokos' infrastructure during the last half of 1992 in anticipation of continued revenue growth, including the addition of facilities and homecare nurses in remote sites and an increase in field sales personnel. During 1993, Tokos reduced costs in response to lower revenue levels; however, costs became a greater percentage of net revenues as net revenues declined at a faster rate than costs during 1993.

     General and administrative expenses increased as a percentage of net revenues to 18.9% in 1993 compared with 16.4% in 1992. The decrease of $3.4 million in absolute dollars relates to the consolidation of redundant administrative expenses arising from the acquisition of CareLink Corporation during the second half of 1992, in addition to expense reductions during 1993 in response to the decline in net revenues; however, net revenues declined at a faster rate than expenses during 1993.

     The provision for doubtful accounts as a percentage of net revenues was 11.3% in 1993 compared with 10.7% in 1992. Tokos increased its provision for doubtful accounts due to uncertainties in the changing health care environment affecting Tokos' business.

     Research and development expenses were $2.4 million in 1993 compared with $3.3 million in 1992. This decrease primarily resulted from the consolidation of redundant research and development expenses arising from the acquisition of CareLink Corporation during the second half of 1992, as well as Tokos' strategic decision to eliminate equipment development activities, and to reduce its clinical research and system development activities.

     During the second and fourth quarters of 1993, the Tokos Board of Directors approved plans to restructure Tokos' operations in response to significant declines in revenue and the uncertainties surrounding the changing health care environments affecting Tokos' business. Tokos recorded restructuring charges totalling $14.0 million in 1993 related to those decisions to restructure its operations by, among other things, reducing the number of its monitoring centers, centralizing patient intake and claims administration, reducing in-house manufacturing and product development activities, and changing its strategy regarding support of certain patient service equipment and patient monitoring devices. The restructuring charges included $10.6 million in cash expenses, of which $5.7 million related to involuntary severance costs of more than 360 full and part-time employees, $3.5 million related to costs associated with the consolidation of certain administrative functions and 22 monitoring sites, as well as reduction of manufacturing activities, and $1.4 million related to other restructuring costs. Actual cash expenditures during 1993 totalled $4.5 million, with the remaining $6.1 million to be paid in 1994. In addition, Tokos recorded noncash allowances totalling $3.4 million relating to its strategic decision to reduce support for certain of its patient service equipment and monitoring devices. Tokos uses four different types of monitoring devices incidental to delivering its clinical services (i.e., TermGuard I, TermGuard II, Genesis and CareFone). The $3.4 million charge included a writedown of $1.2 million relating to TermGuard I devices and $2.2 million relating to certain Genesis devices, and was made as a result of the strategic decision of Tokos to adopt TermGuard II and CareFone as its principal hardware technology. Tokos believes that the remaining carrying amount of these devices will be recovered from future patient revenues. The impact of restructuring activities implemented during 1993 resulted in recurring cost savings in excess of $4.0 million per quarter in the second half of 1993.

     Tokos incurred $2.0 million of income tax expense in 1993 compared with $5.0 million in 1992. Income tax expense recorded in 1993 resulted from Tokos' decision to increase the valuation allowance related to deferred tax assets previously recorded. Tokos' 1992 income tax expense is greater than statutory rates due to losses incurred by CareLink Corporation prior to being acquired by Tokos. No income tax benefit related to these premerger losses of CareLink Corporation has been recorded. At December 31, 1993, Tokos had available for federal income tax purposes net operating loss carryforwards from its acquisition of CareLink Corporation of approximately $15.6 million. The use of this net operating loss carryforward in future years will be limited to approximately $2.3 million annually.

  For the Nine Months Ended September 30, 1995

     For the nine months ended September 30, 1995, Tokos had net revenues of $67.0 million and a net loss of $9.7 million ($.56 per share) compared with net revenues of $76.7 million and a net loss of $3.4 million ($.20 per share) for the same period of the preceding year.

     Of the $9.7 million loss for the nine months ended, September 30, 1995, $4.3 million ($.25 per share) resulted from a settlement with the plaintiffs in the class action securities suit entitled In re Tokos Medical Corporation Securities Litigation. The charge to income of $4.3 million during the quarter ended June 30, 1995 is in addition to an aggregate amount of $1.45 million which had been previously accrued in general and administrative expense. Tokos agreed to settle the securities class action lawsuit to avoid further dilution of corporate resources, including management time and focus, as well as to avoid further legal costs and uncertainties associated with taking the case to trial.

     Net revenues decreased $9.7 million, or 12.6%, for the first nine months of 1995 compared with the corresponding period of 1994. This decrease in net revenues primarily resulted from a decrease in preterm labor management patient census. The decrease in preterm labor management census resulted from reduced physician referrals and shorter average days on service per patient. Tokos believes physicians have been more conservative in their use of Tokos' preterm labor management services because of the lingering controversy surrounding the appropriate utilization of these services, concerns about healthcare reform, and the increasing role of managed care entities in clinical decision-making. Due to these changes which are occurring in the external market, Tokos has redirected its sales efforts in order to transition from a specialty homecare provider to a broader maternal-newborn managed care organization. The redirected sales efforts include more resources being focused on third party payor customers and initiatives and less on the physician-driven business. For example, as positions were vacated they were filled by individuals with more managed care experience. Other individuals were recruited to focus chiefly on leads for risk products, shared risk arrangements and multiproduct sales. Others were cross-trained and moved from a physician focus to managed care. Tokos management believes that Tokos has had some success as a result of these strategies; however, it is impractical to quantify the impact of these activities on future operations.

     Cost of patient services decreased $4.6 million to $53.1 million (79.3% of net revenues) for the first nine months of 1995 compared with $57.7 million (75.3% of net revenues) for the first nine months of 1994. This decrease in absolute dollars was achieved through further consolidation of service sites and other cost reduction activities in response to lower revenue levels.

     General and administrative expenses decreased $2.2 million to $12.7 million (19.0% of net revenues) for the first nine months of 1995 compared with $14.9 million (19.5% of net revenues) for the first nine months of 1994. The decrease in absolute dollars primarily relates to expense reductions implemented by Tokos due to the decline in its net revenues, in addition to a reduction in legal fees related to the settlement of the shareholder lawsuit.

     Tokos provides for estimated uncollectible accounts as revenues are recognized. The provision for doubtful accounts as a percentage of net revenues was 6.0% for the first nine months of 1995 compared with 8.0% for the corresponding period of 1994. The provision is adjusted periodically based upon Tokos' quarterly evaluation of historical collection experience, recoveries of amounts previously provided, industry reimbursement trends and other relevant factors. Therefore, the provision rate could vary on a quarterly basis.

     Research and development expenses were $423,000 for the nine months ended September 30, 1995 compared to $1,234,000 for the corresponding period of 1994. This decrease primarily resulted from Tokos' decision to eliminate equipment development activities, and to significantly reduce its clinical research and systems development activities.

     During 1995, as Tokos' revenues continued to decline, specific decisions were made and communicated by management related to cost reduction efforts in order to lower Tokos' break even point. The cost reduction plan consisted of reductions in Tokos' workforce of approximately 105 employees, comprised of personnel within information systems, reimbursement, administrative support and to a lesser extent clinical service, and termination of several facility leases. In connection with these cost reduction activities, Tokos incurred through September 30, 1995, $2.3 million in expenses, $100,000 of which constituted an accrual for future severance payments. The components of the $2.3 million in expenses include $1.8 million related to involuntary severance costs of affected employees, $228,000 related to the consolidation of facilities and $206,000 in other related costs. Tokos continues to review its operating activities and will take actions as deemed necessary in coming quarters in its efforts to regain profitability.

     Tokos recorded income tax expense of $150,000 (1.6% of pretax loss) related to state franchise taxes in the nine months ended September 30, 1995. Tokos recorded no federal and state income tax benefits in the first nine months of 1994 and 1995. While the operating loss in the third quarter will be available to offset future taxable income, the recognition of such income tax benefits has been deferred until Tokos returns to profitability.

LIQUIDITY AND CAPITAL RESOURCES

     Net cash provided by operating activities was $2.2 million for the first nine months of 1995, compared with $2.9 million for the first nine months of 1994. Operating cash flow decreased in the first nine months of 1995 compared with 1994 primarily due to the decline in Tokos' operating activities. The change in net accounts receivable for the first nine months of 1995 remained consistent with the first nine months of 1994 due to Tokos' improved historical collection percentages. Improved collections are evidenced by the fact that Tokos was able to reduce its provision for bad debts from 8.0% for the first nine months of 1994 to 6.0% for the first nine months of 1995 and reduced the accounts receivable days sales outstanding ("DSO") from 89 days at December 31, 1994 to 81 days at September 30, 1995. Tokos calculated DSO by dividing Tokos' net receivables at the end of each calendar quarter by the average daily revenue for the same calendar quarter. Tokos has purchased or is in the process of purchasing physician-owned companies for which Tokos provides management services. During the first nine months of 1995, Tokos purchased approximately 51% of these entities for an aggregate purchase price of $2.2 million consisting of cash of $166,000 and notes payable of $2.0 million. Over the last twelve months, Tokos has purchased approximately 94% of those entities for an aggregate purchase price of $4.5 million. Tokos expects to purchase the remaining entities during the remainder of 1995. The notes, issued in connection with these acquisitions, are an aggregate $3.7 million and have a balance outstanding of $2.7 million at September 30, 1995. The remaining balances are to be paid at various times over the next one to four years.

     Tokos has loaned its Chief Executive Officer an aggregate of $2.1 million which was due on December 31, 1995. The original due date of these notes was March 20, 1994. The Board of Directors has the discretion to further extend these notes beyond their due date; and in December 1995, extended the notes' due date until December 31, 1996.

     Accounts payable and accrued expenses decreased $2.6 million at September 30, 1995, compared with December 31, 1994, due primarily to the decline in Tokos' operating activities. In July 1995, Tokos reached a settlement with the plaintiffs in a class action securities suit. Tokos has accrued an aggregate liability, net of insurance proceeds, of $5.75 million for its portion of the settlement. Tokos has paid $750,000 cash, with the remaining $5.0 million payable in cash or by the issuance of common stock. Accrued restructuring charges totaled $628,000 at December 31, 1994, $447,000 of which was paid during the first nine months of 1995.

     Tokos made capital expenditures of approximately $1.6 million during the first nine months of 1995 primarily for the purchases of computer and general office equipment used in Tokos' corporate office and clinical sites of service. Such capital expenditures consisted of agreements to purchase equipment under capital lease obligations of $535,000 and cash purchases of $1.1 million. Capital spending for the remainder of 1995 is expected to approximate 1994 levels.

     Long-term debt decreased $2.9 million at September 30, 1995 compared with December 31, 1994 primarily due to payments of long-term debt exceeding additions which relate to the acquisition of the managed companies and capital expenditures financed through capital leases. In October 1994, Tokos entered into a $10.0 million revolving line of credit arrangement with a commercial lender which expires on November 30, 1996. There are currently no outstanding borrowings under this agreement. In 1991, Tokos acquired from Adeza Biomedical Corporation ("Adeza") the exclusive rights to market Adeza's fetal fibronectin immunoassay in the United States and Canada pursuant to a Marketing Agreement. Included in long-term debt at December 31, 1994 was $4.0 million representing the remaining Tokos payment obligations under the Marketing Agreement. In January 1995, Adeza received notification from the FDA that its pre-market approval ("PMA") application for fetal fibronectin immunoassay was accepted for filing. In the nine months ended September 30, 1995, Tokos paid Adeza $2.5 million of the remaining $4.0 million outstanding obligation included in the current portion of long-term debt. In October 1995, Adeza received final approval of its PMA application. Therefore, Tokos paid the remaining $1.5 million in October 1995. Tokos and Adeza are currently engaged in discussions to effect modification to their Marketing Agreement pursuant to which Tokos obtained the exclusive rights to market Adeza's fetal fibronectin immunoassay in the United States and Canada. Tokos has become aware during these discussions that Adeza is in need of additional working capital to fund its operations. Adeza and Tokos have discussed a number of proposals that would resolve their outstanding contractual disagreements and address Adeza's working capital concerns, including the possibility of Tokos extending financing to Adeza in the form of some guaranteed levels of prepurchases of fetal fibronectin product and related services by Tokos, supplemented with cash advances by Tokos. To date, the parties have not reached agreement on any of these proposals. Further, there can be no assurance that the negotiations currently underway will result in an agreement that satisfactorily resolves the outstanding issues between Tokos and Adeza, including Adeza's working capital concerns. If the parties ultimately reach a satisfactory agreement that results in Tokos, or Newco, providing some type of financial assistance to Adeza, the working capital that would otherwise be available to Tokos, or Newco after the Merger, would be adversely affected. Moreover, failure to reach an agreement with Adeza could have a material adverse effect on the ability of Tokos, and Newco after the Merger, to market fetal fibronectin and derive revenues from sales of the product.

     Tokos believes that its current cash balances and internally generated funds, along with amounts available under the line of credit will be sufficient to finance its current operations for at least the next twelve months. Due to the restructuring of the business and changes in the health care industry, Tokos does not have sufficient ability to forecast its liquidity beyond 12 months; however, there are no known matters which would preclude Tokos from financing its current operations beyond the next twelve months.

                                   HEALTHDYNE

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

     On April 6, 1994 Healthdyne sold its 68% ownership interest in Home Nutritional Services, Inc. ("HNS"); on May 22, 1995 Healthdyne distributed to its shareholders the 10 million shares of common stock (approximately 81% of the outstanding shares) of Healthdyne Technologies, Inc. ("Healthdyne Technologies") owned by Healthdyne in a tax-free distribution (the "Technologies Spinoff"); and on November 6, 1995 Healthdyne distributed to its shareholders its common stock of its wholly-owned subsidiary, Healthdyne Information Enterprises, Inc. ("HIE"), in a taxable distribution (the "HIE Spinoff"). The accounts of HNS, Healthdyne Technologies and HIE prior to sale or distribution have been reflected herein as discontinued operations.

     Following the HIE Spinoff, the sole remaining business of Healthdyne is Healthdyne Maternity Management ("HMM"), a wholly-owned division which provides home obstetrical care and related risk management services. On October 2, 1995, Healthdyne and Tokos entered into the Merger Agreement providing for the Merger, following which Newco will be a nationwide provider of pregnancy management services and high-risk home obstetrical care.

     Healthdyne's present operations and future prospects may be influenced by several factors, including developments in the healthcare industry, third-party reimbursement policies and practices, and changes in regulatory requirements or the manner in which such requirements are enforced with respect to approval and use of medical devices. As a result of the increasing cost of health care in the United States and overall efforts to reduce or control government and corporate spending, government and third-party payors are becoming increasingly focused on promoting cost-effective healthcare services, and payors, in particular, have become more involved in decisions regarding diagnosis and treatment to ensure that care is delivered in a cost-effective manner.

     Substantially all of Healthdyne's current revenues are derived directly from third-party payors for services rendered to patients by Healthdyne. The levels of profitability of all healthcare companies, including Healthdyne, could be adversely affected by the financial condition of certain governmental and private payors and by their continuing efforts to reduce healthcare costs by lowering reimbursement rates, increasing medical reviews of invoices for services and negotiating for reduced contract rates. Healthdyne has responded to these developments by attempting to emphasize cost-effective therapies and procedures, pre-qualifying insurance coverage prior to the delivery of services and educating third-party payors on the benefits of Healthdyne's home therapies. Although reductions in the reimbursement rates that Healthdyne receives for services rendered could have an adverse impact on Healthdyne, Healthdyne is hopeful that the overall cost-effective nature of treatment in the home (as compared to hospitalization), coupled with the potential benefits to be derived from prenatal care, will be recognized and encouraged by any new healthcare initiatives.

     Healthdyne's business also may be affected by changes in government regulation to which Healthdyne's products and services are subject or changes in the manner in which such regulations are enforced or medical devices are approved. In September 1995 the United States Food and Drug Administration ("FDA") approved the PreMarket Approval Application filed for Healthdyne's System 37(R) Uterine Activity Monitor utilized by HMM. The lack of FDA approval historically has adversely affected third-party reimbursement. The FDA approval of System 37(R) is expected to result in a higher level of acceptance of home uterine activity monitoring for reimbursement by some insurance carriers and state medicaid programs.

     The trend within the healthcare industry to deliver quality healthcare services in a more cost-effective manner has had, and is expected to continue to have, an impact on Healthdyne. Driven by employers and third-party payors, as well as by legislation and regulation, prices for services provided to patients, in general, are being reduced, cost-effective preventative health care is being stressed and vertically integrated networks of care providers (some of whom are accepting the insurance risk of providing care through capitation contracts with third-party payors) are being established. Healthdyne anticipates that this trend will continue and is attempting to focus its efforts on services, some of which are offered in conjunction with third-party payors, which it believes can benefit from this new environment. There can be no assurance, however, that either additional changes or presently unforeseen consequences from this trend may not develop.

     The following discussion of Healthdyne's financial condition and results of operations should be read in conjunction with Healthdyne's consolidated financial statements and related notes presented in Healthdyne's Annual Report on Form 10-K for the year ended December 31, 1994 as filed with the Securities and Exchange Commission (the "Commission").

OPERATING RESULTS

                                                                   1992(1)   1993(1)    1994(1)
                                                                   -------   --------   -------
                                                                      (AMOUNTS IN THOUSANDS)
Net revenue......................................................  $69,269   $ 67,555   $66,407
Cost of revenue..................................................   26,014     27,991    27,618
                                                                   -------   --------   -------
  Gross profit...................................................   43,255     39,564    38,789
Selling and administrative expenses..............................   37,111     38,795    36,698
Provision for doubtful accounts..................................    7,271      7,044     5,368
Restructuring expenses and other charges.........................    3,800         --        --
Research and development expenses................................      646        886       554
                                                                   -------   --------   -------
  Operating loss.................................................   (5,573)    (7,161)   (3,831)
Interest expense, net............................................     (609)    (1,187)      577
Other expense, net...............................................   (2,049)    (2,094)     (732)
                                                                   -------   --------   -------
Loss from continuing operations before income tax benefit........   (8,231)   (10,442)   (3,986)
Income tax benefit...............................................   (2,581)    (2,790)   (2,178)
                                                                   -------   --------   -------
Loss from continuing operations..................................   (5,650)    (7,652)   (1,808)
Earnings from discontinued operations............................    2,153     16,274    17,977
                                                                   -------   --------   -------
Net earnings (loss)..............................................  $(3,497)  $  8,622   $16,169
                                                                   =======   ========   =======

---------------

(1) Reflects HNS, Healthdyne Technologies and HIE as discontinued operations.

     In 1993, net revenues decreased by 2% from 1992. Although there was an approximate 20% increase in patient service days for patients receiving subcutaneous terbutaline therapy (HMM's most intensive and highest priced therapy), the increased revenues resulting from this increased volume were more than offset by pricing discounts on all therapies given primarily to managed care and other entities with whom HMM maintains a contractual relationship. The level of patient service days for other therapies remained relatively constant from 1992 to 1993.

     In 1994, net revenues decreased by 2% from 1993. Although the patient service days for subcutaneous terbutaline therapy patients continued to increase at a rate of approximately 8% and additional revenues were generated from the introduction of Healthdyne's new comprehensive pregnancy management program, these increases were offset by pricing discounts.

     Gross profit margins declined from 62% in 1992 to 58% in 1993 and 1994 primarily as a result of greater levels of price discounting. The increase in price discounting in 1993 and 1994 was primarily a result of the effort of governmental and private third-party payors to reduce healthcare costs by lowering reimbursement amounts. In late 1991 and 1992, in an effort to control rising healthcare costs, third-party payors and case management entities began to exert pressure on healthcare providers to accept lower prices for quality services. Healthdyne's discount levels stabilized in the second quarter of 1994 and have remained constant since that time. Healthdyne does not expect any significant increases in discount levels in the near future.

     Selling and administrative expenses, as a percentage of revenues, increased from 54% in 1992 to 57% in 1993 due in part to the decline in revenue as well as an increase in costs of corporate support staff which were necessary to support the three separate public entities Healthdyne had in 1993. Selling and administrative expenses, as a percentage of net revenues, declined to 55% in 1994 from 1993, due in part to a reduction of corporate support staff expenses following the sale of HNS, as well as cost reductions in HMM's branches.

     Healthdyne provides for doubtful accounts to cover that portion of billed revenues that is estimated to be uncollectible. This provision is adjusted periodically based upon Healthdyne's evaluation of historical collection experience, industry reimbursement trends and other relevant factors. As a percentage of revenues, the provision was 10.5% in 1992 and 1993, and 8% in 1994. This decrease was largely the result of improved collection experience by HMM primarily as a result of continuing efforts with third-party payors to reimburse for the services provided by HMM, an increased percentage of revenue generated from third-party payors with whom HMM maintains a contractual relationship and increased efficiencies within the HMM billing and collection department.

     In 1992, HMM incurred a restructuring charge for a realignment of the field organizational structure and a reserve for excess inventory. This inventory reserve was necessary because a modular system of the division's product line was introduced for use with all its patients, including patients with hypertensive disorders, gestational diabetes and preterm labor; therefore, the decision was made, as a part of the restructuring process, to discontinue production of the then-current hypertension monitor. This decision resulted in approximately $400,000 worth of inventory becoming excess.

     Net interest income increased significantly in 1994 over 1993 and 1992 due to the investment of Healthdyne's proceeds from the sale of HNS. Interest expense increased in 1993 from 1992 primarily as a result of higher average balances outstanding on Healthdyne's credit agreements.

     Healthdyne adopted Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes," which was issued in February 1992, for its 1991 financial statements and applied the provisions retroactively to January 1, 1987. Among the various requirements of this Statement is the presentation of the benefits of Healthdyne's operating loss carryforwards as a reduction of income tax expense.

     Healthdyne's overall income tax benefit for 1993 was lower than the statutory rate primarily due to the Company's inability to carryback a portion of the current year's net operating loss. In 1994 the income tax benefit exceeded the statutory rate primarily as a result of utilization of prior years' net operating losses and the receipt of non-taxable interest income.

  For the Nine Months Ended September 30, 1995

     Consolidated revenues from continuing operations increased 6% to $51.935 million in the nine months ended September 30, 1995, as compared to the same period in 1994. The increase was due primarily to increased patient service days.

     Healthdyne's gross profit margin remained constant at 59% in the nine month periods ended September 30, 1995 and 1994.

     Healthdyne's selling and administrative expenses remained relatively constant as a percentage of revenues, at 55% in the nine months, ended September 30, 1995 as compared to 56% in the same period in the prior year.

     Healthdyne provides for doubtful accounts to cover that portion of billed revenue that it estimates to be uncollectible. This provision is adjusted periodically based upon Healthdyne's evaluation of historical collection experience, industry reimbursement trends and other relevant factors. Due to significantly improved collection experience at HMM beginning in late 1994 and continuing to date, the provision was decreased from 9% of revenues in the nine months ended September 30, 1994, to 6% of revenues in 1995.

     For the nine months ended September 30, 1995, the effective income tax benefit was greater than the statutory rate because of the utilization of Healthdyne's operating tax losses and receipt of non-taxable interest income.

LIQUIDITY AND CAPITAL RESOURCES

     As of September 30, 1995, Healthdyne had cash and short-term investments of $29.95 million. Working capital as of that date was $52.032 million and the current ratio was 4.2 to 1.

     Net cash used in operating activities was $31.143 million for the nine months ended September 30, 1994 compared to net cash used in operating activities of $7.989 million for the nine months ended September 30, 1995. This decrease was due to the purchase in 1994 of short-term investments with the proceeds from the sale of HNS. Net cash provided by investing activities was $53.835 million for the nine months ended September 30, 1994 compared to net cash used in investing activities of $11.466 million for the nine months ended September 30, 1995. This decrease was due primarily to the $61.230 million proceeds from the sale of HNS included in the 1994 cash flow.

     It is not expected that the Technologies Spinoff will have a material effect on Healthdyne's liquidity or available cash flow. Since the initial public offering of Healthdyne Technologies in 1993, Healthdyne has neither provided significant funding to, nor obtained significant funding from, Healthdyne Technologies. Since such date, including the nine months ended September 30, 1995, Healthdyne Technologies has purchased certain services from Healthdyne at a price which approximates the cost of such services and HMM has purchased certain equipment from Healthdyne Technologies at 33% above manufacturing cost. These arrangements will continue for a period of time after the Technologies Spinoff although the services required to be provided to Healthdyne Technologies and the payments thereunder are expected to be reduced. Healthdyne remains contingently liable for claims that have arisen or may arise from the operation of Technologies' business as a division of Healthdyne prior to Technologies' initial public offering of common stock in 1993 (such as product liability claims), although Technologies has indemnified Healthdyne against and carries insurance for any such claims. Healthdyne Technologies and Healthdyne were also parties to a Tax Sharing Agreement pursuant to which Healthdyne Technologies paid Healthdyne $2.869 million in the year 1994 and $1.423 million in 1995, for the utilization of Healthdyne's tax operating losses. After the Technologies Spinoff, the earnings of Healthdyne Technologies will not be included in Healthdyne's consolidated income tax return and, thus, Healthdyne Technologies cannot utilize Healthdyne's tax operating losses and no further payments will be received by Healthdyne under this agreement. Healthdyne anticipates that its existing cash and short-term investments, coupled with its ability to retain its tax operating loss carryforward to offset taxes otherwise payable by Healthdyne in future periods, will be sufficient to meet its scheduled obligations.

     It is not expected that the HIE Spinoff will have a material effect on Healthdyne's liquidity or available cash flow. Upon completion of the HIE Spinoff, Healthdyne has no further obligation to provide funding for HIE. HIE has, since its inception, purchased certain services from Healthdyne at a price which approximates cost of such services. These arrangements will continue for a period of time after the HIE Spinoff. Although not anticipated, Healthdyne could incur income tax liability in connection with the HIE Spinoff in the event that the fair value of shares of HIE distributed to Healthdyne shareholders is determined to exceed Healthdyne's tax basis therein. HIE has agreed to indemnify Healthdyne against any such tax liability. See "Risk Factors -- HIE Spinoff."

     As of September 30, 1995, Healthdyne had no material commitments for capital expenditures. However, Healthdyne and Tokos will incur substantial costs in connection with the Merger. These costs include (i) restructuring costs to be incurred by Tokos of approximately $7.2 million consisting of $3.5 million relating to severance costs of terminated employees, $2.2 million of lease termination costs for duplicate facilities, $1.0 million for write-off of computer equipment due to software incompatibility and $0.5 million for other Merger-related expenses; (ii) additional liabilities to be incurred by Healthdyne as a result of the Merger of approximately $9.35 million consisting of $9.15 million relating to severance costs of terminated employees, and $0.2 million for patient service centers specifically identified to be closed; and
(iii) transaction costs of approximately $3.765 million, consisting of $2.275 million for investment banking fees, $1.0 million for legal and accounting fees and $0.49 million for other costs such as document printing and mailing and filing fees. It is anticipated that existing funds and expected cash flows from operating and investing activities will enable Healthdyne to make investments in its remaining business and to meet its scheduled obligations.

RECENT ACCOUNTING PRONOUNCEMENTS

     In 1994, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 119 ("SFAS 119"), "Disclosure About Derivative Financial Instruments and Fair Value of Financial Instruments". Had SFAS 119 been implemented by Healthdyne as of September 30, 1995, there would have been no material effect on the consolidated condensed financial statements.

                                     NEWCO

             PRO FORMA CONSOLIDATED CONDENSED FINANCIAL INFORMATION
                                  (UNAUDITED)

     The following pro forma financial information and explanatory notes are presented to reflect the Merger. The Merger of Tokos and Healthdyne will be accounted for in accordance with the purchase method of accounting. Under the Merger Agreement, each share of Tokos Common Stock and Healthdyne Common Stock outstanding immediately prior to consummation of the Merger will be exchanged for one share of Newco Common Stock. Based upon the outstanding shares of the respective companies as of December 31, 1995, Tokos shareholders will receive approximately 53% of the combined Newco shares. Since Tokos' shareholders will receive the larger percentage of Newco shares and since there is no other evidence that clearly indicates that Healthdyne would be the acquiror, for accounting purposes Tokos has been deemed to be the acquiror of Healthdyne. The Pro Forma Condensed Balance Sheet as of September 30, 1995 assumes the Merger occurred on September 30, 1995. The Pro Forma Statement Of Earnings (Loss) for the year ended December 31, 1994 and the nine months ended September 30, 1995 assumes the Merger was consummated on January 1, 1994.

     The pro forma adjustments are based upon currently available information and upon certain assumptions that management of Tokos and Healthdyne believes are reasonable. The Merger will be recorded based upon the estimated fair market value of Healthdyne's net assets at date of acquisition. The adjustments included in the pro forma financial information presented herein are management's preliminary determination of these adjustments based upon available information. The actual adjustments which will be based on an evaluation of assets, liabilities and circumstances at the Merger date, are not expected to differ significantly from the pro forma adjustments.

     The pro forma consolidated condensed financial statements are not necessarily indicative of either future results of operations or results that might have been achieved if the Merger actually had been consummated as of the indicated dates. The pro forma financial statements should be read in conjunction with the historical financial statements of Tokos and Healthdyne together with related notes thereto included in this Joint Proxy
Statement/Prospectus.

                                     NEWCO

         PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF EARNINGS (LOSS)

                                                               YEAR ENDED DECEMBER 31, 1994
                                                   ----------------------------------------------------
                                                   HISTORICAL   HISTORICAL    PRO FORMA         NEWCO
                                                     TOKOS      HEALTHDYNE   ADJUSTMENTS      PRO FORMA
                                                   ----------   ----------   -----------      ---------
                                                         (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                                                       (UNAUDITED)
Revenues.........................................   $ 100,696    $ 66,407     $      --       $ 167,103
Cost of revenues.................................      77,240      27,618       (34,620)(12)     70,238
                                                   ----------   ----------   -----------      ---------
  Gross profit...................................      23,456      38,789        34,620          96,865
Selling and administrative expenses..............      19,807      36,556        34,620(12)      90,983
Provision for doubtful accounts..................       7,042       5,368            --          12,410
Research and development expenses................       1,617         554            --           2,171
Amortization of intangibles......................         350         142        28,735(3)       31,894
                                                           --          --         1,667(4)           --
                                                           --          --         1,000(5)           --
                                                   ----------   ----------   -----------      ---------
Operating loss...................................      (5,360)     (3,831)      (31,402)        (40,593)
Interest income, net.............................          51         577            --             628
Other income expense, net........................          --        (732)           --            (732)
                                                   ----------   ----------   -----------      ---------
  Loss from continuing operations before income
     tax expense (benefit).......................      (5,309)     (3,986)      (31,402)        (40,697)
Income tax expense (benefit).....................         550      (2,178)           --          (1,628)
                                                   ----------   ----------   -----------      ---------
  Loss from continuing operations................   $  (5,859)   $ (1,808)    $ (31,402)      $ (39,069)
                                                     ========    ========     =========        ========
Loss per common share and common share equivalent
  from continuing operations.....................   $    (.34)   $   (.12)                    $   (1.16)
                                                     ========    ========                      ========
Weighted average number of common shares and
  common share equivalents.......................      17,169      15,335         1,262(11)      33,766
                                                     ========    ========     =========        ========

                                     NEWCO

         PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF EARNINGS (LOSS)

                                                           NINE MONTHS ENDED SEPTEMBER 30, 1995
                                                   ----------------------------------------------------
                                                   HISTORICAL   HISTORICAL    PRO FORMA         NEWCO
                                                     TOKOS      HEALTHDYNE   ADJUSTMENTS      PRO FORMA
                                                   ----------   ----------   -----------      ---------
                                                         (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                                                       (UNAUDITED)
Revenues.........................................   $  66,993    $ 51,935     $      --       $ 118,928
Cost of revenues.................................      53,130      21,280       (24,930)(12)     49,480
                                                   ----------   ----------   -----------      ---------
  Gross profit...................................      13,863      30,655        24,930          69,448
Selling and administrative expenses..............      11,879      28,396        24,930(12)      65,205
Provision for doubtful accounts..................       4,020       3,123            --           7,143
Research and development expenses................         423         243            --             666
Amortization of intangibles......................         860         153        21,501(3)       24,514
                                                                                  1,250(4)           --
                                                           --          --           750(5)           --
Settlement of litigation.........................       4,300          --            --           4,300
Severance and other expenses.....................       2,268          --            --           2,268
                                                   ----------   ----------   -----------      ---------
Operating loss...................................      (9,887)     (1,260)      (23,501)        (34,648)
Interest income, net.............................         370       1,423            --           1,793
Other expense, net...............................          --        (576)           --            (576)
                                                   ----------   ----------   -----------      ---------
  Loss from continuing operations before income
     tax expense (benefit).......................      (9,517)       (413)      (23,501)        (33,431)
Income tax expense (benefit).....................         150        (863)           --            (713)
                                                   ----------   ----------   -----------      ---------
  Earnings (loss) from continuing operations.....   $  (9,667)   $    450     $ (23,501)      $ (32,718)
                                                     ========    ========     =========        ========
Earnings (loss) per common share and common share
  equivalent from continuing operations..........   $    (.56)   $    .03                     $    (.96)
                                                     ========    ========                      ========
Weighted average number of common shares and
  common share equivalents.......................      17,343      15,348         1,249(11)      33,940
                                                     ========    ========     =========        ========

                                     NEWCO

                 PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET

                                                                  SEPTEMBER 30, 1995
                                   ---------------------------------------------------------------------------------
                                                              PRO FORMA                    PRO FORMA
                                   HISTORICAL   HISTORICAL   ADJUSTMENTS     PRO FORMA    ADJUSTMENTS      PRO FORMA
                                     TOKOS      HEALTHDYNE   HEALTHDYNE      HEALTHDYNE     MERGER           NEWCO
                                   ----------   ----------   -----------     ----------   -----------      ---------
                                                                    (IN THOUSANDS)
                                                                      (UNAUDITED)
                                                       ASSETS
Current Assets:
  Cash and short-term
    investments..................   $  9,234     $ 29,950     $      --       $ 29,950     $      --       $ 39,184
  Trade accounts receivable,
    net..........................     18,590       12,767            --         12,767            --         31,357
  Inventories....................      1,386        1,015            --          1,015            --          2,401
  Deferred income taxes..........         --        1,100            --          1,100        (1,100)(6)         --
  Prepaid expenses and other
    current
    assets.......................        430        5,740            --          5,740            --          6,170
  Net assets of discontinued
    operations...................         --       17,809       (17,809)(1)         --            --             --
                                   ----------   ----------   -----------     ----------   -----------      ---------
         Total current assets....     29,640       68,381       (17,809)        50,572        (1,100)        79,112
Property and equipment, net......      8,355       12,916            --         12,916            --         21,271
Goodwill and other intangibles,
  net............................      4,712        5,004            --          5,004       152,383(2)     157,095
                                          --           --            --             --        (5,004)(7)         --
Other assets.....................      4,947        3,381            --          3,381            --          8,328
                                   ----------   ----------   -----------     ----------   -----------      ---------
                                    $ 47,654     $ 89,682     $ (17,809)      $ 71,873     $ 146,279       $265,806
                                   =========    ==========   ===========     ==========   ===========      ==========
                                        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current installments of
    long-term debt and
    obligations under capital
    leases.......................   $  3,811     $  1,082     $      --       $  1,082     $      --       $  4,893
  Accounts payable, principally
    trade........................      1,330        1,826            --          1,826            --          3,156
  Other current liabilities......      8,821       13,441            --         13,441         9,350(2)
                                          --           --            --             --         7,200(10)     38,812
                                   ----------   ----------   -----------     ----------   -----------      ---------
         Total current
           liabilities...........     13,962       16,349            --         16,349        16,550         46,861
  Long-term debt and obligations
    under capital leases,
    excluding current
    installments.................      2,367        3,335            --          3,335            --          5,702
  Other long-term liabilities....         --        4,043            --          4,043        (1,100)(6)      2,943
                                   ----------   ----------   -----------     ----------   -----------      ---------
         Total liabilities.......     16,329       23,727            --         23,727        15,450         55,506
  Minority interest..............         --          570            --            570            --            570
  Stockholders' equity:
    Common stock.................         17          156            --            156          (156)(2)        342
                                                                                                 325(2)
    Additional paid-in capital...     87,194       86,994       (17,809)(1)     69,185       (69,185)(2)    271,902
                                                                                             185,280(2)
                                                                                                (572)(8)
    Notes and interest receivable
      from officers and
      directors..................     (3,506)          --            --             --            --         (3,506)
    Accumulated deficit..........    (51,808)     (21,765)           --        (21,765)       21,765(2)     (59,008)
                                          --           --            --             --        (7,200)(10)        --
                                   ----------   ----------   -----------     ----------   -----------      ---------
                                      31,897       65,385       (17,809)        47,576       130,257        209,730
    Treasury stock...............       (572)          --            --             --           572(8)          --
                                   ----------   ----------   -----------     ----------   -----------      ---------
         Total stockholders'
           equity................     31,325       65,385       (17,809)        47,576       130,829        209,730
                                   ----------   ----------   -----------     ----------   -----------      ---------
                                    $ 47,654     $ 89,682     $ (17,809)      $ 71,873     $ 146,279       $265,806
                                   =========    ==========   ===========     ==========   ===========      ==========

                                     NEWCO

        NOTES TO PRO FORMA CONSOLIDATED CONDENSED FINANCIAL INFORMATION
           (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

     (1) Reflects the spin-off of HIE by Healthdyne

     (2) Reflects the purchase of Healthdyne by Tokos, the resulting excess purchase price over the estimated fair value of net tangible assets acquired in the Merger, and the elimination of common stock and additional paid in capital less accumulated deficit of Healthdyne. The actual purchase price will be based upon the number of Healthdyne shares (including options to purchase shares of Healthdyne Common Stock) outstanding on the date the Merger is consummated. It is not expected that the actual number of Healthdyne shares (including options) outstanding on the date of the Merger will be materially different from the number of shares reflected as outstanding in the pro forma financial statements. For the pro forma adjustments, the purchase price has been based upon the number of Healthdyne shares outstanding as of December 31, 1995. The pro forma purchase price is and the actual purchase price will be based upon the average trading value of Tokos common stock for two trading days immediately prior to and two trading days immediately after the announcement date of the Merger, October 3, 1995. The fair value of the net tangible assets of Healthdyne includes $9,350 of additional accrued liabilities for estimated severance payments and other obligations resulting from the Merger. Included in this amount is $1,350 related to severance for approximately one hundred twenty-five Healthdyne non-executive employees that will be involuntarily terminated as a result of the Merger, $7,800 of payments expected as a result of the Merger under executive severance agreements and $200 facilities costs for patient service centers specifically identified to be closed. The employees to be terminated are primarily personnel in sales and field administration positions located in various geographic regions throughout the country. The employees will be notified of termination on or shortly after consummation of the Merger. The type and amount of benefits and a plan of termination has been established. All known issues have been resolved, but changes (such as increases in the number of terminated executives or employees) or new issues could increase such costs. If the ultimate amount of costs incurred is less than the amount recorded as a liability at consummation date the purchase price will be reduced accordingly. If the ultimate amount of costs exceeds the amount recorded as a liability and this adjustment is determined within one year of the consummation date, the purchase price will be increased, thereafter, any costs exceeding the amount recorded as a liability will be recorded as an expense in the period in which the adjustment is determined.

     An analysis of the purchase price is as follows:

    Healthdyne shares outstanding at December 31, 1995........................    16,596
    Tokos value per share.....................................................  $  10.31
                                                                                --------
    Value of outstanding stock................................................  $171,105
    Value of Healthdyne stock options, net of proceeds from exercise..........    10,735
    Transaction costs.........................................................     3,765
                                                                                --------
    Purchase price of Healthdyne..............................................   185,605
    Less -- estimated fair value of net tangible assets acquired..............    33,222
                                                                                --------
    Excess purchase price.....................................................  $152,383
                                                                                ========

     The fair value of the net tangible assets was determined as follows:

     - Cash and short-term investments are at current net realizable values.

     - Accounts receivable and payable are at book value since receivables are expected to be recovered and payables are expected to be settled both, within sixty days.

     - Inventories, which are primarily patient supplies, are at book value since these inventories turnover in two to three months.

     - Property and equipment is at net book value since net book value approximates fair value.

                                     NEWCO

     - Goodwill and deferred taxes have been eliminated in accordance with generally accepted accounting principles.

     Excess purchase price has been allocated to intangibles as follows:

    Internally developed software.............................................  $  5,000
    Executive non-compete agreements..........................................     3,000
    Goodwill..................................................................   144,383
                                                                                --------
                                                                                $152,383
                                                                                ========

     At the date of each balance sheet, the Company assesses the recoverability of its goodwill, by determining whether the remaining goodwill balance is expected to be recoverable through the undiscounted future operating cash flows of the acquired operations. The amount of impairment, if any, is measured based on projected discounted future operating cash flows using a discount rate reflecting the company's average cost of funds.

     Pursuant to SAB 74, the adoption of SFAS 121 is not expected to have a material impact on the financial position or results of operations of Newco.

     (3) Reflects increased amortization of goodwill using the straight-line method over five years. Such amortization is not deductible for income tax purposes.

     (4) Reflects amortization of intangibles relating to internally developed software over a period of three years.

     (5) Reflects amortization of intangibles relating to non-compete agreements over the three year term of the agreements.

     (6) Reflects the elimination of Healthdyne deferred income taxes. With the Technologies Spin-off, the recoverability of this asset was not assured due to lack of a history of taxable income from continuing operations and therefore, the asset was fully reserved. The pro forma adjustment offsets the asset against the reserve.

     (7) Reflects the elimination of Healthdyne's historical goodwill.

     (8) Reflects the retirement of Tokos' treasury stock.

     (9) The Pro Forma Consolidated Condensed Financial Statements do not include anticipated cost savings of approximately thirty million ($30,000) expected to be realized in connection with the Merger. Reductions of patient service center expense in overlapping geographic locations, and synergies in staff and functional areas provide expense reduction opportunities.

     (10) The Pro Forma Consolidated Condensed Statements of Earnings (Loss) do not reflect non-recurring restructuring costs (currently estimated at $7,200) that are expected to be incurred by the acquiring company, Tokos, as a result of the Merger. These charges are in addition to the $9,350 of accrued liabilities of the acquired company, Healthdyne, discussed in Note 2 above. In connection with the realization by 1997 of annual savings of approximately thirty million ($30,000), restructuring charges (currently estimated at $7,200) are expected to be incurred in connection with the Merger and have been recorded as a liability and

                                     NEWCO
an increase in accumulated deficit in the Pro Forma Consolidated Condensed Balance Sheet. The estimated restructuring costs consist of the following:

    Personnel...................................................................  $3,500
    Facilities..................................................................   2,200
    Equipment costs.............................................................   1,000
    Other merger expenses.......................................................     500
                                                                                  ------
                                                                                  $7,200
                                                                                  ======

     Personnel related costs reflect $633 of executive and $2,867 of non-executive severance costs for approximately two hundred seventy-five Tokos employees to be involuntarily terminated. Facilities costs consist of lease termination costs and other facilities-related exit costs arising from the closing of duplicate patient service centers and consolidation of the two corporate headquarters. Equipment costs consist primarily of computer and patient service equipment to be written off due to incompatibility with the nursing station software that has been selected to be used by Newco. The reserve for these charges will be established on consummation date in compliance with Emerging Issues Task Force No. 94-3 and 95-3 and will be charged to operations in the quarter the Merger is consummated.

     The estimate of staff reductions totaling approximately two hundred seventy-five non-executive Tokos employees comes from the elimination of duplicate sales force, patient service centers and duplicate staff and administrative support functions. The contemplated time frame for completion of these reductions is six to twelve months from closing.

     Newco will incur certain additional costs in order to effect the consolidation of the two companies and achieve the anticipated cost savings referred to in Note 9 and 10 above during 1996. Until the Merger is completed, Newco will not be able to accurately estimate the amount of these additional costs, including the costs of duplicate local, regional and corporate activities. It is expected that these costs (which may be substantial) will be charged to operations in future periods when incurred and have not been accrued as restructuring costs or additional accrued liabilities resulting from the Merger.

     (11) Reflects the conversion of each outstanding share of Healthdyne Common Stock as of December 31, 1995 into one share of Newco Common Stock. The number of shares of Newco Common Stock to be issued at consummation of the Merger will be based upon the actual number of shares of Healthdyne Common Stock outstanding at that time.

     The weighted average number of shares outstanding used in the computation of pro forma net loss per share consists of the following:

                                                              YEAR ENDED       NINE MONTHS ENDED
                                                           DECEMBER 31, 1994   SEPTEMBER 30, 1995
                                                           -----------------   ------------------
    Historical weighted average number of shares of Tokos
      outstanding........................................        17,169               17,343
    Assumed issuance of Newco shares to Healthdyne
      shareholders.......................................        16,597               16,597
                                                           -----------------      ----------
    Pro forma weighted average shares....................        33,766               33,940
                                                           =============       ==============

     (12) Reflects reclassifications of certain operating costs of Tokos from cost of revenues to selling and administrative expenses to be consistent with the presentation used by Healthdyne and adopted by Newco. Historically, Healthdyne has classified certain operating costs that are not directly related to patient care as "selling and administrative expenses" in the consolidated statements of earnings. These costs include field sales, field sales management and sales administration costs, patient service center facility and administration costs, and insurance benefit verification. Field sales and sales administrative costs have not been classified as

                                     NEWCO

"cost of revenues" since these costs are related to personnel whose function is sales and who have limited, if any, patient care responsibilities. Patient service center facility and administrative costs have not been classified as "costs of revenues" since both patient care, selling and administrative functions are conducted from these centers, and an allocation of such costs between the functions is not considered material. Insurance benefit verification is considered a part of the credit and collection function and, therefore, these costs are classified as "selling and administrative expenses". Amounts reclassified for Tokos include field sales, field sales management and sales administration costs, patient service center facility and administration costs, insurance benefit verification costs and other management and administration costs not associated with patient service centers, representing approximately 15.5%, 11.0%, 1.5% and 6.5%, respectively, of 1994 and 1995 revenues.

     Goodwill and other intangible assets in the Tokos historical financial statements have been reclassified to present separately the intangible assets and amortization of such assets, in order to be consistent with the pro forma financial statement presentation.

                           COMPARATIVE PER SHARE DATA

     The following table presents historical financial data for Tokos, reclassified financial data for Healthdyne (adjusted to reflect the Spinoffs) and equivalent pro forma per share data after giving effect to the Merger using the purchase method of accounting, assuming the Merger had been effective during all periods presented. The pro forma equivalent data are based on the pro forma combined amounts per share. The pro forma data does not purport to be indicative of the results of future operations or the results that would have occurred had the Merger been consummated at the beginning of the periods presented. The information set forth below should be read in conjunction with the financial statements and notes thereto of Healthdyne and Tokos incorporated herein by reference and the unaudited pro forma combined condensed financial statements included elsewhere in this Joint Proxy Statement/Prospectus. Neither Healthdyne nor Tokos paid any cash dividends during the periods presented.

                                                                 EQUIVALENT
                                                                 PRO FORMA    HEALTHDYNE       TOKOS
                                                                 COMBINED    RECLASSIFIED    HISTORICAL
                                                                 ---------   -------------   ----------
Book value per share of common stock outstanding at September
  30, 1995.....................................................    $5.26         $3.04         $ 1.79
Fully diluted income (loss) per share from continuing
  operations:
1994...........................................................    (1.16)         (.12)          (.34)
1993...........................................................    (1.93)         (.50)         (1.53)
1992...........................................................     (.90)         (.36)            37
Nine months ended September 30, 1995...........................     (.96)          .03           (.56)
Nine months ended September 30, 1994...........................     (.83)         (.08)          (.20)

                            COMPARATIVE MARKET DATA

     Healthdyne Common Stock and Tokos Common Stock are quoted on the Nasdaq National Market ("Nasdaq") under the symbols "HDYN" and "TKOS", respectively. Upon consummation of the Merger, Newco Common Stock is expected to be quoted on Nasdaq under the symbol "MATR." Newco has applied to the Nasdaq to have the shares of Newco Common Stock to be issued in the Merger included in the Nasdaq. The table below sets forth, for the calendar quarters indicated, the high and low sales prices per share quoted on Nasdaq for Healthdyne Common Stock (adjusted to reflect the Spinoffs) and Tokos Common Stock. The information with respect to the Nasdaq quotations reflects interdealer prices, without retail markup, markdown or commissions and may not represent actual transactions.

                                                            HEALTHDYNE               TOKOS
                                                          COMMON STOCK*           COMMON STOCK
                                                        ------------------     ------------------
                                                         HIGH        LOW        HIGH        LOW
                                                        -------     ------     -------     ------
Calendar 1994:
  First Quarter.......................................  $ 2.481     $1.737     $ 6.250     $3.250
  Second Quarter......................................    2.127      1.560       4.500      3.250
  Third Quarter.......................................    2.268      1.667       8.000      3.375
  Fourth Quarter......................................    2.517      2.127       8.000      5.125
Calendar 1995:
  First Quarter.......................................    2.917      2.148       7.875      4.359
  Second Quarter......................................    4.492      2.602       7.500      5.500
  Third Quarter.......................................    8.765      3.506      12.875      6.750
  Fourth Quarter......................................    9.500      7.500      11.125      8.000
Calendar 1996:
  First Quarter (through February 1, 1996)............   10.125      8.375      10.375      8.625

---------------

* The high and low prices of Healthdyne Common Stock have been adjusted retroactively to January 1, 1994 to reflect the spinoff of Healthdyne Technologies in May 1995, and HIE in November 1995. The adjusted prices of the Healthdyne Common Stock prior to November 1995 do not reflect actual trading prices, and are based on assumptions regarding the relative market value of a share of Healthdyne Common Stock after deduction of the relative value attributable to the entities spun-off by Healthdyne.

     The last reported sale prices per share of Healthdyne Common Stock and Tokos Common Stock on October 2, 1995, the last trading day preceding public announcement of the Merger, were $8.327 (after adjustment to reflect the HIE Spinoff) and $10.625, respectively. The last reported sales prices per share of Healthdyne Common Stock and Tokos Common Stock on February 1, 1996, were $8.8750 and $8.9375, respectively.

     Because the Exchange Ratio is fixed and because the market prices of Healthdyne and Tokos Common Stock are subject to fluctuation, the relative market value of the Newco Shares that holders of Tokos Common Stock and Healthdyne Common Stock will receive in the Merger may increase or decrease prior to the Merger. Stockholders are urged to obtain current market quotations for Healthdyne Common Stock and Tokos Common Stock.

                             THE HEALTHDYNE MEETING

GENERAL

     This Joint Proxy Statement/Prospectus is being furnished by Healthdyne to the holders of Healthdyne Common Stock in connection with the solicitation of proxies by the Board of Directors of Healthdyne for use at a Special Meeting of Shareholders of Healthdyne to be held on Wednesday, March 6, 1996, at the offices of Troutman Sanders LLP, 600 Peachtree Street, Suite 5200, Atlanta, Georgia, at 10:00 a.m., local time, and any adjournment or postponement thereof.

     This Joint Proxy Statement/Prospectus, the attached Notice of Meeting and the accompanying form of proxy are first being mailed to shareholders of Healthdyne on or about February 9, 1996.

MATTERS TO BE CONSIDERED AT THE HEALTHDYNE MEETING

     At the Healthdyne Meeting, including any adjournment thereof, holders of shares of Healthdyne Common Stock will consider and vote upon a proposal to approve and adopt the Merger Agreement, a proposal to approve and adopt the Newco Plans and to consider such other matters as properly may come before the Healthdyne Meeting.

     The Healthdyne Board of Directors has approved the Merger Agreement and the transactions contemplated thereby. The Healthdyne Board of Directors recommends that the holders of Healthdyne Common Stock vote FOR approval and adoption of the Merger Agreement and FOR the approval and adoption of the Newco Plans. See "The Merger -- Healthdyne's Reasons for the Merger," "Risk Factors" and "Approval of Newco Plans."

     It is currently expected that representatives of Healthdyne's independent accountants for the current year will be present at the Healthdyne Meeting where they will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

RECORD DATE

     The Board of Directors of Healthdyne has fixed the close of business on January 31, 1996, as the Record Date for the determination of shareholders entitled to notice of, and to vote at, the Healthdyne Meeting. Accordingly, only holders of record of shares of Healthdyne Common Stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Healthdyne Meeting. As of the Record Date, 16,666,114 shares of Healthdyne Common Stock were outstanding and held of record by approximately 2,513 shareholders.

PROXIES

     When a proxy card is returned, properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. If a shareholder does not attend the Healthdyne Meeting and does not return the signed proxy card, such shareholder's shares will not be voted. If a shareholder returns a signed proxy card but does not indicate how his or her shares are to be voted, such shares will be voted FOR approval of the Merger Agreement and FOR approval of the Newco Plans. As of the date of this Joint Proxy Statement/Prospectus, the Healthdyne Board of Directors does not know of any other matters which are to come before the Healthdyne Meeting. If any other matters are properly presented at the Healthdyne Meeting for consideration, including, among other things, consideration of a motion to adjourn the Healthdyne Meeting to another time and/or place, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

     Any proxy given may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of Healthdyne, at or before the taking of the vote at the Healthdyne Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares of Healthdyne Common Stock and delivering it to the Secretary of Healthdyne at or before the taking of the vote at the Healthdyne Meeting or (iii) attending the Healthdyne Meeting and voting in person (although attendance at the Healthdyne Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Healthdyne, Inc., 1850 Parkway Place, Marietta, Georgia 30067, Attention:
Corporate

Secretary, or hand delivered to the Secretary of Healthdyne at or before the taking of the vote at the Healthdyne Meeting.

     Healthdyne will bear the cost of the solicitation of proxies from its shareholders. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of Healthdyne in person or by telephone or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses incurred in connection with such solicitation. Arrangements also will be made with custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and Healthdyne will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith. In addition, D.F. King & Co., Inc. ("D.F. King") will assist in the solicitation of proxies by Healthdyne for a fee of $7,500, plus reimbursement of reasonable out-of-pocket expenses.

     SHAREHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS. THE PROCEDURE FOR THE EXCHANGE OF SHARES AFTER THE MERGER IS CONSUMMATED IS SET FORTH BELOW.

QUORUM

     The presence, either in person or by properly executed proxies, of the holders of a majority of the outstanding shares of Healthdyne Common Stock is necessary to constitute a quorum at the Healthdyne Meeting.

VOTE REQUIRED

     Healthdyne shareholders are entitled to one vote at the Healthdyne Meeting for each share of Healthdyne Common Stock held of record by them on the Record Date. The affirmative vote of the holders of a majority of the outstanding shares of Healthdyne Common Stock is required to approve and adopt the Merger Agreement and the affirmative vote of a majority of the outstanding shares of Healthdyne Common Stock present or represented at the Healthdyne Meeting and a majority of the outstanding shares of Tokos Common Stock present or represented at the Tokos Meeting is required to approve and adopt the Newco Plans. Abstentions will be counted for purposes of establishing a quorum and will have the same legal effect as a vote against the adoption of the proposals to be voted upon. Shares represented by proxies that reflect abstentions or broker "non-votes" (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining a quorum and will have the effect as a vote against the adoption of the proposals to be voted upon.

     As of the Record Date, Healthdyne's directors, executive officers and affiliates may be deemed to be beneficial owners of an aggregate of 1,922,144 shares of Healthdyne Common Stock (excluding 164,540 shares which may be acquired by such persons upon exercise of options or other rights which are exercisable within 60 days of the Record Date), or approximately 11.5% of the then-outstanding shares of Healthdyne Common Stock. Healthdyne has been advised that its directors and executive officers intend to vote in favor of the approval and adoption of the Merger Agreement and the Newco Plans.

                               THE TOKOS MEETING

GENERAL

     This Joint Proxy Statement/Prospectus is being furnished by Tokos to the holders of Tokos Common Stock in connection with the solicitation of proxies by the Board of Directors of Tokos for use at the Special Meeting of Stockholders of Tokos to be held on Wednesday, March 6, 1996, at Windsor/Embassy Suites Hotel, 1325 East Dyer Road, Santa Ana, CA, at 10:00 a.m., local time, and any adjournment or postponement thereof.

     This Joint Proxy Statement/Prospectus, the attached Notice of Meeting and the accompanying form of proxy are first being mailed to stockholders of Tokos on or about February 9, 1996.

MATTERS TO BE CONSIDERED AT THE TOKOS MEETING

     At the Tokos Meeting, including any adjournment thereof, holders of shares of Tokos Common Stock will consider and vote upon a proposal to approve and adopt the Merger Agreement, a proposal to approve and adopt the Newco Plans and to consider such other matters as properly may come before the Tokos Meeting.

     The Tokos Board of Directors has approved the Merger Agreement and the transactions contemplated thereby and recommends that the holders of Tokos Common Stock vote FOR approval and adoption of the Merger Agreement and FOR the approval and adoption of the Newco Plans. See "The Merger -- Tokos' Reasons for the Merger," "Risk Factors" and "Approval of Newco Plans."

     It is currently expected that representatives of Tokos' independent accountants for the current year will be present at the Tokos Meeting where they will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

RECORD DATE

     The Board of Directors of Tokos has fixed the close of business on January 31, 1996, as the Record Date for the determination of stockholders entitled to notice of, and to vote at, the Tokos Meeting. Accordingly, only holders of record of shares of Tokos Common Stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Tokos Meeting. As of the Record Date, 17,579,202 shares of Tokos Common Stock were outstanding and held of record by approximately 1,321 stockholders.

PROXIES

     When a proxy card is returned, properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. If a stockholder does not attend the Tokos Meeting and does not return the signed proxy card, such stockholder's shares will not be voted. If a stockholder returns a signed proxy card but does not indicate how his or her shares are to be voted, such shares will be voted FOR approval of the Merger Agreement and FOR approval of the Newco Plans. As of the date of this Joint Proxy Statement/Prospectus, the Tokos Board of Directors does not know of any other matters which are to come before the Tokos Meeting. If any other matters are properly presented at the Tokos Meeting for consideration, including, among other things, consideration of a motion to adjourn the Tokos Meeting to another time and/or place, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

     Any proxy given may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of Tokos, at or before the taking of the vote at the Tokos Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares of Tokos Common Stock and delivering it to the Secretary of Tokos at or before the taking of the vote at the Tokos Meeting or (iii) attending the Tokos meeting and voting in person (although attendance at the Tokos Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Tokos Medical Corporation, 1821 Dyer Road, Santa Ana, California 92705, Attention: Corporate Secretary, or hand delivered to the Secretary of Tokos at or before the taking of the vote at the Tokos Meeting.

     Tokos will bear the cost of the solicitation of proxies from its stockholders. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of Tokos in person or by telephone or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses incurred in connection with such solicitation. Arrangements also will be made with custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and Tokos will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith. In addition, D.F. King will assist in the solicitation of proxies by Tokos for a fee of approximately $7,500, plus reimbursement of reasonable out-of-pocket expenses.

     STOCKHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS. THE PROCEDURE FOR THE EXCHANGE OF SHARES AFTER THE MERGER IS CONSUMMATED IS SET FORTH BELOW.

QUORUM

     The presence, either in person or by properly executed proxies, of the holders of a majority of the outstanding shares of Tokos Common Stock is necessary to constitute a quorum at the Tokos Meeting.

VOTE REQUIRED

     Tokos stockholders are entitled to one vote at the Tokos Meeting for each share of Tokos Common Stock held of record by them on the Record Date. The affirmative vote of the holders of a majority of the outstanding shares of Tokos Common Stock is required to approve and adopt the Merger Agreement and the affirmative vote of a majority of the outstanding shares of Healthdyne Common Stock present or represented at the Healthdyne Meeting and a majority of the outstanding shares of Tokos Common Stock present or represented at the Tokos Meeting is required to approve and adopt the Newco Plans. Under Tokos' Bylaws and the DGCL, shares represented by proxies that reflect abstentions or "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum and will have the effect as a vote against the adoption of the proposals to be voted upon.

     As of the Record Date, Tokos' directors, executive officers and affiliates may be deemed to be beneficial owners of an aggregate of 1,179,983 shares of Tokos Common Stock (excluding 630,454 shares which may be acquired by such persons upon exercise of options or other rights which are exercisable within 60 days of the Record Date), or approximately 6.7% of the then-outstanding shares of Tokos Common Stock. Tokos has been advised that its directors and executive officers intend to vote in favor of the approval and adoption of the Merger Agreement and the Newco Plans.

                                   THE MERGER

BACKGROUND OF THE MERGER

     Tokos and Healthdyne both provide obstetrical home care products and services from multiple locations throughout the United States. The home healthcare industry is undergoing significant consolidation. The consolidation process has been marked by a number of recent mergers and acquisitions by companies in the industry and by continued acquisition of smaller regional companies by the major companies in the industry.

     Recognizing these market forces, the senior management of both Tokos and Healthdyne have been analyzing their financial and strategic alternatives and reviewing their options for strategic combinations of the type contemplated by the proposed Merger. The management and Boards of Directors of each company has concluded that the proposed Merger was the best strategic combination available to each company and its stockholders. See "The Merger -- Tokos' Reasons for the Merger" and "-- Healthdyne's Reasons for the Merger."

     Tokos and Healthdyne began exploring the possibility of engaging in a business combination in February of 1994 when Parker H. Petit, Chairman and Chief Executive Officer of Healthdyne, met with Robert F. Byrnes, Chairman and Chief Executive Officer of Tokos, to discuss such a possibility. At that time, due to pricing pressures and consolidation taking place in the home infusion therapy industry, Healthdyne also was exploring the possibility of a sale of its 68% owned home infusion subsidiary, Home Nutritional Services, Inc., which was sold to W.R. Grace & Co. for approximately $61 million in cash in April 1994. In February Healthdyne engaged the investment banking firm of Colman Furlong & Co. ("Colman Furlong") to represent it in negotiating a possible transaction with Tokos and Robertson Stephens was engaged to provide advice to Tokos regarding a possible transaction with Healthdyne, which engagement was formalized on May 2, 1994. On February 11, 1994, Mr. Petit, Donald R. Millard, Vice President -- Finance of Healthdyne, and
J. Brent Burkey, Senior Vice President and General Counsel of Healthdyne, with Joseph F. Furlong, III of Colman Furlong participating by telephone, met in Dallas, Texas with Mr. Byrnes, Jeffrey Larkin, then Senior Vice President and General Counsel of Tokos, Nicholas A. Mione, Vice President -- Finance of Tokos, and E. David Hetz of Robertson Stephens to further explore the possibility of Healthdyne and Tokos engaging in a business combination. At that meeting, Healthdyne and Tokos each executed a confidentiality agreement in favor of the other. On February 18, 1994, Mr. Larkin, on behalf of the Tokos Board of Directors, notified Mr. Petit that Tokos was not interested in pursuing further discussions. On March 16, 1994, Mr. Petit wrote a letter to the directors of Tokos proposing, subject to due diligence and the negotiation of a definitive agreement, that Healthdyne would acquire Tokos for consideration consisting of cash and stock having a nominal value of approximately $5.85 per Tokos share. On March 18, 1994, Tokos rejected the offer and stated that Tokos had no interest in continuing discussions. On March 31, 1994, Healthdyne proposed offering either all cash or all stock for Tokos. On April 4, 1994, Tokos rejected such proposal. During May and June 1994, executives and investment bankers from Healthdyne and Tokos met several times to discuss the structure for a possible business combination. On June 16, 1994, Tokos notified Healthdyne that the Tokos Board of Directors had decided Tokos was not interested in pursuing further a proposed business combination with Healthdyne, and discussions between the companies ceased.

     From June 1994 until June 1995, representatives of Healthdyne and Tokos had no meaningful discussions concerning a potential business acquisition. On May 22, 1995, Healthdyne distributed the stock of its 81% subsidiary, Healthdyne Technologies, to its shareholders as a tax-free dividend, and commenced work on the proposed taxable distribution of the stock of its wholly-owned subsidiary HIE to its shareholders. Following these transactions, Healthdyne's sole remaining business is the business of Healthdyne Maternity Management. On June 5, 1995, as suggested by Mr. Byrnes, Messrs. Petit and Byrnes met in Dallas, Texas and decided to resume discussions regarding a possible business combination. On June 8, 1995, Mr. Byrnes reported to the Tokos Board of Directors on these initial discussions. On June 30, 1995, Healthdyne and Tokos jointly engaged Nightingale & Associates, Inc. ("Nightingale") to study and advise both companies concerning management structure and transition issues related to a business combination. On July 10, 1995, the Healthdyne Board of Directors discussed the status of discussions with Tokos and authorized continued negotiations toward a business combination. Healthdyne and Tokos and their respective representatives and legal and financial advisors then began due diligence investigations as negotiations of the terms of a proposed business combination continued. On July 11, 1995, the executive officers and investment bankers for Healthdyne and Tokos met with representatives of Nightingale to exchange information concerning their respective businesses and a possible business combination. On July 21, 1995, Nightingale provided to Healthdyne and Tokos a preliminary draft of its report concerning the proposed business combination and certain management and transition issues. On July 26, 1995, the Tokos Board of Directors discussed the status of the discussions with Healthdyne and authorized management to continue to explore a possible transaction with Healthdyne. On August 10, 1995, the Healthdyne Board of Directors met to receive reports on the due diligence investigations from management and its legal and financial advisors and also to consider the Nightingale report. On August 15, 1995, Messrs. Petit and Byrnes met to discuss the proposed business combination and the exchange ratios for the transaction. On August 31, 1995, a preliminary draft of the Merger Agreement was circulated to Tokos, Healthdyne and their respective legal and financial advisors. On August 28, 1995, Healthdyne engaged Needham to furnish financial advisory and investment banking services with respect to the proposed transaction with Tokos. On September 5, 1995, negotiations between Healthdyne and Tokos reached an impasse, primarily over issues of corporate governance and transition matters. On September 14, 1995, Messrs. Byrnes and Petit met with Carl E. Sanders, a director of Healthdyne, and David L. Goldsmith, a director of Tokos, and agreed on a framework to resolve these issues. Thereafter, continuing through the evening of October 2, 1995, revised drafts of the proposed Merger Agreement and related documents were circulated and the parties and their representatives negotiated the terms thereof.

     Tokos' Board of Directors held a special meeting on October 1, 1995 and October 2, 1995 and Healthdyne's Board of Directors held a special meeting on October 2, 1995 to consider the provisions of the proposed Merger Agreement, including the proposed Exchange Ratio, and the transactions contemplated thereby. At such meetings, members of each company's senior management, together with its legal and financial advisors, reviewed with their respective company's Board of Directors, among other things, the background of the Merger, each company's alternatives, the strategic rationale for and potential risks and benefits of the Merger, a summary of due diligence findings, financial and valuation analyses of the transaction and the terms of the Merger Agreement. In addition, Robertson Stephens rendered its opinion to Tokos' Board of Directors that, based upon and subject to the various considerations set forth in the opinion, as of such date, the proposed Tokos Exchange Ratio was fair to the stockholders of Tokos, from a financial point of view. Needham rendered its opinion to Healthdyne's Board of Directors that, as of such date, the Healthdyne Exchange Ratio was fair to the holders of Healthdyne Common Stock from a financial point of view. After extensive consideration, the companies' Boards of Directors approved the Merger Agreement and the transactions contemplated thereby. The Merger Agreement was executed by Healthdyne and Tokos on the evening of October 2, 1995, and a public announcement of the signing was made on October 3, 1995 prior to the opening of the financial markets. On October 3, 1995, Newco was incorporated under the DGCL and, following its organization, signed the Merger Agreement.

     Determination of Exchange Ratio. The Exchange Ratio was determined by the representatives of Tokos and Healthdyne through arms-length negotiations that included discussions regarding, among other things, governance, board composition, board membership, and other terms of the Merger. Representatives of both companies considered the business, operations and management of both companies to be substantially comparable, and agreed to value each company on a comparable basis. The representatives of both companies utilized, as an initial point of discussion, a valuation methodology based on contribution of revenues, adjusted to reflect the relative net cash contributions of each company and the business prospects of additional lines of business that had yet to generate significant revenues to date. The representatives of both companies recognized that other financial operating parameters failed to provide a meaningful basis for determining relative valuations because both companies had failed to generate positive operating income from continuing operations on a recent historical basis.

     On August 15, 1995, both parties met to discuss the proposed business combination and the Exchange Ratio for the transaction. Using the methodology mentioned above, both parties discussed ownership interests in the combined company of between 51% to 57%, and 43% to 49% for Tokos and Healthdyne stockholders, respectively. After further negotiations between the parties over the course of the next one and a half months, the final Exchange Ratio (1 for 1) was agreed upon, resulting in Tokos and Healthdyne stockholders having, at the time, an expected 53% and 47% ownership interest the combined company, respectively.

HEALTHDYNE'S REASONS FOR THE MERGER AND BOARD OF DIRECTORS' RECOMMENDATION

     The Healthdyne Board of Directors believes that the Merger will further its strategic objective of achieving efficiencies and economic bargaining power with managed care institutions and other third-party payors. Specifically, Healthdyne's Board of Directors believes that, to effectively compete among healthcare service providers, Healthdyne must broaden the scope of services provided, improve its cost structure and expand its resources, so that Healthdyne can enhance its ability to contract with and provide services to large managed care organizations. The Board of Directors of Healthdyne further believes that the Merger is fair to and in the best interest of Healthdyne and its shareholders and that the terms of the Merger Agreement are fair to Healthdyne and its shareholders. Accordingly, and for the reasons discussed below, the Healthdyne Board of Directors has unanimously approved the Merger Agreement and the Merger and the transactions contemplated thereby. In approving the Merger Agreement and the transactions contemplated thereby, and in recommending that Healthdyne's shareholders approve and adopt the same, Healthdyne's Board of Directors consulted with Healthdyne management, as well as its financial and legal advisors, and considered a number of factors, including, but not limited to, the following:

          1. The outlook for changes in reimbursement levels in the healthcare industry. The Healthdyne Board of Directors believed that the prospect of continuing pressure to reduce reimbursement rates for the services provided by Healthdyne, as a result of changes in the business and regulatory environment of the healthcare industry, made it imperative that Healthdyne reduce its operating costs (see number 2, below) in order to achieve and maintain an acceptable level of profitability.

          2. The opportunities for operating efficiencies that should result from the Merger. The Healthdyne Board concluded that the Merger could allow as much as $30 million in annual savings in the operating costs of the combined entity. The Board also recognized that the cost savings from operating synergies initially will be offset to a large extent by the costs (estimated at approximately $20.32 million) associated with the Merger, including the amounts to be paid to certain individuals as a result of the termination of their employment following the Merger. See Pro Forma Consolidated Condensed Financial Information, "Risk
     Factors -- Uncertainties Associated with Integration of Businesses" and "The Merger -- Interest of Certain Persons in the Merger."

          3. The complementary geographic locations of Healthdyne and Tokos facilities throughout the United States. The Healthdyne Board believed that the respective locations of Healthdyne and Tokos would not only enhance the combined entity's ability to market its services and to serve its customers, but also would permit the combined entity to achieve significant cost savings.

          4. The enhanced position of Newco after the Merger to deal with uncertainties which may confront the industry due to healthcare reform. The Healthdyne Board concluded that Healthcare needed greater size in order to effectively compete and that the Merger would enable Healthdyne to attain such size more rapidly than by remaining independent. Newco's pro forma revenue is more than twice the amount of Healthdyne's revenue.

          5. The market capitalization of Newco, which will be considerably larger than Healthdyne's current market capitalization, and the possibility of improved access to the capital markets. The Healthdyne Board of Directors believed that Newco's market capitalization would be more than twice as large as Healthdyne's and that the larger market capitalization would make Newco Common Stock a more attractive financing vehicle.

          6. The historical, current and projected financial condition and results of operations of Healthdyne and Tokos before and after giving effect to the Merger. The Healthdyne Board concluded that Healthdyne's balance sheet combined with the operating efficiencies expected from the Merger (see number 2, above) would cause Newco after the Merger to be stronger than either Healthdyne or Tokos before the Merger. For example, on a pro forma basis effective September 30, 1995, Newco would be substantially larger than Healthdyne in the following balance sheet categories:

                                                                       NEWCO     HEALTHDYNE
                                                                      --------   ----------
     Total Assets...................................................  $265,806    $ 71,873
     Stockholders' Equity...........................................  $209,730    $ 47,576

     See Pro Forma Consolidated Condensed Financial Information.

          7. The management and operational strengths of Healthdyne and Tokos. The Healthdyne Board of Directors believed that Healthdyne's strong operational and financial management team would complement the strong marketing and strategic skills of Tokos' management.

          8. The Healthdyne Exchange Ratio after giving effect to the Tokos Exchange Ratio and recent trading prices of Healthdyne Common Stock and Tokos Common Stock. The Exchange Ratio represented a premium to the trading price of Healthdyne's Common Stock adjusted to give effect to the anticipated effect of the HIE Spinoff.

          9. The improved liquidity that possibly would be provided to Healthdyne's shareholders. Although collectively creating value for Healthdyne's shareholders, the Technologies and HIE Spinoffs reduced Healthdyne's market capitalization, and the Healthdyne Board believed its shareholders would have greater liquidity as a result of the Merger, which would more than double the number of the outstanding shares and would increase the market value as a result of combining the two companies.

          10. The financial presentation and the opinion of Needham that the Healthdyne Exchange Ratio is fair to the Healthdyne shareholders from a financial point of view. The Healthdyne Board of Directors considered the various financial, comparative, pro forma and contribution analyses of Healthdyne and Tokos included in Needham's presentation and felt that such analyses, taken as a whole, supported a conclusion that the Exchange Ratio was fair, from a financial point of view, to the Healthdyne shareholders. See "-- Opinion of Healthdyne's Financial Advisor." Although the Healthdyne Board of Directors did not specifically adopt the opinion, it relied upon the opinion, and the presentation of Needham was a key factor in the Healthdyne Board's decision to recommend approval of the Merger.

          11. The terms and conditions to the Merger Agreement and the fact that the Merger will be a tax free reorganization for federal income tax purposes. The Healthdyne Board of Directors concluded that the nature of the closing conditions and termination provisions of the Merger Agreement provided Healthdyne with reasonable assurance that the Merger, once announced, would ultimately be consummated. Moreover, the consequences of the "no shop" and "break-up" fee provisions to Tokos offered Healthdyne assurance that Tokos was sufficiently committed to consummating the Merger. In addition, the Healthdyne Board of Directors believed that structuring the Merger to permit Healthdyne shareholders to exchange Healthdyne shares for Newco shares on a tax-free basis was a clear benefit to the shareholders of Healthdyne.

     Due to the wide variety of factors considered in connection with the evaluation of the Merger, the Healthdyne Board of Directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors considered in reaching its determination. The affirmative vote of the holders of a majority of the outstanding shares of Healthdyne Common Stock is required to approve and adopt the Merger Agreement and the affirmative vote of a majority of the outstanding shares of Healthdyne Common Stock present or represented at the Healthdyne Meeting and a majority of the outstanding shares of Tokos Common Stock present or represented at the Tokos Meeting is required to approve and adopt the Newco Plans. The approval of at least a majority of unaffiliated security holders is not required to approve and adopt the Merger Agreement or the Newco Plans.

     THE BOARD OF DIRECTORS OF HEALTHDYNE HAS UNANIMOUSLY VOTED IN FAVOR OF THE MERGER AND UNANIMOUSLY RECOMMENDS THAT HEALTHDYNE SHAREHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. HEALTHDYNE'S SHAREHOLDERS ARE URGED TO CAREFULLY REVIEW THE FACTORS DISCUSSED IN "RISK FACTORS" IN CONNECTION WITH EVALUATING AND VOTING ON THE MERGER AGREEMENT.

OPINION OF HEALTHDYNE'S FINANCIAL ADVISOR

     Pursuant to an engagement letter dated August 28, 1995, Healthdyne retained Needham to furnish financial advisory and investment banking services with respect to the proposed transaction with Tokos. In connection with this engagement, Healthdyne requested Needham to render an opinion as to whether or not the Healthdyne Exchange Ratio is fair to the shareholders of Healthdyne from a financial point of view. Needham was not requested to, and did not, make any recommendation to the Healthdyne Board of Directors as to utilizing a specific exchange ratio. The Healthdyne Exchange Ratio was determined through negotiations between Healthdyne management and Tokos management.

     At a meeting of the Board of Directors of Healthdyne on October 2, 1995, Needham delivered its written opinion that, as of such date and based upon matters described therein, the Healthdyne Exchange Ratio is fair to the shareholders of Healthdyne from a financial point of view. NEEDHAM'S OPINION IS DIRECTED ONLY TO THE FINANCIAL TERMS OF THE MERGER AGREEMENT AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER OF HEALTHDYNE AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE HEALTHDYNE MEETING.

     Needham is not expressing any opinion as to what the value of Newco Common Stock will be when issued to the shareholders of Healthdyne pursuant to the Merger or the price at which Newco Common Stock will trade subsequent to the Merger. The full text of the written opinion of Needham dated October 2, 1995, which sets forth the assumptions made, matters considered and limitations on the review undertaken by

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

Needham, is attached as Appendix B, and the summary of the Needham opinion set forth in this Joint Proxy Statement/Prospectus is qualified in its entirety by reference to the Needham opinion. HEALTHDYNE SHAREHOLDERS ARE URGED TO READ THE NEEDHAM OPINION CAREFULLY AND IN ITS ENTIRETY FOR A DESCRIPTION OF THE PROCEDURES FOLLOWED, THE FACTORS CONSIDERED AND THE ASSUMPTIONS MADE BY NEEDHAM.

     In arriving at its opinion, Needham, among other things: (i) reviewed the Merger Agreement; (ii) reviewed certain other documents related to the Merger,
(iii) reviewed certain publicly available information concerning Healthdyne and Tokos and certain other relevant financial and operating data of Healthdyne and Tokos made available from the internal records of Healthdyne and Tokos; (iv) visited Healthdyne's and Tokos' facilities and held discussions with members of senior management of Healthdyne and Tokos concerning their current and future business prospects; (v) reviewed certain financial forecasts and projections prepared by Healthdyne's and Tokos' respective managements; (vi) reviewed the historical stock prices and trading volume of the Healthdyne Common Stock and Tokos Common Stock; (vii) reviewed the financial terms of certain other business combinations that Needham deemed generally relevant; and (viii) performed and/or considered such other studies, analyses, inquiries and investigations as Needham deemed appropriate. Needham assumed and relied upon, without independent verification, the accuracy and completeness of the information it reviewed for purposes of its opinion. With respect to Healthdyne's and Tokos' financial forecasts provided to Needham by their respective managements, Needham assumed that such forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of such managements, at the time of preparation, of the future operating and financial performance of Healthdyne and Tokos. Management's forecasts for Healthdyne assumed revenue growth and operating margin improvements, in part as a result of improved nursing productivity in the field and reduced overhead expenses, which either were generally consistent with recent quarterly historical trends or anticipated following the Technologies Spin-off and HIE Spin-off. Management's forecasts for Tokos showed an improvement from recent quarterly trends attributable to assumed operating margin improvements as a result of the ongoing and previously announced field expense reduction programs and increased revenues over prior periods in large part as a result of the planned introduction in 1996 of fetal fibronectin and the implementation of certain of its strategic alternatives with third party payors. Needham did not make or obtain any independent evaluation, appraisal or physical inspection of the assets or liabilities of Healthdyne or Tokos. Needham's opinion states that it is necessarily based on economic, monetary and market conditions existing as of the date of such opinion.

     Based on this information, Needham performed a variety of financial analyses of the Merger and the Healthdyne Exchange Ratio. The following paragraphs summarize the significant quantitative and qualitative analyses performed by Needham in arriving at its opinion presented to the Healthdyne Board of Directors.

     Pro Forma Merger Analysis. Needham analyzed certain pro forma financial effects resulting from the Merger. In conducting this analysis, Needham relied upon certain assumptions described above and financial projections provided by the respective managements of Healthdyne and Tokos. Needham analyzed the pro forma financial effect of combining Healthdyne and Tokos and the potential synergies the respective managements believe are achievable upon completion of the Merger. The purpose of this analysis is to compare the projected earnings per share that Healthdyne shareholders are expected to achieve on a stand alone basis to the projected earnings per share that Healthdyne shareholders are expected to achieve in Newco. Such analysis indicated that, among other things, excluding the potential benefit of Newco's accumulated net operating loss carry forwards and other tax credits, earnings per share for 1996 could be increased between 117% and 345%. These amounts are based upon analyses prepared by Healthdyne's and Tokos' managements that the Merger could result in cost of revenue and selling, general and administrative and other expense savings from, among other things, reductions of branch expense in overlapping geographic locations and synergies in staff and functional areas. The actual operating results or financial position of Newco for 1996 may vary materially from those projected depending upon, among other things, the timing and magnitude of the actual savings and synergies realized. The results of the pro forma combination analysis are not necessarily indicative of future operating results or financial positions.

     Stock Trading History. Needham examined the history of trading prices and volumes for Healthdyne Common Stock and Tokos Common Stock, both separately and in relation to each other for the period

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

January 1, 1995 to September 27, 1995. Analysis of Healthdyne's Common Stock trading history revealed that it traded in a range of $2.84 to $10.00 with an average stock price of $4.85 during this period. The prices analyzed by Needham represented the price of Healthdyne Common Stock as adjusted for the Technologies Spinoff that occurred on May 22, 1995, but not adjusted for the HIE Spinoff that occurred on November 6, 1995. Tokos' Common Stock traded in a range of $4.75 to $12.00 with an average stock price of $7.18 during this period. Needham noted that both the Healthdyne Common Stock and the Tokos Common Stock were relatively liquid with comparable average daily trading volumes of 139,855 and 160,976 shares, respectively. Needham further noted that the historical exchange ratio implied by comparing the historical trading prices of Healthdyne Common Stock, as adjusted for the HIE Spinoff, with the historical trading prices of Tokos Common Stock consistently fell below the Healthdyne Exchange Ratio.

     Relative Contribution Analysis. Needham reviewed and analyzed the relative contribution to Newco's revenues and earnings before interest, taxes, depreciation and amortization ("EBITDA") by Healthdyne and Tokos over various recent historical periods as well as for projected 1995 and 1996. Needham also reviewed and analyzed the relative contribution to Newco's net cash, working capital and shareholders' equity by Healthdyne and Tokos as of June 30, 1995. Based on this analysis, Healthdyne contributes 43.8% and 41.4% to Newco's pro forma projected 1995 revenues and EBITDA, respectively. Similarly, Healthdyne contributes 92.2%, 35.8% and 59.6% to Newco's net cash, working capital, and shareholders' equity, respectively, as of June 30, 1995. Based on the number of shares of common stock of Healthdyne and Tokos outstanding October 2, 1995, Healthdyne shareholders will own approximately 47% of Newco on a fully diluted basis after the Merger. Needham noted that, based upon the foregoing, Healthdyne's shareholders' ownership of Newco was greater than Healthdyne's projected contributions to pro forma projected 1995 revenues and EBITDA of Newco and to working capital of Newco, but less than Healthdyne's projected contributions to net cash and shareholders' equity of Newco.

     Comparable Company Analysis. Needham compared selected historical and projected operating and stock market data and operating and financial ratios for Healthdyne to the corresponding data and ratios of certain other publicly traded home healthcare services companies which it deemed generally comparable to Healthdyne. Such data and ratios included total market capitalization to historical and projected revenue, price per share to historical and projected earnings per share and market value to historical book value.

     Companies deemed to be generally comparable to Healthdyne included American HomePatient, Inc., Apria Healthcare Group, Inc., Coram Healthcare Corporation, Pediatric Services of America, Inc., Quantum Health Resources, Inc., Rotech Medical Corporation and Tokos. For these companies the multiples of stock price to projected 1996 revenues ranged from 0.6 to 2.1 with a mean of 1.3 and a median of 1.3, compared to a multiple of projected 1996 revenues for Healthdyne of 1.6; the multiple for Tokos was 2.1. For these companies, the multiples of market value to historical book value ranged from 0.6 to 6.2 with a mean of 2.9 and a median of 3.0, compared to a multiple of historical book value of Healthdyne of 2.9; the multiple for Tokos was 6.2. Needham noted that the multiples for Healthdyne and Tokos exceeded (or, in the case of Healthdyne's multiple of historical book value, equaled) the mean multiples for the comparable companies. Needham also noted that this analysis was not inconsistent with Needham's conclusion as to the fairness, from a financial point of view, of the Healthdyne Exchange Ratio.

     Comparable Transaction Analysis. Needham also analyzed publicly available financial information for thirty-six selected mergers and acquisitions of companies in the home healthcare services industry. In examining these transactions, Needham analyzed certain income statement and balance sheet parameters of the acquired companies relative to the enterprise value of these companies. Multiples analyzed included enterprise value to historical revenue, enterprise value to historical earnings before interest and taxes, enterprise value to historical EBITDA, enterprise value to historical net income, and market value to historical book value. In certain cases, complete financial data was not publicly available for these transactions and only partial information was used in such instances.

     Proposed or completed home healthcare services deals analyzed by Needham included: Lincare Holdings, Inc./Coram Healthcare Corp.; Abbey Healthcare Group, Inc./Homedco Group, Inc.; HomeCall, Inc./Mid Atlantic Medical Service; Home Nutritional Services, Inc./W.R. Grace & Co.; Total Pharmaceuti-

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

cal Care, Inc./Abbey Healthcare Group, Inc.; American Home Therapies, Inc./Medisys, Inc.; Medical Innovations, Inc./Ballard Medical Products; Critical Care America, Inc./Medical Care International, Inc.; Preferred Homecare of America, Inc./Home Intensive Care, Inc.; Occupational Urgent Care/HealthCare Compare Corp.; and Care Plus, Inc./New England Critical Care, Inc. For these transactions the multiples of last twelve months' revenues ranged from 0.7 to
10.0 with a mean of 2.9 and a median of 2.0, compared to Healthdyne's multiple of enterprise value to last twelve months' revenues of 2.5, based upon the September 27, 1995 Tokos closing price of $11.50 per share. The multiples of market value to be received in the Merger to historical book value ranged from
0.9 to 9.4 with a mean of 3.7 and a median of 3.1, compared to Healthdyne's multiple of historical book value of 4.3. Needham noted that the multiples derived from the Healthdyne Exchange Ratio are within the ranges of multiples derived from the comparable transactions.

     No company or transaction used in any comparable analysis as a comparison is identical in the case of Healthdyne. Accordingly, these analyses are not mathematical; rather they involve complex considerations and judgments concerning differences in the financial and operating characteristics of the comparable companies and other factors that could affect the public trading and acquisition values of the comparable companies and transactions to which they are being compared, including, among other things, taking into consideration the size, financial condition and healthcare services market segment of the companies reviewed as well as the nature of the transactions reviewed.

     The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analysis and the application of those methods to particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Accordingly, Needham believes that its analyses must be considered as a whole and that considering any portions of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, Needham made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of either Healthdyne or Tokos. These assumptions included assumptions that the economic, monetary and market conditions existing as of the date of Needham's opinion will be applicable throughout the periods analyzed, and that Healthdyne's and Tokos' financial forecasts provided by their respective managements were reasonably prepared on bases reflecting the best currently available estimates and judgments of such managements at the time of preparation of the future operating and financial performance of Healthdyne and Tokos. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable as set forth therein. Additionally, analyses relating to the values of business or assets do not purport to be appraisals or necessarily reflect the prices at which businesses or assets may actually be sold.

     Pursuant to its engagement letter, Needham has been paid a fee of $125,000 for delivery of its opinion to the Healthdyne Board of Directors. None of Needham's fee is contingent upon the consummation of the Merger. Healthdyne has also agreed to reimburse Needham for its reasonable out-of-pocket expenses and to indemnify it against certain liabilities relating to or arising out of services performed by Needham as financial advisor to Healthdyne.

     Needham is a nationally recognized investment banking firm. As part of its investment banking services Needham is frequently engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and other purposes. During the first nine months of 1995, based upon information published by AutEx, Needham was not a significant market maker for Healthdyne Common Stock or Tokos Common Stock. However, in the normal course of its business, Needham may actively trade the equity securities of Healthdyne or Tokos for its own account or for the account of its customers and, therefore, may, from time to time have a long or short position in, and buy or sell, Healthdyne or Tokos securities, which positions, on occasion, may be material in size relative to the volume of trading activity. Needham was retained by the Healthdyne Board of Directors to act as Healthdyne's financial advisor in connection with the Merger based on Needham's experience as a financial advisor in mergers and acquisitions as well as Needham's familiarity with the home healthcare services industry. In addition, Needham has in the past provided Healthdyne with certain financial advisory and investment banking services unrelated to the Merger, including financial advisory services in connection

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

with the HIE Spinoff, for which services Needham has received compensation. Healthdyne did not consider or interview any other financial advisor candidates.

TOKOS' REASONS FOR THE MERGER AND BOARD OF DIRECTORS' RECOMMENDATION

     The Tokos Board of Directors believes that the Merger will further Tokos' strategic objectives of being a leading provider of both specialized obstetrical and gynecological monitoring and assessment services as well as specialized maternal/newborn managed care services in the United States, enhancing its competitive position among healthcare companies servicing the managed care industry, and improving profitability. The Board of Directors of Tokos further believes that the Merger is fair to and in the best interest of Tokos and its stockholders and that the terms of the Merger Agreement are fair to Tokos and its stockholders. Accordingly, the Tokos Board of Directors has approved the Merger Agreement and the Merger and the transactions contemplated thereby. TOKOS' BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT TOKOS STOCKHOLDERS VOTE IN FAVOR OF THE PROPOSAL TO ADOPT THE MERGER AGREEMENT AND THE MERGER AND THE TRANSACTIONS CONTEMPLATED THEREBY.

     At meetings held on October 1 and 2, 1995, the Board of Directors of Tokos, with the assistance of Robertson Stephens and Tokos' outside legal and other advisors considered the terms and structure of the Merger, and reviewed the legal, financial and other ramifications thereof.

     In reaching its decision to enter into and to recommend the adoption of the Merger Agreement and the Merger, the Board of Directors of Tokos considered a number of factors, including, without limitation, the following:

          1. The ability of the combined entity to realize cost savings from operating synergies. The Board was of the view that, with both competition increasing and pricing pressures becoming more acute, the most effective way to achieve profitability and more favorable operating margins is through reduction of operating expenses. Based upon the expected consolidation of regional centers and corporate offices, and the expected realization of savings in cost of services, sales, management and administrative expenses, the Board determined that Newco is more likely to achieve more favorable operating margins than Tokos could on a stand-alone basis. The Tokos Board concluded that the Merger could allow as much as $30 million in annual savings in the operating costs of the combined entity. The Board also recognized that the initial cost savings from operating synergies will be partially offset by the costs associated with the negotiation and consummation of the Merger, as well as the amounts to be paid to certain individuals in connection with the Merger or upon the subsequent termination of their employment. See "Risk
     Factors -- Uncertainties Associated with Integration of Businesses" and "The Merger -- Interests of Certain Persons in the Merger."

          2. The historical and current business condition of both Tokos and Healthdyne, and the current economic and market conditions in the home healthcare industry, including competitive pricing and governmental regulation pressures that are driving a trend toward consolidation of home healthcare companies. Due to these pressures arising from market conditions, the Board was of the view that it may become more difficult for smaller, independent "niche" companies, such as Tokos, to effectively compete and realize profitable margins. The Board believed that the Merger may be the most effective strategy to address these market pressures. The Board in particular noted the steady decline in the revenue of Tokos and the lack of growth in the revenues of Healthdyne as further underscoring the need to create critical mass and realize cost savings through consolidation.

          3. The potential to maximize the value and success of the Fetal Fibronectin marketing launch and related sales strategies. The Board concluded that the larger sales force of Newco, all of whom have extensive experience calling on obstetricians and perinatalogists, would be in a better position to execute the strategic marketing efforts designed by Tokos, including the Fetal Fibronectin marketing launch.

          4. Consideration to be received by the Tokos stockholders as an equity interest in a larger and more diversified company that is expected to benefit strategically, competitively and operationally from the Merger, which may allow the stockholders to realize growth in their investment and possibly a greater

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

     long-term return than they would otherwise realize if Tokos remained independent or was sold in a cash transaction.

          5. The benefits to be derived by the combined entity in negotiating contracts with third party payors and subcontracts for obstetrical services with larger home care providers. The Board of Directors considered the trend in the industry of third party payors consolidating their contracts with national companies and companies that can provide a full spectrum of home care services. The Board concluded that Tokos, as an independent company, may experience increasing difficulties in securing contracts with large third party payors and subcontracts for obstetrical services with home care companies that have contracted with third party payors for all of their home care services. The Board also concluded that Newco as a larger company would be more likely than Tokos, on a stand alone basis, to be able to effectively compete for both third party payor contracts and subcontracts for obstetrical services with larger home care companies, which may result in access to a larger patient population.

          6. The ability of Newco to enhance its presence in certain geographical markets and to enter additional markets. The Board considered that the larger presence in common markets may provide a broader base of referrals and bring greater resources to existing markets, allowing Newco to enhance operating margins through increased volume and reduced expenses as a percentage of revenue. In addition, the Board determined that Newco's financial resources, ability to obtain financing and possibly greater national name recognition is expected to permit Newco to enter new markets on a more cost-effective basis than Tokos could on its own. These factors led the Board to the conclusion that Newco would be in a better position than Tokos, on a stand alone basis, to realize the growth and critical mass that is necessary to compete effectively and profitably in the current climate of the industry.

          7. The historical and current financial condition, results of operations, prospects and business of Tokos and Healthdyne. Specifically, the Board concluded that the business and operations of Tokos and Healthdyne were complementary and compatible, and that Healthdyne brought to the combined enterprise a significant base of revenues, a history of minimal loses or slight profitability and net cash of approximately $30,000,000 as of September 30, 1995 (without giving effect to costs of the Merger -- See "Pro Forma Consolidated Condensed Financial Information"). The Board believed that given Healthdyne's stronger balance sheet Newco would be more financially sound than Tokos on a stand alone basis. The Board noted the management and operational strengths of Tokos and Healthdyne and their respective knowledge of the obstetrical home healthcare industry.

          8. The presentation with respect to the Merger and the written opinion of Robertson Stephens dated October 2, 1995, to the effect that, as of such date and based upon and subject to certain matters as stated in its written opinion, the consideration to be received by the stockholders of Tokos pursuant to the Merger Agreement is fair, from a financial point of view, to the stockholders of Tokos. Although the Tokos Board of Directors did not specifically adopt the opinion, it relied upon that opinion and the presentation and fairness opinion of Robertson Stephens was of primary importance to the Board of Directors in reaching its conclusion to approve the Merger Agreement and the transactions contemplated thereby.

          9. The terms of the Merger Agreement and the Merger generally, including the conditions to closing, the structure of the Board of Directors, consisting of four outside directors from each of Tokos and Healthdyne and Mr. Petit and Mr. Byrnes, the strength of the proposed management of Newco, the provisions relating to the ability of Tokos to participate in negotiations or discussions with respect to other proposals to acquire Tokos to the extent necessary to fulfill the fiduciary duties of the Board of Directors to the stockholders of Tokos, and the nature and amount of the termination fees that may be payable under certain circumstances. The Board believed that the termination fees payable by Healthdyne under certain circumstances provided an adequate level of assurance that Healthdyne was sufficiently committed to the consummation of the Merger.

          10. The relative trading prices of Tokos Common Stock and Healthdyne Common Stock. The Tokos Board placed particular emphasis on the substantial ownership (approximately 53%) of Newco that Tokos' stockholders would have as a result of the Exchange Ratio.

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

          11. The fact that the Merger should permit the holders of Tokos Common Stock to exchange their shares for Newco Common Stock on a tax-free basis. See "Merger -- Terms of the Merger Agreement" and "-- Federal Income Tax Consequences." Business combination transactions in which there is a material cash component as part of the consideration to be received by stockholders, as opposed to an exchange of shares as in the Merger transaction, may result in a taxable event to such stockholders upon consummation of such transaction.

     The Tokos Board of Directors considered the financial, comparative, pro forma and contribution analyses of Tokos and Healthdyne, included in Robertson Stephens' presentation and believed that such analyses, taken as such supported a conclusion that the Tokos Exchange Ratio was fair, from a financial point of view, to the Tokos stockholders. See "-- Opinion of Tokos' Financial Advisor." Although the Tokos Board of Directors did not specifically adopt the opinion, such conclusion was a key factor in the Tokos Board's decision to recommend approval of the Merger.

     In light of the variety of factors considered by Tokos' Board of Directors, the Board did not find it practical to and did not assign any particular weight to any of the foregoing factors, but considered all of these factors as a whole in reaching its determination. However, in reaching its decision to approve the Merger, the Board was most strongly influenced by the items noted in paragraphs 1, 2, 4, 6, 7, 8, 9 and 10.

     The Tokos Board concluded, in light of all of the foregoing factors, that the Merger is in the best interest of Tokos and its stockholders and is fair to its stockholders.

     The affirmative vote of the holders of a majority of the outstanding shares of Tokos Common Stock is required to approve and adopt the Merger Agreement and the affirmative vote of a majority of the outstanding shares of Healthdyne Common Stock present or represented at the Healthdyne Meeting and a majority of the outstanding shares of Tokos Common Stock present or represented at the Tokos Meeting is required to approve and adopt the Newco Plans. The approval of at least a majority of unaffiliated security holders is not required to approve and adopt the Merger Agreement or the Newco Plans.

     All of the members of the Board of Directors of Tokos except Mr. Goldsmith voted to approve the Merger. Mr. Goldsmith, who is a Managing Director of Robertson Stephens, abstained from that vote to avoid any appearance of conflict of interest arising from Robertson Stephens' role as financial advisor to Tokos in connection with the Merger. After the other Tokos directors unanimously approved the Merger, Mr. Goldsmith joined the other members of the Board in unanimously recommending the Tokos stockholders approve the Merger. THE BOARD OF DIRECTORS OF TOKOS UNANIMOUSLY RECOMMENDS THAT TOKOS STOCKHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. TOKOS' STOCKHOLDERS ARE URGED TO CAREFULLY REVIEW THE FACTORS DISCUSSED IN "RISK FACTORS" IN CONNECTION WITH EVALUATING AND VOTING ON THE MERGER AGREEMENT.

OPINION OF TOKOS' FINANCIAL ADVISOR

     Tokos retained Robertson Stephens to act as its financial advisor in connection with the Merger. Robertson Stephens was retained based on Robertson Stephens' experience as a financial advisor in connection with mergers and acquisitions as well as Robertson Stephens' industry knowledge and familiarity with Tokos.

     At the October 2, 1995 special meeting of Tokos' Board of Directors, Robertson Stephens delivered an oral opinion, which was subsequently confirmed in writing, that as of such date and based on the matters described therein, the Tokos Exchange Ratio was fair to stockholders of Tokos from a financial point of view. Robertson Stephens did not recommend to Tokos that any specific ratio constituted the appropriate Tokos Exchange Ratio for the Merger. Robertson Stephens' opinion to the Tokos Board addresses only the fairness from a financial point of view of the Tokos Exchange Ratio, and does not constitute a recommendation to any stockholder as to how such stockholder should vote at the Tokos Special Meeting. Robertson Stephens expresses no opinion as to the tax consequences of the Merger, and Robertson Stephens' opinion as to the fairness of the Tokos Exchange Ratio does not take into account the particular tax status or position of any

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

holder of Tokos Common Stock. In rendering its opinion, Robertson Stephens was not engaged as an agent or fiduciary of Tokos stockholders or any other third party. Robertson Stephens delivered its written opinion to Tokos dated October 2, 1995 subsequent to October 2, 1995.

     The complete text of the opinion dated October 2, 1995 is attached hereto as Appendix C and the summary of the opinion set forth below is qualified in its entirety by reference to the full text of such opinion. Stockholders of Tokos are urged to read such opinion carefully and in its entirety for a description of the procedures followed, the factors considered, the assumptions made and scope of the review undertaken by, as well as limitations on the review undertaken by, Robertson Stephens in rendering its opinion.

     In connection with the preparation of its opinion dated October 2, 1995, Robertson Stephens, among other things: (i) reviewed financial information on Tokos and Healthdyne furnished to Robertson Stephens by both companies, including certain internal financial analyses and forecasts prepared by the management of Tokos and Healthdyne; (ii) reviewed publicly available information; (iii) held discussions with the management of Tokos and Healthdyne concerning the businesses, past and current business operations, financial condition and future prospects of both companies, independently and combined, including certain information prepared by the management of Tokos and Healthdyne concerning potential cost savings and synergies that could result from the Merger; (iv) reviewed the Merger Agreement; (v) reviewed the stock price and trading histories of both companies; (vi) reviewed the exchange ratio implied by historical stock prices of the two companies; (vii) reviewed the contribution by each company to pro forma combined revenue, gross income, operating income, and selected balance sheet categories; (vii) reviewed the valuations of publicly traded companies which Robertson Stephens deemed comparable to Tokos and Healthdyne; (ix) compared the financial terms of the Merger with other transactions which Robertson Stephens deemed relevant; (x) analyzed the pro forma earnings per share of the combined company based on information provided by management of the two companies; and (xi) made such other studies and inquires, and reviewed such other data as Robertson Stephens deemed relevant.

     Based on past activities, Robertson Stephens has a certain degree of familiarity with Tokos. In addition, in the course of its engagement, Robertson Stephens made further investigations of both Tokos and Healthdyne. In arriving at its opinion, however, Robertson Stephens did not independently verify any of the foregoing information and relied on all such information being complete and accurate in all material respects. Furthermore, Robertson Stephens did not obtain any independent appraisal of the properties or assets and liabilities of Tokos or Healthdyne or of any of their subsidiaries, nor was Robertson Stephens furnished with any such evaluations or appraisals. With respect to the financial and operating forecasts (and the assumptions and bases therefor) of Tokos and Healthdyne which Robertson Stephens reviewed, Robertson Stephens assumed that such forecasts had been reasonably prepared in good faith on the basis of reasonable assumptions, reflected the best available estimates and judgments of the respective managements of Tokos and Healthdyne and that such projections and forecasts will be realized in the amounts and in the time periods currently estimated by such managements of Tokos and Healthdyne, including the possible cost savings and synergies resulting from the Merger. In addition, Robertson Stephens relied upon estimates and judgments of Tokos and Healthdyne management as to the future financial performance of both companies. Management's forecasts for Tokos showed an improvement from recent quarterly trends attributable to assumed operating margin improvements as a result of the ongoing and previously announced field expense reduction programs and increased revenues over prior periods in large part as a result of the planned introduction in 1996 of fetal fibronectin and the implementation of certain of its strategic alternatives with third party payors. Management's forecasts for Healthdyne assumed revenue growth and operating margin improvements, in part as a result of improved nursing productivity in the field and reduced overhead expenses, which either were generally consistent with recent quarterly historical trends or anticipated following the Technologies Spin-off and HIE Spin-off. Robertson Stephens also assumed that the Merger will be treated as a tax free reorganization for income tax purposes. The opinion is necessarily based upon market, economic and other conditions that existed and could be evaluated as of the date of the opinion, and on information available to Robertson Stephens as of such date.

     The following paragraphs summarize the most significant quantitative and qualitative analyses performed by Robertson Stephens in arriving at its opinion and reviewed with the Tokos Board of Directors and does not

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

purport to be a complete description of the analyses performed by Robertson Stephens. The information presented below is based on the financial condition of Tokos and Healthdyne (adjusted to reflect the then-proposed HIE Spinoff) as of a date or dates shortly before the Merger Agreement was executed on October 2, 1995 and stock price information through the close of the market on September 28, 1995.

     Stock Price and Trading History. Robertson Stephens reviewed the trading activity including share price and trading volume of Healthdyne Common Stock and Tokos Common Stock for the one-year period since September 28, 1994. With respect to Healthdyne, Robertson Stephens noted that since the Technologies Spinoff on May 22, 1995, the daily closing prices of Healthdyne Common Stock ranged from a high of $10.000 on September 1, 1995, to a low of $3.875 on June 27, 1995. With respect to Tokos, Robertson Stephens noted that since September 28, 1994, the daily closing prices of Tokos Common Stock ranged from a high of $12.875 on September 26, 1995 to a low of $4.359 on March 16, 1995. In addition, Robertson Stephens compared the indexed performance of Tokos Common Stock, Healthdyne Common Stock, the Standard & Poor's 500 Index, and a composite index based upon closing market prices of certain publicly traded home healthcare service companies considered by Robertson Stephens to be comparable in certain respects to Tokos and Healthdyne (the "Comparable Companies Index") since May 22, 1995. Robertson Stephens noted that both Tokos Common Stock price and Healthdyne Common Stock price outperformed the Standard & Poor's 500 Index and the Comparable Companies Index since May 22, 1995. The Comparable Companies Index consisted of the closing market prices of the following companies:
American HomePatient, Inc., Apria Healthcare Group Inc., Coram Healthcare Corporation, Lincare Holdings Inc., Olsten Corporation, Pediatric Services of America, Inc., Quantum Health Resources, Inc., and RoTech Medical Corporation. In addition, Robertson Stephens reviewed selected commentary of research analysis at different points in the trading histories of Tokos Common Stock and Healthdyne Common Stock.

     Exchange Ratio Analysis. Robertson Stephens reviewed the exchange ratio of shares of closing prices of Healthdyne Common Stock and Tokos Common Stock implied by the daily closing prices of Healthdyne Common Stock and Tokos Common Stock since May 22, 1995. The implied exchange ratios were calculated by dividing the closing price of Tokos Common Stock by the corresponding closing price of Healthdyne Common Stock for each day indicated. Robertson Stephens noted that the implied exchange ratio on September 28, 1995 was 0.815, and that the average implied exchange ratios for the latest 10 and 20 trading days ending September 28, 1995 were 0.812 and 0.835, respectively.

     Robertson Stephens reviewed the premium represented by the Exchange Ratio compared to the implied exchange ratios based on closing prices as of one day and four weeks prior to September 28, 1995. Such premiums were 22.7% and 19.2%, respectively. In addition, Robertson Stephens reviewed the premiums represented by the Exchange Ratio compared to the average implied exchange ratios based on the historical closing prices for the latest 10 and 20 trading days ending September 28, 1995. Such premiums were 23.1% and 19.8%, respectively. Robertson Stephens noted that such premiums were consistent with those found in similar mergers of equals transactions reviewed by Robertson Stephens (see Merger of Equals Analysis).

     Contribution Analysis. Robertson Stephens compared the contribution of Tokos and Healthdyne to pro forma combined revenue and gross profit, based on Tokos' and Healthdyne's management's forecast of their respective company's financial performance for calendar years 1995 and 1996, the June quarter annualized, and the last twelve months ending June 30, 1995. For such periods, Robertson Stephens noted that Tokos contributes approximately 56.2% to 58.4% of pro forma combined revenue, and approximately 52.2% to 54.3% of pro forma combined gross profit. Giving consideration to Healthdyne's and Tokos' net cash amounts, Robertson Stephens noted Tokos' implied pro forma equity ownership based on Tokos' contribution to pro forma combined revenues and gross profit ranged from 51.5% to 53.4% and 48.1% to 51.1%, respectively. Robertson Stephens also compared the contribution of Tokos and Healthdyne to estimated calendar 1996 pro forma combined earnings before interest and taxes ("EBIT"). Robertson Stephens noted that the combined pro forma EBITs for calendar year 1995, the June quarter annualized, and the last twelve months ending June 30, 1995 were negative and thus contributions based on such periods were not meaningful. Robertson Stephens also noted that Tokos contributes approximately 61.7% to estimated calendar 1996 EBIT.

     Robertson Stephens also compared the contribution of Tokos and Healthdyne to select balance sheet items based on combining the balance sheets of each company as of June 30, 1995. Robertson Stephens noted that Tokos contributes 25.5% of the combined cash, short-term investments and notes receivable, 53.4% of the combined current assets excluding cash, short-term investments and notes receivable, 41.5% of the combined total assets, and 40.4% of the combined shareholders' equity.

     Robertson Stephens compared these historical and projected contribution figures with the approximately 53.1% ownership position that Tokos stockholders would have in the pro forma company based on the number of shares outstanding. The 53.1% ownership percentage was calculated by multiplying the number of shares outstanding of Tokos Common Stock as of August 2, 1995 by the Tokos Exchange Ratio, and dividing the product by the expected number of shares to be outstanding of the pro forma combined company (based on the number or shares outstanding of Healthdyne Common Stock as of August 1, 1995). Robertson Stephens noted that the 53.1% ownership position was consistent with Tokos' contribution to pro forma combined revenues and gross profit, based on the parameters indicated above and after giving consideration to the respective amounts of net cash (defined as cash less total debt) contributed by each company. Robertson Stephens also noted the ownership position that Tokos stockholders are expected to have in the pro forma company exceeded Tokos' percentage contribution to the combined shareholder's equity (based on each company's balance sheet as of June 30, 1995) but was below Tokos' percentage contribution to the estimated combined pro forma calendar 1996 EBIT.

     Comparable Company Analysis. Robertson Stephens compared certain financial data and multiples of income parameters accorded to other publicly traded companies deemed by Robertson Stephens to be comparable to Healthdyne. Financial data compared included market capitalization, total capitalization, revenues, EBIT, net income, earnings per share, gross margin, operating margin, net margin, historical and projected revenue growth rates, historical earnings per share growth rates, and projected earnings per share growth rate as reported by ZACKS. Multiples compared included total capitalization to revenue, total capitalization to EBIT, price per share to earnings per share and price per share to earnings per share divided by projected growth rate. Companies deemed by Robertson Stephens to be comparable to Healthdyne included American HomePatient, Inc., Apria Healthcare Group Inc., Coram Healthcare Corporation, Lincare Holdings Inc., Olsten Corporation, Pediatric Services of America, Inc., Quantum Health Resources, Inc., and RoTech Medical Corporation (the "Comparable Companies").

     Robertson Stephens examined the range of exchange ratios derived from the public market valuations of the Comparable Companies. In particular, Robertson Stephens derived the total public market valuations of each of the Comparable Companies as a multiple of each such Comparable Company's revenues. These multiples ranged from 0.7x to 3.4x (with a mean and median of 1.5x) for the twelve months ending June 1995, from 0.7x to 3.0x (with a mean of 1.4x and a median of 1.3x) for both the June quarter annualized and projected calendar 1995 (based on publicly available projections) and from 0.5x to 2.5x (with a mean of 1.1x and a median of 0.9x) for projected calendar 1996 (based on publicly available projections). Robertson Stephens then applied these revenue multiples (after adjusting for Healthdyne's net cash) in order to derive the total public market valuation of Healthdyne implied by the Comparable Companies' revenue multiples. From Healthdyne's implied market valuation, Robertson Stephens derived implied exchange ratios between Tokos and Healthdyne (based on the number of outstanding shares of Tokos and Healthdyne). These implied exchange ratios ranged from 0.403 to 1.515.

     Robertson Stephens also valued Healthdyne based on Tokos' revenue multiples. Based on total capitalization to revenues multiples of 2.2x for the last twelve months ending June, 2.4x for the June quarter annualized, 2.4x for projected calendar 1995, and 2.2x for projected calendar 1996 for Tokos, the implied exchange ratio ranged from 1.030 to 1.110.

     The average implied exchange ratio at the current Tokos price per share of $11.500 as of September 28, 1995, ranged from 0.653 to 1.110. Robertson Stephens noted that the Exchange Ratio was within this range.

     Merger of Equals Analysis. Robertson Stephens reviewed financial, market, and governance information of seven comparable stock-for-stock mergers in which each company retained equal representation on Newco's board of directors. These mergers were: Abbey Healthcare Group/Homedco Group, Lockheed

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

Corporation/Martin Marietta Corporation, Anchor Bancorp/Dime Bancorp, SynOptics Communications/ Wellfleet Communications, Price Company/Costco Wholesale, Omni Capital Group/First Security Financial, and Midwest Energy Company/Iowa Resources. For purposes of this analysis, the company offering a premium to the other company was deemed the acquiror. Robertson Stephens analyzed and compared such parameters as the pro forma ownership percentage, the makeup of the pro forma combined board of directors, the acquiror's stock price as a percentage of its 52-week high and low, the target's stock price as a percentage of its 52-week high and low, the one-day, four-week and latest 10 and 20 trading days average premiums of the consideration offered to the target's stock price, the offered exchange ratio premium to the trading exchange ratio four weeks before, and the offered exchange ratio as a percentage of the 52-week high and low trading exchange ratios.

     Robertson Stephens noted that of the seven comparable merger of equals transactions, pro forma ownership of the acquiror ranged from 46.3% to 59.4%, with an average of 53.3%. All seven mergers had pro forma boards of directors with an equal representation from both the target and the acquiror (disregarding any new independent directors). The acquiror's stock price as a percentage of its 52-week high ranged from 55.7% to 98.8%, with an average of 82.1%. The acquiror's stock price as a percentage of its 52-week low ranged from 105.3% to 171.4%, with an average of 130.8%. The target's stock price as a percentage of its 52-week high ranged from 38.7% to 101.4%, with an average of 83.6%. The target's stock price as a percentage of its 52-week low ranged from 112.3% to 200.0%, with an average of 142.0%. The one-day stock price premium ranged from 11.0% to 21.6%, with an average of 16.8%. The four-week stock price premium ranged from 14.9% to 29.1%, with an average of 23.1%. The premium of the offered exchange ratio to the exchange ratio four weeks before ranged from 7.9% to 37.5%, with an average of 20.7%. The premium of the offered exchange ratio to the average exchange ratios of the last 10 trading days ranged from 7.9% to 34.5%, with an average of 19.5%. The premium of the offered exchange ratio to the average exchange ratios of the last 10 trading days ranged from 5.8% to 42.1%, with an average of 20.7%. The offered exchange ratio as a percentage of the 52-week exchange ratio high ranged from 47.1% to 122.1%, with an average of 94.1%. The offered exchange ratio as a percentage of the 52-week low exchange ratio ranged from 122.5% to 291.8%, with an average of 163.3%. Compared to these analyses, Robertson Stephens noted that Tokos' pro forma ownership will be approximately 53.1%. Tokos and Healthdyne will have equal representation on Newco's Board of Directors, with five seats each. Tokos' stock price as a percentage of its 52-week high was 89.3%, and of its 52-week low was 263.8%. Healthdyne's stock price as a percentage of its 52-week high was 93.8%, and of its 52-week low was 241.9%. The one-day stock price premium offered to Healthdyne was 22.7%, and the four-week stock price premium was 26.0%. The exchange ratio premium offered by Tokos to the ratio four weeks before was 19.2%, ratio based on the last ten trading days was 23.1%, and ratio based on the last twenty trading days was 19.8%. The exchange ratio offered by Tokos as a percentage of the 52-week exchange ratio high was 104.8% and of the 52-week exchange ratio low was 190.9%.

     Robertson Stephens noted that all stock price premiums and exchange ratio premiums offered to Healthdyne were within the range of the seven comparable merger of equals transactions reviewed, with the exception of the one-day stock price premium, which exceeded the highest premium offered of the seven comparable merger of equals transactions by the amount of 1.1%.

     Pro Forma Merger Analysis. Robertson Stephens analyzed certain pro forma effects resulting from the Merger, including the effect of the consummation of the Merger, on the earnings per share of the combined company based on the Exchange Ratio. Robertson Stephens noted that, in addition to other factors, the value of the synergies was an important consideration in arriving at its opinion that the Tokos Exchange Ratio pursuant to the Merger was fair from a financial point of view to the holders of Tokos Common Stock. Such analysis indicated that, based upon the realization of potential synergies estimated by Tokos' and Healthdyne's management and excluding non-recurring merger-related expenses, earnings per share for the fiscal year ending December 1996 could be increased between 76.5% to 300.2%. The foregoing analysis assumes the realization of certain synergies identified by Tokos' and Healthdyne's management primarily attributable to the consolidation of service centers and other facilities, reduction of operating expenses and the overall ability to achieve economies of scale. The ability of the combined company to achieve such increases in earnings per share for the fiscal year ending December 1996 depend upon the magnitude and timing related to the

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

realization of such synergies. The actual operating results or financial position achieved by the combined company may vary from the projected results, and the variations may be material.

     The preparation of fairness opinions involves various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such opinions are not readily susceptible to summary description. In arriving at its opinion, Robertson Stephens did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Robertson Stephens believes its analyses must be considered as a whole and that considering any portion of such analyses and the factors considered, without considering all analyses and current factors, could create a misleading or incomplete view of the process underlying opinions. In its analyses, Robertson Stephens made numerous assumptions with respect to industry performance, general business and other conditions and matters, many of which are beyond the control of Tokos and Healthdyne. These assumptions included assumptions that the economic, monetary and market conditions existing as of the date of Robertson Stephens' opinion will be applicable throughout the periods analyzed, and that Healthdyne's and Tokos' financial forecasts provided by their respective managements were reasonably prepared on bases reflecting the best currently available estimates and judgments of such managements at the time of preparation of the future operating and financial performance of Healthdyne and Tokos. Qualitative judgments made by Robertson Stephens included, among other things, judgments related to companies considered comparable to either Tokos or Healthdyne, other merger and acquisition transactions deemed comparable to the Merger, and the types of financial ratios, market information and terms relevant to a determination of fairness regarding the Tokos Exchange Ratio. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses may actually be sold.

     Robertson Stephens was retained based on Robertson Stephens' experience as a financial advisor in connection with mergers and acquisitions as well as Robertson Stephens' investment banking relationship and familiarity with Tokos. Robertson Stephens is the investment manager of investment entities that invested in the purchase of Tokos preferred stock, and a representative of Robertson Stephens sits on the Board of Directors of Tokos. Robertson Stephens has also provided certain investment banking services to Tokos from time to time, including acting as the managing underwriter for the initial public offering of shares of the common stock of Tokos on March 26, 1990 and acting as financial advisor to Tokos in several of its acquisitions. Robertson Stephens also makes a market in the Common Stock of Tokos. In the course of its market making and other activities, Robertson Stephens may, from time to time, have a long or short position in and buy and sell securities of Tokos.

     Tokos formally engaged Robertson Stephens on May 2, 1994 by means of an engagement letter to provide financial advisory services in connection with potential merger or acquisition transactions. Such engagement letter was jointly amended by Tokos and Robertson Stephens by means of an amendment letter dated October 1, 1995. The engagement letter as amended provides that, for its services, Robertson Stephens is to be paid, contingent upon the closing of the Merger, a fee of $1,500,000. Of this amount, $400,000 is attributable to Robertson Stephens' rendering of a fairness opinion. Tokos has also agreed to indemnify Robertson Stephens for certain liabilities, including liabilities under the federal securities laws or relating to or arising out of Robertson Stephens' engagement as financial advisor to Tokos. Tokos did not consider or interview any other financial advisor candidates.

     Robertson Stephens is a nationally recognized investment banking firm. As part of its investment banking business, Robertson Stephens is frequently engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and other purposes.

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

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendations of the Boards of Directors of Tokos and Healthdyne with respect to the Merger Agreement and the transactions contemplated thereby, stockholders should be aware that certain members of the management of Tokos and Healthdyne and the Boards of Directors of Tokos and Healthdyne have interests in the Merger that are in addition to the interests of stockholders of Tokos and Healthdyne generally.

     Amendments to Healthdyne's Change in Control Agreements. In February 1988, Healthdyne entered into agreements with Messrs. Petit, Dewberry, Burkey and Millard and in October 1993 entered into a similar agreement with Mr. Yokubinas, entitling such executive officers to certain benefits upon specified terminations of employment within three years following a "change in control" of Healthdyne. Each agreement provides that in the event of a "change in control" of Healthdyne, the executive officer concerned will be entitled to certain benefits upon his subsequent termination of employment during the term of the agreement unless such termination is (i) because of his death, disability or retirement, (ii) by Healthdyne for cause, or (iii) with respect to termination by the executive officer, by the executive officer, other than for "good reason." Under these agreements, a number of circumstances entitle the executive officer to treat a good faith termination on his part as being a termination for "good reason." These include an adverse change in the executive officer's compensation, discontinuation of certain benefits, the assignment of duties inconsistent with his status or duties in effect immediately prior to the "change in control" of Healthdyne, the relocation of Healthdyne's principal executive office to a location outside of Marietta, Georgia or Healthdyne's requiring the executive officer to be based anywhere other than Healthdyne's principal executive office.

     If an executive officer's employment with Healthdyne or its subsidiaries terminates following the consummation of a "change in control" of Healthdyne other than under the circumstances set forth in clauses (i), (ii) or (iii) of the preceding paragraph, the executive officer will be entitled to receive his full base salary through the date of termination and a lump sum severance payment equal to three times the executive officer's average annual salary and other income derived from Healthdyne which is reportable for federal tax purposes for the five years preceding the date of his termination. In addition, such executive officer will be entitled to receive, for a period of three years after the date of his termination, all life, disability and health insurance coverage, automobile allowances and other fringe benefits equivalent to those in effect at the date of termination and is entitled to receive additional amounts relating to any excise taxes imposed on the executive as a result of Section 280G of the Code.

     In connection with the execution of the Merger Agreement, and as contemplated therein, Healthdyne entered into amended and restated agreements with each of the executive officers mentioned above and a new agreement with Frank D. Powers, President of Healthdyne Maternity Management (the "New Agreements"). The New Agreements, which take effect only if and at the time that the Merger becomes effective, will supersede the prior agreements described above. The New Agreements acknowledge that the Merger constitutes a "change in control", as defined in the agreements, and extend the term of the New Agreements from a term ending in February 1997 to a term ending three years after the Merger. In addition, under the New Agreements the executive officer agrees to comply with certain protective covenants which, for a period of three years following the later of the Effective Time or the effective time of any other "change in control" of Newco that occurs within three years after the effective date of the Merger and during the executive officer's continued employment with Newco, prohibit the executive officer from competing with Newco, soliciting customers or soliciting personnel of Newco. The New Agreements otherwise are substantially similar to the change in control agreements previously in effect.

     Under these agreements, if a "change in control" had taken place on January 1, 1996, Messrs. Petit, Dewberry, Yokubinas, Burkey, Millard and Powers would have been entitled to receive approximately $4,308,000, $2,319,000, $1,007,000, $1,681,000, $651,000 and $647,000, respectively, upon termination of employment as contemplated under these agreements. Section 280G of the Code imposes a 20% excise tax on the recipient of "excess parachute payments," as identified in the Code, and denies a tax deduction for such excess parachute payments to the company making them. In addition, if any such payments constitute excess parachute payments under Section 280G of the Code, Healthdyne (or, after the Merger, Newco) would be

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

obligated under these agreements to reimburse each executive officer for the excise taxes resulting from such parachute payments and from any reimbursements thereof paid by Healthdyne (or, after the Merger, Newco) and for the income taxes imposed on the executive officer with respect to such reimbursements. Healthdyne believes that, if Newco becomes obligated to make severance payments under these agreements, no portion of these payments will constitute excess parachute payments. However, there can be no assurance that the IRS would not assert that some portion of such payments are excess parachute payments. If the IRS were to prevail in such an assertion, the amount of deductions disallowed and the amount of reimbursements required to be paid to terminated executives could be substantial.

     Amendments to Tokos Employment Agreements. During 1994 and 1995, Tokos entered into Employment Agreements with Mr. Byrnes and Ms. Bayer and certain other officers of Tokos, and a similar agreement with Mr. Mione. These agreements provide for severance payments and certain benefits in the event of a termination upon a "change in control," a "termination for failure to renew" and a "termination other than for cause." The executive officers are not entitled to any compensation or benefits if they are terminated for "cause" or if, prior to change of control, they voluntarily terminate their employment with Tokos. A termination upon a "change in control" is defined as a termination following (i) the acquisition by a person or entity of twenty percent (20%) or more of Tokos' common stock in a transaction not approved by the Board of Directors; or (ii) a merger, consolidation or reorganization of Tokos with one or more corporations as a result of which Tokos is merged out of existence or becomes a subsidiary of another corporation or the sale of all or substantially all of the assets of Tokos; or (iii) a tender or exchange offer, merger, consolidation or business combination as a result of which the persons who were directors of Tokos before such transaction cease to constitute a majority of the Board of Directors of Tokos or any successor of Tokos. A "termination for failure to renew" means a failure by Tokos to renew or extend the term of the agreement beyond the basic term of the agreement or any extension thereof. A "termination other than for cause" is defined as constructive termination of the executive officer or material breach of the employment agreement by Tokos. A "termination for cause" is defined as a termination for any willful dishonesty towards, fraud upon or deliberate injury to, Tokos by the executive officer.

     Amendments to the employment agreements described above were executed on October 2, 1995, and become effective only upon the effectiveness of the Merger. The amendments increase the amount of severance compensation payable in the event of a termination upon a "change in control" or "termination for failure to renew" from 18 months continuation of salary plus 150% of the highest bonus earned by the employee, to an amount equal to three times the executive officer's average annual base salary and other income derived from Tokos which is reportable for federal tax purposes for the five years preceding the date of his or her termination. In addition, the covenants against competition and soliciting customers and employees previously included in the employment agreements were revised to provide greater protection to Tokos.

     If a "change in control" had taken place on January 1, 1996, Messrs. Byrnes and Mione and Ms. Bayer would have been entitled under the amended Employment Agreements to receive approximately $3,812,000, $633,000 and $702,000, respectively, upon termination of employment as contemplated under these agreements. The amount of severance compensation payable under the employment agreements is limited to amounts which are deductible by Tokos for federal income tax purposes under Section 280G of the Code.

     Retirement Benefits. Healthdyne's executive officers participate in a Retirement Benefit Award Program established by Healthdyne in 1994. In the event of a "change in control" of Healthdyne, all benefits accrued to date under these Retirement Benefit Awards immediately vest and each executive officer may require Healthdyne to place in trust for the executive officer's benefit an amount of money equal to the present value of the executive officer's accrued retirement benefit. The executive officers who participate in this retirement program and the amounts that Healthdyne would be required to place in trust for each such executive officer as of December 31, 1995, if requested thereunder, are as follows: Petit -- $1,098,000; Dewberry -- $423,000;
Yokubinas -- $510,000; Burkey -- $250,000; and Millard -- $145,000. Effective November 16, 1995, Healthdyne adopted a retirement benefit award for Mr. Powers. The amount Healthdyne would be required to place in trust for Mr. Powers as of December 31, 1995, if requested thereunder, is $160,000.

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

     Effective October 2, 1995, as contemplated in the Merger Agreement, Tokos adopted retirement benefit awards similar to Healthdyne's for Messrs. Byrnes and Mione and Ms. Bayer. The amounts Tokos would be required to place in trust for each such executive officer as of December 31, 1995, if requested thereunder, following the Merger, are as follows: Byrnes -- $345,000; Mione -- $221,000; Bayer -- $0.

     Stock Option Plans. Pursuant to the Merger Agreement, as of the Effective Time, Newco shall assume the stock options outstanding under the stock option plans of each of Tokos and Healthdyne (the "Assumed Options"). Each Assumed Option shall be exercisable for the number of Newco Shares equal to the number of Tokos or Healthdyne shares subject to such option prior to the Effective Time, at the exercise price per Newco Share equal to the exercise price per Tokos or Healthdyne share applicable to such Assumed Option immediately prior to the Effective Time (without taking into account any anti-dilution formula); provided, however, that in the case of any Employee Stock Option to which
Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, the conversion formula shall be adjusted, if necessary, to comply with Section 424(a) of the Code. Except as provided above, each Assumed Option shall continue to have and be subject to the same terms and conditions as were applicable to such option immediately prior to the Effective Time except that, in the case of Healthdyne, each such Assumed Option held by an optionee who continues his service with Healthdyne up to the Effective Time shall become immediately exercisable for all of the shares subject to such option and, in the case of Tokos, the repurchase rights in favor of Tokos with respect to each Assumed Option held by an optionee who continues his service with Tokos up to the Effective Time will not be transferred to Newco in the Merger. Assumed Options held by executive officers and directors of Healthdyne or Tokos, whose employment by Newco is terminated at or after the Effective Time shall continue to be exercisable for 12 months after the Effective Time (to the extent otherwise exercisable), rather than three months, after such termination of employment, unless the final expiration date of the Assumed Options would have occurred prior thereto without regard to early termination for any reason, in which case such Assumed Options shall continue to be exercisable only until the final expiration date.

     Approval and adoption of the Merger Agreement by Healthdyne and Tokos stockholders will constitute approval of the assumption by Newco of the Assumed Options outstanding under the Healthdyne Stock Option Plans and the Tokos Stock Option Plans.

     As of December 31, 1995, employees (or former employees) non-employee directors and consultants of Tokos held Tokos Stock Options to purchase an aggregate of 2,014,838 shares of Tokos Common Stock at a weighted average exercise price of $5.98 per share (based on exercise prices ranging from $0.23 to $31.50 per share). Options to purchase 937,338 Tokos Shares at a weighted average exercise price of $5.85 per share have not yet become vested as defined in the Tokos Stock Option Plans, but will accelerate and become fully exercisable without restriction at the Effective Time. As of December 31, 1995, employees (or former employees) of Healthdyne, non-employee directors and consultants held Healthdyne Options to purchase an aggregate of 1,506,317 shares of Healthdyne Common Stock at a weighted average exercise price of $3.2041 per share (based on exercise prices ranging from $1.6473 to $7.9415 per share). Options to purchase 1,070,888 Healthdyne Shares at a weighted average exercise price of $3.0279 per share have not yet become exercisable, but will accelerate and become fully exercisable at the Effective Time.

     Certain Benefits. From and after the Effective Time, Newco will honor in accordance with their terms all benefits accrued at the Effective Time under the Tokos Plans and Healthdyne Plans, including any rights to payments and benefits under the agreements and arrangements described above under " -- Amendments to Healthdyne's Change In Control Agreements" and " -- Amendments to Tokos Employment Agreements" and shall grant all Tokos and Healthdyne employees from and after the Effective Time credit for all service with Tokos and/or Healthdyne and their respective affiliates and predecessors prior to the Effective Time for all purposes for which such service was recognized under the benefit plan in question; provided, however, that the granting of credit for such services shall not result in a duplication of benefits provided to employees who become employees of Newco. To the extent any such benefit plans provide medical or dental welfare benefits after the Effective Time, such benefit plans shall waive any preexisting condition exclusions and waiting periods for plan participation unless the employee was subject to one or more preexisting condition exclusions in the Tokos or Healthdyne plan, and shall provide that any expenses incurred on or before the Effective Time shall be taken into account under the benefit plans of Newco for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions.

     Indemnification and Insurance. Under the terms of the Merger Agreement, Newco is required to indemnify and advance expenses to current and former officers, directors, employees and agents of Tokos and Healthdyne (the "Indemnified Parties"), to the fullest extent permitted under applicable law, against all losses, claims, damages, liabilities, costs or expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such, whether commenced, asserted or claimed before or after the Effective Time arising under the Securities Act, the Exchange Act or state corporation laws in connection with the Merger. In addition, Newco is obligated not to amend the provisions of its certificate of incorporation and bylaws providing for exculpation of director and officer liability and indemnification, except as required by applicable law or except to make changes permitted by law that would enlarge the Indemnified Parties' right of indemnification. For a period of six years after the Effective Time, Newco is obligated to maintain in effect policies of directors' and officers' liability insurance that are substantially no less advantageous to the Indemnified Parties than the policies presently covering such individuals.

     Board of Directors. Pursuant to the Merger Agreement, Healthdyne and Tokos have agreed that four current members of Healthdyne's Board of Directors (Parker
H. Petit, Carl E. Sanders, Morris S. Weeden and Frederick P. Zuspan, M.D.) and Jackie M. Ward will serve on Newco's Board of Directors, which will consist of ten members. In addition, Healthdyne and Tokos have agreed that the following five current members of the Board of Directors of Tokos will serve as directors on the Board of Directors of Newco: Robert F. Byrnes, Gene P. Guselli, Craig T. Davenport, Thomas W. Erickson and David L. Goldsmith. See "Operation, Management and Business of Newco After the Merger -- Management of Newco."

     Healthdyne's Financial Advisors. Healthdyne has paid a fee of $125,000 to Needham and has agreed to reimburse Needham for its reasonable out-of-pocket expenses. In addition, Healthdyne has agreed to pay Colman Furlong a fee of $650,000 if the Merger is consummated, and has agreed to reimburse Colman Furlong for its reasonable out-of-pocket expenses.

     Tokos' Financial Advisor. Tokos has paid fees and incurred contingent obligations to Robertson Stephens in connection with the Merger and has agreed to pay Robertson Stephens a fee of $1.5 million (including out-of-pocket expenses) if the Merger is consummated. In addition, Robertson Stephens is the investment manager of investment entities that invested in the purchase of Tokos preferred stock, and has also provided certain investment banking services to Tokos from time to time, including acting as the managing underwriter for the initial public offering of shares of the common stock of Tokos on March 26, 1990 and acting as financial advisor to Tokos in several of its acquisitions. Robertson Stephens also makes a market in the Common Stock of Tokos. David L. Goldsmith, a director of Tokos, is a partner of Robertson Stephens, and Mr. Goldsmith will be director of Newco after the Merger.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Troutman Sanders LLP, counsel to Healthdyne, is of the opinion that, for federal income tax purposes, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code and, accordingly, that (i) no gain or loss will be recognized by Healthdyne as a result of the Merger, (ii) no gain or loss will be recognized by Healthdyne shareholders upon the receipt of Newco Common Stock in exchange for Healthdyne Common Stock in connection with the Merger, (iii) the tax basis of Newco Common Stock to be received by Healthdyne shareholders in connection with the Merger will be the same as the tax basis in the Healthdyne Common Stock surrendered in exchange therefor, and
(iv) the holding period of Newco Common Stock to be received by Healthdyne shareholders in connection with the Merger will include the holding period of the Healthdyne Common Stock surrendered in exchange therefor, provided that the Healthdyne Common Stock is held as a capital asset at the Effective Time. This opinion is based in part on the truth and accuracy of the representations, warranties and statements of fact made or to be made by Healthdyne, Tokos and Newco in connection with the Merger.

     Healthdyne's obligation to consummate the Merger is conditioned upon receipt of a written opinion from Troutman Sanders LLP to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that Healthdyne and Tokos will each be a "party" to that reorganization within the meaning of Section 368(b) of the Code.

     Morrison & Foerster LLP, counsel to Tokos, is of the opinion that, for federal income tax purposes, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code and accordingly, that (i) no gain or loss will be recognized by Tokos as a result of the Merger, (ii) no gain or loss will be recognized by Tokos stockholders upon the receipt of Newco Common Stock in exchange for Tokos Common Stock in connection with the Merger,
(iii) the tax basis of Newco Common Stock to be received by Tokos stockholders in connection with the Merger will be the same as the tax basis in the Tokos Common Stock surrendered in exchanged therefor, and (iv) the holding period of Newco Common Stock to be received by Tokos stockholders in connection with the Merger will include the holding period of the Tokos Common Stock surrendered in exchange therefor, provided that the Tokos Common Stock is held as a capital asset at the Effective Time. This opinion is based in part on the truth and accuracy of the representations, warranties and statements of fact made or to be made by Healthdyne, Tokos and Newco in connection with the Merger.

     Tokos' obligation to consummate the Merger is conditioned upon receipt of a written opinion from Morrison & Foerster LLP to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that Healthdyne and Tokos will each be a "party" to that reorganization within the meaning of Section 368(b) of the Code.

     The IRS has ruled privately that conversion of stock purchase rights substantially similar to the rights associated with the Tokos Common Stock and the Healthdyne Common Stock into rights substantially similar to Newco Stock Rights in the Merger will be disregarded for federal income tax purposes. Accordingly, neither Tokos stockholders nor Healthdyne shareholders should realize a gain or loss on such conversion.

     The discussion regarding federal income tax consequences set forth above is included for general information only. It does not address the state, local or foreign tax aspects of the Merger and may not apply to a stockholder who acquired his or her shares of Healthdyne Common Stock or Tokos Common Stock pursuant to the exercise of employee stock options or rights or otherwise as compensation. This discussion relates only to Healthdyne Common Stock and Tokos Common Stock held as capital assets within the meaning of Section 1221 of the Code by persons who are citizens or residents of the United States. This discussion does not address tax consequences to categories of holders entitled to special treatment under the Code (including, without limitation, foreign persons, tax-exempt organizations, insurance companies, financial institutions and dealers in stocks and securities). It is based on currently existing provisions of the Code, existing and proposed Treasury Regulations thereunder and current administrative rulings and court decisions. All of the foregoing are subject to change, and any such change could affect the continuing validity of this discussion. No ruling has been sought from the IRS with respect to the federal income tax consequences of the Merger. Healthdyne and Tokos stockholders should consult their own tax advisors with regard to the specific tax consequences of the Merger to them, including the application and effect of any state, local and foreign tax laws.

REGULATORY APPROVALS

     Under the HSR Act and the rules promulgated thereunder by the FTC, the Merger could not have been consummated until notifications and certain information had been furnished to the FTC and the Antitrust Division and specified waiting period requirements had been satisfied. Each of Healthdyne and Tokos filed a notification and report form under the HSR Act with the FTC and the Antitrust Division on October 3, 1995 and received notice of early termination of the waiting period on November 2, 1995.

     The obligations of Healthdyne and Tokos to consummate the Merger are subject to the condition that there be no temporary restraining order, preliminary or permanent injunction or other order by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger. Each party has agreed to use its best efforts to have any such injunction or order lifted. See "The Merger Agreement -- Conditions to the Merger" and "-- Termination."

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

     Healthdyne and Tokos both operate their respective businesses pursuant to a number of governmental licenses and permits. Since both Healthdyne and Tokos will merge into Newco in the Merger, Newco will be required to obtain licenses and permits that cannot be effectively transferred by Healthdyne or Tokos to Newco, including 36 homecare licenses held in 18 different states. In addition, Newco will be required to qualify as a foreign corporation in approximately 40 states.

ACCOUNTING TREATMENT

     The Merger will be accounted for using the purchase method for accounting and financial reporting purposes. Based upon the outstanding shares of Tokos Common Stock and Healthdyne Common Stock as of December 31, 1995, Tokos shareholders will receive approximately 53% of the combined shares of Newco Common Stock. Since the former shareholders of Tokos will receive the larger percentage of Newco shares and since there is no other evidence that clearly indicates that Healthdyne would be the acquiror, for accounting purposes Tokos has been deemed to be the acquiror.

RESALE RESTRICTIONS AND REGISTRATION RIGHTS

     Shares of Healthdyne Common Stock and Tokos Common Stock that are outstanding prior to the consummation of the Merger will, after conversion into shares of Newco Common Stock, be freely tradeable without restrictions under the Securities Act; provided, however, that shares of Newco Common Stock restricted by contract or received by persons who are deemed to be "affiliates" (as that term is defined in Rule 144 under the Securities Act) of Newco, Tokos or Healthdyne ("restricted shares") may be resold by them only in transactions permitted by the resale provisions of Rule 145 or as otherwise permitted under the Securities Act. The existence of these restricted shares may have a depressive effect on the market price of Newco Common Stock. Certain persons who may be deemed "affiliates" of Healthdyne and Tokos (the "Restricted Holders") have agreed not to dispose of the shares of Newco Common Stock which they will receive in the Merger (the "Registrable Stock") as required under Rule 145 of the Securities Act. Based upon the number of outstanding shares of Healthdyne Common Stock and Tokos Common Stock as of December 31, 1995, and assuming the exercise of all options, warrants and other rights to purchase Healthdyne or Tokos Common Stock, approximately 37,682,286 shares of Newco Common Stock will be outstanding upon consummation of the Merger, of which approximately 3,104,087 shares of Newco Common Stock will be held by the Restricted Holders. Assuming no options are exercised prior to the consummation of the Merger: options, warrants and other rights to purchase approximately 3,439,010 shares of Newco Common Stock will be outstanding and exercisable upon consummation of the Merger; and such Restricted Holders, in the aggregate, will hold fully exercisable options and other rights to purchase approximately 1,337,216 shares of Newco Common Stock.

     In addition, Newco has agreed, upon demand within two years of the Effective Time (the "Registration Period") made by Restricted Holders (other than persons who will be affiliates of Newco after the Merger), to register the sale or other distribution of shares of Newco Common Stock held by such holders as soon as practicable after such demand. Such demand may be made with respect to any or all of the Registrable Stock; provided, however, that the aggregate number of shares requested to be registered in any demand or pursuant to related demands must be at least 300,000. The Restricted Holders as a group are entitled to three demand registrations during the Registration Period.

     If Newco shall, at any time during the Registration Period, propose the registration under the Securities Act (other than a registration on Form S-8 or Form S-4) of any offering of Newco Common Stock, Newco shall give notice of such registration to the Restricted Holders having registration rights who are not affiliates and allow such holders to include their shares of Newco Common Stock in such registration (subject to reduction upon the advice of Newco's investment banking firm as necessary to ensure the orderly sale and distribution of shares of Newco Common Stock being offered by Newco).

                              THE MERGER AGREEMENT

     The detailed terms of and conditions to the Merger are contained in the Merger Agreement, which is included in full as Appendix A to this Joint Proxy Statement/Prospectus. The following summary description of the terms of the Merger Agreement is qualified in its entirety by, and made subject to, the more complete information set forth in the Merger Agreement.

THE MERGER

     Subject to the terms and conditions of the Merger Agreement, at the Effective Time, Tokos and Healthdyne will be merged with and into Newco and thereupon the separate existence of Tokos and Healthdyne will cease, and Newco will be the surviving corporation. The Merger will have the effects specified in the DGCL.

CLOSING AND EFFECTIVE TIME OF THE MERGER

     The closing of the transactions contemplated by the Merger Agreement shall take place on the day after the later of (a) the date on which the later to occur of the Healthdyne Meeting and the Tokos Meeting is held or (b) the day on which all of the conditions set forth in the Merger Agreement are satisfied or waived, or at such other date, time and place as Tokos and Healthdyne agree.

     Concurrently with the Closing, Healthdyne and Tokos will cause a Certificate of Merger to be filed with the Secretary of State of the State of Delaware and a Certificate of Merger to be filed with the Secretary of State of the State of Georgia. Each such filing will be made substantially simultaneously with the other and the Merger will become effective upon the later to occur of such filings.

CONVERSION OF SECURITIES

     Pursuant to the Merger Agreement, at the Effective Time, (i) each issued and outstanding share of Tokos Common Stock, together with its associated common stock purchase right will be converted into one share of Newco Common Stock and one associated Newco Stock Right and (ii) each issued and outstanding share of Healthdyne Common Stock, together with its associated preferred stock purchase right will be converted into one share of Newco Common Stock and one associated Newco Stock Right. The Merger will not cause the associated stock purchase rights of Healthdyne or Tokos stockholders to become exercisable. The shares of Healthdyne Common Stock and Tokos Common Stock and their respective accompanying stock purchase rights to be converted in connection with the Merger are sometimes referred to herein collectively as the "Shares" and the shares of Newco Common Stock and the associated Newco Stock Rights are sometimes referred to herein collectively as "Newco Shares."

     All shares of Tokos Common Stock and Healthdyne Common Stock converted in the Merger will no longer be outstanding and will automatically be cancelled and retired and will cease to exist, and each holder of a certificate representing any such shares will cease to have any rights with respect thereto, except the right to receive, without interest, shares of Newco Common Stock upon the surrender of such certificate. Any shares held in the treasury of Healthdyne or Tokos shall be cancelled and retired, and no payment shall be made with respect thereto.

TREATMENT OF STOCK OPTIONS AND CONVERTIBLE SECURITIES

     Pursuant to the Merger Agreement, as of the Effective Time, Newco shall assume the Assumed Options. Each Assumed Option will be exercisable for the number of Newco Shares equal to the number of Tokos or Healthdyne shares subject to such option prior to the Effective Time, at the exercise price per Newco Share equal to the exercise price per Tokos or Healthdyne share applicable to such Assumed Option immediately prior to the Effective Time (without taking into account any anti-dilution formula); provided, however, that in the case of any Employee Stock Option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, the conversion formula shall be adjusted, if necessary, to comply with Section 424(a) of the Code. Except as provided above, each Assumed Option shall continue to have and be subject to the same terms and conditions as were applicable to such option immediately prior to the Effective Time except that, in the case of Healthdyne, each such Assumed Option held by an optionee who continues his service with Healthdyne up to the Effective Time shall become immediately exercisable for all of the shares subject to such option and, in the case of Tokos, the repurchase rights in favor of Tokos with respect to each Assumed Option held by an optionee who continues his service with Tokos up to the Effective Time will not be transferred to Newco in the Merger. Assumed Options held by officers and directors of Healthdyne whose employment by Newco is terminated at or after the Effective Time shall continue to be exercisable for 12 months after the Effective Time (to the extent otherwise exercisable), rather than three months, after such termination of employment, unless the final expiration date of the Assumed Options would have occurred prior thereto without regard to early termination for any reason, in which case such Assumed Options shall continue to be exercisable only until the final expiration date. Assumed Options held by Tokos executive officers shall continue to be exercisable after the Effective Time (to the extent otherwise exercisable) until the final expiration date of such options. Any repurchase rights of Tokos and Healthdyne with respect to (y) unvested Tokos and Healthdyne shares previously issued upon exercise of options granted under the option plans or (z) unvested Newco Shares issuable upon exercise of the Assumed Options, shall not be assigned to Newco. As soon as reasonably practicable after the Effective Time, Newco will cause to be filed one or more registration statements on Form S-8 under the Securities Act, or amendments to any registration statements on Form S-8 covering its stock options to register the Newco Shares issuable upon exercise of the Assumed Options, and at or prior to the Effective Time, Newco shall take all corporate action necessary to reserve for issuance a sufficient number of Newco Shares for delivery upon exercise of the Assumed Options. The consummation of the Merger shall not of itself be treated as a termination of an optionee's service with Tokos or Healthdyne for purposes of the Assumed Options or the option plans.

     Approval and adoption of the Merger Agreement by Healthdyne and Tokos Stockholders will constitute approval of the assumption by Newco of the Assumed Options outstanding under the Healthdyne Stock Option Plans and the Tokos Stock Option Plans.

     As of the Effective Time, each of the 8% Convertible Subordinated Debentures Due December 31, 2001 (the "Convertible Debentures") of Healthdyne which is outstanding both as of October 2, 1995 and at the Effective Time shall be assumed by Newco by execution and delivery of a supplemental indenture, pursuant to which Newco will agree to issue Newco Shares upon conversion of the Convertible Debentures.

EXCHANGE OF CERTIFICATES

     As of the Effective Time, Newco will deposit with SunTrust Bank, Atlanta, Georgia, as exchange agent (the "Exchange Agent"), for the benefit of the holders of shares of Healthdyne Common Stock and Tokos Common Stock, for exchange in accordance with the Merger Agreement, certificates representing the shares of Newco Common Stock to be issued in exchange for certificates which represented shares of Tokos Common Stock or Healthdyne Common Stock, as the case may be, immediately prior to the Effective Time.

     Promptly after the Effective Time, Newco will cause the Exchange Agent to mail to each holder of record of Tokos Common Stock and Healthdyne Common Stock a letter of transmittal to be used by such holders in forwarding their certificates representing such shares ("Certificates") and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Newco Common Stock. TOKOS AND HEALTHDYNE STOCKHOLDERS ARE REQUESTED NOT TO SURRENDER THEIR RESPECTIVE CERTIFICATES FOR EXCHANGE UNTIL THEY RECEIVE A NOTICE AND TRANSMITTAL FORM FROM THE EXCHANGE AGENT.

     Because of the one-for-one Exchange Ratio for both Healthdyne and Tokos shares, there will be no fractional shares issued in the Merger unless Healthdyne or Tokos effects changes in its outstanding capital stock (such as a stock split or stock dividend), none of which is anticipated. In the event that any such change results in an Exchange Ratio of other than one-for-one, no fractional shares of Newco Common Stock will be issued and any holder of shares of Healthdyne Common Stock or Tokos Common Stock entitled under the Merger Agreement to receive a fractional share will be entitled to receive only a cash payment in lieu thereof, which payment will be in an amount equal to the product of (i) the fractional percentage of a share of Newco

Common Stock to which such holder would otherwise be entitled, and (ii) the Average Price (as defined below) of a Newco Share. The "Average Price" of a Newco Share will be the average of the closing sales prices thereof for the five trading days commencing on the third trading day following the Closing.

     No dividends that are declared on Newco Shares will be paid to persons entitled to receive certificates representing Newco Shares until such persons surrender their certificates representing shares of Healthdyne Common Stock or Tokos Common Stock. Upon such surrender, there shall be paid to the person in whose name the certificates representing such Newco Shares shall be issued, any dividends which shall have become payable with respect to such Newco Shares between the Effective Time and the time of such surrender. In no event shall the person entitled to receive such dividends be entitled to receive interest on such dividends. If any certificates for any Newco Shares are to be issued in a name other than that in which the certificate representing shares of Healthdyne Common Stock or Tokos Common Stock surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such Newco Shares in a name other than that of the registered holder of the certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, none of Tokos, Healthdyne, the Exchange Agent nor any other person shall be liable to a holder of shares of Healthdyne Common Stock or Tokos Common Stock for any Newco Shares or dividends thereon or the cash payment for fractional interests delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     At the Effective Time, the stock transfer books of Healthdyne and Tokos shall be closed and no transfer of shares of Healthdyne Common Stock or Tokos Common Stock shall thereafter be made. If, after the Effective Time, certificates representing shares of Healthdyne Common Stock or Tokos Common Stock are presented to Newco, they shall be cancelled and exchanged for certificates representing Newco Shares in accordance with the terms hereof.

     Any portion of the monies from which cash payments in lieu of fractional interests in shares of Newco Common Stock will be made (including the proceeds of any investment thereof), if any, and any shares of Newco Common Stock that are unclaimed by the former stockholders of Tokos or Healthdyne one year after the Effective Time will be delivered to Newco. Any former stockholders of Tokos or Healthdyne who have not theretofore complied with the exchange procedures in the Merger Agreement may thereafter look to Newco for delivery of their shares of Newco Common Stock, deliverable in respect of each share of Newco Common Stock such stockholder holds and any unpaid dividends and distributions on such shares of Newco Common Stock. Notwithstanding the foregoing, none of Tokos, Healthdyne, the Exchange Agent or any other person will be liable to any former holder of shares of Tokos Common Stock or Healthdyne Common Stock for any amount properly delivered to a public official pursuant to the applicable abandoned property, escheat or similar laws.

     No interest will be paid or accrued on cash in lieu of fractional shares, if any, or unpaid dividends and distributions, if any, which will be paid upon surrender of Certificates.

     In the event any certificate evidencing shares is lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, the Exchange Agent will issue in exchange for such lost, stolen or destroyed certificate evidencing shares the appropriate amount of Newco Common Stock. The Board of Directors of Newco may, as a condition to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to give Newco a bond in such sum as it may direct as indemnity against any claim that may be made against Newco with respect to such certificate alleged to have been lost, stolen or destroyed.

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains various customary representations and warranties relating to, among other things, each of Healthdyne's and Tokos': (i) organization, existence, and capital structure and ownership of their respective subsidiaries; (ii) authorization, execution, delivery, performance and enforceability of the Merger Agreement; (iii) absence of conflicts under their respective organizational documents, required consents and approvals, breaches of material contracts, and violations of orders, statutes and regulations; (iv) documents filed by each of Healthdyne and Tokos with the Commission and the accuracy of information contained therein (including, with respect to Healthdyne, materials relating to the HIE Spinoff;
(v) absence of certain material changes; (vi) litigation, contracts and employee benefit plans; (vii) compliance with material laws and regulations, including payment of taxes; (viii) labor and employment matters; (ix) insurance; (x) contracts with physicians, hospitals, HMOs and third party providers; (xi) no ownership of the capital stock of the other company; (xii) stockholder rights plans; (xiii) absence of dissenter's rights; (xiv) accuracy and completeness of corporate records; and (xv) intellectual property rights.

CERTAIN COVENANTS; CONDUCT OF BUSINESS PRIOR TO EFFECTIVE TIME

     Each of Healthdyne and Tokos has agreed among other things, prior to the Effective Time, unless the other agrees in writing or as otherwise required or permitted by the Merger Agreement, (i) to conduct its operations only in the ordinary course of business consistent with past practices, (ii) to confer with representatives of the other on a regular and frequent basis to report operational matters of a material nature and proposed material transactions and deliver to the other unaudited financial statements, (iii) to promptly notify the other of any material change in the conditions of its businesses and (iv) to use its best efforts to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with those persons having business relationships with them. In addition, each of Healthdyne and Tokos has agreed, among other things, prior to the Effective Time, unless the other agrees in writing or as otherwise required or permitted by to the Merger Agreement, that it shall not: (i) amend its certificate of incorporation or by-laws, (ii) except pursuant to the exercise of certain options, stock purchase plans, debentures or warrants existing on October 2, 1995, issue any shares of its capital stock or change its capitalization as it existed on October 2, 1995, (iii) increase any compensation or enter into or amend any employment agreement with any of its present or future officers or directors, except for normal increases consistent with past practice and the payment of cash bonuses to officers pursuant to and consistent with existing bonus plans or programs, (iv) institute any new employee benefit plan or amend any existing employee benefit plan in any material respect, (v) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock (except, in the case of Healthdyne, the HIE Spinoff), (vi) directly or indirectly acquire any shares of its capital stock or capital stock of any of its subsidiaries, (vii) change the number of shares of Healthdyne Common Stock or Tokos Common Stock, as the case may be, issued and outstanding by effecting a stock split, reverse stock split, stock dividend, recapitalization or other similar transaction, or (viii) permit any of its subsidiaries to sell, lease or otherwise dispose of any of its assets which are material, individually or in the aggregate, except in the ordinary course of business.

     Healthdyne and Tokos have agreed that, during the period from October 2, 1995 and continuing until the Effective Time, except as otherwise contemplated by the Merger Agreement, neither Healthdyne nor Tokos will knowingly take any action, or knowingly fail to take any action, that would jeopardize the treatment of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

     Both Healthdyne and Tokos have agreed (i) to cooperate in the prompt preparation and filing of certain documents under federal and state securities laws and filing of certain documents under federal and state securities laws and with applicable government entities and (ii) to use their best efforts to obtain and deliver to each other certain agreements from "affiliates", as such term is defined under Rule 145 of the Securities Act.

NEGOTIATIONS WITH OTHERS

     Each of Healthdyne and Tokos and their respective subsidiaries has agreed that they will not, and will use their best efforts to cause their respective directors, officers, employees, financial advisors, legal counsel, accountants and other agents and representatives ("affiliates") not to, initiate, solicit or encourage, directly or indirectly, or take any other action to facilitate any inquiries or the making of any proposal with respect to, or, except to the extent required in the exercise of the fiduciary duties of its Board of Directors under applicable law as advised by independent counsel, engage or participate in negotiations concerning, provide any nonpublic information or data to or have any discussions with any person except the other or their affiliates relating to,

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

any acquisition, tender offer (including a self-tender offer), exchange offer, merger, consolidation, acquisition of beneficial ownership of or the right to vote securities representing ten percent (10%) or more of the total voting power of such entity or any of its subsidiaries, dissolution, business combination, purchase of all or any significant portion of the assets or any division of, or any equity interest in, such entity or any subsidiary, or similar transaction other than the Merger (such proposals, announcements, or transactions being referred to as "Acquisition Proposals"). Each of Healthdyne and Tokos has agreed to notify the other promptly orally and in writing if any such Acquisition Proposals (including the terms thereof and identity of the persons making such proposals) are received and furnish to the other a copy of any written proposal.

MANAGEMENT AFTER THE MERGER

     The Bylaws of Newco (the "Newco Bylaws") immediately following the Effective Time shall be in the form attached as Appendix E and the Board of Directors of Newco is obligated to take all action necessary to cause: Carl E. Sanders and Craig T. Davenport to be elected as directors of Newco for terms expiring at the 1996 Annual Meeting of Stockholders; Jackie M. Ward, Frederick
P. Zuspan, M.D., Thomas W. Erickson and David L. Goldsmith to be elected as directors of Newco for terms expiring at the 1997 Annual Meeting of Stockholders; and Robert F. Byrnes, Parker H. Petit, Morris S. Weeden and Gene
P. Guselli to be elected as directors of Newco for terms expiring at the 1998 Annual Meeting of Stockholders. Under the terms of Newco Bylaws, if any of the Tokos Nominated Directors (Robert F. Byrnes, Gene P. Guselli, Craig T. Davenport, Thomas W. Erickson and David L. Goldsmith) are unable or unwilling to serve as a director of Newco, such individual or individuals shall be replaced by an individual or individuals designated by the Tokos Board of Directors and if any of the Healthdyne Nominated Directors (Parker H. Petit, Carl E. Sanders, Jackie M. Ward, Morris S. Weeden and Frederick P. Zuspan, M.D.) are unable or unwilling to serve, such individual or individuals shall be replaced by an individual or individuals designated by the Healthdyne Board of Directors. In addition, for a period of three years following the Effective Time and continuing through Newco's 1998 Annual Meeting of Stockholders, (i) any vacancy on Newco's Board of Directors, or any committee thereof, arising among the Tokos Nominated Directors and any nominee selected to fill a director position occupied by a Tokos Nominated Director will be filled or selected by the remaining Tokos Nominated Directors and (ii) any vacancy on Newco's Board of Directors, or any committee thereof, arising among the Healthdyne Nominated Directors and any nominee selected to fill a director position occupied by a Healthdyne Nominated Director will be filled or selected by the remaining Healthdyne Nominated Directors. Each of the directors of each of Healthdyne and Tokos has agreed to take such individual action, as may be necessary on such director's part, including resignation, to cause compliance with the provisions described in this paragraph. See "Operation, Management and Business of Newco After the Merger" and Newco Bylaws attached as Appendix E to this Joint Proxy Statement/Prospectus.

     Newco's Board of Directors is obligated to take all action necessary to elect the following as the principal executive officers of Newco: Parker H. Petit -- Chairman of the Board; Robert F. Byrnes -- President and Chief Executive Officer; Frank Powers -- Executive Vice President-Provider Operations; Terry P. Bayer -- Executive Vice President -- Managed Care Operations; Donald R. Millard -- Senior Vice President and Chief Financial Officer; and J. Brent Burkey -- Senior Vice President and General Counsel. In addition, Newco is obligated to take all necessary actions to establish the following four committees of the Board of Directors of Newco: an executive committee (the "Executive Committee"), an audit committee (the "Audit Committee"), a compensation and stock option committee (the "Compensation Committee") and a nominating committee (the "Nominating Committee").

INDEMNIFICATION AND INSURANCE

     Newco will indemnify and advance expenses to the Indemnified Parties, to the fullest extent permitted under applicable law, against all losses, claims, damages, liabilities, costs or expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such, whether commenced, asserted or claimed before or after the Effective Time and including, without limitation, liabilities arising under the Securities Act, the Exchange Act or state

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

corporation laws in connection with the Merger. In addition, Newco will keep in effect the provisions in its Certificate and Bylaws providing for exculpation of director and officer liability and indemnification, except as required by applicable law or except to make changes permitted by law that would enlarge the Indemnified Parties' right of indemnification.

     For a period of six years after the Effective Time, Newco is obligated to maintain in effect policies of officers' and directors' liability insurance covering the Indemnified Parties, who are presently covered by Healthdyne or Tokos insurance policies, on terms that are substantially no less advantageous to such Indemnified Parties than such existing insurance; provided, that Newco will not be required, in order to maintain or procure such coverage, to pay an annual premium in excess of an agreed upon amount (the "Cap") and provided further that if equivalent coverage cannot be obtained, or can be obtained only by paying an annual premium in excess of the Cap, Newco will only be required to obtain as much coverage as can be obtained by paying an annual premium equal to the Cap.

     Newco will pay all expenses, including attorneys' fees, that may be incurred by any of the Indemnified Parties in enforcing the indemnity and other obligations referred to above. The rights of each Indemnified Party will be in addition to any other rights such person may have under the Newco Certificate or Bylaws, the DGCL or otherwise.

CONDITIONS TO THE MERGER

     The respective obligations of Healthdyne and Tokos to consummate the Merger are subject to the fulfillment of each of the following conditions: (i) the Merger Agreement shall have been approved by the requisite holders of the Healthdyne Common Stock and the Tokos Common Stock; (ii) the waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated; (iii) neither Healthdyne nor Tokos shall be subject to any order or injunction of a court of competent jurisdiction which prohibits the consummation of the Merger; (iv) the Registration Statement shall have become effective and no stop order with respect thereto shall be in effect; (v) the shares of Newco Common Stock issued in the Merger shall have been approved for listing on the Nasdaq National Market; (vi) all consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body required in connection with the execution, delivery and performance of the Merger Agreement shall have been obtained or made, except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have a material adverse effect on Tokos and Healthdyne (and their respective subsidiaries), taken as a whole, following the Effective Time; (vii) no action shall have been taken nor any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger by any governmental entity which imposes any condition or restriction upon Newco, Healthdyne, Tokos or their respective subsidiaries which would so materially adversely impact the economic or business benefit of the Transactions contemplated by the Merger Agreement as to render inadvisable the consummation of the Merger; (viii) Newco shall have caused the Board of Directors, committees and officers of Newco to be selected pursuant to, and as set forth in, the Merger Agreement; (ix) Tokos Medical Corporation, a California corporation, shall have been merged into Tokos; and (x) at least twenty (20) days prior to the Effective Time, Healthdyne shall have consummated the HIE Spinoff in all material respects in conformity with the description thereof contained in the preliminary prospectus contained in the registration statement filed with the SEC on September 1, 1995.

     The obligations of each of Healthdyne and Tokos to effect the Merger also are subject to the fulfillment or waiver by the other party prior to the Effective Time of the following conditions: (i) the other party shall have performed in all material respects its agreements contained in the Merger Agreement required to be performed by it under the Merger Agreement; (ii) the representations and warranties of the other party contained in the Merger Agreement shall be true and correct unless the failure of any of the representations and warranties to be true and correct would not have or would not be reasonably likely to have a material adverse effect on such party and its subsidiaries, taken as a whole; (iii) Healthdyne and Tokos shall have each received certain opinions of its tax counsel with respect to the federal tax treatment of the Merger; (iv) Healthdyne and Tokos shall have received a "comfort" letter from its and the other party's accountants; and (v) Healthdyne and Tokos shall have obtained the consent or approval of each person whose consent or

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

approval is required in connection with the transactions contemplated by the Merger Agreement, except where the failure to obtain such consents and approvals would not have a material adverse effect.

HIE SPINOFF

     As noted above under "The Merger Agreement -- Conditions to the Merger," consummation of the HIE Spinoff is a condition to the respective obligations of Healthdyne and Tokos to consummate the Merger. On October 20, 1995, the Board of Directors of Healthdyne approved a plan to distribute Healthdyne's 100% owned interest in HIE to the shareholders of Healthdyne in a taxable distribution. Holders of shares of Healthdyne Common Stock were not required to pay any cash or other consideration for the shares of HIE Common Stock distributed or to surrender or exchange shares of Healthdyne Common Stock in order to receive HIE Common Stock. The Board of Directors of HIE had previously approved an Adjustment Stock Option Plan and other arrangements related to the HIE Spinoff. Healthdyne's Board of Directors established October 30, 1995 as the record date and November 6, 1995 as the date for the HIE Spinoff.

     The HIE Spinoff was effected on November 6, 1995, by mailing certificates of HIE Common Stock to the holders of record of Healthdyne Common Stock on October 30, 1995. One share of HIE Common Stock was distributed for each share of Healthdyne Common Stock held, of which 16,114,851 were outstanding on the record date. Following the HIE Spinoff, Healthdyne does not own any shares of HIE Common Stock and all 16,114,851 outstanding shares of HIE Common Stock are available for trading on the National Association of Securities Dealers over the counter bulletin board.

     On October 20, 1995, Healthdyne and HIE entered into a Distribution Agreement, which sets forth their rights and obligations in connection with the HIE Spinoff and also executed related Tax Indemnity and Tax Disaffiliation Agreements, a Corporate Services Agreement and a License Agreement. On November 7, 1995, the first day of trading, the HIE stock traded in the over-the-counter market at $1.25 per share, and Healthdyne intends to utilize that price as the fair market value of HIE's Common Stock in reporting the HIE Spinoff for federal income tax purposes. Based on that valuation, the HIE Spinoff would not result in any significant taxable gain to Healthdyne (or claim against HIE under the Tax Indemnity Agreement). However, HIE's Common Stock has subsequently closed at prices ranging from $1.375 to $2.313. If those or any other prices in excess of $1.25 per share were deemed to represent the fair value of HIE Common Stock on the date of the HIE Spinoff, Healthdyne could incur approximately $1.3 million of federal income tax liability for each $0.25 increase in the fair value of HIE's Common Stock. Healthdyne has net operating losses (NOLs) of approximately $9,800,000, which may cover any tax liability resulting from the HIE Spinoff. In the event Healthdyne does incur a federal income tax liability or is required to utilize NOLs to decrease or eliminate any monetary payment of a federal income tax liability as a result of the HIE Spinoff, HIE would be obligated under the Tax Indemnity Agreement to reimburse Healthdyne for such liability or utilization of NOLs, and HIE would have the option to pay such amounts in HIE Common Stock. Because the full value of any HIE Common Stock received by Healthdyne in satisfaction of HIE's indemnity obligation under the Tax Indemnity Agreement may not be realized upon the sale of such stock by Healthdyne, there is no absolute assurance that Healthdyne or Newco will not incur any losses as a result of the HIE Spinoff.

TERMINATION

     The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, before or after approval by the stockholders of Healthdyne and Tokos:

          (a) by the mutual written consent of Healthdyne and Tokos;

          (b) by either Tokos or Healthdyne, if (i) the Merger has not been consummated on or before May 1, 1996, (ii) the approval of the other's stockholders has not been obtained at a duly held meeting of such stockholders or at any adjournment thereof, or (iii) any court of competent jurisdiction in the United States or other United States governmental authority has issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action has become final and nonappealable;

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

          (c) by Healthdyne, (i) upon a breach by Tokos of (A) any representation or warranty which would have or would be reasonably likely to have a Material Adverse Effect on Tokos or (B) any material covenant or agreement set forth in the Merger Agreement, which breach is not curable or, if curable, is not cured within the earlier to occur of twenty (20) days after written notice of such breach is given by Healthdyne to Tokos or the Closing; (ii) if the Board of Directors of Tokos shall have withdrawn or modified in a manner adverse to Healthdyne its approval or recommendation of the Merger Agreement or the Merger, or shall have resolved to do the same (provided, however, that Healthdyne may not terminate the Merger Agreement pursuant to this clause (ii), if, as a result of Tokos' receipt of an Acquisition Proposal from a third party, Tokos withdraws, modifies or amends its approval or recommendation of the transactions contemplated thereby and if Tokos publicly reconfirms its recommendation of the transactions contemplated thereby and notifies Healthdyne of such reconfirmation prior to termination of the Merger Agreement by Healthdyne pursuant to this clause (ii)); or (iii) if it shall receive any Acquisition Proposal after October 2, 1995 from a third party or parties and the Board of Directors of Healthdyne shall have determined in good faith that in the exercise of its fiduciary duties to the shareholders of Healthdyne that it must recommend or approve such Acquisition Proposal; provided that Healthdyne may only terminate the Merger Agreement pursuant to this clause if it is not then otherwise in breach of the Merger Agreement and provided further that Healthdyne may only terminate the Merger Agreement pursuant to this clause if it simultaneously with such termination delivers to Tokos the "Cancellation Fee" (as hereinafter defined); or

          (d) by Tokos, (i) upon a breach by Healthdyne of (A) any representation or warranty which would have or would be reasonably likely to have a Material Adverse Effect on Healthdyne or (B) any material covenant or agreement set forth in the Merger Agreement, which breach is not curable or, if curable, is not cured within the earlier to occur of twenty (20) days after written notice of such breach is given by Tokos to Healthdyne or the Closing; (ii) if the Board of Directors of Healthdyne shall have withdrawn or modified in a manner adverse to Tokos its approval or recommendation of the Merger Agreement or the Merger, or shall have resolved to do the same (provided, however, that Tokos may not terminate the Merger Agreement pursuant to this clause (ii), if, as a result of Healthdyne's receipt of an Acquisition Proposal from a third party, Healthdyne withdraws, modifies or amends its approval or recommendation of the transactions contemplated thereby and if Healthdyne publicly reconfirms its recommendation of the transactions contemplated thereby and notifies Tokos of such reconfirmation prior to termination of the Merger Agreement by Tokos pursuant to this clause (ii)); or (iii) if it shall receive any Acquisition Proposal after October 2, 1995 from a third party or parties and the Board of Directors of Tokos shall have determined in good faith that in the exercise of its fiduciary duties to the stockholders of Tokos that Tokos must recommend or approve such Acquisition Proposal; provided that Tokos may only terminate the Merger Agreement pursuant to this clause if it is not then otherwise in breach of the Merger Agreement and provided further that Tokos may only terminate the Merger Agreement pursuant to this clause if it simultaneously with such termination delivers to Healthdyne the Cancellation Fee described below.

CANCELLATION FEE AND EFFECT OF TERMINATION

     If with respect to either Tokos or Healthdyne (each a "Subject Company"):
(i) after October 2, 1995 any third party shall have become the beneficial owner of ten percent (10%) or more of the shares of Common Stock of the Subject Company outstanding at the time of such acquisition (other than acquisitions for bona fide arbitrage purposes only); (ii) the Subject Company shall have entered into an agreement, including without limitation an agreement in principle, with respect to an Acquisition Proposal, other than the Merger; (iii) any third party shall solicit and obtain proxies or consents from the Subject Company's stockholders representing a majority of the outstanding shares of Common Stock of the Subject Company with respect to an acquisition of control of the Subject Company (other than solicitations relating to the Merger Agreement) or with respect to a stockholder proposal aimed at preventing or recommending against consummation of the Merger Agreement or any related transaction and such third party shall successfully use such proxies or consents to acquire control of the Subject Company or to defeat the Merger and the Subject Company shall enter into an agreement, including without limitation, an agreement in principle with respect to an Acquisition

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

Proposal within six months thereafter; or (iv) the Subject Company shall breach any of the provisions of the Merger Agreement prohibiting it from soliciting Acquisition Proposals or shall recommend or approve an Acquisition Proposal and, in either case, the Merger Agreement is terminated pursuant to the provisions described in clause (i), (ii) or (iii) of paragraphs (c) and (d) above; then such Subject Company ("Payor Company") shall pay to the other Subject Company ("Receiving Company") a fee in cash or immediately available funds of Five Million Five Hundred Thousand Dollars ($5,500,000) (the "Cancellation Fee"); provided, however, that no such Cancellation Fee shall be payable with respect to the provisions described in clauses (i) through (iii) above if the applicable event otherwise triggering the Cancellation Fee occurs after the Merger Agreement has been terminated pursuant to the provisions described in paragraph
(a), paragraph (b) or clause (i) of paragraphs (c) or (d) above.

     In the event that either Healthdyne or Tokos terminates the Merger Agreement pursuant to, respectively, the provisions described in clause (i) of paragraph (c) or (d) above, then the nonterminating party shall pay to the terminating party One Million Dollars ($1,000,000) representing full payment of the terminating party's reasonable out-of-pocket expenses incurred in connection with the negotiation, execution and performance of the Merger Agreement ("Expense Reimbursement Payment"); provided, however, that the terminating party shall not be entitled to any Expense Reimbursement Payment if at the time of termination the nonterminating party also would have been entitled to terminate the Merger Agreement pursuant to the provisions described in clause (i) of paragraph (c) or (d) above, as applicable. In addition, if the stockholders of Healthdyne or Tokos fail to approve the Merger and the Merger Agreement is terminated by Healthdyne or Tokos, then the party whose stockholders have so failed to approve the Merger shall pay to the other party the Expense Reimbursement Payment; provided, however, that no Expense Reimbursement Payment shall be due if the stockholders of the party which would have otherwise been entitled to such Expense Reimbursement Payment have previously failed to approve the Merger at the stockholders meeting called for that purpose.

     Payment of the Cancellation Fee and payment of the Expense Reimbursement Payment when required, shall constitute full settlement of any and all liabilities and obligations of the Payor Company under the Merger Agreement, except for liabilities arising from the fraud or willful misconduct of the Payor Company.

AMENDMENT AND WAIVER

     Subject to applicable law, (a) the Merger Agreement may be amended at any time by action taken by the respective Boards of Directors of the parties and
(b) the parties, by action taken by their respective Boards of Directors, may, at any time prior to the Effective Time, extend the time for performance of any obligation or action required of the other party under the Merger Agreement, may waive inaccuracies in representations and warranties made to it in the Merger Agreement and any document delivered pursuant to the Merger Agreement and may waive compliance with any agreements or conditions for their respective benefit contained in the Merger Agreement.

                              DESCRIPTION OF TOKOS

BUSINESS OF TOKOS

     INTRODUCTION. Tokos is a leading national provider of specialized obstetrical home health care services which assist physicians in the management of high risk pregnancies. In addition, Tokos provides home health care services for the management of other complicated obstetrical and gynecological conditions. These management services are designed to achieve improved medical outcomes at significant cost savings through the reduction of patient hospitalization. Services offered by Tokos include screening to identify women who may be at risk of complications during pregnancy; maternal risk assessment and prenatal education for asymptomatic patients; daily management and education of high risk patients; administration and supervision of a broad range of home infusion therapies for obstetrical and gynecological conditions; specialty obstetrical and gynecological nursing and pharmacy services; and pharmacy compounding and dispensing services. In 1995 Tokos continued to expand its service offerings to support patients through the entire maternal-newborn episode of care -- from preconception through post partum. In addition, Tokos offers consulting, management

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

and administrative services to provider networks and managed care organizations through its Matryx Health Partners division.

     On July 29, 1992, Tokos acquired all of the outstanding stock of CareLink Corporation for approximately 1,225,000 shares of Tokos Common Stock through a merger which has been accounted for as a pooling-of-interests. Prior to the merger, CareLink Corporation was primarily involved in providing a comprehensive system of products and services to women with complicated pregnancies including related home obstetrical care. The operations of CareLink Corporation have been fully integrated into Tokos.

     On December 31, 1991 Tokos acquired the exclusive marketing rights in the U.S. and Canada to a proprietary immunoassay for fetal fibronectin developed and patented by Adeza Biomedical Corporation, a California corporation ("Adeza"). The test has been demonstrated to be a reliable marker for predicting preterm delivery by detecting the presence of the fetal fibronectin protein during the 24th and 34th week of pregnancy. On September 21, 1995 the Food and Drug Administration (the "FDA") approved the pre-market approval application for this in vitro diagnostic device as an aid in assessing the risk of pre-term delivery within 7 to 14 days from the time of sample collection in women with symptoms of preterm labor.

     On August 31, 1991, Tokos acquired all of the outstanding stock of Medical Resource Management, Inc. and Southside Obstetrical, Inc., each of which was a South Carolina corporation; as well as all partnership interests in Triad Obstetrical Homecare, L.P.; Piedmont Obstetrical Homecare, L.P.; Midlands Obstetrical Homecare, L.P.; and Lowcountry Obstetrical Homecare, L.P., each of which was a South Carolina Limited Partnership (collectively referred to as "MRM"). Pursuant to certain merger agreements, Tokos acquired all of the outstanding shares and partnership interests of the MRM group for approximately 439,000 shares of Tokos Common Stock. Each transaction has been accounted for as a pooling-of-interests. MRM provides preterm labor management services for pregnant women at risk of preterm labor along with other specialized services associated with high risk pregnancies and complicated gynecological conditions in the Carolinas. The operations of MRM have been fully integrated into Tokos.

     On August 31, 1990, Tokos acquired all of the outstanding stock of Physiologic Diagnostic Service, Inc. ("PDS") for approximately 2,700,000 shares of Tokos Common Stock, including shares issued pursuant to PDS' pre-merger stock option plans. The acquisition has been accounted for as a pooling-of-interests. Prior to the merger, PDS was a provider of home uterine activity monitoring and perinatal nursing services for pregnant women at high risk of preterm labor. The operations of PDS have been fully integrated into Tokos.

     Tokos' wholly-owned operating subsidiary, Tokos Medical Corporation, was incorporated in California in July 1983. Tokos was incorporated in California in January 1985 as the parent corporation of Tokos Medical Corporation and was reincorporated under the laws of the State of Delaware on February 14, 1990. Tokos conducts its device manufacturing business through CareLink ("CareLink") and its clinical services operations through Tokos Clinical Services, each of which is operated as a division of Tokos Medical Corporation. Unless the context otherwise requires, "Tokos" refers to Tokos Medical Corporation (Delaware), a Delaware corporation, its predecessor, and its wholly-owned operating subsidiaries and divisions, including Tokos Medical Corporation. Tokos maintains its executive offices at 1821 East Dyer Road, Santa Ana, California 92705.

     SERVICES. Tokos offers a comprehensive range of specialized home health care and risk assessment services designed to assist physicians in managing high risk pregnancies and numerous other obstetrical and gynecological conditions more cost effectively. Substantially all of Tokos' revenues are derived from these services. In addition, Tokos has begun to provide consulting, management and administrative services to address the needs of provider networks, managed care organizations and other third party payors.

     High Risk Pregnancy Management. Tokos offers multiple levels of high risk pregnancy management services to assist physicians in the early detection of preterm labor and the management of complicated pregnancies. These levels are designed to meet various patient acuity levels and range from low intensity surveillance to comprehensive obstetrical home care. Each level includes one or more of the following: the screening of patients to identify women who may be at risk for complications during pregnancy; the development of an individualized program of care for each patient; the education of the patient as to

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

symptoms associated with preterm labor; skilled perinatal nursing assessments of the patient's condition; and the use of perinatal nurses and pharmacists specializing in obstetrics to administer and manage tocolytic therapies designed to meet the individualized needs of the patient.

     - Preterm Labor Management. A physician who chooses to utilize Tokos' preterm labor management services will prescribe the level of service offered by Tokos that the physician believes is appropriate for the patient's acuity level. The patient is assigned to a perinatal nurse located in one of Tokos' patient service centers. This nurse is generally the patient's primary contact for the duration of her treatment plan which typically lasts four to seven weeks depending on the level of service prescribed. At the time of the assignment, the nurse contacts the patient to discuss the physician's treatment plan and instruct her in the use of any device, if one has been prescribed by her physician. The nurse will educate the patient and, if appropriate, her family with regard to symptoms associated with preterm labor, the methods to detect such symptoms, and proper methods of care to minimize complications during pregnancy. After the initial consultation, if the physician has prescribed a comprehensive level of service, the nurse contacts the patient on a daily basis to assess her condition including any symptoms of preterm labor, to provide emotional support and counseling, and to encourage compliance with the physician's treatment plan. Through the daily contact with the patient and the frequent assessment of symptoms associated with preterm labor, Tokos' nurse obtains information that assists the prescribing physician in the early detection and treatment of preterm labor. If the physician prescribes Tokos' low intensity surveillance or diagnostic services, the patient basically receives the same initial consultation and education; however, Tokos' nurse does not contact the patient on a daily basis. Instead, the patient transmits the results of her uterine activity assessment and other symptoms to Tokos's center every day and the nurse only initiates contact with the patient when the patient's assessment data suggests the patient is symptomatic or other complications exist. With any level of service, patients are encouraged to contact Tokos' centers, which are staffed 24 hours a day, 7 days a week, as often as they desire. If the nurse becomes aware of symptoms indicating the onset of preterm labor or other impending medical complications, the nurse initiates contact with the patient's physician.

     Physicians may also prescribe labor inhibiting drugs known as tocolytics for patients that are symptomatic and in need of some form of intervention. Tokos provides supervision and administration of this therapy regime to patients as an alternative to hospitalization. Frequently, this therapy involves delivery of the drugs by a micro infusion pump. Tokos' nurses and pharmacists monitor the patient's reactions to the therapy on an on-going basis. Nurses report any change in patient status to the patient's physician as well as provide the physician with periodic reports during the course of the therapy.

     - Obstetrical Pharmacy Services and Support. Tokos employs specialized clinical pharmacists who provide consulting services and support 24 hours a day, 7 days a week, to Tokos' nurses, and patients and their physicians as well as other health care professionals. Tokos' pharmacists either have prior experience or receive training from Tokos in the progressive physiological and metabolic changes that affect drug pharmacokinetics as well as a woman's response during pregnancy, and each is required to maintain and abide by a set of rigorous professional standards adopted by Tokos. Tokos has developed proprietary software systems specifically to assist in the assessment and clinical monitoring of pregnant women, thereby enhancing the ability of both the physician and pharmacist to develop effective individualized therapeutic regimens to meet each patient's distinctive needs. Tokos' pharmacy services also include patient and physician consultations, clinical laboratory monitoring and complete documentation recording, as well as the preparation of a complete medication history and profile. Tokos provides compounding and dispensing of medication and supplies through a combination of national and local contracts as well as its pharmacy located at its offices in Santa Ana, California.

     - Full-Term Labor Management. Pregnant women suffering from paralysis or other significant disorders may not be able to detect the onset of labor. Tokos' full-term labor management services, which incorporate Tokos' nursing services and home uterine activity monitoring devices, are prescribed by physicians to aid such patients in the detection of labor.

     Other Obstetrical and Gynecological Services. Tokos provides a comprehensive range of skilled nursing, infusion therapy and patient management services on a home care basis for a variety of obstetrical and gynecological conditions. Tokos' patient management services are designed to address such complications as pregnancy induced hypertension and gestational diabetes. Such conditions may be treated with on-going nursing assessment and focused education at various levels of frequency and intensity, other patient management and diagnostic services, and blood and urine testing. Tokos' infusion therapies are designed to address such complications as hyperemesis gravidarum, urinary tract and other infections, post-surgical wound care, and infertility. Such conditions may be treated with varied intravenous or subcutaneous therapies including antibiotic, pain management, hydration, anticoagulant and total parenteral and enteral nutritional support. Tokos also provides genetic testing and counseling, non-stress testing and complete maternal-newborn assessments for post partum patients.

     Maternal Risk Assessment and Prenatal Education Services. Tokos offers a comprehensive risk assessment and patient education program designed to reduce maternity related costs by providing expectant mothers with focused education and psychosocial support and identifying pregnancies that may be high risk. Tokos sells the program to employers, managed care organizations, health plans and other third party payors or administrators who make it available to their respective employees, insureds or members who are pregnant. The program consists of some or all of the following: two or more telephonic health interviews conducted by a perinatal nurse with the expectant mother at appropriate stages of her pregnancy and after delivery; proprietary maternity reference books and risk specific education relevant to the woman's particular needs; referrals to other sources of help when appropriate; and access to a help line staffed by a perinatal nurse twenty-four hours a day. Through the interviews with the expectant mother, the nurse collects data about the woman, her family/medical history and other circumstances that might affect her pregnancy. Based on this information, the nurse provides the woman with education regarding her specific risks, if any, and recommends appropriate behavior modifications that may facilitate a healthy outcome. Relevant information collected by Tokos is summarized in reports and provided to the participant's health care provider and case manager. Results of program utilization and effect are summarized for the client in periodic reports. Tokos also provides specialized maternal and newborn case management services for clients that require assistance in managing and ensuring appropriate care for the high risk mother and newborn.

     Matryx Health Partners. Through its Matryx Health Partners division, Tokos is developing service offerings designed to meet the needs of managed care organizations, and provider networks who render care for such organizations. Managed care organizations have grown substantially in terms of the percentage of the population that is covered by such plans and in terms of their influence over decisions regarding the utilization of health care services. Consolidation in the industry has accelerated this process thereby creating demand for services that help managed care organizations make decisions about the delivery and financing of health care as well as assist physicians and other providers to function in this emerging environment. Matryx Health Partners is developing managed care services that support patients throughout the entire maternal-newborn episode of care. It also offers data and outcome analysis and other consulting services to assist managed care organizations better understand how its resources are allocated and where savings can be obtained. Finally, the Matryx division intends to provide management and administrative services to provider networks and managed care organizations including claims administration, client services, network management, quality/utilization management, marketing and contracting.

     PATIENT CARE INFORMATION SYSTEMS. Due to the acute nature of high risk pregnancies, physicians, pharmacists and perinatal nurses must have immediate access to a patient's medical history, current clinical status and treatment plan. Tokos has made a substantial investment in the development of patient care information systems. Such systems support health care professionals in detecting obstetrical complications as well as in developing and implementing individualized treatment plans for Tokos' patients. In addition, Tokos has created a system to track patient outcomes and summarize data regarding patient care. Tokos' information systems include devices to help monitor uterine activity, a customized data communications network for transmission and management of patient care information and a reporting system to collect and collate relevant patient care information.

     Uterine Activity Monitoring Devices. Tokos' Term Guard, Term Guard II, Genesis, and CareFone uterine activity monitoring devices permit Tokos' perinatal nurses to remotely review and assess uterine activity data. The devices consist of a sensor attached to a belt and a portable recorder/modem. Typically, the woman wears the belt around her abdomen for one hour twice a day and transmits the recorded uterine activity data by telephone to a Tokos patient service center. The data is graphed on a computer screen and assessed by Tokos' perinatal nurse. Tokos continues to develop enhancements to these devices.

     Data Communications Network. Tokos has established a communications network including: telecommunications and computer equipment linking all of Tokos' patient service centers; proprietary software; and a database consisting of detailed patient care information. This database is updated regularly during the course of the patient's care and, in conjunction with the rest of the network, provides the physician, pharmacist and nurse with access to current and complete information to manage and treat each patient. In general, physicians obtain this information through telephone contact and other correspondence with Tokos' nurses. In addition, insurance and related information is communicated by the patient service centers to the corporate office enabling Tokos' reimbursement specialists to provide prompt reimbursement assistance as applicable to each patient.

     Outcome Data and Reporting System. Tokos has also established a data information system designed to assist managed care organizations and physician groups track outcomes and summarize data regarding maternity-related care. This system consists of proprietary software and processes that collect information about maternity related access, care, utilization and satisfaction. Outcome studies are conducted from a research perspective and are reviewed by a team composed of analysts, biostatisticians and clinicians. Methodologies for analyzing data and presenting information include the use of varied collection data tools, implementation of a relational data base design and customization of reports to meet client requirements. Maternal and newborn information is linked for discussion of patient management interventions, resource utilization and cost savings opportunities.

     SERVICE LOCATIONS. As of November 30, 1995, Tokos had approximately 48 service centers throughout the United States and a number of other additional sites of service. All of the patient service centers operate in accordance with policies, procedures, and objectives established by Tokos. In addition to being equipped and staffed to supply home care services, 10 of Tokos' patient service centers are also equipped with computer and telecommunications equipment necessary to provide home uterine activity monitoring services. Each of these centers is capable of providing such services to a patient located anywhere in the United States. Tokos' additional sites of service are locations from which one or more of Tokos' nurses provide home diagnostic support and infusion therapy services.

     JCAHO Accreditation. As of November 30, 1995, 8 of Tokos' service centers sought and obtained home care accreditation with the Joint Commission on Accreditation of Health Care Organizations ("JCAHO"). The JCAHO is a nationally recognized organization that develops standards for various health care industry segments and monitors compliance with those standards through voluntary surveys of participating providers. As the home health care industry has grown, the need for objective quality measurements has increased. JCAHO accreditation entails a lengthy review process of a service center's operations and compliance with JCAHO standards and is valid for three years. Accreditation is increasingly being considered a prerequisite for entering into contracts with managed care organizations and other third party payors. At November 30, 1995, five of Tokos' 48 centers, 33 were accredited by JCAHO with 21 of those accredited with commendation.

     REIMBURSEMENT FOR SERVICES. Tokos assists its patients, where applicable, in obtaining reimbursement from their insurance carriers or other third-party payors. Tokos typically obtains an assignment of benefits from each patient, enabling Tokos to file claims for its services directly with the third-party payor. In most cases, third-party payors pay Tokos directly for the reimbursable amounts of its charges. As of November 30, 1995, approximately 95% of Tokos' revenues were derived from private insurance, self-funded employers, managed care organizations, prepaid health plans and patients, while approximately 5% were derived from Medicaid programs. The levels of revenues and profitability of Tokos could be adversely affected by the continuing efforts of managed care organizations or other third-party payors to contain or reduce costs of health care by lowering reimbursement rates, eliminating coverage for certain services, increasing medical review of bills for services, and negotiating for reduced contract rates.

     MARKETING AND SALES. Tokos' marketing and sales efforts are primarily based on direct personal contact by its national network of sales representatives with physicians and other referral sources. In addition, Tokos'

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

marketing activities promote increased awareness in the medical and payor communities of the problems associated with preterm labor and birth as well as the improved outcomes and cost savings attributable to Tokos' services.

     While Tokos' marketing and sales activities focus primarily on physicians, a critical component of Tokos' overall strategy is to increase sales through a variety of contractual relationships with managed care organizations, providers and other third party payors who are influential with regard to the referral of patients and decisions concerning reimbursement for services. Managed care organizations and third party payor entities are increasingly exercising greater control over the utilization of health care services and other clinical decisions that have traditionally been made exclusively by physicians. Tokos has entered into a number of contractual arrangements with managed care organizations and third-party payor entities under which Tokos agrees to perform services pursuant to specified conditions at negotiated rates. Tokos has also entered into mutually beneficial risk sharing arrangements for the provision of its services including capitation. Tokos believes that the proportion of its business attributable to contractual arrangements will continue to increase.

     In addition, Tokos has devoted significant efforts to the development of a marketing plan to support sales of the Fetal Fibronectin Immunoassay for which it owns exclusive marketing rights. As of November 30, 1995, Tokos' efforts have included development of sales materials/strategies and preliminary field training.

     COMPETITION. The home health care services industry is highly competitive. While Tokos is aware of only a few national companies that currently offer home health care services specifically for the treatment and management of high risk obstetrical patients, there are a number of local and national companies that provide one or more of those services provided by Tokos. In addition, no assurance can be given that other companies, particularly those in other segments of the home health care industry, will not enter Tokos' market. Certain of Tokos' competitors and potential competitors have significantly greater financial, marketing and technical resources than those of Tokos. Tokos believes that currently the principal competitive factors in its industry are: geographic presence; quality of care, including responsiveness of service and quality of professional personnel; reputation with physicians, other referral sources and patients; an ability to offer a full spectrum of home care services; and price.

     REGULATION. Participants in the healthcare industry, including providers of services such as those offered by Tokos, are subject to extensive federal, state and local regulation relating to, among other things, licensure, conduct of operations and the addition of facilities and services, and there can be no assurance that future regulatory changes will not have a material adverse effect on the results of operations or financial condition of Tokos. As a provider of services to patients under various government programs, including certain state Medicaid programs, Tokos is subject to the federal fraud and abuse laws. These laws prohibit any bribe, kickback, rebate or payment of other remuneration of any sort in return for the referral of Medicare or Medicaid patients, and the submission of false claims. Violations of these provisions may result in civil and criminal penalties and exclusion from participation in the Medicare and Medicaid programs.

     The broad language of the anti-kickback provisions of the fraud and abuse laws has been interpreted by certain courts and governmental enforcement agencies in a manner which could impose liability on healthcare providers for engaging in a wide variety of business transactions. Limited "safe harbor" regulations exempt certain practices from enforcement action under the prohibitions. However, these safe harbors are only available to transactions which fall entirely within the narrowly defined guidelines.

     Recently, the federal government made a policy decision to increase significantly the resources allocated to enforcing the fraud and abuse laws. The Office of the Inspector General, in cooperation with other federal agencies, has announced its intention to scrutinize the activities of home health agencies, durable medical equipment suppliers and skilled nursing facilities in California, Florida, Illinois, New York and Texas, states in which Tokos has significant operations. Private insurers and various state enforcement agencies also have increased their scrutiny of healthcare claims in an effort to identify and prosecute fraudulent and abusive practices. Tokos maintains an internal regulatory compliance review program and from time to time retains special counsel to provide advice on compliance with such laws and regulations. However, no assurance can be given that the practices of Tokos, if reviewed, would be found to be in compliance with such laws, as such laws ultimately may be interpreted.

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

     In 1993, Congress enacted the so-called "Stark Law," which imposes civil penalties and exclusions for referrals by physicians to certain entities with which they have a financial relationship (subject to specified exceptions). In addition, several states in which Tokos operates have laws that prohibit certain direct or indirect payments or fee-splitting arrangements between healthcare providers if such arrangements are designed to induce or encourage the referral of patients to a particular provider. Other states have enacted or are considering legislation that either prohibits "physician self-referral" arrangements or requires physicians to disclose any financial interests they may have with a healthcare provider that such physicians recommend to their patients. Possible sanctions for a violation of these restrictions include loss of licensure and civil and criminal penalties. Such statutes and proposed legislation vary from state to state and seldom have been interpreted by the courts or regulatory agencies. Strict enforcement of these regulations is likely. Tokos has certain financial relationships with physicians who may refer, or be in a position to refer, patients to Tokos for services. Although Tokos believes that these financial relationships meet applicable exceptions permitting referrals by such physicians, if the laws are subsequently interpreted to prohibit these relationships, Tokos may be required to further modify these arrangements or to discontinue accepting referrals from such physicians.

     The federal budget reconciliation legislation, which was vetoed by the President, would have established new fraud and abuse sanctions and penalties but would have made the Stark prohibitions on physician self-referrals less restrictive in certain respects. It is not clear whether similar legislation will become law, or if enacted, what impact such legislation would have on the services that are offered by Tokos, but the elimination of certain self-referral restrictions could create additional competitive pressures on the operations of Tokos.

     Tokos' obstetrical management services utilizing its home uterine activity monitors account for a substantial portion of its revenues. These monitors are classified as medical devices under the Federal Food, Drug and Cosmetic Act and are subject to regulation by the FDA. On September 29, 1995, Tokos received pre-market approval from the FDA for the CareFone device for use, in conjunction with standard high risk care, for the daily at-home measurement of uterine activity in pregnancies greater than or equal to 24 weeks' gestation for women with previous pre-term delivery. Tokos also has pre-market approval from the FDA for the Genesis device for the same indications. The FDA has authorized the promotion and labeling of the Term Guard I and Term Guard II devices for use in aiding physicians in obtaining uterine activity data associated with the onset of full-term labor, outside the hospital setting. However, Tokos is not authorized to promote or label these devices for use in the early detection of pre-term labor. While the devices are labeled only for certain indications, as part of the practice of medicine, physicians may and do prescribe the devices for indications for which the devices are not labeled, such as for use in detecting preterm labor in general. As a result, any actions by the FDA which limit the use of such devices or otherwise require Tokos to change the business practices currently carried on by Tokos regarding the use of such devices could have a material adverse effect on the results of operations or financial condition of Tokos.

     In addition, some of the services that Tokos offers involve the provision of drugs that are regulated by the FDA under the Food, Drug and Cosmetic Act. While these drugs are labeled for specific indications and cannot be promoted for any other indications, physicians may and do prescribe the drugs for indications that have not been approved by the FDA. For example, terbutaline is labeled for the treatment of asthma but is frequently prescribed by obstetricians as a tocolytic for the treatment of preterm labor. Although Tokos does not promote the drug for this purpose, it does fill physician orders to dispense and administer the medication for preterm labor patients. In May 1993, the FDA Fertility and Maternal Health Drugs Advisory Committee met to discuss the safety and efficacy of terbutaline for tocolysis. The Committee recommended that the manufacturers of terbutaline apply for approval of the drug in the treatment of preterm labor. Any action by the FDA that limits the ability of Tokos to offer a high risk pregnancy management service involving the administration of drugs for indications for which the drugs have not been labeled could have a material adverse effect on the results of operations or financial condition of Tokos.

     A variety of regulatory actions are available to the FDA in order to ensure that regulated firms comply with the provisions of the FDA Act. Although Tokos does not anticipate any enforcement action against it, the commencement of any such action against Tokos which limits the manner in which Tokos conducts its business could have an adverse impact on Tokos.

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

     In certain states, the provision of infusion services and other nursing services to patients in their homes is subject to state home healthcare licensing and/or certificate of need ("CON") requirements. Tokos provides these types of services. Tokos is engaged in an ongoing effort to obtain information from state regulatory agencies on the application of new and existing licensing and CON provisions to the business activities of Tokos. When applicable, Tokos may be required either to obtain a license or other regulatory approval before it can render these services directly in the home or to affiliate with other licensed agencies in connection with the delivery of the nursing services. Although generally a routine aspect of conducting a healthcare business, compliance with these requirements in certain instances can be both burdensome and costly. Violation of these state statutes can result in substantial fines and other penalties. Tokos believes that Tokos has obtained or is in the process of obtaining licenses for each facility for which licensing is required. This is an area of increasing legislative activity, and there can be no assurance that Tokos will not become subject to regulatory and licensing statutes in other states in which it operates.

     In addition, Tokos is subject to laws and regulations which relate to business corporations in general, including antitrust laws, occupational health and safety laws and environmental laws. None of these laws and regulations has had a material adverse effect on Tokos' business or competitive position or required material capital expenditures on the part of Tokos.

     Failure to comply with these regulations or laws could adversely affect Tokos' ability to continue to provide, or to receive reimbursement for, its products and services and could also subject Tokos and its respective officers to penalties. Changes in these laws or interpretations of existing regulations or laws could have a material adverse effect on permissible activities of Tokos, the relative costs of doing business and the amount of reimbursement by government and other third-party payors. In addition, laws and regulations often are adopted to regulate new products, services and industries. There can be no assurance that either the states or the federal government will not impose additional regulations upon Tokos' activities which might adversely affect its results of operations or financial condition.

     Tokos is unable to predict what legislation, if any, may be enacted in the future relating to Tokos' business or the healthcare industry, including third-party reimbursement, or what effect any such legislation may have on Tokos.

     RECENT CONTROVERSIES. During 1994, Tokos' operations continued to be affected by several controversies surrounding its business. There has been, and continues to be, debate within the medical community about how to decrease the incidence of prematurity, which is a major cause of the high U.S. infant mortality rate. Tokos believes that increased surveillance of women at risk of developing preterm labor can assist the physician in early diagnosis of preterm labor and help improve the medical outcomes of complicated pregnancies. Tokos provides a comprehensive range of services to assist the physician in this surveillance, including perinatal nursing, obstetrical pharmacy services and tocolytic therapy. A significant portion of these services includes the use of home uterine activity monitoring devices. Although the FDA has authorized the promotion and labeling of most of these devices for use in assisting physicians in obtaining uterine activity data associated with the onset of full-term labor outside the hospital setting, many physicians prescribe these devices for use in the early detection of preterm labor. In August 1992, an eight-member committee of the American College of Obstetricians and Gynecologists ("ACOG") published an opinion stating, among other things, that the use of home uterine activity monitoring devices has not been shown to prevent prematurity; while the committee opinion represented a more recent review of existing literature, there was essentially no change from its 1989 opinion regarding the independent benefit of home uterine activity monitoring. The ACOG committee opinion has received substantial business and medical press coverage. While Tokos does not believe that either home uterine activity monitoring or any other diagnostic devices can in and of itself improve therapeutic outcomes (e.g., a mammogram cannot prevent breast cancer), it does believe that monitoring can assist the physician in the early detection of preterm labor.

     There have been a number of studies regarding the use of home uterine activity monitoring devices which have taken different and divergent perspectives of the value of such devices. Tokos believes that the results of these studies have been, and will continue to be, reviewed by practicing physicians in determining whether to prescribe home uterine activity monitoring for their patients.

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

     Management believes that these issues have had an adverse effect on Tokos' results of operations.

     RESEARCH AND DEVELOPMENT. As part of certain cost-reduction initiatives that began in 1993 and continued through 1995, Tokos reduced its research and development activities. However, Tokos continues to initiate and fund certain independent clinical research studies concerning preterm labor. In addition, Tokos continues to improve and develop its uterine activity monitoring devices, data communications network and outcome data and reporting system.

     MANUFACTURING. Tokos' manufacturing operations are segregated in its CareLink division, and consist of subassembly, final assembly and testing of new and rebuilt uterine activity monitoring devices. These devices are assembled from standard components and from items produced to CareLink's specifications by outside vendors such as semi-custom integrated circuits and fabricated metal and plastic parts. Tokos's current inventory levels do not require Tokos to devote substantial resources to the manufacturing of new devices. If Tokos' production needs increase substantially, however, Tokos intends to outsource most of the assembly processes currently being performed by CareLink. CareLink continues to repair and refurbish Tokos' devices. All manufacturing activities of Tokos are performed in compliance with the Good Manufacturing Practices of the FDA. Tokos does not experience any backlog.

     EMPLOYEES. As of November 30, 1995, Tokos had approximately 797 full-time and part-time employees of which approximately 229 were registered nurses and pharmacists.

     INSURANCE. Tokos currently has in force general liability insurance, including professional and products liability, with excess coverage limits of $20,000,000 per incident and $20,000,000 in the aggregate annually (with a self-insured retention of $200,000 per claim, and a total aggregate retention of $1,000,000). Tokos' insurance policies provide coverage on a claims made basis and are subject to annual renewal. Such insurance, however, is expensive, difficult to obtain and may not be available in the future on acceptable terms or at all. There can be no assurance that the coverage limits of such policies will be adequate.

     TRADEMARKS. Tokos has registered its GENESIS(R), TERM GUARD(R), BABYLINK(R) and TOKOS(R) trademarks and considers the identification of such marks with its business to be a significant factor in its ability to market and promote Tokos' services.

     PROPERTIES. Tokos leases approximately 115,000 square feet of space for its corporate headquarters in Santa Ana, California. Additional business activities conducted at the corporate headquarters include operation of Tokos' licensed pharmacy, manufacturing facility, maternal risk assessment program and Southern California patient service center. In March 1995, the term of the lease for this building was extended through December 1999. Tokos' patient service centers are typically located in suburban office parks and range between 600 and 6,500 square feet of space with an average of approximately 2,500 square feet. Lease terms are typically three years or less.

LEGAL PROCEEDINGS

     In July 1995, Tokos reached a $10 million settlement with the plaintiffs in a class action securities suit entitled In re Tokos Medical Corporation Securities Litigation filed in the United States District Court of the Central District of California. The settlement resolved actions against Tokos and certain of its officers and directors brought in November 1992 and March 1993. The plaintiffs alleged that Tokos made false and misleading statements about its business and results of operations in violation of federal securities laws and common law fraud and negligent misrepresentation standards. Tokos' cost of the settlement was $5.75 million in cash and stock which is net of insurance proceeds. Tokos has paid $750,000 cash, with the remaining $5.0 million payable in cash or by the issuance of common stock. In the settlement, Tokos denied any wrongdoing or liability. The terms of the settlement must be approved by the court before the settlement is effective.

     Tokos is subject to certain claims arising in the normal course of business. Tokos does not believe any such claims will have a material adverse effect upon Tokos' financial position or operating results.

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

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information regarding the annual and long-term compensation for services in all capacities to Tokos for the fiscal years ended December 31, 1995, 1994 and 1993 of those persons who were at December 31, 1995 either (i) the chief executive officer of Tokos, or (ii) one of the other four most highly compensated executive officers of Tokos whose annual salary and bonuses exceeded $100,000 or for whom disclosure would otherwise be required but for the fact that the individual was not serving as an executive officer at December 31, 1995 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                        LONG TERM(2)
                                                                        COMPENSATION
                                                                        ------------
                                           ANNUAL                        AWARDS OF
                                        COMPENSATION                       STOCK
                                      -----------------                   OPTIONS         ALL OTHER
    NAME AND PRINCIPAL POSITION       YEAR     SALARY(1)     BONUS        (SHARES)       COMPENSATION
------------------------------------  -----    --------     -------     ------------     ------------
Robert F. Byrnes....................  1995     $264,000     $     0        100,000         $      0
  Chairman of the Board, Chief        1994      264,000      26,400         50,000                0
  Executive Officer                   1993      264,000      23,760         50,000(3)             0
John R. Bason(7)....................  1995       46,875           0              0          159,914(5)
  Executive Vice President            1994      225,625      11,250         30,000              515(6)
                                      1993      220,625      16,875        102,500(3)             0
Nicholas A. Mione...................  1995      165,375           0         40,000                0
  Executive Vice President, Finance   1994      165,375      24,806         20,000           10,177(6)
  and Administration, CFO             1993      157,500      14,175         77,500(3)             0
Terry P. Bayer......................  1995      228,000           0         80,000           29,346(5)
  President, Operating Subsidiary     1994      173,146      16,300         50,000            1,813(6)
                                      1993            0           0         50,000(4)             0

---------------

(1) Includes deferrals by the individuals under Tokos' 1987 401(k) Plan. Tokos has not made contributions on behalf of any of its employees under this Plan.
(2) Tokos has not issued stock appreciation rights and does not have a "long-term incentive plan" as that term is defined in the applicable rules.
(3) Includes 25,000 options initially granted to Mr. Bason during 1993. All other options represent the repricing in April 1993 of prior grants.
(4) Represents option grants to Ms. Bayer in December 1993 upon her acceptance of a position with Tokos.
(5) Includes $48,606 paid to Mr. Bason pursuant to a Separation Agreement, $25,961 in unused paid time off that Mr. Bason had accrued prior to his departure from Tokos and $85,347 in other compensation paid to Mr. Bason in connection with his agreement to cancel unexercized stock options; and, includes $29,346 paid to Ms. Bayer for non-deductible relocation expenses incurred during 1995.
(6) Includes $515 and $10,177 paid to Messrs. Bason and Mione, respectively, for unused paid time off accrued in excess of established limits imposed by Tokos in 1994; and includes $1,813 paid to Ms. Bayer for non-deductible relocation expenses incurred during 1994.
(7) Mr. Bason resigned his position with Tokos in March 1995.

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

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information with respect to grants to the Named Executive Officers of stock options, pursuant to Tokos' 1995 Stock Option Plan, during fiscal 1995.

                                                                                                     POTENTIAL
                                                                                                    REALIZABLE
                                                                                                 VALUE AT ASSUMED
                                                       PERCENTAGE                                 ANNUAL RATES OF
                                                        OF TOTAL                                    STOCK PRICE
                                                        OPTIONS      EXERCISE OR                 APPRECIATION FOR
                                                       GRANTED TO    BASE PRICE                   OPTION TERM(3)
                                          OPTIONS     EMPLOYEES IN       PER       EXPIRATION   -------------------
NAME                                     GRANTED(1)   FISCAL YEAR     SHARE(2)        DATE         5%        10%
---------------------------------------  ----------   ------------   -----------   ----------   --------   --------
Robert F. Byrnes.......................    100,000        15.3%         $6.25       01/03/05    $393,059   $996,089
Terry P. Bayer.........................     80,000        12.2           6.25       01/03/05     314,447    796,871
Nicholas A. Mione......................     40,000         6.1           6.25       01/03/05     157,224    398,435
John R. Bason..........................          0           0            N/A            N/A           0          0

---------------

(1) Options granted are fully exercisable upon the date of grant. Options granted under the Option Plan generally vest at the rate of 25% at the end of the first calendar year following the date of grant and 25% per year thereafter. All shares purchased upon exercise of options which have not vested are subject to certain repurchase rights of Tokos. The Plan Administrator retains discretion, subject to plan limits, to modify the terms of outstanding options and to reprice outstanding options. Options are granted for a term of ten (10) years, subject to earlier termination in certain events related to termination of service to Tokos.
(2) The exercise price and tax withholding obligations related to exercise may be paid in cash, by delivery of already owned shares, through delivery of a promissory note, in installment payments, or through a loan for which Tokos acts as a guarantor or a combination of the foregoing, as determined by the Plan Administrator.
(3) The potential realizable value illustrates value that could be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on Tokos' Common Stock over the term of the options.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUE

     The following table sets forth certain information with respect to option exercises during fiscal 1995 by the Name Executive Officers, and with respect to unexercised options held by the Named Executive Officers as of December 31, 1995, in each case, under Tokos' 1995 Stock Option Plan.

                                                                                                      VALUE OF
                                                                                                     UNEXERCISED
                                                                                    NUMBER OF       IN-THE-MONEY
                                                                                   UNEXERCISED       OPTIONS AT
                                                                                    OPTIONS AT       FISCAL YEAR
                                                                                 FISCAL YEAR END      END(1)(2)
                                                                                 ----------------   -------------
                                                    SHARES ACQUIRED    VALUE       EXERCISABLE/     EXERCISABLE/
NAME                                                  ON EXERCISE     REALIZED   UNEXERCISABLE(1)   UNEXERCISABLE
--------------------------------------------------  ---------------   --------   ----------------   -------------
Robert F. Byrnes..................................            0       $      0       200,000/0       $ 668,750/0
Terry P. Bayer....................................            0              0       180,000/0         517,500/0
Nicholas A. Mione.................................       20,000        100,000       117,500/0         308,750/0
John R. Bason.....................................            0              0               0                 0

---------------

(1) Option grants are fully exercisable on the date of grant.
(2) Market value of securities underlying the options at December 31, 1995 less the exercise or base price of "in-the-money" options.

CERTAIN TRANSACTIONS

     Pursuant to the terms of both Tokos' 1985 Stock Option Plan and 1995 Stock Option Plan, certain executive officers exercised options and purchased shares of Tokos' Common Stock by the delivery of interest-bearing promissory notes that are payable in cash. The name, title, and outstanding indebtedness, including accrued interest, of such officers, or former officers, as of December 31, 1995 are: Robert F. Byrnes, Chairman of the Board, Chief Executive Officer, President and Chief Operating Officer, $1,097,000; Nicholas A. Mione, Executive Vice President, Finance and Administration, and Chief Financial Officer, $119,000; and Mr. Davenport, a former executive officer and current director of Tokos, $258,000. Tokos holds 300,000 shares of Common Stock of Tokos in escrow as collateral for these notes. The value of this collateral at December 31, 1995 was $2,737,500. The notes bear interest at 6% per annum, and were due on December 31, 1995; however, the Board extended the notes until December 31, 1996 so that the officers would not sell their shares of Tokos' stock.

     During 1994 and 1993, Tokos loaned Mr. Byrnes $1,012,000 and $900,000, respectively. Mr. Byrnes used such monies to extinguish an outstanding debt he had initiated to pay approximately $2,000,000 in taxes that he owed in connection with his exercise of options to purchase Tokos' stock in 1992. The Board of Directors unanimously approved the loans to Mr. Byrnes so that he would not be forced to sell his shares of Tokos' stock to repay his tax-related debt. The loans by Tokos to Mr. Byrnes are evidenced by interest-bearing promissory notes and are secured by approximately 701,000 shares of Tokos Common Stock owned by Mr. Byrnes. The value of this collateral at December 31, 1995 was $6,394,000. The outstanding indebtedness at December 31, 1995, including accrued interest, was $2,156,000. The promissory notes, originally due March 20, 1994, have been extended by the Board of Directors to December 31, 1996. The notes bear interest at the rate of 6% per annum and are payable in cash.

     In December 1993, Tokos entered into a one-year consulting and non-competition agreement with Mr. Davenport in connection with his resignation as President and Chief Operating Officer of Tokos. The compensation for Mr. Davenport's services under the agreement was $264,000, which amount was paid in full as of December 31, 1994. The Agreement also provided for the payment of an additional bonus if Mr. Davenport completed a certain project by December 31, 1995; however, Mr. Davenport did not undertake such project and accordingly no bonus was due or will be paid to Mr. Davenport.

EMPLOYMENT AGREEMENTS

     During 1994 and 1995, Tokos entered into Employment Agreements with Mr. Byrnes and Ms. Bayer and certain other officers of Tokos, and a similar agreement with Mr. Mione. These agreements provide for severance payments and certain benefits in the event of a termination upon a "change in control," a "termination for failure to renew: and a "termination other than for cause." The executive officers are not entitled to any compensation or benefits if they are terminated for "cause" or if, prior to change of control, they voluntarily terminate their employment with Tokos. A termination upon a "change in control" is defined as a termination following (i) the acquisition by a person or entity of twenty percent (20%) or more of Tokos' common stock in a transaction not approved by the Board of Directors; or (ii) a merger, consolidation or reorganization of Tokos with one or more corporations as a result of which Tokos is merged out of existence or becomes a subsidiary of another corporation or the sale of all or substantially all of the assets of Tokos; or (iii) a tender or exchange offer, merger, consolidation or business combination as a result of which the persons who were directors of Tokos before such transaction cease to constitute a majority of the Board of Directors of Tokos or any successor of Tokos. A "termination for failure to renew" means a failure by Tokos to renew or extend the term of the agreement beyond the basic term of the agreement or any extension thereof. A "termination other than for cause" is defined as constructive termination of the executive officer or material breach of the employment agreement by Tokos. A "termination for cause" is defined as a termination for any willful dishonesty towards, fraud upon or deliberate injury to, Tokos by the executive officer.

     Amendments to the employment agreements described above were executed on October 2, 1995, and become effective only upon the effectiveness of the Merger. The amendments increase the amount of severance compensation payable in the event of a termination upon a "change in control" or "termination for failure to renew" from 18 months continuation of salary plus 150% of the highest bonus earned by the employee, to an amount equal to three times the executive officer's average annual base salary and other income derived from Tokos which is reportable for federal tax purposes for the five years preceding the date of his or her termination. In addition, the covenants against competition and soliciting customers and employees previously included in the employment agreements were revised to provide greater protection to Tokos.

BOARD COMPENSATION

     Tokos reimburses all of its directors for out-of-pocket expenses incurred by them in connection with attending Tokos' Board meetings. In addition, each non-employee director receives an annual retainer of $10,000 plus $2,000 for each meeting attended and $1,000 for each telephonic meeting in which they participate. Pursuant to this arrangement, Ms. George and Messrs. Erickson, Guselli, Goldsmith and Davenport each earned $23,000 in 1995. In addition, Mr. Goldsmith was compensated $2,000 for attending certain meetings on behalf of Tokos in 1995.

     Non-employee members of the Board were eligible to receive automatic grants of non-qualified options pursuant to the provisions of Tokos' 1985 Stock Option Plan (the "1985 Option Plan") which expired in February 1995. Under such 1985 Option Plan, non-employee members of the Board were entitled to automatic stock option grants to purchase 15,000 shares of common stock at the time of their reelection to the Board, such options to vest in increments of 5,000 over a three-year period. At the 1995 Annual Meeting of the Stockholders of Tokos, the stockholders approved Tokos' 1995 Stock Option Plan (the "1995 Stock Option Plan") that contained terms with respect to stock options for non-employee members of the Board that are substantially similar to the terms contained in the 1985 Option Plan. Accordingly, in June 1995 Messrs. Guselli and Erickson each received automatic grants to purchase 15,000 shares of Tokos Common Stock in connection with their reelection as directors of Tokos.

                           DESCRIPTION OF HEALTHDYNE

BUSINESS OF HEALTHDYNE

     Prior to the spinoff of its subsidiaries Healthdyne Technologies in May 1995 and HIE in November 1995, Healthdyne was a national provider of home healthcare services, medical devices and specialty products. Healthdyne's remaining business unit, HMM, is a national provider of specialized obstetrical home healthcare and risk assessment services which assist physicians and payors in the management of high risk pregnancies and numerous other obstetrical and gynecological conditions. HMM provides its services throughout the United States through approximately 35 service centers and a number of other additional service sites.

     Healthdyne was incorporated in Georgia in 1970, and its initial focus was the development of a home medical care device to aid in the monitoring of infants diagnosed as being susceptible to SIDS. Since the introduction of its original SIDS monitoring system, Healthdyne has developed and acquired various businesses and products for the home healthcare and hospital markets. In 1986, Healthdyne decided to focus its business on the high technology home healthcare market, including developing new products and services, and divested itself of operations which did not fit this strategic focus. The divestitures of certain operations over the next several years, the founding of HMM in 1987, the development by Healthdyne Technologies of a line of diagnostic recording and therapeutic products for the sleep disorders market, and the founding of HIE in 1994, are examples of the continuing implementation of this strategy.

     At the beginning of 1995, Healthdyne's primary operating units were composed of its manufacturing operation, Healthdyne Technologies, which produces high technology medical devices designed for use in the home and specialized clinical settings, its information systems business, HIE, which focuses on the information technology needs of the healthcare industry and HMM, which provides obstetrical care to patients in the home environment.

RECENT DEVELOPMENTS

     On April 6, 1994, Healthdyne sold its 68% ownership interest in Home Nutritional Services, Inc. ("HNS"), its home infusion services business; on May 22, 1995, Healthdyne distributed to its shareholders the 10,000,000 shares of Common Stock (approximately 81% of the outstanding shares) of Healthdyne

Technologies owned by Healthdyne in a tax-free distribution (the "Technologies Spinoff"); and on November 6, 1995, Healthdyne distributed to its shareholders the Common Stock of its wholly-owned subsidiary, HIE, in a taxable distribution (the "HIE Spinoff"). Following the HIE Spinoff, the sole remaining business of Healthdyne is the home obstetrical care and related risk management services business of HMM, a wholly-owned division of Healthdyne.

HEALTHDYNE MATERNITY MANAGEMENT

     HMM is the second largest national provider of obstetrical home care and related risk management services. Since 1987, HMM has provided support for the management of obstetrical patients who are at high risk of developing acute complications of pregnancy. These services include a program for managing patients who are at risk of preterm delivery, a program for managing patients suffering from obstetrical hypertension and diabetes, infusion therapy services primarily involving drugs to control preterm labor and nursing services. HMM's goal is to address each of the significant complications of pregnancy which can be monitored or treated in the home.

     Approximately four million women give birth annually in the United States. An estimated 20% of these women experience serious complications during pregnancy, including preterm labor, obstetrical hypertension and gestational diabetes. HMM has maintained its presence in each market it serves by continuing to provide services for both preterm and obstetrical hypertension patients, among others, through a national network of over 35 service centers and a number of additional sites of service throughout the country. In addition, HMM maintains two on-call centers to provide after hours, weekend and holiday assistance to its regional centers. Patients are typically referred to HMM by an obstetrician, perinatologist or family practice physician who has identified the patient as being at high risk for experiencing obstetrical complications. Once HMM's services have been prescribed by the physician, the patient is assigned a primary care nurse who works at one of the HMM regional centers. HMM has a professional staff of approximately 180 full and regularly scheduled part-time registered obstetrical nurses, each of whom has a minimum of three years experience in obstetrics. HMM also employs approximately 735 additional obstetrically experienced registered nurses who are available to provide patient training and back up support services on an "as needed" basis. The nurse responds by visiting the patient's home and educating her on the prescribed treatment program. The nurse remains in contact with the patient through telephone conversations which usually follow the transmission by modem of physiological data relating to the patient's condition which have been gathered by the monitoring device. HMM stresses the clinical quality and range of its home services and its ability to communicate timely and clinically useful information to physicians. Nursing services are made available to physicians and patients 24 hours per day, seven days a week.

     HMM has developed a comprehensive clinical data management system known as "PeriData"(R) containing over 140 demographic, clinical and outcome data elements on all patients enrolled in its preterm labor program and other high risk home care programs. In addition to using PeriData(R) to demonstrate the benefits of its programs to the medical community, this data is used extensively by HMM to show third-party payors and managed care companies the clinical efficacy and cost-effective nature of its services. HMM has received accreditation by the JCAHO as an accredited provider of in-home nursing and equipment services, products and supplies for 27 centers, with the remaining centers scheduled for survey in 1996.

     HMM also offers a comprehensive maternity management service for both low and high risk pregnancies through its BabySteps(TM) program, which provides risk assessment, prenatal education and case coordination, including utilization and patient outcome reporting services to private payors and employer groups, in an effort to reduce maternal/newborn expenditures by payors and employers in the obstetrical area by reducing neonatal hospital stays. Several large HMO's have announced positive clinical and economic results from the use of BabySteps(TM) or similar programs developed by HMM, coupled with the traditional home obstetrical services of HMM.

     RESEARCH AND DEVELOPMENT. HMM's research and development strategy is to develop new and more cost-effective devices and procedures for providing obstetrical care to patients in the home environment.

During the fiscal years ended December 31, 1993 and 1994 and the nine months ended September 30, 1995, HMM spent $886,000, $554,000 and $243,000, respectively, on research and development activities.

     MARKETING AND SALES. HMM markets its services through dedicated direct sales forces to physicians, other healthcare providers, management service organizations and third-party payors. HMM also maintains a group of clinical support specialists and a dedicated team of managed care account managers to support and assist the direct sales force in these efforts. In the patient services business conducted by HMM, HMM stresses the clinical experience of its personnel, the quality of its clinical services and the cost and clinically effective nature of HMM's therapies when compared to hospitalization. In addition, HMM annually sponsors a conference on the Prevention of Prematurity and Neonatal Mortality and supports other educational efforts in an effort to bring together leading medical authorities to discuss issues of common concern, such as premature births and neonatal mortality and morbidity.

     HMM has entered into a number of contractual and other arrangements with medical professionals, institutions and third-party payors. These arrangements include agreements with prepaid health plans under which HMM provides services to members of the organization at discounted prices, and agreements with medical professionals and institutions under which HMM provides certain services, reimbursement management, and billing and collection services.

     REIMBURSEMENT. A significant portion of HMM's revenues are affected directly by the reimbursement policies of third-party payors, such as private insurance programs and state Medicaid programs. HMM attempts to focus its marketing efforts on developing private pay accounts. In general, these accounts pay at a higher rate than government payment programs. Changes in the funding available from either third party or government payors or in their reimbursement policies could have an adverse impact on HMM's business.

     Private insurance companies, including HMO's, are the primary source of reimbursement for HMM with government payors accounting for approximately 6% of HMM's revenues in 1994 and 5% through September 30, 1995. Reimbursement for HMM's System 37(R) uterine activity monitoring device is presently available from 21 of the 50 state Medicaid programs, and HMM has developed formal and informal contractual relationships, including in some instances exclusive provider arrangements, with approximately 650 third-party payors.

     HMM assists its patients in obtaining reimbursement from their insurance companies or other third-party payors. Generally, HMM contacts the patient's insurance company or other third-party payors before the commencement of services in order to determine the patient's coverage and the percentage of charges that the payor will reimburse. HMM's reimbursement specialists then evaluate the patient's insurance to determine the proper procedures for submission of reimbursable claims. HMM typically obtains an assignment of benefits from the patient that enables HMM to file claims for its services with the third-party payor. In most cases, third-party payors pay HMM directly for the reimbursable portions of its charges.

     REGULATION. Participants in the healthcare industry, including providers of services such as those offered by HMM, are subject to extensive federal, state and local regulation relating to, among other things, licensure, conduct of operations and the addition of facilities and services, and there can be no assurance that future regulatory changes will not have a material adverse effect on the results of operations or financial condition of HMM. As a provider of services to patients under various government programs, including certain state Medicaid programs, HMM is subject to the federal fraud and abuse laws. These laws prohibit any bribe, kickback, rebate or payment of other remuneration of any sort in return for the referral of Medicare or Medicaid patients, and the submission of false claims. Violations of these provisions may result in civil and criminal penalties and exclusion from participation in the Medicare and Medicaid programs.

     The broad language of the anti-kickback provisions of the fraud and abuse laws has been interpreted by certain courts and governmental enforcement agencies in a manner which could impose liability on healthcare providers for engaging in a wide variety of business transactions. Limited "safe harbor" regulations exempt certain practices from enforcement action under the prohibitions. However, these safe harbors are only available to transactions which fall entirely within the narrowly defined guidelines.

     Recently, the federal government made a policy decision to increase significantly the resources allocated to enforcing the fraud and abuse laws. The Office of the Inspector General, in cooperation with other federal agencies, has announced its intention to scrutinize the activities of home health agencies, durable medical equipment suppliers and skilled nursing facilities in California, Florida, Illinois, New York and Texas, states in which HMM has significant operations. Private insurers and various state enforcement agencies also have increased their scrutiny of healthcare claims in an effort to identify and prosecute fraudulent and abusive practices. Healthdyne maintains an internal regulatory compliance review program and from time to time retains special counsel to provide advice on compliance with such laws and regulations. However, no assurance can be given that the practices of HMM, if reviewed, would be found to be in compliance with such laws, as such laws ultimately may be interpreted.

     In 1993, Congress enacted the so-called "Stark Law," which imposes civil penalties and exclusions for referrals by physicians to certain entities with which they have a financial relationship (subject to specified exceptions). In addition, several states in which HMM operates have laws that prohibit certain direct or indirect payments or fee-splitting arrangements between healthcare providers if such arrangements are designed to induce or encourage the referral of patients to a particular provider. Other states have enacted or are considering legislation that either prohibits "physician self-referral" arrangements or requires physicians to disclose any financial interests they may have with a healthcare provider that such physicians recommend to their patients. Possible sanctions for a violation of these restrictions include loss of licensure and civil and criminal penalties. Such statutes and proposed legislation vary from state to state and seldom have been interpreted by the courts or regulatory agencies. Strict enforcement of these regulations is likely. HMM has certain financial relationships with physicians who may refer, or be in a position to refer, patients to HMM for services. Although HMM believes that these financial relationships meet applicable exceptions permitting referrals by such physicians, if the laws are subsequently interpreted to prohibit these relationships, HMM may be required to further modify these arrangements or to discontinue accepting referrals from such physicians.

     The federal budget reconciliation legislation, which was vetoed by the President, would have established new fraud and abuse sanctions and penalties but would have made the Stark prohibitions on physician self-referrals less restrictive in certain respects. It is not clear whether similar legislation will become law, or if enacted, what impact such legislation would have on the services that are offered by HMM, but the elimination of certain self-referral restrictions could create additional competitive pressures on the operations of HMM.

     HMM's obstetrical management services utilizing its home uterine activity monitors account for a substantial portion of its revenues. These monitors are classified as medical devices under the Federal Food, Drug and Cosmetic Act and are subject to regulation by the FDA. In March 1989, the FDA cleared the System 37(R) device utilized by HMM to be marketed for use with either low or high risk term pregnancies in the hospital or home. Additionally, in September 1995, the FDA approved the utilization of the System 37(R) device prior to term with pregnant patients having a history of previous preterm births. While the devices are labeled only for certain indications, as part of the practice of medicine, physicians may and do prescribe the devices for indications for which the devices are not labeled, such as for use in detecting preterm labor in general. As a result, any actions by the FDA which limit the use of such devices or otherwise require HMM to change the business practices currently carried on by HMM regarding the use of such devices could have a material adverse effect on the results of operations or financial condition of Healthdyne.

     In addition, some of the services that HMM offers involve the provision of drugs that are regulated by the FDA under the Food, Drug and Cosmetic Act. While these drugs are labeled for specific indications and cannot be promoted for any other indications, physicians may and do prescribe the drugs for indications that have not been approved by the FDA. For example, terbutaline is labeled for the treatment of asthma but is frequently prescribed by obstetricians as a tocolytic for the treatment of preterm labor. Although HMM does not promote the drug for this purpose, it does fill physician orders to dispense and administer the medication for preterm labor patients. In May 1993, the FDA Fertility and Maternal Health Drugs Advisory Committee met to discuss the safety and efficacy of terbutaline for tocolysis. The Committee recommended that the manufacturers of terbutaline apply for approval of the drug in the treatment of preterm labor. Any action by the FDA that limits the ability of HMM to offer a high risk pregnancy management service involving the administration of drugs for indications for which the drugs have not been labeled could have a material adverse effect on the results of operations or financial condition of Healthdyne.

     A variety of regulatory actions are available to the FDA in order to ensure that regulated firms comply with the provisions of the FDA Act. Although HMM does not anticipate any enforcement action against it, the commencement of any such action against HMM which limits the manner in which HMM conducts its business could have an adverse impact on Healthdyne.

     In certain states, the provision of infusion services and other nursing services to patients in their homes is subject to state home healthcare licensing and/or certificate of need ("CON") requirements. HMM provides these types of services. HMM is engaged in an ongoing effort to obtain information from state regulatory agencies on the application of new and existing licensing and CON provisions to the business activities of HMM. When applicable, HMM may be required either to obtain a license or other regulatory approval before it can render these services directly in the home or to affiliate with other licensed agencies in connection with the delivery of the nursing services. Although generally a routine aspect of conducting a healthcare business, compliance with these requirements in certain instances can be both burdensome and costly. Violation of these state statutes can result in substantial fines and other penalties. Healthdyne believes that HMM has obtained or is in the process of obtaining licenses for each facility for which licensing is required. This is an area of increasing legislative activity, and there can be no assurance that HMM will not become subject to regulatory and licensing statutes in other states in which it operates.

     In addition, Healthdyne is subject to laws and regulations which relate to business corporations in general, including antitrust laws, occupational health and safety laws and environmental laws. None of these laws and regulations has had a material adverse effect on Healthdyne's business or competitive position or required material capital expenditures on the part of HMM.

     Failure to comply with these regulations or laws could adversely affect HMM's ability to continue to provide, or to receive reimbursement for, its products and services and could also subject HMM and Healthdyne and their respective officers to penalties. Changes in these laws or interpretations of existing regulations or laws could have a material adverse effect on permissible activities of Healthdyne, the relative costs of doing business and the amount of reimbursement by government and other third-party payors. In addition, laws and regulations often are adopted to regulate new products, services and industries. There can be no assurance that either the states or the federal government will not impose additional regulations upon Healthdyne's activities which might adversely affect its results of operations or financial condition.

     Healthdyne is unable to predict what legislation, if any, may be enacted in the future relating to Healthdyne's business or the healthcare industry, including third-party reimbursement, or what effect any such legislation may have on Healthdyne.

     COMPETITION. The home obstetrical care services market, in which HMM competes, is a relatively new market with a growing number of local, regional and national companies. Tokos is the largest of these companies and competition exists in substantially all of the metropolitan areas in which HMM maintains centers.

     The principal competitive factors for HMM are the therapies offered, the expertise of its clinical employees, the ability to provide prompt and reliable service, the price at which the services are offered and regulatory requirements of the FDA. Healthdyne believes that HMM generally competes favorably with respect to these factors.

     Certain of HMM's competitors are larger and have greater resources than HMM.

     PATENTS, TRADEMARKS AND LICENSES. Healthdyne does not believe that there are any patents, trademarks and licenses which are material to the business of HMM, although HMM's business does depend and will likely continue to depend on trade secret protection to strengthen its proprietary position. Healthdyne typically requires its employees to execute appropriate confidentiality agreements in connection with their employment with Healthdyne. There can be no assurance that these agreements will not be breached or that Healthdyne will have adequate remedies for such breach. Furthermore, no assurance can be given that competitors will not independently develop substantially equivalent proprietary information or that Healthdyne can meaningfully protect its rights in unpatented proprietary technology. Litigation may be necessary to protect trade secrets or "know-how" owned by Healthdyne. Such litigation could result in substantial costs to, and might have a material adverse effect on, Healthdyne.

     EMPLOYEES. Healthdyne currently employs a total of approximately 531 full-time employees and over 103 regular part-time employees. In addition, Healthdyne employs approximately 820 additional part-time employees to provide patient training and backup support on an "as needed" basis. None of Healthdyne's employees are represented by a union. Healthdyne considers its relationship with its employees to be satisfactory.

     PROPERTIES. Healthdyne's principal executive and administrative offices are located at 1850 Parkway Place, Marietta, Georgia, and consist of approximately 94,700 square feet. The facility is leased through February 28, 1997. The lease provides for annual rental payments of $2,063,000.

     Additional properties are also leased for the other operations of HMM. These facilities, which total approximately 103,819 square feet of space, are leased for various terms through 1998 at aggregate annual rentals of $1,440,000.

     Healthdyne believes that its facilities are adequate for the foreseeable future.

PENDING LITIGATION

     A complaint was filed on February 1, 1995 by The Lindner Fund, Inc. in the Eastern District of Missouri against Healthdyne and its former subsidiary HNS alleging that The Lindner Fund would not have sold its investment in HNS on February 8, 1994 had Healthdyne and HNS disclosed the potential sale of HNS. Damages have been requested in the amount of $1,050,900, representing the aggregate difference between the price received upon the sale of such stock by The Lindner Fund and the $7.85 per share price paid by W.R. Grace & Co. on April 6, 1994 for HNS. Healthdyne has denied the allegations set forth in the complaint and is currently defending the matter vigorously.

     In addition to the foregoing, Healthdyne is a party to various legal claims and actions incidental to its current and, in some instances, former businesses, including product liability claims and, to a lesser extent, professional liability claims. Healthdyne maintains insurance, including insurance covering professional and product liability claims, with customary deductible amounts, and has been indemnified by Healthdyne Technologies with respect to any claim relating to equipment manufactured and sold by Healthdyne Technologies, whether before or after the Technologies Spinoff. There can be no assurance, however, that (i) additional suits will not be filed against Healthdyne in the future,
(ii) Healthdyne's prior experience with respect to the disposition of its litigation accurately indicates the results that will occur in pending or future cases against Healthdyne, or (iii) adequate insurance coverage will be available at acceptable prices for incidents arising in the future.

EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning the compensation of Healthdyne's Chief Executive Officer and each of the other four most highly compensated executive officers of Healthdyne serving as of December 31, 1995 (these five individuals, collectively, the "named executive officers") for their services in all capacities to Healthdyne and its subsidiaries during the past three years:

                           SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM COMPENSATION
                                                                         -------------------------
                                              ANNUAL COMPENSATION        SECURITIES    ALL OTHER
                                         -----------------------------   UNDERLYING   COMPENSATION
        NAME AND PRINCIPAL POSITION      YEAR   SALARY($)  BONUS($)(1)   OPTIONS(#)      ($)(2)
    -----------------------------------  ----   --------   -----------   ----------   ------------
    Parker H. Petit....................  1995   $391,878    $      --       70,000       $2,055
      Chairman of the Board and          1994    371,877      150,000      185,000        2,055
      Chief Executive Officer            1993    350,016           --      170,000        2,467
    J. Terry Dewberry..................  1995    235,125           --       40,000        2,055
      Vice Chairman                      1994    223,750       90,000      110,000        2,055
                                         1993    210,000           --       45,000        2,340
    J. Paul Yokubinas..................  1995    219,450           --       40,000        2,055
      President and Chief Operating      1994    208,333       84,000       35,000        2,055
      Officer                            1993    190,000           --       55,000        2,202
    J. Brent Burkey....................  1995    209,000           --       35,000        2,055
      Senior Vice President, General     1994    198,750       60,000       40,000        2,055
      Counsel and Secretary              1993    185,000           --       40,000        2,047
    Donald R. Millard..................  1995    198,550           --       35,000        2,055
      Vice President -- Finance, Chief   1994    188,750       57,000       30,000        2,055
      Financial Officer and Treasurer    1993    175,000           --       30,000           --

---------------

(1) Bonuses may be payable under Healthdyne's 1995 Management Incentive Plan based upon a formula tied to Healthdyne's 1995 financial results, which have not yet been compiled.
(2) Represents Healthdyne's matching contributions to the named executive officers under Healthdyne's tax-qualified 401(k) Profit Sharing Plan accrued during the twelve months indicated.

     STOCK OPTIONS. The following table contains information concerning the grant of stock options under Healthdyne's 1991 and 1993 Stock Option Plans to the named executive officers of Healthdyne as of the end of the last fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                           POTENTIAL
                                       INDIVIDUAL GRANTS                                   REALIZABLE
                                    -----------------------                             VALUE AT ASSUMED
                                    NUMBER OF   % OF TOTAL                                ANNUAL RATES
                                    SECURITIES    OPTIONS                                OF STOCK PRICE
                                    UNDERLYING  GRANTED TO    EXERCISE                  APPRECIATION FOR
                                     OPTIONS     EMPLOYEES      BASE                      OPTION TERM
                                     GRANTED     IN FISCAL      PRICE     EXPIRATION   ------------------
               NAME                  (#)(1)        YEAR       ($/SH)(2)      DATE       5%($)     10%($)
----------------------------------  ---------   -----------   ---------   ----------   -------   --------
Parker H. Petit...................    20,000        3.60%       $4.27       06/08/00   $23,594   $ 52,138
                                      50,000        9.01         3.94       06/20/00    54,427    120,270
J. Terry Dewberry.................    40,000        7.21         3.94       06/20/00    43,542     96,216
J. Paul Yokubinas.................    40,000        7.21         3.94       06/20/00    43,542     96,216
J. Brent Burkey...................    35,000        6.31         3.94       06/20/00    38,099     84,189
Donald R. Millard.................    35,000        6.31         3.94       06/20/00    38,099     84,189

---------------

(1) These options to purchase Healthdyne's Common Stock were granted as follows:
     On June 8, 1995, 20,000 option shares to Mr. Petit; on June 20, 1995, 50,000 option shares to Mr. Petit, 40,000 option shares each to Messrs. Dewberry and Yokubinas, and 35,000 option shares each to Messrs. Burkey and Millard. For the options granted in 1995, 33% of the shares subject to the option grants become exercisable in cumulative increments on the first, second and third anniversary date of the option grants. The options each have a term of five years from the date of grant and are not transferable, otherwise than by will or the laws of descent and distribution. Except as provided in each of the option agreements, the options may not be exercised unless employment with Healthdyne or an affiliate or subsidiary continues. Options granted under the plans will expire (i) immediately upon the employee's termination for good cause; (ii) three months after the date of termination for reason other than good cause; (iii) three months after the employee's voluntary termination; (iv) one year after the employee's death or disability; or (v) five years from the date of the grant. In connection with the Merger, options held by officers and directors of Healthdyne will be amended so that such options will not terminate for twelve months after the Effective Time unless the final expiration date of such option would occur prior to such time. The purchase price of the shares subject to these options may be paid (i) in cash; (ii) through the surrender of previously owned stock of Healthdyne; or (iii) a combination of cash and previously owned stock of Healthdyne. The optionees are obligated to reimburse Healthdyne at the time of any exercises of the options for any taxes required to be withheld by Healthdyne under federal, state or local law as the result of the exercise of the options.
(2) The exercise price of the outstanding options to purchase Healthdyne's Common Stock has been reduced substantially in connection with the spin off to the shareholders of Healthdyne of Healthdyne's former 81%-owned subsidiary, Healthdyne Technologies, effective May 22, 1995, and Healthdyne's former wholly owned subsidiary, HIE, effective November 6, 1995 (collectively, the "Spinoffs"). At the time of each of the Spinoffs, the aggregate exercise price of each outstanding option to purchase Healthdyne Common Stock was reduced by an amount proportionate to the reduction in the market price of the Healthdyne Common Stock resulting from the Spinoff (the "Reduction Amount"), and each option holder who continued as an employee or director of Healthdyne received "adjustment options" from the company whose stock was distributed in the Spinoff to purchase an equivalent number of shares of such company at an aggregate exercise price equal to the Reduction Amount. These adjustments are consistent with the adjustments to Healthdyne's stock prices shown under the Comparative Market Data.

     STOCK OPTION EXERCISES. The following table sets forth information with respect to the named executive officers concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                              NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                             OPTIONS AT LAST FISCAL        OPTIONS AT LAST FISCAL
                                    SHARES      VALUE             YEAR END (#)                 YEAR END (#)(2)
                                   ACQUIRED    REALIZED    ---------------------------   ---------------------------
              NAME                   (#)         (1)       EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
---------------------------------  --------   ----------   -----------   -------------   -----------   -------------
Parker H. Petit..................   342,833   $2,324,964          --        146,667       $       --     $ 875,594
J. Terry Dewberry................   141,666    1,018,121          --         78,334               --       439,840
J. Paul Yokubinas................   102,082      477,448      15,000         81,668           19,863       462,156
J. Brent Burkey..................    55,000      377,351      16,667         68,333          108,638       384,763
Donald R. Millard................        --           --      54,999         65,001          312,823       362,460

---------------

(1) Represents the excess of the fair market value of the stock at the time of exercise above the exercise price of the options.
(2) Based on $8.625, the last sale price of Healthdyne's Common Stock on December 29, 1995.

     COMPENSATION OF DIRECTORS. Directors of Healthdyne who are officers of Healthdyne receive no additional compensation for serving on the Board of Directors. Directors who are not officers receive a fee of $3,000 per quarter, plus $1,000 for each Board meeting and $750 for each Committee meeting attended, and are reimbursed for any travel expenses incurred.

     PENSION PLAN. The named executive officers of Healthdyne participate in a non-qualified pension plan. The following table shows the estimated pension benefits payable to a covered participant at normal retirement age under this pension plan which provides benefits based on remuneration that is covered under the plan and years of service with Healthdyne and its affiliates.

                               PENSION PLAN TABLE

                                                                YEARS OF SERVICE
                                          -------------------------------------------------------------
  REMUNERATION                              10        15         20         25         30         35
  ------------                            -------   -------   --------   --------   --------   --------
  $ 75,000..............................  $ 7,000   $18,250   $ 29,500   $ 29,500   $ 29,500   $ 29,500
   100,000..............................   14,500    29,500     44,500     44,500     44,500     44,500
   125,000..............................   22,000    40,750     59,500     59,500     59,500     59,500
   150,000..............................   29,500    52,000     74,500     74,500     74,500     74,500
   175,000..............................   37,000    63,250     89,500     89,500     89,500     89,500
   200,000..............................   44,500    74,500    104,500    104,500    104,500    104,500

     Remuneration covered by the benefit award is based on the average base salary of the executive for the three years in which his base salary is the highest. This amount for each of the named executive officers participating in the plan as of December 31, 1995 was $371,257, $222,958, $205,928, $197,583 and
$187,433, respectively, for Messrs. Petit, Dewberry, Yokubinas, Burkey and Millard. The estimated years of service for each named executive officer as of the end of the last fiscal year was 25 years for Mr. Petit, 15 years for Mr. Dewberry, 13 years for Mr. Yokubinas, 13 years for Mr. Burkey and 9 years for Mr. Millard. Benefits shown are computed as a diminishing single life annuity beginning at age 65 with annual reductions equal to the annual increases in primary social security benefits. The base salary used to calculate covered compensation is the same figure reported in the "Salary" column of the Summary Compensation Table. See "Change of Control Arrangements" below for a discussion of the effects of a "change of control" of Healthdyne on these retirement benefit awards.

     In the event of a "change of control" of Healthdyne (defined to include, among other things, the Merger and the sale or distribution of 30% or more of Healthdyne's assets in one or a series of related transactions, including the Spinoffs), all benefits accrued to date immediately vest and each executive officer may require Healthdyne to place in trust for the executive officer's benefit an amount of money equal to the present value of the participant's accrued retirement benefit. See "The Merger--Interests of Certain Persons in the Merger."

     CHANGE OF CONTROL ARRANGEMENTS. In February 1988, Healthdyne entered into agreements with Messrs. Petit, Dewberry, Burkey and Millard and in October 1993 entered into a similar agreement with Mr. Yokubinas, entitling such executive officers to certain benefits upon specified terminations of employment within three years following a "change in control" of Healthdyne. Each agreement provides that in the event of a "change in control" of Healthdyne, the executive officer concerned will be entitled to certain benefits upon his subsequent termination of employment during the term of the agreement unless such termination is (i) because of his death, disability or retirement, (ii) by Healthdyne for cause, or (iii) with respect to termination by the executive officer, by the executive officer, other than for "good reason." Under these agreements, a number of circumstances entitle the executive officer to treat a good faith termination on his part as being a termination for "good reason." These include an adverse change in the executive officer's compensation, discontinuation of certain benefits, the assignment of duties inconsistent with his status or duties in effect immediately prior to the "change in control" of Healthdyne, the relocation of Healthdyne's principal executive office to a location outside of Marietta, Georgia or Healthdyne's requiring the executive officer to be based anywhere other than Healthdyne's principal executive office.

     If an executive officer's employment with Healthdyne or its subsidiaries terminates following the consummation of a "change in control" of Healthdyne other than under the circumstances set forth in clauses (i), (ii) or (iii) of the preceding paragraph, the executive officer will be entitled to receive his full base salary through the date of termination and a lump sum severance payment equal to three times the executive officer's average annual salary and other income derived from Healthdyne which is reportable for federal tax purposes for the five years preceding the date of his termination. In addition, such executive officer will be entitled to receive, for a period of three years after the date of his termination, all life, disability and health insurance coverage, automobile allowances and other fringe benefits equivalent to those in effect at the date of termination and is entitled to receive additional amounts relating to any excise taxes imposed on the executive as a result of Section 280G of the Code.

     In connection with the execution of the Merger Agreement, and as contemplated therein, Healthdyne entered into amended and restated agreements with each of the executive officers mentioned above and a new agreement with Frank D. Powers, President of Healthdyne Maternity Management (the "New Agreements"). The New Agreements, which take effect only if and at the time that the Merger becomes effective, will supersede the prior agreements described above. The New Agreements acknowledge that the Merger constitutes a "change in control", as defined in the agreements, and extend the term of the New Agreements from a term ending in February 1997 to a term ending three years after the Merger. In addition, under the New Agreements the executive officer agrees to comply with certain protective covenants which, for a period of three years following the later of the Effective Time or the effective time of any other "change in control" of Newco that occurs within three years after the effective date of the Merger and during the executive officer's continued employment with Newco, prohibit the executive officer from competing with Newco, soliciting customers or soliciting personnel of Newco. The New Agreements otherwise are substantially similar to the change in control agreements previously in effect.

     Under these agreements, if a "change in control" had taken place on January 1, 1996, Messrs. Petit, Dewberry, Yokubinas, Burkey, Millard and Powers would have been entitled to receive approximately $4,308,000, $2,319,000, $1,007,000, $1,681,000, $651,000 and $647,000, respectively, upon termination of employment as contemplated under these agreements. Section 280G of the Code imposes a 20% excise tax on the recipient of "excess parachute payments," as identified in the Code, and denies a tax deduction for such excess parachute payments to the company making them. In addition, if any such payments constitute excess parachute payments under Section 280G of the Code, Healthdyne (or, after the Merger, Newco) would be obligated under these agreements to reimburse each executive officer for the excise taxes resulting from such parachute payments and from any reimbursements thereof paid by Healthdyne (or, after the Merger, Newco) and for the income taxes imposed on the executive officer with respect to such reimbursements. Healthdyne believes that, if Newco becomes obligated to make severance payments under these agreements, no portion of these payments will constitute excess parachute payments. However, there can be no assurance that the IRS would not assert that some portion of such payments are excess parachute payments. If the IRS were to prevail in such an assertion, the amount of deductions disallowed and the amount of reimbursements required to be paid to terminated executives could be substantial.

     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. The Compensation Committee of the Board of Directors of Healthdyne is responsible for executive compensation decisions as described above. During 1994, the committee consisted of Parker H. Petit, William J. Gresham, Jr., Charles R. Hatcher, Jr., Carl E. Sanders and Morris S. Weeden. Mr. Petit is Chairman of the Board and Chief Executive Officer of Healthdyne. Mr. Sanders is the Chairman of a law firm which provided legal services to Healthdyne during 1994 and which will provide legal services to Healthdyne in the future.

CERTAIN TRANSACTIONS

     In July 1981, 405,000 shares of Common Stock reserved under Healthdyne's 1981 Incentive Stock Option Plan were sold to certain of Healthdyne's officers for $1.33 per share in exchange for $540,000 principal amount of Healthdyne's 8% promissory notes (the "1981 Promissory Notes") payable in four years and secured by the purchased shares. The Board of Directors of Healthdyne extended the respective maturity dates of the 1981 Promissory Notes, forgave interest accrued from July 1985 through December 1987, and stayed the accrual of any additional interest until the stock is sold by said individuals. Mr. Parker H. Petit owns 248,000 of such shares. The maximum outstanding principal indebtedness to Healthdyne of Mr. Petit (the only executive officer or director whose indebtedness to Healthdyne exceeded $60,000) since January 1, 1995 was $917,900, of which $325,800 related to the 1981 Promissory Notes, $350,000 to a loan evidenced by a promissory note, dated September 24, 1992, payable on December 31, 1996, $17,100 to a loan evidenced by a promissory note dated October 1, 1990, payable on demand, $100,000 to a loan evidenced by a promissory note, dated March 16, 1993, payable on demand, and $125,000 to a loan evidenced by a promissory note, dated June 27, 1994, payable on demand. All notes, except the 1981 promissory notes, bear interest at a floating rate which is currently 8.25%. At the present time, Mr. Petit has approximately $873,182 of principal indebtedness outstanding to Healthdyne.

     Mr. Carl E. Sanders, a director of Healthdyne, is also the Chairman of Troutman Sanders LLP, a law firm based in Atlanta, Georgia which provided certain legal services to Healthdyne in fiscal year 1995 and may be retained by Healthdyne in the future.

          OPERATION, MANAGEMENT AND BUSINESS OF NEWCO AFTER THE MERGER

BUSINESS OF NEWCO

     Newco is a recently incorporated Delaware corporation formed for the purposes of the Merger. Prior to the Merger, Newco will have no material assets or liabilities. At the consummation of the Merger, Healthdyne and Tokos will merge with and into Newco, and Newco will issue shares of Newco Common Stock to former stockholders of Healthdyne and Tokos.

     From and after the Effective Time, Newco will consolidate the operations of each of the constituent companies in order to take advantage of efficiencies presented by the combination. Newco expects that decisions as to the continuing employment of Healthdyne and Tokos officers and employees, and the continuing operation of business and each company's facilities, will be made on a case-by-case basis after the consummation of the Merger, based upon Newco's evaluation of the combined operations of Healthdyne and Tokos.

MANAGEMENT OF NEWCO

     Directors After the Merger. As provided in the Merger Agreement, as of the Effective Time, Newco is obligated to take all action necessary to cause: Carl
E. Sanders and Craig T. Davenport to be elected as directors of Newco for terms expiring at the 1996 Annual Meeting of Stockholders; Jackie M. Ward, Frederick
P. Zuspan, M.D., Thomas W. Erickson and David L. Goldsmith to be elected as directors of Newco for terms expiring at the 1997 Annual Meeting of Stockholders; and Parker H. Petit, Robert F. Byrnes, Morris S. Weeden and Gene
P. Guselli to be elected as directors of Newco for terms expiring at the 1998 Annual Meeting of Stockholders. Under the terms of the Newco Bylaws, if any of the Tokos Nominated Directors (Robert F. Byrnes, Gene P. Guselli, Craig T. Davenport, Thomas W. Erickson and David L. Goldsmith) are unable or unwilling to serves as a director of Newco, such individual or individuals shall be replaced by an individual or individuals designated by the Tokos Board of Directors and if any of the Healthdyne Nominated Directors (Parker H. Petit, Carl E. Sanders, Jackie M. Ward, Morris S. Weeden and Frederick P. Zuspan, M.D.) are unable or unwilling to serve, such individual or individuals shall be replaced by a individual or individuals designated by the Healthdyne Board of Directors. In addition, for a period of three years following the Effective Time and continuing through Newco's 1998 Annual Meeting of Stockholders, (i) any vacancy on Newco's Board of Directors, or any committee thereof, arising among the Tokos Nominated Directors and any nominee selected to fill a director position occupied by a Tokos Nominated Director will be filled or selected by the remaining Tokos Nominated Directors and (ii) any vacancy on Newco's Board of Directors, or any committee thereof, arising among the Healthdyne Nominated Directors and any nominee selected to fill a director position occupied by a Healthdyne Nominated Director will be filled or selected by the remaining Healthdyne Nominated Directors. As provided in Newco Bylaws, the affirmative vote of a majority of all directors will be necessary to constitute the act of Newco's Board of Directors.

     At each annual meeting, directors will be elected to succeed those directors whose terms expire at such annual meeting, for a term of office which will expire at the third succeeding annual meeting. Biographical information with respect to the proposed directors of Newco is set forth below.

     Parker H. Petit, age 56, is the founder of and has been employed by Healthdyne as its Chairman of the Board of Directors and Chief Executive Officer since 1970. Mr. Petit is also Chairman of the Board of Directors of Healthdyne Technologies, Inc. and Healthdyne Information Enterprises, Inc. and a director of Atlantic Southeast Airlines, Inc., a regional airline.

     Robert F. Byrnes, age 51, has served as Chief Executive Officer of Tokos since July 1984, as Chairman of the Board since November 1987 and as President and Chief Operating Officer of Tokos since January 1994. From 1982 to July 1984, Mr. Byrnes was the President and Chief Operating Officer of Caremark, Inc. (formerly Home Health Care of America, Inc.). From 1978 to 1982, Mr. Byrnes was Vice President of Marketing -- Business Development and Clinical Research for Genentech, Inc. Prior to that, Mr. Byrnes held managerial positions with divisions of American Hospital Supply Corporation, Abbott Laboratories, Inc. and Eli Lilly & Company. Mr. Byrnes is also a director of several private healthcare companies.

     Carl E. Sanders, age 70, has served as a director of Healthdyne since 1986. Mr. Sanders, a former governor of the State of Georgia, is Chairman of Troutman Sanders LLP, an Atlanta based law firm which provides legal services to Healthdyne. Mr. Sanders is also a director of Carmike Cinemas, Inc., The Actava Group, Inc., Norrell Corporation, Roadmaster Industries, Inc. and Healthdyne Information Enterprises, Inc.

     Jackie M. Ward, age 57, is President and Chief Executive Officer of Computer Generation Incorporated, a privately-held, Atlanta based corporation engaged in designing and producing "turnkey" computer hardware and software systems for telecommunications and other specialized applications, which she founded in 1968. Ms. Ward is also a former Chairperson of the Board of Regents of the University System of Georgia and Chairman-elect of the Metro Atlanta Chamber of Commerce, as well as a director of SCI Systems, Inc., Trigon Blue Cross Blue Shield and NationsBank, N.A. and a member of several other government and public service commissions.

     Morris S. Weeden, age 76, has served as a director of Healthdyne since 1987 and is retired. Mr. Weeden was Vice Chairman--Board of Directors of Morton Thiokol Inc., a salt, chemical, pharmaceutical, household and aerospace products manufacturer, from March 1980 to December 1984. Prior thereto, Mr. Weeden was Executive Vice President of Morton Norwich Products, Inc. in charge of pharmaceutical operations, President of Morton International, a pharmaceutical division of Morton Norwich Products, Inc. and President of Bristol Laboratories, a pharmaceutical division of Bristol Myers Corp. Mr. Weeden is also a director of Xytronyx, Inc.

     Frederick P. Zuspan, M.D., age 74, has served as a director of Healthdyne since 1993 and has been a physician since 1951. Dr. Zuspan has been Professor and Chairman Emeritus, Department of Obstetrics and Gynecology at the Ohio State University College of Medicine since July 1991 and Editor-in-Chief of the American Journal of Obstetrics and Gynecology since 1991. Dr. Zuspan was previously Professor of the Ohio State University College of Medicine from 1987 to 1991 and Professor and Chairman of the Department of Obstetrics and Gynecology at the Ohio State University College of Medicine from 1983 to 1991, at the University of Chicago, Pritzker School of Medicine from 1966 to 1975, and at the Medical College of Georgia from 1960 to 1966.

     Thomas W. Erickson, age 44, has served as a director of Tokos since 1985. Mr. Erickson has also served as President of CareSelect Group, Inc., a management service organization that provides management and administrative services for various independent practice associations, since June 1994. Mr. Erickson has also served as President and Chief Executive Officer of Erickson Capital Group, Inc., a private investment firm, which invests in a wide range of health care service companies and managed care alliances. Mr. Erickson is also a director of numerous private healthcare companies.

     Gene P. Guselli, age 42, has served as a director of Tokos since April 1994. Mr. Guselli has been President and Chief Executive Officer of InfoMedics, Inc., a private company that produces automated patient information systems, since December 1995. Prior to December 1995, Mr. Guselli served as President and Chief Executive Officer of Private Healthcare Systems, Inc. since 1985. Prior to 1985, Mr. Guselli served in a variety of capacities as a hospital administrator in both Boston and New York City. Mr. Guselli also served as a senior consultant for the Health Data Institute in 1984. Mr. Guselli has over 19 years in the healthcare industry. He is also a director of the American Association of Preferred Provider Organizations.

     Craig T. Davenport, age 43, has served as a director of Tokos since November 1986 and as a consultant to Tokos through December 1994. Mr. Davenport has been the Chief Executive Officer of the D.W. Group, a private advisory and investment firm which provides services to newly emerging health care companies, since August 1994. He has also been the President and Chief Executive Officer of Intercare Systems, Inc., a private company that develops interactive, multimedia systems for use in educating patients and professionals, since October 1994. Mr. Davenport served as Chief Operating Officer of Tokos from November 1986 to December 1993, and as President of Tokos from November 1987 to December 1993. Prior to joining Tokos in 1985, Mr. Davenport held managerial positions with divisions of American Hospital Supply Corporation. Mr. Davenport is also a director of TheraTx, Inc. and numerous private healthcare companies.

     David L. Goldsmith, age 47, has served as a director of Tokos since 1985. Mr. Goldsmith has been a managing director of Robertson Stephens since 1992, and a partner of Robertson Stephens from 1981 to 1992.

In addition, Mr. Goldsmith directs the Robertson Stephens' venture capital and management buyout activity. Mr. Goldsmith is also a director of Apria Healthcare, Inc., Spectranetics, Inc., and several private health care companies.

     In addition, Newco is obligated to take all necessary actions to establish the Executive Committee and such committee will initially consist of Parker H. Petit, as Chairman, and Robert F. Byrnes, Carl E. Sanders, Jackie M. Ward, Gene
P. Guselli and Craig T. Davenport, as the other members.

     In addition to such powers as may be delegated to it from time to time by Newco's Board of Directors, the Executive Committee shall: resolve any differences, disagreements or issues presented to the Executive Committee for consideration by the Transition Committee; act in the absence of the full Board of Directors of Newco as deemed necessary and appropriate and as permitted by applicable law; keep the full Board of Directors of Newco apprised of Executive Committee activities and decisions; and conduct detailed review and evaluation of the annual budget prior to submission to the full Board of Directors of Newco. In all matters brought before the Executive Committee by the Transition Committee for resolution by the Executive Committee, Parker H. Petit and Robert
F. Byrnes shall act as ex officio nonvoting members.

     The Audit Committee shall initially consist of four members. In addition to such powers as may be delegated to it from time to time by Newco's Board of Directors, the Audit Committee shall: recommend outside accountants for approval by the full Board of Directors and the stockholders of Newco; meet with Newco's outside auditors and Newco's Chief Financial Officer and their respective staffs to review and evaluate accounting and control systems, issues and related matters; meet independently with Newco's auditors and Chief Financial Officer to discuss the accuracy and integrity of Newco's financial reporting management information and control systems, and any other appropriate issues; and address any other matters which are appropriate for the Audit Committee's review or involvement. The initial members of the Audit Committee shall be two non-employee Tokos Directors designated by the Board of Directors of Tokos and two non-employee Healthdyne Directors designated by the Board of Directors of Healthdyne.

     The Compensation Committee shall initially consist of six members. In addition to such powers as may be delegated to it from time to time by Newco's Board of Directors, the Compensation Committee shall: review and approve salaries for all corporate officers; review and approve all incentive and special compensation plans and programs, including stock options and related longer term incentive compensation programs; review and approve management succession planning; conduct special competitive compensation studies and retain compensation consultants as deemed necessary and appropriate; and recommend appropriate programs and actions on any of the above matters to the full Board of Directors of Newco for their review and approval. The initial members of the Compensation Committee shall be two non-employee Healthdyne Directors designated by the Board of Directors of Healthdyne and two non-employee Tokos Directors designated by the Board of Directors of Tokos. Parker H. Petit and Robert F. Byrnes shall serve as ex officio non-voting members of the Compensation Committee.

     The Nominating Committee shall initially consist of Robert F. Byrnes, as Chairman, and Parker H. Petit, Frederick P. Zuspan, M.D. and David L. Goldsmith, as the other members. In addition to such powers as may be delegated to it from time to time by Newco's Board of Directors, the Nominating Committee shall to the extent not inconsistent with the Merger Agreement: identify, screen and recommend candidates for appointment to the Board of Directors of Newco for consideration by the full Board of Directors of Newco and by the stockholders of Newco; and establish compensation and retirement policies for members of the Board of Directors of Newco.

     For a period of three years following the Effective Time, any vacancies on a committee of Newco's Board of Directors shall be filled in the same manner as vacancies in Newco's Board of Directors. In accordance with the Newco Bylaws, each of the committees named herein may act only by affirmative vote of a majority of the authorized number of members of such committee.

     In addition to the above committees, pursuant to the Merger Agreement, Healthdyne and Tokos have established the Transition Committee. Glass & Associates, Inc. has been selected to serve as the Consultant to Healthdyne, Tokos and the Transition Committee until the conclusion of the Transition Period. Prior to the

Effective Time, the Transition Committee is to deliver a business plan to the Boards of Directors of Healthdyne and Tokos that specifically identifies business strategies, goals and potential savings to be achieved by Newco in the Transition Period. The Transition Committee will survive the Merger and will thereafter continue as a committee of the Board of Directors of Newco to report directly to the Board of Directors of Newco at each regular or special meeting thereof for a period of nine months following October 2, 1995, unless extended or earlier terminated by the Newco Board of Directors.

     Executive Officers After the Merger. Newco's Board of Directors is obligated to take all action necessary to cause Parker H. Petit to be elected the Chairman of the Board of Newco, Robert F. Byrnes to be elected the President and Chief Executive Officer of Newco, Frank Powers to be elected the Executive Vice President-Provider Operations of Newco, Terry P. Bayer to be elected the Executive Vice President-Managed Care Operations of Newco, Donald R. Millard to be elected the Senior Vice President and Chief Financial Officer of Newco and J. Brent Burkey to be elected the Senior Vice President and General Counsel of Newco. Other senior management positions of Newco after the Merger are expected to be held by persons currently employed by Healthdyne or Tokos. Biographical information with respect to Ms. Bayer and Messrs. Powers, Millard and Burkey is set forth below.

     Terry P. Bayer, age 45, has served as President of Tokos Medical Corporation, Tokos' principal subsidiary, since October 1994 and as President of Tokos' Matryx Health Partners division since March 1994. Prior to joining Tokos, Ms. Bayer attended Stanford Law School from which she received a juris doctor degree in June 1994. Ms. Bayer served as Vice President and General Manager of Lincoln National Insurance from May 1989 through May 1992; Regional Vice President of Partners National Health Plan from September 1988 through May 1989; and Regional Vice President for Maxicare Health Plans from September 1984 through September 1988. Prior to 1984 Ms. Bayer held a number of management level positions with various health plans and similar organizations.

     Frank Powers, age 47, has served as President of Healthdyne Maternity Management since October 1989 and as President of Healthdyne's Home Care Group from November 1986 to October 1989. In addition, he was President of Healthdyne's Home Care Products Division from September 1984 to November 1986 and Corporate Controller of Healthdyne from January 1983 to September 1984.

     Donald R. Millard, age 48, has served as Vice President-Finance and Chief Financial Officer of Healthdyne since July 1987 and, in addition, was elected Treasurer in March 1990. Prior to joining Healthdyne, he served as President of Dental One, Inc., a dental healthcare provider, from December 1982 to June 1987.

     J. Brent Burkey, age 49, has served as Senior Vice President and General Counsel of Healthdyne since September 1987 and as Vice President and General Counsel of Healthdyne since November 1982. He has also served as Secretary of Healthdyne since August 1984 and prior thereto as Assistant Secretary.

     Neither Healthdyne nor Tokos is aware of any material relationships between Healthdyne or its directors or executive officers and Tokos or its directors or executive officers, except as contemplated by the Merger Agreement or as described herein, including the documents incorporated herein by reference.

NEWCO PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information known to Healthdyne and Tokos with respect to certain stockholders of Healthdyne and Tokos as of December 31, 1995, and with respect to Newco, as adjusted to reflect the consummation of the Merger, by (1) each person who owns beneficially more than five percent (5%) of the outstanding shares of Healthdyne or Tokos Common Stock or is projected to own beneficially more than five percent (5%) of the outstanding shares of Newco Common Stock, (2) each of Healthdyne's and Tokos' directors and Newco's designated directors, (3) each of Newco's designated executive officers and

(4) all of Healthdyne's directors and officers as a group, all of Tokos' directors and officers as a group and all of Newco's designated directors and executive officers as a group.

                                                AMOUNT AND NATURE OF BENEFICIAL
                                                          OWNERSHIP(1)                  PERCENT OF CLASS(2)
                                              ------------------------------------   --------------------------
    NAME AND ADDRESS OF BENEFICIAL OWNER      HEALTHDYNE     TOKOS        NEWCO      HEALTHDYNE   TOKOS   NEWCO
--------------------------------------------  ----------   ----------   ----------   ----------   -----   -----
Parker H. Petit(3)(4).......................   1,722,661                 1,722,661      10.3%              5.3 %
Robert F. Byrnes(5).........................                1,232,263    1,232,263                 7.0 %   3.6
Carl E. Sanders(6)..........................      72,500                    72,500         *                 *
Jackie M. Ward(7)...........................           4                         4        --                --
Morris S. Weeden(8).........................      15,000                    15,000         *                 *
Frederick P. Zuspan, M.D.(9)................       5,000                     5,000         *                 *
Gene P. Guselli(10).........................                   26,250       26,250                   *       *
Craig T. Davenport(11)......................                   92,392       92,392                   *       *
Thomas W. Erickson(12)......................                   24,000       24,000                   *       *
David L. Goldsmith(13)......................                   51,182       51,182                   *       *
Frank D. Powers(14).........................       3,967                     3,967         *         *
Terry P. Bayer(15)..........................                  180,000      180,000                 1.0       *
Donald R. Millard(16).......................      80,917                    80,917         *                 *
J. Brent Burkey(17).........................      33,965                    33,965         *                 *
Wellington Management
  Company(18)...............................   1,505,880                 1,505,880       9.3               4.5
Gruber & McBaine Capital Management(19).....   1,073,000                 1,073,000       6.6               3.2
J. Terry Dewberry(20).......................      35,192                    35,192         *                 *
J. Paul Yokubinas(21).......................      84,231                    84,231         *                 *
Thornton A. Kuntz, Jr.(22)..................         834                       834         *                 *
William J. Gresham, Jr.(23).................      13,500                    13,500         *                 *
Charles R. Hatcher, Jr. M.D.(24)............      10,000                    10,000         *                 *
Alexander H. Lorch(25)......................      21,000                    21,000         *                 *
State of Wisconsin Investment Board(26).....                1,223,000    1,223,000                 7.0     3.6
Mary J. George(27)..........................                   29,250       29,250                   *       *
Nicholas A. Mione(28).......................                  175,100      175,100                   1       *
All directors and executive officers of
  Matria as a group (14 persons)............   1,934,014    1,606,087    3,540,101      11.6       9.1    10.3
All directors and executive officers of
  Healthdyne as a group (13 persons)........   2,098,767                 2,098,767      12.6
All directors and executive officers of
  Tokos as a group
  (8 persons)...............................                1,810,437    1,810,437                10.0

---------------

  * Indicates less than 1%.
 (1) Under the rules of the Commission, a person is deemed to be a beneficial owner of a security if he or she has or shares the power to vote or to direct the voting of such security, or the power to dispose or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days as well as any securities owned by such person's spouse, children or relatives living in the same house. Accordingly, more that one person may be deemed to be a beneficial owner of the same securities. Unless otherwise indicated by footnote, the named individuals have sole voting power and investment power with respect to the shares held by them.
 (2) With respect to each person in the table, assumes that such person has exercised all options, warrants and other rights to purchase Newco Common Stock, exercisable within 60 days, beneficially owned by him or that no other person has exercised any such rights.
 (3) Does not include 260,500 shares owned by Bank South, N.A., Atlanta, Georgia, as Trustee of an irrevocable trust for benefit of two of Mr. Petit's children. Mr. Dewberry, a director of Healthdyne, is a member of a self-perpetuating, three-member advisory committee that has the power to remove the Trustee and to direct the Trustee as to the voting and disposition of the shares owned by the Trustee except that the advisory committee has no such power during the lifetime of Mr. Petit if the shares held by Mr. Petit and the trust, when aggregated, are "significant from the viewpoint of voting control" of Healthdyne. Both the Trustee and the advisory committee consider the shares owned by the Trustee to be significant in terms of voting control. In the absence of direction by the advisory committee, the Trustee has sole power to direct the voting and disposition of these securities.
 (4) Includes 1,601,411 shares owned by Mr. Petit, 3,750 shares held by Mr. Petit as custodian for one of his children, 97,500 shares held by Petit Investments, L.P., a limited partnership in which Mr. Petit serves as general partner ("Petit Investments"), 10,000 shares held by Petit Grantor Trust, a living trust, and 10,000 shares which are subject to purchase upon exercise of options exercisable within 60 days.
 (5) Includes 1,032,263 shares held by Mr. and Mrs. Byrnes, as trustees of The Byrnes Family Trust, as to which shares Mr. and Mrs. Byrnes share voting and dispositive power, and 200,000 shares issuable upon exercise of options held by Mr. Byrnes.
 (6) Represents 62,500 shares owned by Mr. Sanders and 10,000 shares which are subject to purchase upon exercise of options exercisable within 60 days.
 (7) Represents 4 shares issuable upon conversion of 8% Convertible Subordinated Debentures owned by Ms. Ward.
 (8) Represents 5,000 shares owned by Mr. Weeden and 10,000 shares which are subject to purchase upon exercise of options exercisable within 60 days.
 (9) Represents 5,000 shares which are subject to purchase by Dr. Zuspan upon exercise of options exercisable within 60 days.
(10) Represents 26,250 shares which are subject to purchase by Mr. Guselli upon exercise of options exercisable within 60 days.
(11) Represents 68,188 shares held by Mr. and Mrs. Davenport, as trustees of The Davenport Family Trust, as to which shares Mr. and Mrs. Davenport share voting and dispositive power, 7,500 shares owned by Mr. Davenport and 16,704 shares which are subject to purchase upon exercise of options exercisable within 60 days.
(12) Represents 24,000 shares which are subject to purchase by Mr. Erickson upon exercise of options exercisable within 60 days.
(13) Represents 21,932 shares owned by Mr. Goldsmith and 29,250 shares which are subject to purchase upon exercise of options exercisable within 60 days.
(14) Represents 634 shares owned by Mr. Powers and 3,333 shares which are subject to purchase upon exercise of options exercisable within 60 days.
(15) Represents 180,0000 shares which are subject to purchase by Ms. Bayer upon exercise of options exercisable within 60 days.
(16) Represents 14,421 shares owned by Mr. Millard, 58,333 shares which are subject to purchase upon exercise of options exercisable within 60 days, and 8,163 shares issuable upon conversion of 8% Convertible Subordinated Debentures owned by Mr. Millard.
(17) Represents 13,965 shares owned by Mr. Burkey and 20,000 shares which are subject to purchase upon exercise of options exercisable within 60 days.
(18) Based on information set forth in Amendment No. 1 to Schedule 13G dated January 25, 1995, Wellington Management Company, in its capacity as investment adviser, may be deemed to be the beneficial owner of shares owned by numerous investment counselling clients. The address of Wellington Management Company is 75 State Street, Boston, Massachusetts 02109.
(19) Based on information set forth in a joint filing on Schedule 13D dated January 19, 1995, with respect to beneficial ownership of the following persons and entities: Gruber & McBaine Capital Management, Jon D. Gruber,
     J. Patterson McBaine, Lagunitas Partners, L.P., GMJ Investments, L.P., Charles C. McGettigan, Myron A. Wick, III, Proactive Investment Managers, L.P., and Proactive Partners. The address of Gruber & McBaine Capital Management is 50 Osgood Place, San Francisco, California 94113.
(20) Represents 30,192 shares owned by Mr. Dewberry and 5,000 shares which are subject to purchase upon exercise of options exercisable within 60 days.
(21) Represents 64,231 shares owned by Mr. Yokubinas and 20,000 shares which are subject to purchase upon exercise of options exercisable within 60 days.
(22) Represents 834 shares which are subject to purchase by Mr. Kuntz upon exercise of options exercisable within 60 days.

(23) Represents 3,500 shares owned by Mr. Gresham and 10,000 shares which are subject to purchase upon exercise of options exercisable within 60 days.
(24) Represents 10,000 shares which are subject to purchase by Dr. Hatcher upon exercise of options exercisable within 60 days.
(25) Represents 11,000 shares owned by Mr. Lorch and 10,000 shares which are subject to purchase upon exercise of options exercisable within 60 days.
(26) Based on information in the Schedule 13G filed by SWIB with respect to holdings as of September 30, 1995; SWIB manages these shares on behalf of the investment trust funds held by the Wisconsin Retirement System; SWIB has sole voting and dispositive power with respect to these shares. The address of the State of Wisconsin Investment Board is 121 East Wilson Street, Madison, Wisconsin 53703.
(27) Represents 29,250 shares which are subject to purchase by Ms. George upon exercise of options exercisable within 60 days.
(28) Includes 51,600 shares held by Mr. Mione, as trustee of The Nicholas A. Mione Jr. Living Trust, and 117,500 shares which are subject to purchase by Mr. Mione upon exercise of options exercisable within 60 days.

DESCRIPTION OF CAPITAL STOCK OF NEWCO

     The authorized capital stock of Newco consists of 1,000 shares of common stock, $.01 par value, and 1,000 shares of preferred stock, $.01 par value. Newco's authorized capital stock, as set forth in the Amended and Restated Certificate of Incorporation which will be adopted by the approval of the Merger Agreement, will consist of 100,000,000 shares of common stock, $.01 par value, and 50,000,000 shares of preferred stock, $.01 par value.

     COMMON STOCK. The holders of Newco Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The holders of Newco Common Stock have no cumulative voting rights in the election of directors. Subject to the prior rights of holders of preferred stock of Newco which may be issued, the holders of Newco Common Stock are entitled to dividends, when and if declared by the Board of Directors out of funds legally available therefor. In the event of the liquidation, dissolution or winding up of Newco the holders of Newco Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of Newco Common Stock have no preemptive rights and have no right to convert Newco Common Stock into any other securities. All shares of Newco Common Stock issued pursuant to the Merger will be when issued, fully paid and nonassessable.

     PREFERRED STOCK. The Board of Directors has the authority, without further stockholder approval, to issue authorized but unissued shares of preferred stock in one or more series and to determine the preferences, rights, privileges and restrictions of any series, including the dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preferences, the number of shares constituting any such series and the designation of such series. Such issuance of preferred stock may adversely affect, among other things, the voting rights of existing stockholders.

     COMMON STOCK PURCHASE RIGHTS. Pursuant to the Rights Agreement (the "Rights Agreement") between Newco and SunTrust Bank, as Rights Agent, a common stock purchase right (a "Right") will be issued with each share of Newco Common Stock. Each Right entitles the registered holder to purchase from Newco a unit consisting of one-hundredth of a share (a "Unit") of Newco Common Stock at a Purchase Price of $61 per Unit, subject to adjustment. The Purchase Price shall be paid in cash. The description and terms of the Rights are set forth in the Rights Agreement.

     Initially, the Rights will be attached to all Newco Common Stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. The Rights will separate from the Newco Common Stock and a "Distribution Date" will occur upon the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Newco

Common Stock (the "Stock Acquisition Date"), or (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 20% or more of such outstanding shares of Newco Common Stock. Until the Distribution Date, (i) the Rights will be evidenced by the Newco Common Stock certificates and will be transferred with and only with such Newco Common Stock certificates, (ii) all Newco Common Stock certificates issued will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Newco Common Stock outstanding will also constitute the transfer of the Rights associated with the Newco Common Stock represented by such certificate.

     The Rights are not exercisable until the Distribution Date and will expire at the close of business on March 9, 2006, unless earlier redeemed by Newco as described below.

     As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Newco Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, only shares of Newco Common Stock issued prior to the Distribution Date will be issued with Rights.

     In the event that, at any time following the Distribution Date, (i) Newco is the surviving corporation in a merger with an Acquiring Person or an associate or affiliate of an Acquiring Person and its Newco Common Stock is not changed or exchanged, or (ii) a person or group of affiliated or associated persons becomes the beneficial owner of 20% or more of the then outstanding shares of Newco Common Stock (except pursuant to a tender offer or exchange offer for all outstanding shares of Newco Common Stock approved by a majority of the Board of Directors who are not associated with an Acquiring Person, the "Continuing Directors"), or (iii) during such time as there is an Acquiring Person, an event occurs which results in such Acquiring Person's ownership interest being increased by more than 1% (e.g., a reverse stock split), or (iv) in the event of certain transactions between an Acquiring Person or an affiliate of an Acquiring Person and Newco, each holder of a Right will thereafter have the right to receive, upon exercise and payment of an amount equal to 100 times the exercise price (currently $61), Newco Common Stock (or, in certain circumstances, cash, property or other securities of Newco) having a value equal to 200 times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. Moreover, the Rights shall not be exercisable, and shall be null and void as long as held, by a holder (a "Nonqualified Holder") in any jurisdiction where the requisite qualification for the issuance to such holder, or the exercise by such holder, of the Rights in such jurisdiction shall not have been obtained or be obtainable. However, Rights are not exercisable following the occurrence of any of the events set forth above until such time as the Rights are no longer redeemable by Newco as set forth below.

     For example, at an exercise price of $.50 per Right, each Right not owned by an Acquiring Person (or by certain related parties) or a Nonqualified Holder following an event set forth in the preceding paragraph would entitle its holder to purchase $100 worth of Newco Common Stock (or other consideration, as noted above) for $50. Assuming that the Newco Common Stock had a per share value of $10 at such time, the holder of each valid Right would be entitled to purchase 10 shares of Newco Common Stock for $50. Fractional shares will not be issued. In lieu of fractional shares of Newco Common Stock, Newco may pay to the registered holder of Rights Certificates at the time such Rights are exercised an amount in cash equal to the same fraction of the current market value of one share of Newco Common Stock.

     In the event that, at any time following the Stock Acquisition Date, (i) Newco is acquired in a merger or other business combination transaction in which Newco is not the surviving corporation (other than a merger described in the second preceding paragraph), (ii) Newco is the surviving corporation in a merger or consolidation with another person and all or part of its Newco Common Stock is changed or exchanged, or (iii) more than 50% of Newco's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the

Right. The events set forth in this paragraph and in the second preceding paragraph are referred to as the "Triggering Events."

     The Purchase Price payable, and the number of Units of Newco Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Newco Common Stock, (ii) if holders of the Newco Common Stock are granted certain rights or warrants to subscribe for Newco Common Stock or convertible securities at less than the current market price of the Newco Common Stock, or
(iii) upon the distribution to holders of the Newco Common Stock of evidences of indebtedness or assets (excluding regular semiannual cash dividends) or of subscription rights or warrants (other than those referred to above).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Newco Common Stock on the last trading date prior to the date of exercise.

     At any time until ten (10) days following the Stock Acquisition Date (as such period may be extended by Newco pursuant to the Rights Agreement), Newco may redeem the Rights in whole, but not in part, at a price of $.01 per Right provided that in certain circumstances such redemption will require the concurrence of a majority of the Continuing Directors. After this 10-day period has expired, this right of redemption may be reinstated if an Acquiring Person reduces his beneficial ownership to 10% or less of the outstanding shares of Newco Common Stock in a transaction or series of transactions not involving Newco and there are no other Acquiring Persons. After the above 10-day period expires and prior to the occurrence of a Triggering Event, Newco may redeem the Rights provided that such redemption is incidental to a merger, consolidation or other business combination involving Newco or a reorganization or restructuring of Newco which is approved by a majority of the Continuing Directors. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 redemption price.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of Newco, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to Newco, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Newco Common Stock (or other consideration) or for common stock of the acquiring company as set forth above.

     The Rights Agreement may be amended in certain instances as long as there are Continuing Directors and a majority of such Continuing Directors votes in favor of the proposed amendment. Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended in order to cure any ambiguity, to correct or supplement any provision contained in the Rights Agreement which is defective or inconsistent with another provision therein, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable and no amendment shall be made to lengthen any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of the common equity of Newco, including the holders of the Rights.

     The description of the Rights set forth above does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.

     Certain Provisions of the Certificate of Incorporation and Bylaws. Under the Certificate, after giving effect to the issuance of shares contemplated in the Merger and accounting for shares reserved for issuance pursuant to the Assumed Options and the Rights Agreement there will be an aggregate of approximately 38,682,286 authorized but unissued and unreserved shares of Newco Common Stock and an aggregate of

50,000,000 authorized but unissued and unreserved shares of preferred stock. These additional authorized shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital and to finance corporate acquisitions. The Board of Directors may issue preferred stock with voting and conversion rights that could adversely affect the voting power of the holders of Newco Common Stock. Except pursuant to the Merger and as described this Joint Proxy Statement/Prospectus, Newco currently has no plans to issue additional shares of Newco Common Stock or its preferred stock. However, one of the effects of authorized but unissued and unreserved shares of capital stock may be to render more difficult or discourage an attempt by a potential acquiror to obtain control of Newco by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of Newco's management.

LISTING OF NEWCO COMMON STOCK

     Application has been made to list Newco Common Stock on the Nasdaq National Market under the symbol "MATR."

TRANSFER AGENT

     SunTrust Bank, Atlanta, Georgia, will act as transfer agent for Newco Common Stock following consummation of the Merger.

CORPORATE HEADQUARTERS

     At the Effective Time, Newco will maintain its corporate headquarters in the corporate offices presently occupied by Healthdyne in Marietta, Georgia.

                       COMPARATIVE RIGHTS OF STOCKHOLDERS

GENERAL

     As a result of the Merger, holders of Healthdyne Common Stock and holders of Tokos Common Stock will become stockholders of Newco, and the rights of all such former Healthdyne and Tokos stockholders will thereafter be governed by the Newco Certificate, the Newco Bylaws and the DGCL. The rights of the holders of Healthdyne Common Stock are presently governed by the Articles of Incorporation of Healthdyne (the "Healthdyne Articles"), the Bylaws of Healthdyne (the "Healthdyne Bylaws") and the GBCC. The rights of holders of Tokos Common Stock are presently governed by the Restated Certificate of Incorporation of Tokos (the "Tokos Certificate"), the Bylaws of Tokos (the "Tokos Bylaws") and the DGCL. The following summary sets forth certain material differences between the rights of stockholders of Newco and the rights of stockholders of Healthdyne and Tokos. The summary does not purport to be a complete description of the differences between the rights of such holders, or to give full effect to the provisions of statutory or common law, and is subject to, and qualified in its entirety by reference to, the GBCC and the DGCL.

CLASSIFIED BOARD OF DIRECTORS

     The DGCL provides that a corporation's board of directors may be divided into various classes with staggered terms of office. Newco's Board of Directors is divided into three classes of directors. In accordance with the Merger Agreement and the Newco Certificate, the term of office of the first class of directors will expire at Newco's 1996 Annual Meeting of Stockholders, the term of office of the second class of directors will expire at Newco's 1997 Annual Meeting of Stockholders and the term of office of the third class of directors will expire at Newco's 1998 Annual Meeting of Stockholders. Beginning with Newco's 1996 Annual Meeting of Stockholders, one class of directors will be elected each for a three-year term.

     The Tokos Certificate provides for a classified board of directors, divided into three classes with staggered three-year terms.

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

     Under the GBCC a board of directors must consist of one or more individuals with the number specified in or fixed in accordance with the articles of incorporation or bylaws. The Healthdyne Bylaws specify that the board shall consist of nine persons. The Healthdyne board of directors is not classified.

     Classification of directors effectively reduces the stockholders' ability to change the composition of Newco's Board of Directors. Thus, after the Merger, former Healthdyne shareholders will have less ability to change the composition of the Board of Directors of Newco than they presently possess with respect to the Healthdyne Board of Directors.

     Pursuant to the Merger Agreement and Newco's Bylaws, for a period of three years commencing at the Effective Time of Merger and continuing through Newco's 1998 Annual Meeting of Stockholders, any vacancy on the Board arising among the Tokos Nominated Directors will be filled or selected by a majority vote of the remaining Tokos Nominated Directors, and any vacancy arising among the Healthdyne Nominated Directors will be filled or selected by a majority vote of the remaining Healthdyne Nominated Directors. After Newco's 1998 Annual Meeting of Stockholders, at least two annual meetings of stockholders, instead of one, will generally be required to effect a change in the majority of Newco's Board of Directors. Such a delay may help ensure that Newco's directors, if confronted by a stockholder attempting to force a proxy contest, tender or exchange offer or other extraordinary corporate transaction, would have sufficient time to review the proposal as well as any available alternatives to the proposal and act in what they believe to be the best interests of the stockholders.

     The classification provisions could also have the effect of discouraging a third party from initiating a proxy contest, making a tender offer or otherwise attempting to obtain control of Newco. The classification of Newco's Board of Directors might also increase the likelihood that incumbent directors will retain their positions.

NUMBER AND ELECTION OF DIRECTORS

     The Newco Bylaws provide that Newco's Board of Directors will be classified (See "-- Classified Board of Directors") and will initially consist of ten members. Thereafter, the number of directors will be fixed or altered exclusively by resolutions adopted by Newco's Board of Directors. The Newco Bylaws further provide that, following Newco's 1998 Annual Meeting of Shareholders, any vacancy on Newco's Board of Directors, including any newly created directorship resulting from an increase in the number of directors, may be filled by a majority of Newco's Board of Directors then in office, provided that a quorum is present. Each director will hold office until his or her successor is elected and qualified or until his or her earlier resignation.

     Under DGCL, unless otherwise provided in the certificate of incorporation, directors serving on a classified board may only be removed by the stockholders for cause. The Newco Certificate and the Newco Bylaws are silent on the issue of removal of directors. Therefore, directors may be removed only for cause and only upon the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of Newco Common Stock.

     The Tokos Board of Directors currently consists of seven directors. The Tokos Certificate provides that the number of directors will be fixed from time to time by the Tokos Bylaws or an amendment thereof adopted by the Tokos board of directors. In addition, the Tokos Certificate provides that any vacancy in the Tokos Board of Directors must be filled by the affirmative vote of 66 2/3% of the remaining directors then in office, except that in the event a director is removed by the stockholders of Tokos for cause, the stockholders shall be entitled to fill the vacancy created by such removal. If the office of any director becomes vacant and there are no remaining directors, the stockholders may fill the vacancy.

     In addition, the Tokos Certificate provides that any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of the voting power entitled to vote for the election of directors.

     Under the GBCC, a board of directors must consist of one or more individuals with the number specified in or fixed in accordance with the articles of incorporation or bylaws. The Healthdyne Bylaws specify that the board shall consist of nine persons and such directors may be removed at any time with or without cause by

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

the affirmative vote of the holders of a majority of the shares entitled to vote at an election of directors. Any vacancy on the board of directors created by the removal of a director by the shareholders must be filled by the shareholders, or, if authorized by the shareholders, by the board of directors. The Healthdyne Bylaws further provide that any other vacancy may be filled by the affirmative vote of the remaining directors, even if less than a quorum, or by the sole remaining director, or, if no director remains, by the shareholders.

     The provisions of the DGCL providing that directors serving on a staggered board may be removed only for cause upon the affirmative vote of holders of a majority of the voting power outstanding, coupled with the provision of the Newco Bylaws authorizing only the Newco Board of Directors to fill vacant directorships, will preclude stockholders from removing incumbent directors without cause and simultaneously gaining control of the Newco Board of Directors by filling the vacancies created by such removal with their nominees. Thus, these provisions may have certain anti-takeover effects.

NO STOCKHOLDER ACTION BY WRITTEN CONSENT

     The Newco Certificate provides that stockholder action can be taken only at an annual or special meeting of stockholders and prohibits stockholder action by written consent in lieu of a meeting, except (i) as permitted by resolutions of Newco's Board of Directors fixing the powers and preferences of any class or series of shares as to which Newco's Board of Directors has been expressly vested with authority to fix the powers and preferences or (ii) for the purpose of approving, authorizing or adopting any action or proposal previously approved, authorized or adopted by Newco's Board of Directors.

     The Tokos Certificate provides that stockholder action can be taken only at meetings held pursuant to the Tokos Certificate and the Tokos Bylaws and prohibits stockholder action by written consent in lieu of a meeting except for the purpose of approving any action approved by the Tokos board of directors.

     The Healthdyne Bylaws provide that any action required or permitted to be taken at any meeting of shareholders may be taken without a meeting if a consent in writing setting forth the action so taken will be signed by all the holders of outstanding stock entitled to vote thereon.

     The provisions of the Newco Certificate prohibiting stockholder action by written consent may have the effect of delaying considerations of a stockholder proposal until the next annual meeting of stockholders. These provisions would also prevent the holders of a majority of the voting power of Newco Common Stock from unilaterally using the written consent procedure to take stockholder action.

APPRAISAL RIGHTS

     Under the DGCL, stockholders of corporations being acquired pursuant to a merger have the right to serve upon the corporation a written demand for appraisal of their shares when the stockholders receive any form of consideration for their shares other than (a) shares of the surviving corporation, (b) shares of any other corporation listed on a national securities exchange or held of record by more than 2,000 shareholders, or (c) cash in lieu of fractional shares or any combination thereof. Stockholders who perfect their appraisal rights are entitled to receive cash from the corporation equal to the value of their shares as established by judicial appraisal. Corporations may enlarge these statutory rights by including in their certificate of incorporation a provision allowing appraisal rights in any merger in which the corporation is a constituent corporation. Neither the Newco Certificate nor the Tokos Certificate contains any provision enlarging such appraisal rights.

     The GBCC grants shareholders the right to dissent and receive payment of the fair value of their shares in the event of certain amendments or changes to the articles of incorporation adversely affecting their shares, or certain business transactions, including certain mergers. This right is not available when the affected shares are listed on a national securities exchange or held of record by more than 2,000 shareholders unless (a) the articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise, or (b) in a plan of merger or share exchange, the holders of such shares are required to accept anything other than shares of the surviving corporation or another publicly held corporation, except for payments in lieu of fractional shares. The Healthdyne Certificate does not modify this limitation on dissenters' appraisal rights.

     After the Merger, former Healthdyne shareholders, as stockholders of Newco, will have appraisal rights as provided under the DGCL. These appraisal rights differ in certain respects from those provided under the GBCC. For instance, under the GBCC, shareholders have appraisal rights for more types of transactions than under the DGCL, and, unlike the appraisal rights provisions of the DGCL, under the GBCC the board of directors may voluntarily extend appraisal rights to shareholders.

SPECIAL MEETINGS OF STOCKHOLDERS

     Under the DGCL, special meetings of stockholders may be called by the board of directors or those persons authorized by the corporation's certificate of incorporation or the bylaws. The Newco Bylaws authorize Newco's Board of Directors to call a special meeting of stockholders at any time. In addition, the President or Secretary must call a special meeting upon the written request of a majority of the members of the Board of Directors or of holders of a majority of the capital stock of Newco issued and outstanding and entitled to vote. Written notice of the time, place and specific purposes of such meeting must be given to each stockholder entitled to vote at the meeting not less than ten nor more than 60 days prior to the scheduled date of the special meeting.

     The Tokos Bylaws provide that a special meeting of stockholders shall be called by the president or secretary upon the written request of a majority of the members of the Board of Directors of Tokos or holders of at least 10% of the total voting power of all outstanding shares of stock entitled to vote. Such request must state the specific purpose or purposes of the special meeting. Written notice of the time, place and specific purposes of such meeting must be given to each stockholder entitled to vote at the meeting not less than ten nor more than 60 days prior to the scheduled date of the special meeting.

     The GBCC permits the board of directors or any person specified in the corporation's articles of incorporation or bylaws to call special meetings of shareholders. A special meeting may also be called by the holders of at least 25%, or such greater or lesser percentages as the articles of incorporation or bylaws provide, of all the votes entitled to be cast on any issue proposed to be considered at a special meeting. The Healthdyne Bylaws provide that a special meeting may be called at any time by the Board of Directors, the Chairman of the Board or the President. The Healthdyne Bylaws further provide that Healthdyne shall call a special meeting of shareholders upon the written request of the holders of at least 60% of the outstanding Healthdyne Common Stock. The Healthdyne Bylaws require that written notice of the time, place and specific purpose or purposes for which the meeting is called be delivered not less than ten nor more than 50 days before the date of the meeting to each shareholder of record entitled to vote at such meeting.

     The provisions of the Newco Bylaws require a greater percentage of holders of shares outstanding (51%) to request a special meeting of stockholders than do the provisions of the Tokos Bylaws (10%). Thus, it will be more difficult for former stockholders of Tokos to request a special meeting after the Merger. However, because the Healthdyne Bylaws require a greater percentage in this respect (60%) than the Newco Bylaws, from the perspective of Healthdyne shareholders, requesting a special meeting will not be as difficult.

COMMON STOCK

     The terms of the Newco Common Stock are substantially identical to those of the Tokos Common Stock and the Healthdyne Common Stock.

PREFERRED STOCK

     Pursuant to the Newco Certificate, Newco's Board of Directors is authorized, subject to the limitations prescribed by law, to provide for the issuance of shares of preferred stock in one or more series, to establish the number of shares of each such series and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. See "Operation, Management and Business of Newco After the Merger -- Description of Capital Stock of Newco." The Tokos Certificate and the Healthdyne Certificate contain substantially similar provisions relating to Tokos Preferred Stock and Healthdyne Preferred Stock, respectively.

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

     The issuance of such shares of capital stock may have the effect of delaying, deferring or preventing a change in control of Newco without any further action by the stockholders of Newco.

STOCKHOLDER RIGHTS PLAN

     Newco has adopted a stockholder rights plan that is designed to protect Newco stockholders from coercive or unfair takeover tactics. The terms and conditions of the plan are set forth in a rights agreement (the "Newco Rights Agreement") between Newco and SunTrust Bank, as Rights Agent. See "Operation Management and Business of Newco After the Merger -- Description of Capital Stock of Newco."

     Healthdyne currently has two shareholder rights plans (collectively the "Healthdyne Rights Plan"), the description and terms of which are set forth in rights agreements (collectively, the "Healthdyne Rights Agreement") between Healthdyne and SunTrust Bank, as Rights Agent. The Healthdyne Rights Agreement contains provisions which are substantially the same as those contained in the Newco Rights Agreement except that (i) each right under the Healthdyne Rights Agreement initially represents the right to purchase one one-hundredth of a share of a series of Healthdyne preferred stock, (ii) the exchange right contained in the Newco Rights Agreement is not included in the Healthdyne Rights Agreement, (iii) the exercise price of the rights is initially $61, and (iv) the rights expire on March 1, 2003.

     Tokos also has a stockholder rights plan, the description and terms of which are set forth in a rights agreement (the "Tokos Rights Agreement") between Tokos and U.S. Stock Transfer Corporation, as Rights Agent. The Tokos Rights Agreement generally contains provisions similar to those of the Newco Rights Agreement described above, except that (i) each right under the Tokos Rights Agreement initially represents the right to purchase one share of Tokos Common Stock, (ii) the exercise price of the rights is initially $30, (iii) the rights are not triggered by an event (e.g., a reverse stock split) that increases an Acquiring Person's beneficial ownership by more than 1% or by certain transactions between an Acquiring Person and Tokos, and (iv) the rights expire on April 19, 2003.

AMENDMENT OF THE CERTIFICATE OF INCORPORATION AND BYLAWS

     The Newco Certificate provides that, until three years from the Effective Date, the provisions of the Newco Certificate regarding certain amendments to the Bylaws with respect to (i) number, election and tenure of directors, (ii) filling of certain vacancies on the board and nomination of directors of additional terms, and (iii) initial committees of the board of directors may only be amended by the affirmative vote of holders of at least a majority of the Newco Common Stock. Otherwise, the Newco Certificate is silent as to the amendment of the Newco Certificate. Section 242 of the DGCL provides that, except for certain circumstances, amendments to a corporation's certificate of incorporation are to be approved at the annual or a special meeting of stockholders by a majority of the outstanding stock entitled to vote.

     The Tokos Certificate provides that the Tokos Certificate may be amended in the manner prescribed by statute except with respect to certain provisions relating to (i) the amendment of the Tokos Bylaws, (ii) the filling of vacancies on the board of directors and the classification of the board of directors,
(iii) stockholder action by written consent and the time and place of stockholder meetings and (iv) amendment of the Tokos Certificate. Amendment of these provisions requires (i) the approval of the board of directors and the further approval of stockholders holding a majority of the outstanding shares entitled to vote, or (ii) the approval of stockholders holding 66 2/3% of the outstanding shares entitled to vote.

     The Healthdyne Certificate is silent as to amendment of the Healthdyne Certificate. The GBCC provides that, except for certain circumstances, amendments to a corporation's articles of incorporation are to be approved by a majority of the outstanding stock entitled to vote.

     The Newco Certificate provides that, until three years from the Effective Date, the provisions of the Newco Bylaws regarding (i) number, election and tenure of directors, (ii) filling of certain vacancies on the board and nomination of directors of additional terms, and (iii) initial committees of the board of directors may only be amended by the affirmative vote of holders of at least a majority of the Newco Common Stock.

     The Newco Bylaws provide that, except as provided in the Newco Certificate, the Newco Bylaws may be amended or repealed, or new bylaws may be adopted, (i) by the affirmative vote of the holders of at least a majority of the Newco Common Stock, or (ii) by the affirmative vote of the majority of the whole Newco's Board of Directors at any regular or special meeting. Any bylaws adopted or amended by the stockholders may be amended or repealed by the Board of Directors or the stockholders.

     The Tokos Certificate provides that any bylaw amendment adopted by the board of directors increasing or decreasing the authorized number of directors shall require a resolution adopted by the affirmative vote of at least 66 2/3% of the directors then in office. In addition, the Tokos Bylaws may only be amended or repealed, or a new bylaw adopted, by a vote of not less than 66 2/3% of the outstanding shares entitled to vote unless the amendment has previously been approved by the board of directors, in which case a vote of a majority of outstanding stock entitled to vote is required.

     The Healthdyne Bylaws provide that the Healthdyne Bylaws may be amended or repealed or new bylaws may be adopted by the affirmative vote of a majority of directors then in office or by the affirmative vote of a majority of all shares outstanding and entitled to vote. In addition, the shareholders may prescribe that any bylaw adopted by them may not be amended or repealed by the board of directors.

     After the closing of the Merger but prior to three years after the Effective Time, the rights of former stockholders of Tokos will remain the same with respect to amendment of provisions of the Newco Bylaws regarding (i) number, election and tenure of directors, (ii) nomination of directors and the filling of certain vacancies and (iii) the initial committees of the board, but it will be more difficult to amend such provisions than is currently the case for former Healthdyne shareholders. The restrictions on amendment of these provisions of the Newco Bylaws terminate three years after the Effective Time. Thereafter, and from the Effective Time with respect to other provisions of the Newco Bylaws, it will be less difficult for stockholders of Newco to amend the Newco Bylaws than currently is the case for stockholders of Tokos. Also, from the Effective Time, those sections of the Newco Certificate corresponding to the sections of the Tokos Certificate requiring approval of the holders of two-thirds of the outstanding Tokos Common Stock for amendment, will be less difficult for stockholders of Newco to amend. The rights of former shareholders of Healthdyne to amend the Newco Certificate and Bylaws will be basically the same as is currently provided under the Healthdyne Certificate and Bylaws in this regard.

BUSINESS COMBINATIONS

     Section 203 of the DGCL, provides that, subject to certain exceptions specified therein, a corporation will not engage in any business combination with any interested stockholder for a three-year period following the date that such stockholder becomes an interested stockholder unless (i) prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares held by directors who are also officers and shares subject to employee stock purchase plans in which employee participants do not have the right to determine confidentially whether plan shares will be tendered in a tender or exchange offer) or (iii) on or subsequent to such date, the business combination is approved by the board of directors of the corporation and by the affirmative vote at an annual or special meeting, and not by written consent, of at least
66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. Except as specified in Section 203 of the DGCL, an interested stockholder is defined to include (a) any person that is the owner of 15% or more of the outstanding voting stock of the corporation or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation, at any time within three years immediately prior to the relevant date and (b) the affiliates and associates of any such person. The Newco Certificate does not exclude Newco from the restrictions imposed under Section 203 of the DGCL. Similarly, the Tokos Certificate does not exclude Tokos from the restrictions imposed under Section 203.

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

     The GBCC contains certain business combinations provisions which may have the effect of preventing, discouraging or delaying a change of control of a Georgia corporation that elects to be subject to the business combinations. The business combinations provisions generally prohibit a corporation from engaging in any business combination (a merger, consolidation or other specified corporation transaction) with an interested shareholder (a 10% shareholder or an affiliate of the corporation which was a 10% shareholder at any time within the preceding two years) for a period of five years from the date such person becomes an interested shareholder, unless the interested shareholder (i) prior to becoming an interested shareholder, obtained the approval of the board of directors for either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder, (ii) becomes the owner of at least 90% of the outstanding voting stock of the corporation in the same transaction in which the interested shareholder became an interested shareholder, excluding for purposes of determining the number of shares outstanding those shares owned by officers, directors, subsidiaries and certain employee stock plans of the corporation or (iii) subsequent to the acquisition of 10% or more of the outstanding voting stock of the corporation, acquires additional shares resulting in ownership of at least 90% of the outstanding voting stock of the corporation and obtains approval of the business combination by the holders of a majority of the shares of voting stock of the corporation, other than those shares held by interested shareholders, officers, directors, subsidiaries and certain employee stock plans of the corporation. In addition, after the five-year period, business combinations must either (i) be unanimously approved by the continuing directors (directors who were board members prior to the interested shareholder becoming interested) provided that at the time of the approval there are at least three continuing directors on the board, (ii) be recommended by at least two-thirds of the continuing directors and approved by a majority of the votes entitled to be cast by holders of voting shares other than the interested shareholder, or (iii) meet certain minimum price, form of consideration and procedural requirements. Healthdyne has adopted a bylaw electing coverage under the business combination provisions of the GBCC.

     Under certain circumstances, Section 203 of the DGCL may make it more difficult for a person who would be an "interested stockholder" to effect various business combinations with a corporation for a three-year period, although the corporation's certificate of incorporation or stockholders may elect to exclude a corporation from the restrictions imposed thereunder. It is anticipated that the provisions of Section 203 of the DGCL may encourage companies interested in acquiring Newco to negotiate in advance with Newco's Board of Directors, since the stockholder approval requirement would be avoided if a majority of the directors then in office approves either a business combination or the transaction which results in the stockholder becoming an interested stockholder. After the Merger, former Healthdyne shareholders will be subject to a different standard as stockholders of Newco with respect to how transactions with interested stockholders are treated under state corporation law. These standards will remain the same for former Tokos stockholders as stockholders of Newco.

SPECIAL VOTING REQUIREMENTS

     The Healthdyne Certificate provides that a merger, consolidation, sale by Healthdyne of all or substantially all of its assets, or transaction in which Healthdyne acquires an interest in another person (i.e., an individual, firm, partnership, corporation or other entity) and shares of capital stock of Healthdyne are issued that have (after giving effect to such issuance) the right to cast a majority of all of the votes entitled to be cast by the outstanding capital stock of Healthdyne must be approved by the affirmative vote of not less than 75% of the votes entitled to be cast by the outstanding capital stock of Healthdyne. However, this super-majority vote is not required if the transaction (as in the case of the Merger) has been approved by a resolution adopted by not less than three-fourths of the entire board of directors of Healthdyne at any time prior to the consummation of the transaction. The super majority provision may not be repealed or amended without a 75% affirmative shareholder vote or, if adopted by three-fourths of the directors, by the affirmative vote of a majority of all outstanding shares. Neither the Newco Certificate nor the Tokos Certificate has comparable provisions. Although certain transactions covered by the super-majority vote provision in the Healthdyne Certificate may also fall within the coverage of Section 203 of the DGCL discussed above, former shareholders of Healthdyne will not be able to assert this 75% super-majority vote requirement as stockholders of Newco.

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

INDEMNIFICATION AND LIABILITY OF DIRECTORS AND OFFICERS

     The DGCL permits a corporation to indemnify officers, directors, employees and agents for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal actions, which they had no reasonable cause to believe was unlawful. The DGCL provides that a corporation may advance expenses of defense (upon receipt of a written undertaking to reimburse the corporation if indemnification is not appropriate) and must reimburse a successful defendant for expenses, including attorney's fees, actually and reasonably incurred, and permits a corporation to purchase and maintain liability insurance for its directors and officers. The DGCL provides that indemnification may not be made for any claim, issue or matter as to which a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation, unless and only to the extent a court determines that the person is entitled to indemnity for such expenses as the court deems proper.

     The Newco Certificate limits Newco's directors' liability for monetary damages to Newco and its stockholders for breaches of fiduciary duty to the fullest extent permitted under the DGCL. In addition, the Newco Certificate provides that Newco shall, to the fullest extent permitted by law, indemnify its directors and officers against any liability, losses or related expenses which they may incur by reason of serving or having served as directors and officers of Newco.

     The Newco Bylaws provide that each person who is involved in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of Newco, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, will be indemnified by the corporation to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended, against all costs, charges, expenses, liabilities and losses reasonably incurred or suffered by such person in connection therewith, and such indemnification will continue as to a person who has ceased to be a director, officer, employee or agent and will inure to the benefit or his or her heirs, executors and administrators; provided, however, that Newco will indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by Newco's Board of Directors. The right to indemnification will be a contract right and will include the right to be paid by Newco the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the DGCL so requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding will be made only upon delivery to Newco of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it will ultimately be determined that such director or officer is not entitled to be indemnified. Newco may provide indemnification to employees and agents of Newco with the same scope and effect as the foregoing indemnification of directors and officers.

     The indemnification rights conferred by the Newco Certificate are not exclusive of any other right to which a person seeking indemnification may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Newco may maintain insurance on behalf of its directors, officers, employees and agents. Additionally, the Merger Agreement requires such insurance to be maintained by Newco covering present and former officers, directors, employees, trustees and agents of Tokos for a period of at least six years from the Closing Date, subject to certain limitations. See "The Merger Agreement -- Indemnification and Insurance."

     The Tokos Certificate and the Tokos Bylaws contain similar provisions.

     The GBCC permits, and the Healthdyne Bylaws provide, that Healthdyne may indemnify any director or officer of Healthdyne for any liability and expense that may be incurred in connection with any threatened, pending or completed civil, criminal, administrative or investigative action, suit or proceeding (whether brought by or in the right of Healthdyne or otherwise), in which he may become involved by reason of his being or having been a director or officer of Healthdyne, provided that such person acted in a manner he believed in good faith to be in or not opposed to the best interests of Healthdyne, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Except where the individual is successful on the merits or otherwise in defense of any such action, suit or proceeding, in which case indemnification is as of right, indemnification is at the discretion of Healthdyne, as determined by the Healthdyne board of directors, the shareholders, or legal counsel in accordance with the GBCC. Under the GBCC, directors may not be indemnified in connection with (i) any proceeding by or in the right of the corporation in which such individual is adjudged liable to Healthdyne, or (ii) any other proceeding in which such individual is adjudged liable on the basis that such individual received an improper personal benefit.

     The closing of the Merger will not materially affect the rights of the Tokos or Healthdyne stockholders regarding indemnification and liability of directors and officers.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                 PROPOSAL TO APPROVE AND ADOPT THE NEWCO PLANS

     On February 6, 1996, the Board of Directors of Newco and Healthdyne and Tokos as stockholders of Newco adopted three Newco Plans: the Newco 1996 Stock Incentive Plan ("Stock Incentive Plan"), the Newco 1996 Directors' NonQualified Stock Option Plan (the "Director Plan") and the Newco 1996 Employee Stock Purchase Plan (the "Stock Purchase Plan"). At the Healthdyne and Tokos Meetings, stockholders of Healthdyne and Tokos will be asked to approve and adopt the Newco Plans. Approval of the Stock Incentive Plan by the stockholders is intended, among other things, to qualify options and stock appreciation rights ("SARs") granted under the Stock Incentive Plan to certain executive officers of Newco as "performance-based compensation," which is not subject to the limits on deductibility of Section 162(m) of the Internal Code of 1986, as amended (the "Code"), described further below.

1996 STOCK INCENTIVE PLAN

     The purpose of the Stock Incentive Plan is to provide incentives to selected individuals and entities for increased efforts and successful achievement on behalf of or in the interest of Newco. Individuals eligible to have options, SARs or stock granted to them under the Plan shall be such employees, officers, independent contractors and consultants of Newco or an Affiliate as the Board of Directors or Stock Option Committee (in either event, the "Committee"), in its discretion, shall designate from time to time.

     The Stock Incentive Plan has three components: a stock option component, a stock bonus/stock purchase component and a stock appreciation rights component. The stock option component of the Stock Incentive Plan provides a means whereby participants are given an opportunity to purchase shares of Newco Common Stock pursuant to: (i) options that may qualify as incentive stock options ("ISOs") under Section 422 of the Code, or (ii) nonqualified stock options ("NQSO"). ISOs may be granted only to persons who are officers or employees of Newco or any of its subsidiaries. ISOs may not be granted to any person who, at the time that the ISO is granted owns stock possessing more than 10% of the combined voting power of all classes of Newco's stock or any of Newco's subsidiaries' stock ("10% Shareholders"), unless the exercise price of the shares of the Newco Common Stock covered by the option is at least 110% of the fair market value of such shares at the date of grant and such ISO by its terms is not exercisable after the expiration of five years from the date of grant.

     Except for 10% Shareholders, ISOs may be granted under the stock option component of the Stock Incentive Plan for terms up to ten years from the date of grant. Except for 10% Shareholders, the exercise price of ISOs granted under the Stock Incentive Plan must be at least equal to 100% of the fair market value of Newco Common Stock as of the date of grant. The exercise price of NQSOs granted under the Stock Incentive Plan must be at a price determined by the Committee. However, NQSOs granted to the chief executive officer or the four other most highly compensated officers of Newco (referred to herein as "Covered Employees"), must have an exercise price which is not less than the fair market value of the shares covered by the option on the date the option is granted.

     The stock bonus/stock purchase component of the Stock Incentive Plan provides a means whereby participants in the Stock Incentive Plan may receive bonuses of shares of Newco Common Stock or the right to purchase shares of Newco Common Stock, subject to the restrictions, if any, imposed by the Committee. The purchase price for rights to purchase shares of Newco Common Stock granted under the Stock Incentive Plan will be at a price determined by the Committee. Stock bonuses may be granted under the Stock Incentive Plan with such terms and provisions and for such consideration, if any, as may be determined by the Committee.

     The stock appreciation rights component of the Stock Incentive Plan provides a means whereby participants may receive compensation based on appreciation in value of Newco Common Stock after the date of grant. Stock appreciation rights may be granted either separately or in tandem with stock options, as determined by the Committee.

     The Stock Incentive Plan is administered by the Committee. The Committee has broad discretion, subject to the terms of the Stock Incentive Plan to determine the persons entitled to receive options, stock bonuses, stock appreciation rights or the right to purchase shares of Newco Common Stock, the terms and conditions thereof, and the number of shares for which such options, bonuses of stock, rights to purchase stock and stock appreciation rights may be granted. The Committee also has discretion to determine the nature of the consideration to be paid upon the exercise of any option or right to purchase stock granted under the Stock Incentive Plan; provided that such consideration may, in the case of options, at the discretion of the Committee, consist of: (i) shares of Newco Common Stock; (ii) an irrevocable direction to a broker to sell shares of Newco Common Stock and deliver all or a portion of the proceeds to Newco in payment of the exercise price; (iii) a promissory note with such terms as the Committee shall approve; or (iv) any combination of the foregoing. Grants made under the Stock Incentive Plan to Covered Employees may be made only by a subcommittee (referred to herein as the "Section 162(m) Subcommittee") of the Committee which is composed solely of two or more "outside directors," as such term is defined in Section 162(m) of the Code and the Regulations thereunder. Further, the effectiveness of any grant to a Covered Employee under the Stock Incentive Plan is contingent upon shareholder approval of the Stock Incentive Plan.

     Newco also has the discretion to provide in any stock option, SAR, stock bonus or stock purchase agreement under the Stock Incentive Plan that, in the event of a change of control or a corporate transaction, any such option or SAR will become immediately exercisable and any stock covered by a stock bonus or stock purchase award will become released from any restrictions on transfer and repurchase or forfeiture rights. Under the Stock Incentive Plan, a "change of control" occurs upon (i) the acquisition of more than 50% of the voting power of Newco by any person or (ii) a change in the composition of the members of the Board over a three-year period or less to include a majority of persons not serving on the Board at the beginning of the period or nominated by such persons. Under the plan, a "corporate transaction" consists of approval by the shareholders of (i) a merger or consolidation in which Newco is not the surviving entity, (ii) the sale of all or substantially all of the assets of Newco, or (iii) any reverse merger or other acquisition or business combination in which Newco is the surviving entity in which holders of Newco's voting securities prior to the merger do not own at least 50% of the voting power in Newco after the merger.

     Options, stock bonuses and rights to purchase Newco Common Stock may be granted under the Stock Incentive Plan to exercise or purchase an aggregate of not more than 1,000,000 shares of Newco Common Stock. The aggregate number of shares of Newco Common Stock as to which incentive stock options may be granted under the Stock Incentive Plan shall not exceed 1,000,000 (subject to adjustment to reflect certain corporate transactions). The Stock Incentive Plan contains a $100,000 limitation on the aggregate fair market value of ISOs, which become exercisable in any calendar year. In addition, under the Stock Incentive Plan, the maximum number of shares of Stock with respect to which SARs or options to acquire Stock may be granted, or sale or bonus grants of Stock may be made, to any individual per calendar year shall not exceed 500,000 shares (subject to adjustment to reflect certain corporate transactions.

FEDERAL INCOME TAX CONSEQUENCES

     Incentive Stock Options. If an option under the Stock Incentive Plan is treated as an ISO, the optionee generally recognizes no regular taxable income as the result of the grant or exercise of the option. However, an amount equal to the difference between the fair market value of the stock on the date of exercise and the exercise price is classified as an item of alternative minimum taxable income in the year of exercise for purposes of the alternative minimum tax.

     Newco will not be allowed a deduction for federal income tax purposes in connection with the grant or exercise of an ISO, regardless of the applicability of the alternative minimum tax to the optionee. Newco will be entitled to a deduction, however, to the extent that ordinary income is recognized by the optionee upon a disqualifying disposition (see below).

     Upon a sale or exchange of the shares at least two years after the grant of an ISO and one year or exercise of the option, gain or loss will be recognized by the optionee equal to the difference between the sale price and the exercise price. Such gain or loss will be characterized for federal income tax purposes as long-term capital gain or loss. Newco is not entitled to any deduction under these circumstances.

     If an optionee disposes of shares acquired upon issuance of an ISO prior to completion of either of the above holding periods, the optionee will have made a "disqualifying disposition" of the shares. In such event, the optionee will recognize ordinary income at the time of disposition equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the option exercise or the sale price of the stock. Newco generally will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee on a disqualifying disposition if the optionee's total compensation is deemed reasonable in amount.

     The optionee also will recognize capital gain or loss on such disqualifying disposition in an amount equal to the difference between (i) the amount realized by the optionee upon such disqualifying disposition of the stock and (ii) the exercise price, increased by the total amount of ordinary income, if any, recognized by the optionee upon such disqualifying disposition (as described in the second sentence of the preceding paragraph). Any such capital gain or loss resulting from a disqualifying disposition of shares acquired upon exercise of an ISO will be long-term capital gain or loss if the shares with respect to which such gain or loss is realized have been held for more than twelve months.

     NQSOs. An optionee generally recognizes no taxable income as the result of the grant of an NQSO, assuming that the option does not have a readily ascertainable fair market value at the time it is granted (which is usually the case with plans of this type). Upon exercise of an NQSO, an optionee will normally recognize ordinary compensation income for federal tax purposes equal to the excess, if any, of the then fair market value of the shares over the exercise price. Optionees who are employees will be subject to withholding with respect to income recognized upon exercise of a NQSO.

     Newco will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the exercising optionee, so long as the optionee's total compensation is deemed reasonable in amount.

     Upon a sale of shares acquired pursuant to the exercise of an NQSO, any difference between the sale price and the fair market value of the shares on the date of exercise will be treated as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than twelve months.

     Stock Bonus/Stock Purchase. The federal income tax treatment of individuals who receive property in connection with the performance of services is governed by Section 83 of the Code. That section requires that the recipient of the property recognize income from the transfer in an amount equal to the excess of the fair market value of the property received over the amount (if any) paid for the property. Income is recognized by the recipient in the first year in which the rights of the recipient to the property become "vested," i.e., are transferable or are no longer subject to a substantial risk of forfeiture, whichever occurs first. The income is taxable at ordinary income rates and (in the case of participating individuals who are employees) is subject to withholding of income and applicable employment taxes at the time of vesting.

     Under the Stock Incentive Plan, participating individuals may or may not pay any consideration for stock transferred to them under the stock bonus/stock purchase component of the Plan, and the stock transferred may or may not be subject to restrictions. If stock is granted to a recipient without restrictions, the recipient will recognize ordinary income (calculated as described in the preceding paragraph) in the recipient's taxable year in which the stock is granted.

     If stock granted under the Plan is nontransferable and subject to a substantial risk of forfeiture, then (unless an election is made under Section 83(b) of the Code, as described in the next paragraph), recipients of stock will recognize taxable income as of each date on which they become vested in stock received under the Plan in the amount of the fair market value of the stock then vesting (less the amount, if any, paid for such stock).

     Participating individuals may elect under Section 83(b) of the Code to report as taxable income in the year of award of an amount of ordinary income equal to the stock's fair market value at that time (less the amount, if any, paid for such stock). If such an election is made, the electing employee is not required thereafter to report any further compensation income upon becoming vested in the stock covered by the election. Such an election must be made within 30 days of receipt of the stock. Such election may not be revoked except with the consent of the government. Participating individuals making this election who are employees will be subject to withholding with respect to the taxable income they recognize at the time the stock is awarded to them.

     Newco will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the participating individual, so long as the individual's total compensation is deemed reasonable in amount. Dividends paid on stock transferred under the Stock Incentive Plan are generally treated as additional compensation prior to vesting, but are treated as true dividends after vesting (or after a Section 83(b) election). Dividends are not deductible by Newco.

     Participating individuals will recognize gain upon the disposition of their stock equal to the excess of (a) the amount realized on such disposition over
(b) the ordinary income recognized with respect to their stock under the principles set forth above (plus the amount, if any, paid for such stock). That gain will be taxable as long or short term capital gain depending on whether the stock was held for at least one year.

     If a participating individual disposes of his or her stock for an amount less than the amount of ordinary income recognized with respect to the stock (plus the amount, if any, paid with respect to the stock), he or she will generally recognize a capital loss (long or short-term, depending on the holding period) equal to the difference between any ordinary income recognized with respect to the stock under the principles described previously (plus the amount, if any, paid for the stock) and the amount realized upon disposition of the stock. If a participating individual forfeits unvested stock with respect to which no Section 83(b) election has been made upon termination of employment, he or she will generally recognize ordinary income or loss equal to the difference between the amount, if any, paid by the employee for the stock and the amount received as a result of the forfeiture. If a participating individual forfeits unvested stock with respect to which a Section 83(b) election has been made upon termination of employment, he or she will generally recognize a capital gain or loss equal to the difference between the amount, if any, paid by the employee for the stock and the amount received as a result of the forfeiture, but no loss or deduction is allowed with respect to the amount previously included in income as a result of the Section 83(b) election.

     SARs. Recipients of SARs generally should not recognize income until such rights are exercised (assuming there is no ceiling on the value of the right). Upon exercise, the participating individual will normally recognize ordinary compensation income for federal income tax purposes equal to the amount of cash and the fair market value of stock, if any, received upon such exercise. Participating individuals who are employees will be subject to withholding with respect to income recognized upon exercise of an SAR.

     Newco will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the participating individual, so long as the individual's total compensation is deemed reasonable in amount.

     Participating individuals will recognize gain upon the disposition of any stock received on exercise of an SAR equal to the excess of (a) the amount realized on such disposition over (b) the ordinary income recognized with respect to such stock under the principles set forth above. That gain will be taxable as long or short term capital gain depending on whether the stock was held for at least one year.

     Section 162(m) of the Code. Under Section 162(m) of the Code, compensation paid to any Covered Employee is potentially nondeductible by Newco to the extent that it exceeds $1,000,000. However, certain "performance-based compensation" is exempt from the $1,000,000 cap on deductibility. The Stock Incentive Plan contains provisions designed to qualify options and SARs granted thereunder to Covered Employees as "performance-based compensation" under Section 162(m). These provisions include: (1) grants to Covered Employees are made only by the
Section 162(m) Subcommittee; (2) the Stock Incentive Plan states a maximum number of shares with respect to which options or SARs may be granted to any individual per calendar year; (3) in the case of grants to Covered Employees, the option exercise price must be at least equal to the fair market value of the stock on the date the option is granted; and (4) the effectiveness of grants to Covered Employees is contingent upon shareholder approval of the Stock Incentive Plan.

1996 DIRECTORS' NON-QUALIFIED STOCK OPTION PLAN

     A total of 250,000 shares of Newco Common Stock are reserved for issuance under the Director Plan.

     Under the Director Plan each non-employee director of Newco ("Non-Employee Director") will receive a NQSO to purchase 5,000 shares of Newco Common Stock (an "Initial Grant") upon (i) his or her first election or appointment to the Board of Directors, or (ii) on the Effective Date of the Merger if he or she is already a Non-Employee Director on that date; provided that the number of shares covered by an Initial Grant will be reduced on a share for share basis by the number of shares covered by any option granted to the Non-Employee Director by Healthdyne or Tokos in the twelve months preceding the Effective Date. In addition, the Director Plan provides that each Non-Employee Director who is a director immediately prior to an annual meeting of Newco's shareholders and who continues to be a director after such meeting will be granted an option to purchase 5,000 shares of Newco Common Stock (a "Subsequent Grant") provided that no Subsequent Grant will be made to any Non-Employee Director who has not served as a director of Newco, as of the time of such annual meeting, for at least one year. Each Subsequent Grant will be made on the date of the annual shareholders' meeting in question.

     The exercise price per share of each option granted under the Director Plan will be the fair market value of Newco Common Stock on the date the option is granted. Payment of the exercise price of any option to purchase Newco Common Stock granted under the Director Plan may be made in any of the forms described above for the Stock Incentive Plan.

     Options granted under the Director Plan vest monthly over the twelve (12) months from the date of grant, subject to earlier vesting upon a change in control or corporate transaction. Under the Plan, a "change of control" occurs upon (i) the acquisition of more than 50% of the voting power of Newco by any person, or (ii) a change in the composition of the members of the Board over a three year period to include a majority of persons not serving on the Board at the beginning of the period or nominated by such persons. Under the Plan, a "corporate transaction" consists of approval by the shareholders of (i) a merger or consolidation in which Newco is not the surviving entity, (ii) the sale of all or substantially all of the assets of Newco, or (iii) any reverse merger in which Newco is the surviving entity in which holders of Newco's voting securities prior to the merger do not own at least 50% of the voting power in Newco after the merger.

     Federal Income Tax Consequences. The federal income tax consequences for options granted under the Director Plan are the same as those for NQSOs under the Stock Incentive Plan.

1996 EMPLOYEE STOCK PURCHASE PLAN

     The Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code and to provide eligible employees of Newco with an opportunity to purchase Newco Common Stock through payroll deductions. An aggregate of 500,000 shares of Newco Common Stock is reserved for issuance under the Stock Purchase Plan and available for purchase thereunder, subject to adjustment in the event of a stock split, stock dividend or other similar change in Newco Common Stock or the capital structure of Newco. All employees of Newco and its subsidiaries (including officers) who have been continuously employed for one year or more, whose customary employment is for more than five months in any calendar year and more than 20 hours per week are eligible to participate in the Stock Purchase Plan. Non-Employee Directors are not eligible.

     The Stock Purchase Plan designates Purchase Periods, Accrual Periods and Exercise Dates. Purchase Periods are generally successive periods of three months. A Purchase Period will initiate on April 1, 1996 and additional Purchase Periods will commence each subsequent July 1, October 1, January 1 and April 1. The initial Purchase Period will end on June 30, 1996. The Exercise Dates are the last days of each Purchase Period.

     On the first day of each Purchase Period, a participating employee is granted a purchase right which is a form of option to be automatically exercised on the forthcoming Exercise Date for the Purchase Period during which deductions are to be made from the pay of participants (in accordance with their authorizations) and credited to their accounts under the Stock Purchase Plan. When the purchase right is exercised, the participant's withheld salary is used to purchase shares of Newco Common Stock. The price per share at which shares of Newco Common Stock are to be purchased under the Stock Purchase Plan during any Purchase Period is the lesser of (a) 85% of the fair market value of the Newco Common Stock on the date of the grant of the option (the commencement of the Purchase Period) or (b) 85% of the fair market value of the Newco Common Stock on the Exercise Date (the last day of the Purchase Period).

     Payroll deductions may range from 1% to 10% (in whole percentage increments) of a participant's regular base pay, plus commissions paid, exclusive of overtime, bonuses or shift-premiums. Participants may not make direct cash payments to their accounts. The maximum number of shares of Newco Common Stock which any employee may purchase under the Stock Purchase Plan during a Purchase Period is 1,000 shares. Certain additional limitations on the amount of Newco Common Stock which may be purchased during any calendar year are imposed by the Code.

     The Stock Purchase Plan will be administered by the Board of Directors or a committee designated by the Board, which will have the authority to administer the plan and to resolve all questions relating to the administration of the plan.

     Tax Consequences. The Stock Purchase Plan is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the Code. Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to Newco upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the Stock Purchase Plan or in the event the participant should die while still owning the purchased shares.

     If the participant sells or otherwise disposes of the purchased shares within two years after his or her enrollment into the Purchase Period or within one year after the actual purchase date, the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price of those shares. If the participant sells or otherwise disposes of the purchased shares more than two years after entry into the Purchase Period and more than one year after the actual purchase date, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) 15% of the fair market value of the shares on the date the participant entered the Purchase Period. Any additional gain upon the disposition will be taxed as a long-term capital gain.

     If the participant still owns the purchased shares at the time of death, the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) 15% of the fair market value of the shares on the date the participant entered the offering period will constitute ordinary income in the year of death.

     If the purchased shares are sold or otherwise disposed of within two years after the participant's entry date into the Purchase Period or within one year after the actual purchase date, then Newco will be entitled to a deduction in the year of sale or disposition equal to the amount of ordinary income recognized by the participant as a result of such sale or disposition. In all other cases, no deduction will be allowed.

                                 LEGAL MATTERS

     The legality of the shares of Newco Common Stock to be issued in connection with the Merger will be passed upon for Newco by Troutman Sanders LLP, Atlanta, Georgia. Troutman Sanders LLP, Atlanta, Georgia is acting as counsel for Healthdyne in connection with certain legal matters relating to the Merger and the transactions contemplated thereby. Morrison & Foerster LLP, Irvine, California, is acting as counsel for Tokos in connection with certain legal matters relating to the Merger and the transactions contemplated thereby.

                                    EXPERTS

     The consolidated financial statements of Healthdyne as of December 31, 1994, and for the year then ended, which appear below and are made a part of this Joint Proxy Statement/Prospectus in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, and upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of Tokos at December 31, 1993 and 1994, and for each of the three years in the period ended December 31, 1994, included in this Joint Proxy Statement/Prospectus, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

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

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                       PAGE
                                                                                      NUMBER
                                                                                      ------
CONSOLIDATED FINANCIAL STATEMENTS OF TOKOS MEDICAL CORPORATION (DELAWARE) AND
  SUBSIDIARIES:
  Report of Independent Auditors....................................................    F-2
  Consolidated Balance Sheets as of December 31, 1993 and 1994......................    F-3
  Consolidated Statements of Operations for the years ended December 31, 1992, 1993
     and 1994.......................................................................    F-5
  Consolidated Statements of Cash Flows for the years ended December 31, 1992, 1993
     and 1994.......................................................................    F-6
  Consolidated Statements of Stockholders' Equity for the years ended December 31,
     1992, 1993 and 1994............................................................    F-7
  Notes to Consolidated Financial Statements........................................    F-9
  Consolidated Balance Sheets as of December 31, 1994 and September 30, 1995
     (unaudited)....................................................................   F-21
  Consolidated Statements of Income for the nine months ended September 30, 1994
     and 1995 (unaudited)...........................................................   F-22
  Consolidated Statements of Cash Flows for the nine months ended September 30, 1994
     and 1995 (unaudited)...........................................................   F-23
  Notes to Consolidated Financial Statements (unaudited)............................   F-25
CONSOLIDATED FINANCIAL STATEMENTS OF HEALTHDYNE, INC. AND SUBSIDIARIES:
  Report of Independent Auditors....................................................   F-27
  Consolidated Balance Sheets as of December 31, 1993 and 1994......................   F-28
  Consolidated Statements of Earnings (Loss) for the years ended December 31, 1992,
     1993 and 1994..................................................................   F-30
  Consolidated Statements of Shareholders' Equity for the years ended December 31,
     1992, 1993 and 1994............................................................   F-31
  Consolidated Statements of Cash Flows for the years ended December 31, 1992, 1993
     and 1994.......................................................................   F-33
  Notes to Consolidated Financial Statements........................................   F-35
  Consolidated Condensed Balance Sheets as of December 31, 1994 and September 30,
     1995 (unaudited)...............................................................   F-45
  Consolidated Condensed Statements of Earnings (Loss) for the nine months ended
     September 30, 1994 and 1995 (unaudited)........................................   F-47
  Consolidated Condensed Statements of Cash Flows for the nine months ended
     September 30, 1994 and 1995 (unaudited)........................................   F-48
  Notes to Consolidated Condensed Financial Statements (unaudited)..................   F-50

                         REPORT OF INDEPENDENT AUDITORS

Stockholders and Board of Directors
Tokos Medical Corporation (Delaware)

     We have audited the consolidated balance sheets of Tokos Medical Corporation (Delaware) and subsidiaries as of December 31, 1993 and 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1994. These financial statements and schedule are the responsibility of Tokos' management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Tokos Medical Corporation (Delaware) at December 31, 1993 and 1994, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1994 in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

                                          Ernst & Young LLP

February 21, 1995
Orange County, California

                          CONSOLIDATED BALANCE SHEETS

                      TOKOS MEDICAL CORPORATION (DELAWARE)

                                                                            DECEMBER 31,
                                                                      -------------------------
                                                                         1993          1994
                                                                      -----------   -----------
                                            ASSETS
Current assets:
  Cash and equivalents..............................................  $ 8,710,000   $ 9,149,000
  Short-term investments............................................    3,435,000     3,508,000
  Accounts receivable (less allowances of $15,100,000 in 1993 and
     $12,900,000 in 1994)...........................................   27,764,000    23,207,000
  Patient service equipment and supplies............................    1,926,000     1,288,000
  Prepaid expenses and other current assets.........................    6,218,000     1,634,000
                                                                      -----------   -----------
          Total current assets......................................   48,053,000    38,786,000
Equipment and improvements:
  Equipment.........................................................   30,230,000    15,476,000
  Patient monitoring devices........................................    7,227,000     6,824,000
  Leasehold improvements............................................    1,072,000        11,000
                                                                      -----------   -----------
                                                                       38,529,000    22,311,000
  Less accumulated depreciation and amortization....................   24,665,000    11,903,000
                                                                      -----------   -----------
                                                                       13,864,000    10,408,000
Other assets........................................................    8,042,000     9,196,000
                                                                      -----------   -----------
                                                                      $69,959,000   $58,390,000
                                                                       ==========    ==========

                      TOKOS MEDICAL CORPORATION (DELAWARE)

                                                                          DECEMBER 31,
                                                                  -----------------------------
                                                                      1993             1994
                                                                  ------------     ------------
                             LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..............................................  $  3,277,000     $  3,318,000
  Accrued expenses..............................................     3,147,000        5,203,000
  Accrued restructuring charges.................................     6,141,000          628,000
  Current portion of long-term debt.............................     7,171,000        6,488,000
                                                                  ------------     ------------
          Total current liabilities.............................    19,736,000       15,637,000
Long-term debt, less current portion............................     3,348,000        2,593,000
Commitments and contingencies
Stockholders' equity:
  Convertible preferred stock, $.001 par value, 2,000,000 shares authorized, none issued and outstanding at December 31,
     1993 and 1994..............................................      -0-              -0-
  Common stock, $.001 par value, authorized 60,000,000 shares;
     issued 17,376,268 shares at December 31, 1993 and
     17,410,468 shares at December 31, 1994; outstanding
     17,140,799 shares at December 31, 1993 and 17,254,465
     shares at December 31, 1994................................        17,000           17,000
  Additional paid-in capital....................................    86,413,000       86,519,000
  Notes receivable and accrued interest from officers...........    (2,306,000)      (3,492,000)
  Accumulated deficit...........................................   (36,094,000)     (42,126,000)
                                                                  ------------     ------------
                                                                    48,030,000       40,918,000
  Treasury stock, at cost.......................................    (1,155,000)        (758,000)
                                                                  ------------     ------------
                                                                    46,875,000       40,160,000
                                                                  ------------     ------------
                                                                  $ 69,959,000     $ 58,390,000
                                                                   ===========      ===========

                See notes to consolidated financial statements.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                      TOKOS MEDICAL CORPORATION (DELAWARE)

                                                                YEAR ENDED DECEMBER 31,
                                                       ------------------------------------------
                                                           1992           1993           1994
                                                       ------------   ------------   ------------
Net patient service revenues.........................  $159,887,000   $120,837,000   $100,696,000
Costs and expenses:
  Cost of patient services...........................    98,845,000     92,400,000     77,240,000
  General and administrative.........................    26,261,000     22,852,000     20,157,000
  Provision for doubtful accounts....................    17,056,000     13,656,000      7,042,000
  Research and development...........................     3,289,000      2,395,000      1,617,000
  Restructuring charges..............................           -0-     14,000,000            -0-
  Transaction expenses...............................     2,982,000            -0-            -0-
                                                       ------------   ------------   ------------
                                                        148,433,000    145,303,000    106,056,000
                                                       ------------   ------------   ------------
Income (loss) from operations........................    11,454,000    (24,466,000)    (5,360,000)
Interest expense (income):
  Interest expense...................................       552,000        525,000        417,000
  Interest income....................................      (591,000)      (564,000)      (468,000)
                                                       ------------   ------------   ------------
                                                            (39,000)       (39,000)       (51,000)
                                                       ------------   ------------   ------------
Income (loss) before taxes...........................    11,493,000    (24,427,000)    (5,309,000)
Income taxes.........................................     5,030,000      1,956,000        550,000
                                                       ------------   ------------   ------------
Net income (loss)....................................  $  6,463,000   $(26,383,000)  $ (5,859,000)
                                                        ===========    ===========    ===========
Earnings (loss) per common and common equivalent
  share..............................................  $        .37   $      (1.53)  $      (0.34)
                                                        ===========    ===========    ===========
Weighted average number of common and common
  equivalent shares outstanding......................    17,568,000     17,240,000     17,169,000
                                                        ===========    ===========    ===========

                See notes to consolidated financial statements.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                      TOKOS MEDICAL CORPORATION (DELAWARE)

                                                                 YEAR ENDED DECEMBER 31,
                                                         ----------------------------------------
                                                            1992           1993          1994
                                                         -----------   ------------   -----------
Operating activities:
  Net income (loss)....................................  $ 6,463,000   $(26,383,000)  $(5,859,000)
  Adjustments to reconcile net income (loss) to net
     cash provided (used) in operating activities:
     Depreciation and amortization.....................    6,120,000      7,132,000     6,842,000
     Reserves for patient service equipment and patient
       monitoring devices..............................          -0-      3,378,000           -0-
     Tax benefits associated with stock option
       exercises.......................................    3,117,000        124,000           -0-
     Deferred income taxes.............................       67,000      6,668,000         8,000
     Accrued interest on officer notes.................      (33,000)      (120,000)     (174,000)
     Other non-cash items..............................     (262,000)      (288,000)          -0-
     Changes in operating assets and liabilities net of
       effect of acquisitions:
       Net accounts receivable.........................   (6,013,000)    18,516,000     5,123,000
       Patient service equipment and supplies..........     (632,000)       929,000      (214,000)
       Prepaid expenses and other current assets.......   (5,158,000)     1,591,000     4,584,000
       Accounts payable................................      300,000     (5,024,000)       41,000
       Accrued expenses................................   (1,449,000)      (318,000)    2,056,000
       Accrued restructuring charges...................          -0-      6,141,000    (5,513,000)
       Purchased marketing rights......................   (1,000,000)           -0-           -0-
       Income taxes payable and deferred income
          taxes........................................   (1,632,000)           -0-           -0-
                                                         -----------   ------------   -----------
          Net cash provided (used) by operating
            activities.................................     (112,000)    12,346,000     6,894,000
Investing activities:
  (Purchases) sales of short-term investments..........    5,106,000       (357,000)      (73,000)
  Purchases and construction of equipment and
     improvements......................................   (7,886,000)    (2,357,000)   (1,954,000)
  Acquisition of managed companies, net of cash
     acquired..........................................          -0-            -0-      (435,000)
  Increase in other assets.............................     (532,000)      (768,000)     (214,000)
                                                         -----------   ------------   -----------
          Net cash used by investing activities........   (3,312,000)    (3,482,000)   (2,676,000)
Financing activities:
  Proceeds from stock option exercises and purchases
     pursuant to employee stock purchase plan..........    1,868,000        709,000       250,000
  Proceeds from equity transactions of acquired
     companies.........................................    1,190,000            -0-           -0-
  Proceeds from issuance of note payable to equipment
     financing company.................................    1,000,000      1,198,000           -0-
  Acceptance of note receivable from officer...........          -0-       (900,000)   (1,012,000)
  Purchases of treasury stock..........................          -0-     (1,350,000)      (50,000)
  Treasury stock issued, gross.........................      -0-           -0-            447,000
  Treasury stock contributions to employee stock
     purchase plan.....................................      -0-           -0-           (327,000)
  Payments of long-term debt...........................   (4,527,000)    (5,536,000)   (3,096,000)
  Other long-term debt and equity transactions.........     (172,000)       (14,000)        9,000
                                                         -----------   ------------   -----------
          Net cash used by financing activities........     (641,000)    (5,893,000)   (3,779,000)
Increase (decrease) in cash and equivalents............   (4,065,000)     2,971,000       439,000
Cash and equivalents at beginning of year..............    9,804,000      5,739,000     8,710,000
                                                         -----------   ------------   -----------
Cash and equivalents at end of year....................  $ 5,739,000   $  8,710,000   $ 9,149,000
                                                          ==========    ===========    ==========

                 See notes to consolidated financial statements

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                      TOKOS MEDICAL CORPORATION (DELAWARE)

                                                                              COMMON STOCK
                                                                          --------------------
                                                                            SHARES     AMOUNT
                                                                          ----------   -------
Balance at December 31, 1991............................................  16,620,365   $17,000
  Common stock options exercised........................................     479,165
  Common stock issued pursuant to employee stock purchase plan..........      33,777
  Tax benefits associated with stock option exercises...................
  Equity transactions of acquired companies.............................      33,868
  Acceptance of notes receivable from officers for stock option exercises..........................................................
  Purchase of remaining interest in partnership.........................      52,500
  Other equity transactions.............................................       7,016
  Net income............................................................
                                                                          ----------   -------
Balance at December 31, 1992............................................  17,226,691   $17,000
  Common stock options exercised........................................      96,286
  Common stock issued pursuant to employee stock purchase plan..........      70,121
  Contribution of treasury stock to employee stock purchase plan........
  Tax benefits associated with stock option exercises...................
  Treasury stock purchased..............................................
  Acceptance of note receivable from officer............................
  Accrued interest on officer notes.....................................
  Other equity transactions.............................................     (16,830)
  Net loss..............................................................
                                                                          ----------   -------
Balance at December 31, 1993............................................  17,376,268   $17,000
  Common stock options exercised........................................      30,692
  Issuance of treasury stock to employee stock purchase plan and other stock awards.......................................................
  Treasury stock purchased..............................................
  Acceptance of note receivable from officer............................
  Accrued interest on officer notes.....................................
  Other equity transactions.............................................       3,508
  Net loss..............................................................
                                                                          ----------   -------
Balance at December 31, 1994............................................  17,410,468   $17,000
                                                                           =========   =======

                See notes to consolidated financial statements.

                        NOTES RECEIVABLE
        ADDITIONAL        AND ACCRUED                              TREASURY STOCK
          PAID-IN        INTEREST FROM       ACCUMULATED      ------------------------
          CAPITAL           OFFICERS           DEFICIT         SHARES        AMOUNT           TOTAL
        -----------     ----------------     ------------     --------     -----------     ------------
        $77,429,000       $   (782,000)      $(16,174,000)         -0-     $       -0-     $ 60,490,000
          1,534,000                                                                           1,534,000
            654,000                                                                             654,000
          3,117,000                                                                           3,117,000
          1,190,000                                                                           1,190,000
                              (320,000)                                                        (320,000)
          1,970,000                                                                           1,970,000
           (146,000)                                                                           (146,000)
                                                6,463,000                                     6,463,000
        -----------     ----------------     ------------     --------     -----------     ------------
        $85,748,000       $ (1,102,000)      $ (9,711,000)         -0-     $       -0-     $ 74,952,000
            224,000                                                                             224,000
            290,000                                                                             290,000
                                                                25,510         195,000          195,000
            124,000                                                                             124,000
                                                              (260,979)     (1,350,000)      (1,350,000)
                              (900,000)                                                        (900,000)
                              (304,000)                                                        (304,000)
             27,000                                                                              27,000
                                              (26,383,000)                                  (26,383,000)
        -----------     ----------------     ------------     --------     -----------     ------------
        $86,413,000       $ (2,306,000)      $(36,094,000)    (235,469)    $(1,155,000)    $ 46,875,000
             95,000                                                                              95,000
                                                 (173,000)      89,466         447,000          274,000
                                                               (10,000)        (50,000)         (50,000)
                            (1,012,000)                                                      (1,012,000)
                              (174,000)                                                        (174,000)
             11,000                                                                              11,000
                                               (5,859,000)                                   (5,859,000)
        -----------     ----------------     ------------     --------     -----------     ------------
        $86,519,000       $ (3,492,000)      $(42,126,000)    (156,003)    $  (758,000)    $ 40,160,000
         ==========       ============        ===========     ========      ==========      ===========

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                      TOKOS MEDICAL CORPORATION (DELAWARE)
                               DECEMBER 31, 1994

BUSINESS

     Tokos and its subsidiaries provide comprehensive maternal-newborn clinical management services to women, which include preterm labor management and specialized obstetrical home health care services, prenatal risk screening, and prenatal education.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Principles of Consolidation: The consolidated financial statements include the accounts of Tokos and its subsidiaries. Significant intercompany accounts and transactions have been eliminated in consolidation.

     Cash and Equivalents: Tokos considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

     Short-Term Investments: Investments having a maturity of more than three months and less than twelve months are classified as short-term investments. Short-term investments primarily consist of U.S. government obligations and commercial paper. Effective January 1, 1994, Tokos adopted Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt & Equity Securities (SFAS No. 115). Under this statement, Tokos classifies its short-term investments as trading securities which are carried at fair market value and any unrealized gains or losses are included in earnings. Previously, Tokos accounted for its short-term investments at amortized cost. The fair value of short-term investments are substantially equal to their carrying value at December 31, 1993 and 1994. The adoption of SFAS No. 115 did not have a material effect on Tokos' results of operations for 1994. For the year ended December 31, 1994 the change in net unrealized holding gains (losses) on trading securities included in income from trading assets was an unrealized loss of $73,000.

     Patient Service Equipment and Supplies: Patient service equipment and supplies consists of equipment used in providing comprehensive maternity risk management services to patients for periods which, on the average, last six to seven weeks. At the completion of the patient service period, the equipment is returned to Tokos for recalibration, refurbishment and re-use. Patient service equipment is valued at the total production cost associated with each unit, while the value of units in use is determined through deducting estimated refurbishment costs from total production cost of each unit. Due to Tokos' strategic decision to discontinue its support of these items, they were fully reserved at December 31, 1994. Supplies on hand are valued at cost.

     Equipment and Improvements: Equipment and improvements are stated at cost. Patient monitoring devices are carried at manufactured cost, net of reserves recorded due to Tokos' strategic decision to reduce its support of certain patient monitoring devices. Depreciation of equipment is computed using the straight-line method over the estimated service lives of the respective assets which range from three to five years. Leasehold improvements and assets recorded under capital lease obligations are amortized using the straight-line method over the lives of the respective leases. Amortization of assets subject to capital leases is included in depreciation expense.

     At December 31, 1994 Tokos eliminated $17,462,000 in fully depreciated equipment and improvements from the respective cost and accumulated depreciation accounts.

                      TOKOS MEDICAL CORPORATION (DELAWARE)

     Intangible Assets: Intangible assets, consisting of goodwill and covenants not to compete, represent the excess of the purchase price over the estimated fair value of the net assets of acquired companies. They are included in other assets (see Note 6) and are being amortized on a straight-line basis over the periods of expected benefit ranging from 1 to 20 years.

     Net Patient Service Revenues: Net revenues are based on amounts billed or billable for services rendered, net of price adjustments made with third-party payors by contract or otherwise. Revenues are also net of allowances which Tokos makes and adjusts from time to time to reflect its estimates, based on historical collection experience, including recoveries in excess of amounts previously estimated, of the difference between amounts billed and amounts which it has or expects to receive in full settlement from primary third-party payors, secondary payors and patients. Net revenues include revenues generated from Tokos' own patient service centers and fees from patient service operations managed by Tokos.

     Provision for Doubtful Accounts: Tokos provides for estimated uncollectible accounts as revenues are recognized. The provision is adjusted periodically based upon Tokos' quarterly evaluation of historical collection experience, industry reimbursement trends and other relevant factors.

     Concentration of Credit Risk: Financial instruments which potentially expose Tokos to concentrations of credit risk consist primarily of cash and equivalents, short-term investments, and accounts receivable with third-party payors. Tokos invests its available cash in money market instruments and debt instruments of the U.S. government, financial institutions, and corporations with strong credit ratings. Tokos has established guidelines relative to diversification and maturities that maintain safety and liquidity. These guidelines are periodically reviewed and modified to take advantage of trends in yields and interest rates. The collectibility of accounts receivable from third-party payors is directly affected by conditions and changes in the insurance industry and governmental programs, which are taken into account by Tokos in computing and evaluating its allowance for doubtful accounts.

     Earnings (Loss) Per Common and Common Equivalent Share: In 1993 and 1994, the net loss per share was computed by dividing the net loss for the year by the weighted average number of shares of Common Stock outstanding. In 1992, earnings per share of Common Stock and Common Stock equivalents was computed by dividing net income by the weighted average number of shares of Common Stock and Common Stock equivalents outstanding. Common Stock equivalents consist of outstanding stock options, accounted for under the treasury method. Common Stock equivalents were included in the 1992 computation as the stock options were dilutive. Outstanding stock options were excluded from the 1993 and 1994 computation as these options were anti-dilutive. Fully diluted earnings per share are not presented as the amounts are not materially different from those presented herein.

     Reclassifications: Certain reclassifications of 1993 amounts have been made to correspond with 1994 classifications.

2. ACQUISITIONS

     On July 29, 1992, Tokos acquired all of the outstanding stock of CareLink Corporation, a California corporation, for approximately 1,225,000 shares of Tokos' Common Stock through a merger which has been accounted for as a pooling-of-interests. Tokos incurred transaction expenses of $2,982,000 in 1992 for the acquisition of CareLink Corporation.

                      TOKOS MEDICAL CORPORATION (DELAWARE)

3. PHYSICIAN-OWNED COMPANIES

     Tokos had previously entered into agreements with certain physician-owned companies to provide its basic core high-risk pregnancy and related healthcare services to the patients of the companies for a fee. These services include home uterine activity monitoring, home infusion therapy and other homecare services, as well as, to a lesser extent, certain administrative services, such as billing and collection. Pursuant to these agreements, Tokos receives a negotiated fee for these services based on the volume of services performed for these companies. Total revenues recorded by Tokos, which were generated from services provided on behalf of these entities, totalled approximately $17,400,000 and $9,200,000 for the years ended December 31, 1993 and 1994, respectively. The amount included in accounts receivable represents Tokos' portion of the uncollected revenues of these companies generated from the services performed; none of the accounts receivable are owed back to the companies. Included in gross accounts receivable is approximately $9,100,000 at December 31, 1993 and $4,100,000 at December 31, 1994 relating to these companies. Upon collection of these revenues, Tokos reclassifies the fees due for services performed from accounts receivable to amounts due from physician-owned companies. Included in prepaid expenses and other current assets are such amounts due from these companies of $1,927,000 and $645,000 at December 31, 1993 and 1994,
respectively.

     During the fourth quarter of 1994, Tokos purchased certain of these physician-owned companies for $627,000 in cash and $1,659,000 in notes payable. These acquisitions were accounted for using the purchase method of accounting with the results of operations of the businesses acquired included from the effective date of the acquisitions. These acquisitions have resulted in intangible assets of $1,483,000. The 1994 acquisitions comprised approximately 40% of the total number of physician-owned companies for which Tokos provides these services, and Tokos intends to acquire the balance in 1995.

4. PREPAID EXPENSES AND OTHER CURRENT ASSETS

     Prepaid expenses and other current assets consist of the following:

                                                                         DECEMBER 31,
                                                                    -----------------------
                                                                       1993         1994
                                                                    ----------   ----------
    Amounts due from managed companies (Note 3)...................  $1,927,000   $  645,000
    Prepaid and refundable income taxes...........................   2,736,000       87,000
    Other.........................................................   1,555,000      902,000
                                                                    ----------   ----------
                                                                    $6,218,000   $1,634,000
                                                                     =========    =========

5. NOTES RECEIVABLE AND ACCRUED INTEREST FROM OFFICERS

     During 1993 and 1994, Tokos loaned its Chief Executive Officer ("CEO") $900,000 and $1,012,000, respectively. Such loans, which were approved by the Board of Directors, are evidenced by interest-bearing promissory notes and are secured by approximately 731,000 shares of Tokos Common Stock owned by its CEO. The value of this collateral at December 31, 1994 was $4,752,000. The promissory notes, due December 31, 1995, bear interest at the rate of 6% per annum. The original due date of these notes was March 20, 1994; however, the Board of Directors extended these notes. The Board of Directors has the discretion to further extend these notes beyond their due date.

     Pursuant to the terms of Tokos' 1985 Incentive Stock Option Plan, certain executive officers exercised options to purchase 884,325 shares of Tokos' Common Stock by the delivery of $1,154,000 in interest-bearing promissory notes. At December 31, 1994, $1,451,000 was the aggregate balance outstanding, including accrued interest, and is classified as a reduction of stockholders' equity. The notes bear interest at 6% per annum, and are due December 31, 1995. Tokos holds 380,000 shares in escrow as collateral for these notes. The value of this collateral at December 31, 1994 was $2,470,000. The original due dates of these notes were

                      TOKOS MEDICAL CORPORATION (DELAWARE)

December 31, 1992; however, the Board of Directors extended these notes. The Board of Directors has the discretion to further extend these notes beyond their due date.

     The Board of Directors, may, at its discretion, increase, hold or release shares held as collateral for the notes.

6. OTHER ASSETS

     The components of other assets are as follows:

                                                                         DECEMBER 31,
                                                                    -----------------------
                                                                       1993         1994
                                                                    ----------   ----------
    Investments in other healthcare entities......................  $3,420,000   $3,256,000
    Intangibles, net of accumulated amortization of $320,000 in
      1993 and $670,000 in 1994...................................   2,851,000    3,876,000
    Other.........................................................   1,771,000    2,064,000
                                                                    ----------   ----------
                                                                    $8,042,000   $9,196,000
                                                                     =========    =========

     To facilitate strategic expansion, Tokos has made equity investments in other healthcare entities which are carried at cost. Each investment represents less than 10% of each company's equity. Tokos periodically receives unaudited financial statements from each company and reviews their operating performance for impairment of its investments. Based on this review, Tokos believes the carrying amount of each investment is not in excess of the approximate fair value for the periods presented.

7. LONG-TERM DEBT

     Long-term debt consists of the following:

                                                                         DECEMBER 31,
                                                                    -----------------------
                                                                       1993         1994
                                                                    ----------   ----------
    Purchased marketing rights....................................  $4,000,000   $4,000,000
    Notes payable from managed company acquisitions...............         -0-    1,658,000
    Capital lease obligations.....................................   3,903,000    1,484,000
    Note payable to equipment financing company...................   1,078,000      873,000
    Other.........................................................   1,538,000    1,066,000
                                                                    ----------   ----------
                                                                    10,519,000    9,081,000
    Less current portion..........................................   7,171,000    6,488,000
                                                                    ----------   ----------
                                                                    $3,348,000   $2,593,000
                                                                     =========    =========

     In December 1991, Tokos agreed to pay $8,000,000 for the exclusive marketing rights in the U.S. and Canada for a fetal fibronectin test, a proprietary immunoassay developed and patented by Adeza Biomedical Corporation ("Adeza"). This test has the potential to be a reliable marker for preterm delivery. At the time, there were many scientific and regulatory obstacles to be overcome before Food and Drug Administration ("FDA") approval could be obtained and Tokos could market the product. Tokos had no assurances that such approval would be obtained and, therefore, the amount was charged to expense in accordance with generally accepted accounting principles. Included in long-term debt at December 31, 1994, is $4.0 million for the remaining obligation related to the purchased marketing rights, which became due and payable when Adeza received notification from the FDA that its pre-market approval application ("PMA") for the fetal fibronectin immunoassay was accepted for filing. On January 16, 1995, Adeza informed Tokos that it had received such notification. The agreed upon payment schedule requires Tokos to pay $3,250,000 during 1995 with the

                      TOKOS MEDICAL CORPORATION (DELAWARE)

remaining $750,000 due and payable on January 1, 1996. At December 31, 1994, these amounts have been included in current and non-current portions of long-term debt accordingly.

     During the fourth quarter of 1994, Tokos purchased certain managed companies, and incurred $1,658,000 in notes payable. These notes payable are to be paid over one to four years in accordance with the terms of the purchase agreements.

     Included in equipment and improvements in the accompanying consolidated balance sheets at December 31, 1993 and 1994 are $17,928,000 and $5,392,000,
respectively, in assets held under capital lease. At December 31, 1994 Tokos eliminated $12,968,000 in fully depreciated equipment and improvements held under capital lease from the respective cost and accumulated depreciation accounts. Capital lease obligations consist of the following:

                                                                         DECEMBER 31,
                                                                    -----------------------
                                                                       1993         1994
                                                                    ----------   ----------
    Present value of future rental payments under capitalized
      agreements, at various interest rates.......................  $3,903,000   $1,484,000
    Less current portion..........................................   2,382,000    1,228,000
                                                                    ----------   ----------
                                                                    $1,521,000   $  256,000
                                                                     =========    =========

     Tokos has the right to exercise various renewal or purchase options at the end of the initial lease terms.

     For the years ended December 31, 1992, 1993 and 1994, Tokos acquired equipment under equipment financing and capital lease obligations of $3,822,000, $2,507,000, and $0, respectively.

     During 1993, Tokos obtained financing for equipment purchases totalling $1,198,000 with an equipment financing company. Pursuant to the agreement, Tokos is required to make monthly payments through May 1998. The note bears interest at 10% per annum. Tokos did not finance equipment purchases with an equipment financing company in 1994.

     In October 1994, Tokos entered into a revolving line of credit agreement with a commercial lender. Under the terms of this credit facility Tokos may borrow up to $10,000,000 based upon the value of eligible collateral as defined in the credit agreement. Borrowings under this agreement bear interest at a rate of 2% over prime, and are secured by certain of Tokos' assets, principally accounts receivable. The credit agreement expires November 30, 1995. At December 31, 1994, there were no outstanding borrowings.

     Interest paid was $698,000 in 1992, $528,000 in 1993, and $416,000 in 1994.

                      TOKOS MEDICAL CORPORATION (DELAWARE)

     Maturities of long-term debt and future minimum lease payments under capital lease obligations are as follows:

                                                                       CAPITAL
                                                         LONG-TERM      LEASE
                                                            DEBT      OBLIGATIONS    TOTAL
                                                         ----------   ----------   ----------
    1995...............................................  $5,337,000   $1,358,000   $6,695,000
    1996...............................................   1,522,000      265,000    1,787,000
    1997...............................................     772,000        6,000      778,000
    1998...............................................     126,000          -0-      126,000
    1999...............................................         -0-          -0-          -0-
                                                         ----------   ----------   ----------
                                                          7,757,000    1,629,000    9,386,000
    Less amounts representing interest.................     160,000      145,000      305,000
                                                         ----------   ----------   ----------
                                                          7,597,000    1,484,000    9,081,000
    Less current portion...............................   5,260,000    1,228,000    6,488,000
                                                         ----------   ----------   ----------
                                                         $2,337,000   $  256,000   $2,593,000
                                                          =========    =========    =========

8. STOCKHOLDERS' EQUITY

     Stock Options: In 1985, Tokos adopted an Incentive Stock Option Plan ("Option Plan"), as amended, whereby Tokos may grant options to officers, employees and directors ("Optionee") at prices not less than fair value of the Common Stock at the date of grant. Through December 31, 1991, the Option Plan had been amended to increase the aggregate number of shares covered under the plan to 3,500,000 shares. Of the total shares authorized, 500,000 shares may be reduced on a one-for-one basis for each share of Common Stock issued under Tokos' 1991 Employee Stock Purchase Plan ("Purchase Plan"). In 1992, the stockholders approved an amendment to the Option Plan to increase the maximum number of shares available from 3,500,000 shares by an amount not to exceed 2% of the number of fully diluted shares of Common Stock outstanding for each of the years ending December 31, 1991, 1992, 1993, and 1994. Options expire ten years after the date of grant or earlier upon the Optionee's separation from Tokos. Options are exercisable at the date of grant subject to certain repurchase rights by Tokos.

     In an effort to provide additional incentive to its employees, on April 6, 1993 the Compensation Committee approved an exchange program pursuant to which all holders of options under the Option Plan had the right to exchange their unexercised options for an equivalent number of new options having an exercise price of $6.625, the fair market value of the Common Stock on April 6, 1993. Each new option included a modified vesting period.

                      TOKOS MEDICAL CORPORATION (DELAWARE)

     Summarized information for the option plans is as follows:

                                                                 NUMBER OF      OPTION PRICE
                                                                  OPTIONS         PER SHARE
                                                                 ----------   -----------------
    Options outstanding at December 31, 1991...................   1,544,664   $  .17  -  $37.75
      Granted..................................................     466,611    22.50  -   35.25
      Exercised................................................    (479,165)     .17  -   35.25
      Cancelled................................................     (56,179)    2.67  -   27.75
                                                                 ----------
    Options outstanding at December 31, 1992...................   1,475,931      .17  -   37.75
      Granted..................................................   1,514,562     5.38  -    7.88
      Exercised................................................     (96,286)     .17  -   11.00
      Cancelled................................................  (1,192,420)    1.83  -   37.75
                                                                 ----------
    Options outstanding at December 31, 1993...................   1,701,787      .17  -   37.75
      Granted..................................................     667,250     3.50  -    7.15
      Exercised................................................     (39,912)     .23  -    6.63
      Cancelled................................................    (176,281)    1.17  -   27.75
                                                                 ----------
    Options outstanding at December 31, 1994...................   2,152,844      .17  -   37.75
                                                                  =========

     Employee Stock Purchase Plan: In 1991, Tokos adopted the Employee Stock Purchase Plan ("Purchase Plan") which authorizes the issuance of up to 500,000 shares of Common Stock to eligible employees of Tokos. Shares issued under the Purchase Plan from the 500,000 shares authorized reduce on a one-for-one basis the number of shares issuable under Tokos' Option Plan. Conversely, shares issued under the Option Plan from the 500,000 shares authorized reduce on a one-for-one basis the number of those shares issuable under the Purchase Plan. Generally, all employees of Tokos, except for executive officers, are eligible to participate in the Purchase Plan. The purchase price of the Common Stock is the lesser of 85% of the fair market value of the Common Stock at the beginning or end of the quarter in which purchased. Pursuant to the Purchase Plan, no shares were newly issued and 89,466 were issued from treasury stock during 1994.

     Stockholder Rights Plan: On March 19, 1993, the Board of Directors declared a dividend of one common share purchase right ("Right") for each outstanding share of Common Stock. An exercisable Right will, under certain conditions, entitle its holder to purchase from Tokos one share of Common Stock at the exercise price of $30 per share, subject to adjustment, until March 23, 2003. The Rights will become exercisable 10 days after a person or group (an "Acquiring Person") acquires 20% or more of the Common Stock, or 10 days after a person announces a tender offer which would result in such person acquiring 20% or more of the Common Stock. The Right may be redeemed by the Board of Directors for $.01 per Right at any time until 10 days following the public announcement that a person has become an Acquiring Person. Under certain circumstances after a person becomes an Acquiring Person, or after a merger or other business combination involving Tokos, an exercisable Right will entitle its holder (other than the Acquiring Person) to purchase shares of Common Stock (or shares of an acquiring company) having a market value of two times the exercise price of one Right.

                      TOKOS MEDICAL CORPORATION (DELAWARE)

9. INCOME TAXES

     The provision for income taxes consists of the following:

                                                              YEAR ENDED DECEMBER 31,
                                                        ------------------------------------
                                                           1992         1993         1994
                                                        ----------   -----------   ---------
    Current:
      Federal payable.................................  $4,192,000   $(4,483,000)  $(168,000)
      State payable...................................   1,607,000       240,000     250,000
      Tax benefit from the exercise of stock options
         to paid-in capital...........................  (3,117,000)     (124,000)     -0-
      Net operating loss and credit carryforwards
         utilized for income tax purposes.............    (836,000)      -0-          -0-
                                                        ----------   -----------   ---------
                                                         1,846,000    (4,367,000)     82,000
    Deferred:
      Federal.........................................     476,000     6,199,000     468,000
      State...........................................    (409,000)      -0-          -0-
                                                        ----------   -----------   ---------
                                                            67,000     6,199,000     468,000
                                                        ----------   -----------   ---------
    Credit to paid-in capital.........................   3,117,000       124,000      -0-
                                                        ----------   -----------   ---------
                                                        $5,030,000   $ 1,956,000   $ 550,000
                                                         =========    ==========   =========

                      TOKOS MEDICAL CORPORATION (DELAWARE)

     Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of Tokos' deferred tax assets and liabilities are as follows:

                                                                       DECEMBER 31,
                                                                ---------------------------
                                                                    1993           1994
                                                                ------------   ------------
    Deferred tax liabilities:
      Management fee income from managed companies............  $ (1,684,000)  $   (666,000)
      Other deferred tax liabilities..........................      (618,000)           -0-
                                                                ------------   ------------
      Deferred tax liabilities................................    (2,302,000)      (666,000)
                                                                ------------   ------------
    Deferred tax assets:
      Net operating losses acquired from CareLink
         Corporation..........................................     5,300,000      5,300,000
      Intangible assets.......................................     4,791,000      4,354,000
      Allowance for doubtful accounts.........................     4,560,000      3,829,000
      Net operating loss carryforwards........................           -0-      2,075,000
      Equipment and improvements..............................     1,140,000      2,021,000
      Accruals and other allowances...........................       639,000      1,140,000
      Accrued restructuring charges...........................     3,093,000        750,000
      Alternative minimum tax credit carryforwards............       625,000        536,000
      Research and development credit carryforwards...........       386,000        387,000
      State taxes.............................................       277,000        276,000
      General business credit carryforwards...................       250,000        468,000
      Charitable contribution carryforwards...................           -0-        183,000
      Miscellaneous...........................................        18,000        127,000
                                                                ------------   ------------
              Total deferred assets...........................    21,079,000     21,446,000
                                                                ------------   ------------
              Net deferred tax assets.........................    18,777,000     20,780,000
              Valuation allowance.............................   (18,777,000)   (20,780,000)
                                                                ------------   ------------
    Net deferred tax assets...................................  $        -0-   $        -0-
                                                                 ===========    ===========

                      TOKOS MEDICAL CORPORATION (DELAWARE)

     The reconciliation of income tax expense to U.S. federal statutory rates is as follows:

                                                              YEAR ENDED DECEMBER 31,
                                                       --------------------------------------
                                                          1992         1993          1994
                                                       ----------   -----------   -----------
    Income taxes at U.S. statutory rates (34% in
      1992; 35% in 1993 and 1994)....................  $3,907,000   $(8,550,000)  $(1,858,000)
    State income taxes, net of federal benefit.......     790,000       160,000       163,000
    Losses of acquired companies.....................     990,000           -0-           -0-
    Net operating loss carryforwards recognized for
      financial reporting purposes in 1991 and
      1992...........................................    (611,000)          -0-           -0-
    Income tax rate differential (34%) from statutory
      rate (35%).....................................         -0-       428,000           -0-
    Expenses associated with acquisitions not
      deductible for income tax purposes.............     217,000           -0-           -0-
    Utilization of research and development,
      investment tax, and alternative minimum tax
      credits........................................    (225,000)          -0-           -0-
    Increase in valuation allowance associated with
      deferred tax assets............................         -0-     9,697,000     2,003,000
    Tax and interest related to IRS examination per
      management estimate............................         -0-           -0-       300,000
    Other items......................................     (38,000)      221,000       (58,000)
                                                       ----------   -----------   -----------
                                                       $5,030,000   $ 1,956,000   $   550,000
                                                        =========    ==========    ==========

     At December 31, 1994, Tokos had net operating loss carryovers available for federal income tax purposes of approximately $6,100,000. The net operating loss carryforwards begin to expire in 2009. Tokos also had net operating loss carryforwards from its acquisition of CareLink Corporation available for federal income tax purposes of approximately $15,600,000. As a result of this change in ownership, the use of the CareLink Corporation net operating loss carryforwards in future years will be limited to approximately $2,300,000 annually. These losses may be further limited to the annual income of the acquiring subsidiary. These net operating loss carryforwards begin to expire in 2003. When realized, the tax benefit for those items will be applied to reduce income tax expense.

     At December 31, 1994, Tokos also had $468,000 and $536,000, respectively, of general business credit and alternative minimum tax credit carryover for federal income tax purposes. These credits expire at various times beginning in 1999. Tokos had research and development credit carryovers for federal income tax purposes of approximately $387,000 from the acquired CareLink Corporation which begin to expire at various times through 2002. When realized, these credits will be applied to reduce income tax expense.

     Income taxes paid, including prepayments of estimated income taxes, totalled $5,228,000 in 1992, $915,000 in 1993, and $336,000 in 1994.

     Tokos is currently under examination by the Internal Revenue Service for the years ended December 31, 1989, 1990, and 1991. Tokos recorded $300,000 in the fourth quarter of 1994 as management's estimate for tax and interest related to this examination. Management continues to believe that the resolution of this examination will not have a material adverse effect on Tokos' financial position or results of operations of Tokos.

10. RESTRUCTURING CHARGES

     During 1993, the Board of Directors approved plans to restructure Tokos' operations by, among other things, reducing the number of its monitoring centers, centralizing patient intake and claims administration, reducing in-house manufacturing and product development activities, and changing its strategy regarding

                      TOKOS MEDICAL CORPORATION (DELAWARE)

support of certain patient service equipment and patient monitoring devices. Tokos has taken a number of actions consistent with those decisions. In connection therewith, Tokos recorded aggregate restructuring charges totalling $14,000,000 (or $.81 per share).

     The components of the $14,000,000 restructuring charge included $5,691,000 related to involuntary severance costs of affected employees, $3,540,000 related to costs associated with the consolidation of monitoring sites and certain administrative functions, as well as reduction of manufacturing activities, $3,378,000 related to reserves against patient service equipment and patient monitoring devices, and $1,391,000 related to other restructuring costs. At December 31, 1993, the $6,141,000 remaining in the accrual was to be substantially paid in 1994. During 1994, $5,513,000 in restructuring charges were expended with a remaining accrual at December 31, 1994 of $628,000. The amounts expended include $3,318,000 related to involuntary severance costs and $2,165,000 related to costs associated with the consolidation of administrative functions and monitoring sites. Certain reclassifications of these amounts have been made within the restructuring categories from those previously reported; none of which are significant.

11. LEASE COMMITMENTS

     Tokos leases its office facilities, patient service centers, and various types of equipment under noncancelable operating leases. Lease terms generally range from three to five years with renewal options for additional periods. Many of the office facility leases provide that Tokos pay for taxes, maintenance, insurance and other expenses, and contain rent escalation clauses. Future minimum payments under the operating leases consist of the following at December 31, 1994:

          1995.........................................................   $3,445,000
          1996.........................................................      878,000
          1997.........................................................      269,000
          1998.........................................................       20,000
          1999.........................................................        7,000
                                                                         -----------
                                                                          $4,619,000
                                                                           =========

     Total rent expense for operating leases was $3,293,000 in 1994, $3,924,000 in 1993, and $4,121,000 in 1992.

12. CONTINGENCIES

     Tokos is a defendant in a class action securities lawsuit entitled In re Tokos Medical Corporation Securities Litigation filed in the United States District Court for the Central District of California. The suit consolidates certain actions filed against Tokos and certain of its officers and directors in November 1992 and March 1993. The suit asserts that Tokos made allegedly false and misleading statements about its operations and results in violation of the federal securities laws and common law fraud and negligent misrepresentation standards. The plaintiffs seek unspecified damages on behalf of the stockholders who purchased Company Common Stock between March 26, 1990 and March 18, 1993. On June 9, 1993, Tokos responded to the suit with a Motion to Dismiss, which was heard by the court on September 16, 1993. As a result of the Motion, certain state law claims for fraud were dismissed and the only non-officer director was dismissed as a defendant. During this time, the parties have engaged in extensive discovery. Tokos intends to file a summary judgment motion during 1995. The trial is currently scheduled in July 1995, although based on the scheduled filing date of summary judgment motions and the court's schedule, the trial may be postponed. Tokos intends to vigorously defend this lawsuit. While the outcome of any litigation is uncertain in today's litigious environment, Tokos does not believe that the outcome of this lawsuit will have a material adverse effect on the financial condition or results of operations of Tokos.

                      TOKOS MEDICAL CORPORATION (DELAWARE)

     Tokos is subject to certain claims arising in the normal course of business. In management's opinion, any such contingencies would not materially affect Tokos' financial position or operating results.

13. FAIR VALUE OF FINANCIAL INSTRUMENTS

     Statements of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" (SFAS 107), requires that Tokos disclose estimated fair values for its financial instruments. Fair value estimates, methods and assumptions are set forth below for Tokos' financial instruments.

  (a) Cash and equivalents and Short-Term Investments

     The carrying amount approximates fair values because of the short maturity of these instruments or because they are marked at market.

  (b) Investments in Other Healthcare Entities

     The carrying amount is not in excess of the approximate fair value based on Tokos' review of the respective unaudited financial statements from each of these companies.

  (c) Long-Term Debt

     The fair value of Tokos' long-term debt is estimated based on the current rates offered to Tokos for debt of the same remaining maturities.

     The estimated fair values of Tokos' financial instruments at December 31, 1993 and 1994 are as follows:

                                                      1993                       1994
                                             -----------------------    -----------------------
                                              CARRYING                   CARRYING
                                               AMOUNT     FAIR VALUE      AMOUNT     FAIR VALUE
                                             ----------   ----------    ----------   ----------
    Cash and equivalents...................  $8,710,000   $8,710,000    $9,149,000   $9,149,000
    Investments in other healthcare
      entities.............................   3,420,000    3,420,000     3,256,000    3,256,000
    Short-term investments.................   3,435,000    3,435,000     3,508,000    3,508,000
    Long-term debt:
      Purchased marketing rights...........   4,000,000    3,421,000     4,000,000    3,779,000
      Notes payable to managed companies...          --           --     1,658,000    1,505,000
      Note payable to equipment financing
         company...........................   1,078,000    1,078,000       873,000      873,000
      Other long-term borrowings...........   1,538,000    1,428,000     1,066,000      966,000

                      TOKOS MEDICAL CORPORATION (DELAWARE)

                          CONSOLIDATED BALANCE SHEETS



                                                                       DECEMBER      SEPTEMBER
                                                                          31,           30,
                                                                         1994         1995
                                                                      -----------    ----------
                                                                                    (UNAUDITED)
                                            ASSETS
Current assets:
  Cash and equivalents..............................................  $ 9,149,000   $ 6,021,000
  Short-term investments............................................    3,508,000     3,213,000
  Accounts receivable (less allowances of $12,900,000 at December
     31, 1994 and $9,100,000 at September 30, 1995).................   23,207,000    18,590,000
  Patient service equipment and supplies............................    1,288,000     1,386,000
  Prepaid expenses and other current assets.........................    1,634,000       430,000
                                                                      -----------   -----------
          Total current assets......................................   38,786,000    29,640,000
Equipment and improvements:
  Equipment and improvements, at cost...............................   22,311,000    23,413,000
  Less accumulated depreciation and amortization....................   11,903,000    15,058,000
                                                                      -----------   -----------
                                                                       10,408,000     8,355,000
Other assets........................................................    9,196,000     9,659,000
                                                                      -----------   -----------
                                                                      $58,390,000   $47,654,000
                                                                       ==========    ==========
                             LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable..................................................  $ 3,318,000   $ 1,330,000
  Accrued expenses..................................................    4,381,000     3,811,000
  Accrued litigation settlement.....................................    1,450,000     5,000,000
  Current portion of long-term debt.................................    6,488,000     3,821,000
                                                                      -----------   -----------
          Total current liabilities.................................   15,637,000    13,962,000
Long-term debt, less current portion................................    2,593,000     2,367,000
Stockholders' equity:
  Convertible preferred stock, $.001 par value, 2,000,000 shares authorized; none issued and outstanding at December 31, 1994
     and September 30, 1995.........................................          -0-           -0-
  Common stock, $.001 par value, 60,000,000 shares authorized;
     issued, 17,410,468 shares at December 31, 1994 and 17,597,707 shares at September 30, 1995; outstanding 17,254,465 shares at
     December 31, 1994 and 17,478,851 shares at September 30,
     1995...........................................................       17,000        17,000
  Additional paid-in capital........................................   86,519,000    87,194,000
  Notes receivable and accrued interest from officers and
     directors......................................................   (3,492,000)   (3,506,000)
  Accumulated deficit...............................................  (42,126,000)  (51,808,000)
                                                                      -----------   -----------
                                                                       40,918,000    31,897,000
  Treasury stock, at cost...........................................     (758,000)     (572,000)
                                                                      -----------   -----------
                                                                       40,160,000    31,325,000
                                                                      -----------   -----------
                                                                      $58,390,000   $47,654,000
                                                                       ==========    ==========

                See notes to consolidated financial statements.

                      TOKOS MEDICAL CORPORATION (DELAWARE)

                 CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

                                                                     FOR THE NINE MONTHS ENDED
                                                                           SEPTEMBER 30,
                                                                    ---------------------------
                                                                       1994            1995
                                                                    -----------     -----------
Net patient service revenues......................................  $76,651,000     $66,993,000
Cost and expenses:
  Cost of patient services........................................   57,703,000      53,130,000
  General and administrative......................................   14,921,000      12,739,000
  Provision for doubtful accounts.................................    6,106,000       4,020,000
  Research and development........................................    1,234,000         423,000
  Settlement of litigation........................................          -0-       4,300,000
  Severance and other expenses....................................          -0-       2,268,000
                                                                    -----------     -----------
                                                                     79,964,000      76,880,000
                                                                    -----------     -----------
Loss from operations..............................................   (3,313,000)     (9,887,000)
Interest expense (income)
  Interest expense................................................      289,000         306,000
  Interest income.................................................     (297,000)       (676,000)
                                                                    -----------     -----------
                                                                         (8,000)       (370,000)
                                                                    -----------     -----------
Loss before taxes.................................................   (3,305,000)     (9,517,000)
Income taxes......................................................      125,000         150,000
                                                                    -----------     -----------
Net loss..........................................................  $(3,430,000)    $(9,667,000)
                                                                     ==========      ==========
Loss per common and common equivalent share.......................  $      (.20)    $      (.56)
                                                                     ==========      ==========
Weighted average number of common and common equivalent shares
  outstanding.....................................................   17,156,000      17,343,000
                                                                     ==========      ==========

                See notes to consolidated financial statements.

                      TOKOS MEDICAL CORPORATION (DELAWARE)

               CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                                                    FOR THE NINE MONTHS ENDED
                                                                          SEPTEMBER 30,
                                                                  -----------------------------
                                                                     1994              1995
                                                                  -----------       -----------
Operating activities
  Loss..........................................................  $(3,430,000)      $(9,667,000)
  Adjustments to reconcile net loss to net cash provided by
     operating activities:
     Depreciation and amortization..............................    4,216,000         5,048,000
     Accrued interest on officer and director notes.............     (126,000)         (135,000)
     Other non-cash items.......................................     (144,000)          (64,000)
  Changes in operating assets and liabilities:
     Net accounts receivable....................................    5,152,000         5,144,000
     Patient service equipment and supplies.....................      291,000          (368,000)
     Prepaid expenses and other current assets..................    1,225,000         1,204,000
     Accounts payable and accrued expenses......................      529,000        (2,861,000)
     Accrued litigation settlement..............................          -0-         4,300,000
     Accrued restructuring charge...............................   (4,777,000)         (447,000)
                                                                  -----------       -----------
Net cash provided by operating activities.......................    2,936,000         2,154,000
                                                                  -----------       -----------
Investing activities
  (Purchases) sales of short-term investments...................      (55,000)          295,000
  Purchases and construction of equipment and improvements......     (617,000)       (1,100,000)
  Acquisition of managed companies, net of cash acquired........          -0-            44,000
  Payment of note receivable and interest from officer..........          -0-           121,000
  Change in other assets........................................     (330,000)         (102,000)
                                                                  -----------       -----------
Net cash used by investing activities...........................   (1,002,000)         (742,000)
                                                                  -----------       -----------
Financing activities
  Proceeds from stock option exercises and purchases pursuant to
     employee stock purchase plan...............................      148,000           914,000
  Purchases of treasury stock...................................      (50,000)              -0-
  Acceptance of note receivable from officer....................   (1,012,000)              -0-
  Payments of long-term debt....................................   (2,420,000)       (5,454,000)
                                                                  -----------       -----------
Net cash used by financing activities...........................   (3,334,000)       (4,540,000)
                                                                  -----------       -----------
Decrease in cash and equivalents................................   (1,400,000)       (3,128,000)
Cash and equivalents at beginning of period.....................    8,710,000         9,149,000
                                                                  -----------       -----------
Cash and equivalents at end of period...........................  $ 7,310,000       $ 6,021,000
                                                                   ==========        ==========

                      TOKOS MEDICAL CORPORATION (DELAWARE)

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                  (UNAUDITED)

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

     Tokos paid interest of $288,000 and $277,000 for the nine months ended September 30, 1994 and 1995, respectively.

     Income taxes paid, including prepayments of estimated taxes, totaled $300,000 and $219,000 for the nine months ended September 30, 1994 and 1995, respectively.

     Tokos entered into agreements to purchase equipment under capital lease obligations of $0 and $535,000 for the nine months ended September 30, 1994 and 1995, respectively.

     See notes to consolidated financial statements.

                      TOKOS MEDICAL CORPORATION (DELAWARE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

1. BASIS OF PRESENTATION

     The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. For further information, refer to the consolidated financial statements and footnotes thereto included in Tokos' Form 10-K for the year ended December 31, 1994.

     Certain reclassifications of 1994 amounts were made to correspond with 1995 classifications.

2. MERGER

     On October 2, 1995, Tokos announced a definitive agreement to merge with Healthdyne, Inc. The merger will create a new company which has yet to be named, consisting of the businesses of Tokos and Healthdyne Maternity Management. The companies expect the merger to be a tax-free transaction with each Tokos share and each Healthdyne share to be exchanged for one share of the new company.

3. INCOME TAXES

     Tokos recorded income tax expense of $150,000 (1.6% of pretax loss) related to state franchise taxes in the nine months ended September 30, 1995. Federal and state income tax benefits were not recorded in the first nine months of 1994 and 1995 in order to increase Tokos' valuation allowance, thereby fully reserving its deferred tax assets. While these operating losses will be available to offset future taxable income, the recognition of such income tax benefits has been deferred until Tokos returns to profitability.

4. SEVERANCE AND OTHER EXPENSES

     During 1995, as Tokos' revenues continued to decline, specific decisions were made and communicated by management related to cost reduction efforts in order to lower Tokos' break even point. The cost reduction plan consisted of reductions in Tokos' workforce of approximately 105 employees, comprised of personnel within information systems, reimbursement, administrative support and to a lesser extent clinical service, and termination of several facility leases. In connection with these cost reduction activities, Tokos incurred through September 30, 1995, $2.3 million in expenses, $100,000 of which constituted an accrual for future severance payments. The components of the $2.3 million in expenses include $1.8 million related to involuntary severance costs of affected employees, $228,000 related to the consolidation of facilities and $206,000 in other related costs. During the first nine months of 1995, $2.2 million in severance and other costs were expended with an accrual at September 30, 1995 of $100,000 related to future severance payments.

5. LITIGATION AND CONTINGENCIES

     In July 1995, Tokos reached a $10 million settlement with the plaintiffs in a class action securities suit entitled In re Tokos Medical Corporation Securities Litigation filed in the United States District Court for the Central District of California. Tokos' cost of settlement, after adjustment for insurance proceeds directly deposited in an escrow account pursuant to the settlement agreement, was $5.75 million in cash and stock. Tokos has paid $750,000 cash, with the remaining $5.0 million payable in cash or by the issuance of common stock. The charge to income of $4.3 million ($0.25 per share) during the quarter ended June 30, 1995 is in addition to an aggregate amount of $1.45 million which had been previously accrued in general and administrative expense. In the settlement, Tokos denied any wrongdoing or liability. The terms of the settlement must be approved by the court before the settlement is effective. If Tokos elects to issue common

                      TOKOS MEDICAL CORPORATION (DELAWARE)

                                  (UNAUDITED)

stock in settlement of this obligation, the fair market value of the shares issued may exceed $5.0 million. It is Tokos present intention to pay the $5.0 million in cash, either from borrowings under its line of credit or from funds made available as a result of the proposed merger with Healthdyne.

     Tokos is subject to certain claims arising in the normal course of business. In management's opinion, any such contingencies would not materially affect Tokos' financial position or operating results.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders
Healthdyne, Inc.:

     We have audited the accompanying consolidated balance sheets of Healthdyne, Inc. and subsidiaries as of December 31, 1993 and 1994, and the related consolidated statements of earnings (loss), shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1994. These consolidated financial statements are the responsibility of Healthdyne's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Healthdyne, Inc. and subsidiaries at December 31, 1993 and 1994, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1994 in conformity with generally accepted accounting principles.

                                          KPMG PEAT MARWICK LLP

Atlanta, Georgia
February 17, 1995, except as to note 15
  which is as of December 15, 1995

                       HEALTHDYNE, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                             DECEMBER 31,
                                                                         ---------------------
                                                                           1993         1994
                                                                         --------     --------
                                                                              (AMOUNTS IN
                                                                              THOUSANDS,
                                                                           EXCEPT PER SHARE
                                                                               AMOUNTS)
                                            ASSETS
Current assets:
  Cash and cash equivalents............................................  $  3,615     $ 14,700
  Short-term investments...............................................        --       29,816
  Trade accounts receivable, less allowances of $4,510 and $6,146 at
     December 31, 1993 and 1994, respectively..........................    20,149       14,483
  Inventories..........................................................       398          532
  Prepaid expenses and other current assets............................     5,044        4,279
  Deferred income taxes (note 7).......................................       184        1,027
  Refundable income taxes (note 7).....................................       295           --
  Assets held for disposition, net (notes 2 and 15)....................    59,388       33,785
                                                                         --------     --------
          Total current assets.........................................    89,073       98,622
Property and equipment, net (note 3)...................................    13,297       12,449
Excess of cost over net assets of businesses acquired, less accumulated amortization of $102 and $187 at December 31, 1993 and 1994,
  respectively (note 2)................................................     3,069        3,260
Other assets...........................................................     4,572        2,604
                                                                         --------     --------
                                                                         $110,011     $116,935
                                                                         ========     ========

          See accompanying notes to consolidated financial statements.

                       HEALTHDYNE, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS


                                                                             DECEMBER 31,
                                                                         ---------------------
                                                                           1993         1994
                                                                         --------     --------
                                                                              (AMOUNTS IN
                                                                              THOUSANDS,
                                                                           EXCEPT PER SHARE
                                                                               AMOUNTS)
                             LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current installments of long-term debt and obligations under capital
     leases (note 4)...................................................  $    712     $    715
  Accounts payable, principally trade..................................     1,273        2,225
  Accrued liabilities (notes 5 and 13).................................    12,635       12,802
                                                                         --------     --------
          Total current liabilities....................................    14,620       15,742
Long-term debt and obligations under capital leases, excluding current
  installments (note 4)................................................    13,612        3,213
Other long-term liabilities............................................     4,232        4,158
                                                                         --------     --------
          Total liabilities............................................    32,464       23,113
                                                                         --------     --------
Minority interest......................................................       856          558
Shareholders' equity (note 8):
  Preferred stock, $.01 par value. Authorized 2,250 shares; issued
     none..............................................................        --           --
  Common stock, $.01 par value. Authorized 25,000 shares; issued and outstanding 15,192 shares and 15,277 shares at December 31, 1993
     and 1994, respectively............................................       152          153
  Additional paid-in capital...........................................   110,656      111,059
  Accumulated deficit..................................................   (34,117)     (17,948)
                                                                         --------     --------
          Total shareholders' equity...................................    76,691       93,264
Commitments and contingencies (notes 2, 9, 11, and 12)
                                                                         --------     --------
                                                                         $110,011     $116,935
                                                                         ========     ========

          See accompanying notes to consolidated financial statements.

                       HEALTHDYNE, INC. AND SUBSIDIARIES

                   CONSOLIDATED STATEMENTS OF EARNINGS (LOSS)

                                                                     YEARS ENDED DECEMBER 31,
                                                                    ---------------------------
                                                                     1992      1993      1994
                                                                    -------   -------   -------
                                                                      (AMOUNTS IN THOUSANDS,
                                                                     EXCEPT PER SHARE AMOUNTS)
Revenues..........................................................  $69,269   $67,555   $66,407
Cost of revenues..................................................   26,014    27,991    27,618
                                                                    -------   -------   -------
     Gross profit.................................................   43,255    39,564    38,789
Selling and administrative expenses...............................   37,111    38,795    36,698
Provision for doubtful accounts...................................    7,271     7,044     5,368
Restructuring expenses and other charges (note 13)................    3,800        --        --
Research and development expenses.................................      646       886       554
                                                                    -------   -------   -------
     Operating loss...............................................   (5,573)   (7,161)   (3,831)
Interest income...................................................      210       119     1,173
Interest expense..................................................     (819)   (1,306)     (596)
Minority interest in net earnings of partnerships.................   (1,615)   (1,096)     (655)
Other expense, net................................................     (434)     (998)      (77)
                                                                    -------   -------   -------
     Loss from continuing operations before income tax benefit....   (8,231)  (10,442)   (3,986)
Income tax benefit (note 7).......................................   (2,581)   (2,790)   (2,178)
                                                                    -------   -------   -------
     Loss from continuing operations..............................   (5,650)   (7,652)   (1,808)
Earnings from discontinued operations:
  Operating earnings, net of income tax expense (benefit) of $977,
     $(3,096), and $2,574 in 1992, 1993, and 1994, respectively...    2,153    10,794       647
  Gain on sale of subsidiary stock, net of income taxes of $4,070
     (note 6).....................................................       --     5,480        --
  Gain on sale of subsidiary, net of income taxes of $456 (note
     2)...........................................................       --        --    17,330
                                                                    -------   -------   -------
     Earnings from discontinued operations........................    2,153    16,274    17,977
                                                                    -------   -------   -------
          Net earnings (loss).....................................  $(3,497)  $ 8,622   $16,169
                                                                    =======   =======   =======
Net earnings (loss) per common share and common share equivalent:
  Loss from continuing operations.................................  $  (.36)  $  (.50)  $  (.12)
  Earnings from discontinued operations...........................      .14      1.07      1.17
                                                                    -------   -------   -------
          Net earnings (loss).....................................  $  (.22)  $   .57   $  1.05
                                                                    =======   =======   =======
Weighted average number of common shares and common share
  equivalents.....................................................   15,576    15,212    15,335
                                                                    =======   =======   =======

          See accompanying notes to consolidated financial statements.

                       HEALTHDYNE, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY


                                        COMMON STOCK     ADDITIONAL                  TREASURY STOCK        TOTAL
                                       ---------------    PAID-IN     ACCUMULATED   ----------------   SHAREHOLDERS'
                                       SHARES   AMOUNT    CAPITAL       DEFICIT     SHARES   AMOUNT       EQUITY
                                       ------   ------   ----------   -----------   ------   -------   -------------
                                                                  (AMOUNTS IN THOUSANDS)
Balance, December 31, 1991...........  15,228    $152     $119,105     $ (39,242)      --    $    --      $80,015
Issuance of common stock:
  Exercise of options and warrants...     233       3        1,185            --       --         --        1,188
  Employee Stock Purchase Plan.......      32      --          337            --       --         --          337
Purchase of treasury stock...........      --      --           --            --      407     (8,288)      (8,288)
Retirement of treasury stock.........    (407)     (4)      (8,284)           --     (407)     8,288           --
Purchase of treasury stock by
  subsidiary.........................      --      --       (6,865)           --       --         --       (6,865)
Decrease in minority interest in
  subsidiary, net of investment
  effect, resulting from purchase of
  treasury stock by subsidiary.......      --      --        3,598            --       --         --        3,598
Conversion of 8% subordinated
  debentures into common stock.......      37      --          668            --       --         --          668
Increase in investment in subsidiary,
  net of minority interest effect,
  resulting from exercise of
  subsidiary
  stock options......................      --      --          538            --       --         --          538
Net loss.............................      --      --           --        (3,497)      --         --       (3,497)
                                       ------   ------   ----------   -----------   ------   -------   -------------
Balance, December 31, 1992...........  15,123     151      110,282       (42,739)      --         --       67,694
Issuance of common stock:
  Exercise of options................      14      --           72            --       --         --           72
  Employee Stock Purchase Plan.......      55       1          302            --       --         --          303
Net earnings.........................      --      --           --         8,622       --         --        8,622
                                       ------   ------   ----------   -----------   ------   -------   -------------
Balance, December 31, 1993, carried
  forward............................  15,192    $152     $110,656     $ (34,117)      --    $    --      $76,691
                                       ======   =======  =========    ===========   ======   ========  ===========

                                                                     (Continued)

                       HEALTHDYNE, INC. AND SUBSIDIARIES

                                        COMMON STOCK     ADDITIONAL                 TREASURY STOCK        TOTAL
                                       ---------------    PAID-IN     ACCUMULATED   ---------------   SHAREHOLDERS'
                                       SHARES   AMOUNT    CAPITAL       DEFICIT     SHARES   AMOUNT      EQUITY
                                       ------   ------   ----------   -----------   ------   ------   -------------
                                                                  (AMOUNTS IN THOUSANDS)
Balance, December 31, 1993, brought
  forward............................  15,192    $152     $110,656     $ (34,117)      --     $ --       $76,691
Issuance of common stock:
  Exercise of options................      49       1          253            --       --       --           254
  Employee Stock Purchase Plan.......      36      --          190            --       --       --           190
Purchase of treasury stock by
  subsidiary.........................                         (105)                                         (105)
Decrease in minority interest in
  subsidiary, net of investment
  effect, resulting from purchase of
  treasury stock by
  subsidiary.........................      --      --           38            --       --       --            38
Increase in investment in subsidiary,
  net of minority interest effect,
  resulting from exercise of
  subsidiary stock options...........                           27                                            27
         Net earnings................      --      --           --        16,169       --       --        16,169
                                       ------   ------   ----------   -----------   ------   ------   -------------
Balance, December 31, 1994...........  15,277    $153     $111,059     $ (17,948)      --     $ --       $93,264
                                       ======   =======  =========    ===========   ======   =======  ===========

          See accompanying notes to consolidated financial statements.

                       HEALTHDYNE, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                    YEARS ENDED DECEMBER 31,
                                                                  -----------------------------
                                                                    1992      1993       1994
                                                                  --------   -------   --------
                                                                     (AMOUNTS IN THOUSANDS)
Cash flows from operating activities:
  Loss from continuing operations...............................  $ (5,650)  $(7,652)  $ (1,808)
  Adjustments to reconcile loss from continuing operations to net cash provided by (used in) operating activities:
     Depreciation and amortization..............................     2,906     4,091      4,218
     Provision for doubtful accounts............................     7,271     7,044      5,368
     Minority interest in net earnings of partnerships..........     1,615     1,096        655
     Unrealized loss on short-term investments..................        --        --        588
     Purchases of short-term investments........................        --        --   (105,717)
     Sales of short-term investments............................        --        --     75,313
     Deferred income taxes......................................       175    (2,650)      (843)
  (Increase) decrease in:
     Trade accounts receivable..................................   (11,707)   (5,211)       298
     Inventories................................................        95       585       (134)
     Refundable income taxes....................................        --      (295)       295
     Other assets...............................................     3,738     5,692      2,688
  Increase (decrease) in:
     Accounts payable...........................................     1,091    (1,298)       952
     Accrued and other liabilities..............................     2,874     4,021         93
     Discontinued operations, net...............................    11,528    (1,143)    (6,585)
                                                                   -------   -------    -------
          Net cash provided by (used in) operating activities...    13,936     4,280    (24,619)
                                                                   -------   -------    -------
Cash flows from investing activities:
  Purchase of minority interest in partnerships.................    (1,128)     (857)      (276)
  Purchases of property and equipment...........................    (6,314)   (5,012)    (3,240)
  Proceeds from sale of subsidiary..............................        --        --     61,230
  Discontinued operations, net..................................   (16,168)    2,873    (24,905)
                                                                   -------   -------    -------
          Net cash provided by (used in) investing activities...  $(23,610)  $(2,996)  $ 32,809
                                                                   -------   -------    -------

                                                                     (Continued)

                       HEALTHDYNE, INC. AND SUBSIDIARIES

                                                                     YEARS ENDED DECEMBER 31,
                                                                   ----------------------------
                                                                    1992      1993       1994
                                                                   -------   -------   --------
                                                                      (AMOUNTS IN THOUSANDS)
Cash flows from financing activities:
  Borrowings under revolving credit agreement....................  $22,000   $30,000   $  2,000
  Repayments under revolving credit agreement....................   (7,000)  (37,000)   (13,000)
  Proceeds from issuance of long-term debt.......................      999     1,169      1,227
  Principal repayments of long-term debt and obligations under
     capital leases..............................................   (1,144)   (1,354)      (623)
  Proceeds from issuance of common stock of Company and common
     stock of subsidiary.........................................    2,345       375        509
  Purchase of treasury stock.....................................   (8,288)       --         --
  Purchase of treasury stock by subsidiary.......................   (6,865)       --       (105)
  Capital contributions from minority interest in partnerships...      310       270         --
  Distribution to minority interest in partnerships..............     (522)   (1,732)      (953)
  Discontinued operations, net...................................    7,883     3,296     13,840
                                                                   -------   --------  --------
          Net cash provided by (used in) financing activities....    9,718    (4,976)     2,895
                                                                   -------   --------  --------
          Net increase (decrease) in cash and cash equivalents...       44    (3,692)    11,085
Cash and cash equivalents at beginning of year...................    7,263     7,307      3,615
                                                                   -------   --------  --------
Cash and cash equivalents at end of year.........................  $ 7,307   $ 3,615   $ 14,700
                                                                   =======   ========  ========
Supplemental disclosures of cash paid for:
  Interest.......................................................  $   785   $ 1,293   $    363
                                                                   =======   ========  ========
  Income taxes...................................................  $   116   $   183   $  1,138
                                                                   =======   ========  ========
Supplemental disclosure of noncash financing
  activity -- conversion of 8% convertible subordinated
  debentures.....................................................  $   668   $    --   $     --
                                                                   =======   ========  ========

          See accompanying notes to consolidated financial statements.

                       HEALTHDYNE, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                       DECEMBER 31, 1992, 1993, AND 1994

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Business

     During 1994, Healthdyne, Inc. ("Healthdyne") provided a diversified line of home health care services and products through three major subsidiaries. Its 81%-owned Healthdyne Technologies, Inc. ("Technologies") subsidiary manufactures medical products for use in the home; its wholly owned Perinatal Services, Inc. subsidiary, doing business as Healthdyne Maternity Management ("HMM"), provides home pregnancy monitoring and related home obstetrical care; and its wholly owned Healthdyne Information Enterprises, Inc. ("HIE") subsidiary provides clinical information systems and management services to physicians and other health care networks. Additionally, through March 1994, Healthdyne owned a 68% interest in Home Nutritional Services, Inc. ("HNS"), a home infusion therapy provider (see note 2). In 1995, Healthdyne distributed its ownership of Technologies and HIE to its shareholders (see note 15).

  (b) Basis of Financial Statement Presentation

     The consolidated financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated balance sheet and income and expenses for the period.

     The consolidated financial statements include the accounts of Healthdyne, Inc. and all of its majority owned subsidiaries and partnerships. All significant intercompany balances and transactions have been eliminated in consolidation. The results of operations of HNS, Technologies, and HIE are shown as discontinued operations for all years presented.

  (c) Revenues and the Allowance for Uncollectible Accounts

     Revenues are derived from the pregnancy monitoring process, the infusion therapy process, and the rental of medical products. Revenues are recognized as the related services are rendered and are net of estimated contractual allowances and related discounts. A significant portion of Healthdyne's revenues are billed to third-party reimbursement sources. Accordingly, the ultimate collectibility of a substantial portion of Healthdyne's trade accounts receivable is susceptible to changes in third-party reimbursement policies.

     A provision for doubtful accounts is made for revenues estimated to be uncollectible and is adjusted periodically based upon Healthdyne's evaluation of current industry conditions, historical collection experience, and other relevant factors which, in the opinion of management, deserve recognition in estimating the allowance for uncollectible accounts.

  (d) Cash and Cash Equivalents

     Cash and cash equivalents consist of cash and interest bearing deposits. For purposes of the statements of cash flows, Healthdyne considers all highly liquid debt instruments with original maturities of three months or less to be cash equivalents.

  (e) Short-Term Investments

     Short-term investments at December 31, 1994 consist of United States Government and municipal bonds. Healthdyne adopted the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," on January 1, 1994. Under that statement, Healthdyne classifies its short-term investments as trading securities with unrealized gains and

                       HEALTHDYNE, INC. AND SUBSIDIARIES
losses included in earnings. Unrealized losses of $588 are included in the consolidated statements of earnings (loss) for the year ended December 31, 1994.

  (f) Inventories

     Inventories are stated at the lower of cost (first-in, first-out) or market (net realizable value).

  (g) Property and Equipment

     Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation is provided primarily on the straight-line method over the estimated useful lives of the assets ranging from 2 to 10 years. Amortization of leasehold improvements and leased equipment is recorded over the shorter of the lives of the related assets or the lease terms.

  (h) Excess of Cost Over Net Assets of Businesses Acquired

     The excess of cost over net assets of businesses acquired (goodwill) is being amortized using the straight-line method over periods ranging from 30 to 40 years. At each balance sheet date, Healthdyne assesses the recoverability of goodwill by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. The amount of goodwill impairment, if any, is measured based upon projected discounted future operating cash flows using a discount rate reflecting Healthdyne's average cost of funds.

  (i) Income Taxes

     Healthdyne accounts for income taxes using an asset and liability approach in accordance with Statement of Financial Accounting Standards No. 109 (SFAS
109). Under SFAS 109, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Additionally, the effect on deferred taxes of a change in tax rates is recognized in earnings in the period that includes the enactment date.

     Investment and research and experimental tax credits are accounted for on the flow-through method.

  (j) Sales of Subsidiary Stock

     Healthdyne has elected to record gains and losses from sales of subsidiary stock as a component of earnings.

  (k) Earnings Per Share of Common Stock

     Primary earnings per common share and common share equivalent are based on the weighted average number of shares outstanding, common share equivalents derived from dilutive stock options and warrants, and an adjustment, if any, to reflect the dilutive stock options of HNS, HMM, and Technologies. Fully diluted earnings per share are calculated taking into consideration the effect of convertible subordinated debentures and an adjustment, if any, to reflect the dilutive stock options of HNS, HMM, and Technologies on a fully diluted basis. Fully diluted earnings per share are not significantly different from primary earnings per share.

  (l) Reclassifications

     Certain amounts in the 1992 and 1993 consolidated financial statements have been reclassified to conform to presentations adopted in 1994.

                       HEALTHDYNE, INC. AND SUBSIDIARIES

(2) ACQUISITIONS, DIVESTITURES, AND DISCONTINUED OPERATIONS

     In August 1992, HMM purchased the minority interest in a partnership from the other partner for $1,128 in cash and a $1,000 promissory note. This transaction resulted in excess of cost over net assets acquired of approximately $2,000.

     During 1993, HMM purchased the minority interest from other partners in three separate partnerships. The total cash paid to the other partners was $857 plus additional consideration based upon future cash receipts of the acquired partnerships through June 30, 1995. The acquisition resulted in excess of cost over net assets acquired of approximately $571. In 1994, in accordance with the terms of the purchase agreements, and based upon cash receipts of the partnerships, additional consideration of $265 was earned and paid, which was recorded as additional excess of cost over net assets acquired. Additional consideration to be paid in 1995, if any, will be recorded as additional excess of cost over net assets acquired.

     In March 1994, HNS entered into an Agreement and plan of merger and Healthdyne entered into a Stock Purchase Agreement with W.R. Grace & Co. pursuant to which a subsidiary of W.R. Grace & Co. purchased all of the outstanding shares of common stock of HNS for $7.85 per share in cash. Healthdyne sold its 7,800,000 shares of HNS in the transaction. The sale resulted in cash proceeds to Healthdyne of approximately $61,000 and an after-tax gain of approximately $17,330. As a result of this transaction, Healthdyne has reclassified the results of operations of HNS for the years ended December 31, 1992, 1993, and 1994 as earnings from discontinued operations.

(3) PROPERTY AND EQUIPMENT

     Property and equipment are summarized as follows:

                                                                         DECEMBER 31,
                                                                     ---------------------
                                                                       1993         1994
                                                                     --------     --------
    Rental assets..................................................  $ 13,297     $ 16,334
    Machinery, equipment, and fixtures.............................    12,154       12,877
    Equipment under capital leases.................................       541           --
    Leasehold improvements.........................................       759          781
                                                                     --------     --------
                                                                       26,751       29,992
    Less accumulated depreciation and amortization.................   (13,454)     (17,543)
                                                                     --------     --------
                                                                     $ 13,297     $ 12,449
                                                                     ========     ========

                       HEALTHDYNE, INC. AND SUBSIDIARIES

(4) LONG-TERM DEBT AND OBLIGATIONS UNDER CAPITAL LEASES

     Long-term debt and obligations under capital leases are summarized as follows:

                                                                            DECEMBER 31,
                                                                          ----------------
                                                                           1993      1994
                                                                          -------   ------
    Payable to banks under revolving credit agreement
      (see description following).......................................  $11,000   $   --
    Convertible subordinated debentures and note (net of discount of
      $278 and $261 at December 31, 1993 and 1994, respectively);
      interest at 8% payable annually; maturing on December 31, 2001;
      convertible into Healthdyne's common stock at $4.90 per share;
      redeemable by Healthdyne at face value............................    2,012    2,029
    Unsecured promissory note issued in connection with buyout of minority partnership interest; interest at 9% payable annually;
      principal payable in five annual installments beginning August
      1993..............................................................      800      600
    Other debt; interest ranging from approximately 5% to 10%; a portion secured by rental assets and other property; payable in monthly
      installments through 1999.........................................      423    1,299
    Obligations under capital leases -- equipment leases................       89       --
                                                                          -------   ------
              Total long-term debt and obligations under capital
                leases..................................................   14,324    3,928
    Less current installments...........................................      712      715
                                                                          -------   ------
              Long-term debt and obligations under capital leases,
                excluding current installments..........................  $13,612   $3,213
                                                                          =======   ======

     Approximate aggregate minimum annual payments due on long-term debt for the five years subsequent to December 31, 1994 are as follows: 1995, $715; 1996, $360; 1997, $376; 1998, $195; 1999, $253; and thereafter $2,029.

     In August 1992, HMM entered into a revolving credit agreement with two banks. The balance outstanding under HMM's credit agreement was repaid in full during 1994 using a portion of the proceeds from the sale of HNS and was then terminated.

(5) ACCRUED LIABILITIES

     Accrued liabilities are summarized as follows:

                                                                          DECEMBER 31,
                                                                       -------------------
                                                                        1993        1994
                                                                       -------     -------
    Accrued salaries, wages, and incentives..........................  $ 3,384     $ 3,683
    Deferred rent expense............................................    1,039         956
    Reserve for deferred tax asset...................................       --       1,027
    Other............................................................    8,212       7,136
                                                                       -------     -------
                                                                       $12,635     $12,802
                                                                       =======     =======

(6) SALE OF COMMON STOCK OF SUBSIDIARY

     In June 1993, Technologies, a wholly owned subsidiary of Healthdyne, sold 1,753,750 shares of its unissued common stock in an initial public offering. Proceeds from the offering, net of underwriters' commissions and other expenses, were approximately $14,715 to Technologies. As a result of the offering, Healthdyne's ownership percentage of Technologies was reduced to 81%. This transaction resulted in a gain of $9,550 before deferred income taxes of $4,070.

                       HEALTHDYNE, INC. AND SUBSIDIARIES

(7) INCOME TAXES

     The components of income tax benefit relating to continuing operations are as follows:

                                                               YEARS ENDED DECEMBER 31,
                                                            -------------------------------
                                                             1992        1993        1994
                                                            -------     -------     -------
    Current expense (benefit):
      Federal.............................................  $(2,581)    $(2,867)    $(2,178)
      State...............................................       --          77          --
                                                            -------     -------     -------
              Total income tax benefit....................   (2,581)     (2,790)     (2,178)
                                                            -------     -------     -------

     Prior years' net operating losses in the amount of approximately $19,381 were utilized in 1994 to offset taxable income from discontinued operations for financial reporting purposes.

     Below is a reconciliation of the expected income tax benefit -- (based on the U.S. Federal statutory income tax rate of 34% in 1992 and 35% in 1993 and
1994) to the actual income tax benefit from continuing operations:

                                                                 YEARS ENDED DECEMBER 31,
                                                                ---------------------------
                                                                 1992      1993      1994
                                                                -------   -------   -------
    Computed expected income tax benefit......................  $(2,799)  $(3,655)  $(1,395)
      State income taxes, net of Federal income tax effect....       16        --        --
      Losses in excess of allowable carrybacks................       --       838        --
      Nontaxable municipal interest income....................       --        --      (420)
      Nondeductible expenses..................................       74       138       250
      Prior years' tax loss carryover utilized................       --        --      (585)
      Other, net..............................................      128      (111)      (28)
                                                                -------   -------   -------
      Income tax benefit......................................  $(2,581)  $(2,790)  $(2,178)
                                                                =======   =======   =======

     At December 31, 1994, Healthdyne had the following estimated credit and operating loss carryforwards available for Federal income tax reporting purposes to be applied against future taxable income and tax liabilities:

                                                                                           NET
 YEAR OF                                                          INVESTMENT    R&E     OPERATING
EXPIRATION                                                        TAX CREDIT   CREDIT     LOSS
----------                                                        ----------   ------   ---------
 1995...........................................................     $ --       $  78    $    --
 1997...........................................................       76         260         --
 1998...........................................................       54         230         --
 1999...........................................................      113          --         --
 2005...........................................................       --          --      1,465
 2006...........................................................       --          --      4,591
 2007...........................................................       --          --      3,273
                                                                  ----------   ------   ---------
                                                                     $243       $ 568    $ 9,329
                                                                  ========       ====    =======

     The net operating loss carryforward of $9,329 includes deductions of approximately $4,475 related to the exercise of stock options which will be credited to additional paid-in capital when recognized. Healthdyne also has available alternative minimum tax (AMT) credit carryforwards of approximately $1,027 available to offset regular income tax, if any, in future years. The AMT credit carryforwards do not expire.

     At December 31, 1993 and 1994, Healthdyne had deferred tax assets of approximately $23,091 and $8,034, respectively, before valuation allowances of approximately $22,907 and $7,007, respectively. The

                       HEALTHDYNE, INC. AND SUBSIDIARIES
valuation allowance is based on the likelihood that a substantial portion of the deferred tax asset will not be realized. The decrease in the valuation allowance of $15,900 during 1994 was primarily the result of the use of prior years' net operating losses to offset the gain on the sale of HNS.

     At December 31, 1993 and 1994 current deferred income taxes consist of future tax benefits attributable to:

                                                                          1993      1994
                                                                         -------   -------
    Assets (liabilities):
      Allowance for doubtful accounts..................................  $ 1,804   $ 2,333
      Accruals and reserves not deducted for tax purposes..............    2,710     2,276
      Depreciation.....................................................   (1,170)   (1,893)
      Net operating loss carryforwards.................................   18,805     3,541
      Credit carryforwards.............................................      942     1,777
                                                                         -------   -------
              Total....................................................   23,091     8,034
    Less valuation allowance...........................................   22,907     7,007
                                                                         -------   -------
              Net deferred tax asset...................................  $   184   $ 1,027
                                                                         =======   =======

     The net deferred tax asset at December 31, 1993 and 1994 relates primarily to Healthdyne's AMT credit carryforward. Management believes that the deferred tax asset will be realized by the reduction of future years' income tax for tax reporting purposes as the temporary differences reverse.

     The AMT net operating loss carryforward approximates the regular tax net operating loss carryforward.

(8) SHAREHOLDERS' EQUITY

  Stock Option Plans

     Healthdyne maintains six stock option plans for the benefit of key employees and nonemployee directors. Terms of options granted under the plans are determined by the Stock Option Committee of the Board of Directors, subject to the terms of the respective plans. A summary of stock option transactions under these plans is shown below:

                                                                                 OPTION PRICE
                                                                      SHARES      PER SHARE
                                                                     ---------   ------------
    Options outstanding at December 31, 1991.......................    958,064
      Granted......................................................    195,035    $ 2.41-7.30
      Exercised....................................................   (113,084)      .71-4.40
      Canceled or expired..........................................    (28,737)      .71-4.47
                                                                     ---------
    Options outstanding at December 31, 1992.......................  1,011,278
      Granted......................................................    741,250      1.93-2.20
      Exercised....................................................    (13,748)      .87-1.79
      Canceled or expired..........................................    (68,338)     1.42-6.24
                                                                     ---------
    Options outstanding at December 31, 1993.......................  1,670,442
      Granted......................................................    808,000      1.65-2.36
      Exercised....................................................    (49,304)     1.41-2.16
      Canceled or expired..........................................   (278,354)     1.42-7.30
                                                                     ---------
    Options outstanding at December 31, 1994.......................  2,150,784
                                                                      ========

     Stock options exercisable pursuant to these plans were for approximately 472,000 shares, 690,000 shares and 1,036,000 shares at December 31, 1992, 1993, and 1994, respectively.

                       HEALTHDYNE, INC. AND SUBSIDIARIES

  Other

     In connection with a 1984 restructure of a revolving credit agreement, Healthdyne issued warrants to purchase 210,000 shares of Healthdyne's common stock at $1.70 per share (exercisable on March 1, 1986 and expiring on March 1, 1995) to certain lenders. During 1992, 120,000 of these warrants were exercised. As of December 31, 1994, 90,000 of such warrants remain outstanding.

     In order to take advantage of certain changes in Georgia Corporation Code, in January 1993, Healthdyne's Board of Directors approved a revised Rights Agreement dated February 26, 1993 pursuant to which a dividend distribution of one purchase right for each share of Healthdyne's common stock outstanding as of March 1, 1993 was declared. If a person or group acquires beneficial ownership of 15% or more of Healthdyne's outstanding common stock or announces a tender offer or exchange that would result in the acquisition of a beneficial ownership of 20% or more of Healthdyne's outstanding common stock, the rights detach from the common stock and are distributed to shareholders as separate securities. Each right entitles its holder to purchase one one-hundredth of a share (a unit) of Series C Cumulative Preferred Stock, at a purchase price of $61 per unit. The rights, which do not have voting power, expire on March 1, 2003 unless previously distributed and may be redeemed by Healthdyne in whole at a price of $.01 per right any time before and within 10 days after their distribution. If Healthdyne is acquired in a merger or other business combination transaction, or 50% of its assets or earnings power are sold at any time after the rights become exercisable, the rights entitle a holder to buy a number of common shares of the acquiring company having a market value of twice the exercise price of the right. If a person acquires 20% of Healthdyne's common stock or if a 15% or larger holder merges with Healthdyne and the common stock is not changed or exchanged in such merger, or engages in self-dealing transactions with Healthdyne, each right not owned by such holder becomes exercisable for the number of common shares of Healthdyne having a market value of twice the exercise price of the right.

(9) EMPLOYEE BENEFIT PLANS

     Healthdyne maintains a 401(k) defined contribution plan for the benefit of its employees. Healthdyne's obligation for contributions under the 401(k) plan is limited to the lesser of (i) one-half of each participant's contributions but not more than 2.5% of the participant's salary or (ii) 20% of Healthdyne's pretax earnings before consideration of this contribution. Discretionary Company contributions are allowed under the plan. Contributions to the plan for the years ended December 31, 1992, 1993, and 1994 were approximately $196, $205, and $194, respectively.

     Healthdyne maintains an Employee Stock Purchase Plan (the "Purchase Plan") to encourage ownership of its common stock by employees. The Purchase Plan provides for the purchase of up to 500,000 shares of Healthdyne's common stock by eligible employees of Healthdyne and its subsidiaries. Under the Purchase Plan, Healthdyne may conduct an offering each fiscal quarter of its common stock to eligible employees. The participants in the Purchase Plan can elect to purchase common stock at the lower of 85% of the fair market value per share on either the first or last business day of the quarter, limited to 10% of the employee's compensation. A participant immediately ceases to be a participant in the Purchase Plan upon termination of his or her employment for any reason. During 1992, 1993, and 1994, respectively, 32,163, 55,409, and 35,426 shares of common stock were issued under the Purchase Plan.

                       HEALTHDYNE, INC. AND SUBSIDIARIES

(10) FAIR VALUE OF FINANCIAL INSTRUMENTS

     Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" (SFAS 107), requires that Healthdyne disclose estimated fair values for its financial instruments. Fair value estimates, methods, and assumptions are set forth below for Healthdyne's financial instruments.

  (a) Cash and Cash Equivalents and Short-Term Investments

     The carrying amount approximates fair value because of the short maturity of these instruments or because they are marked to market.

  (b) Long-Term Debt

     The fair value of Healthdyne's long-term debt is estimated based on the current rates offered to Healthdyne for debt of the same remaining maturities.

     The estimated fair values of Healthdyne's financial instruments at December 31, 1993 and 1994 are as follows:

                                                             1993                  1994
                                                      -------------------   ------------------
                                                      CARRYING     FAIR     CARRYING    FAIR
                                                       AMOUNT     VALUE      AMOUNT     VALUE
                                                      --------   --------   --------   -------
    Cash and cash equivalents.......................  $  3,615   $  3,615   $ 14,700   $14,700
    Short-term investments..........................        --         --     29,816    29,816
    Long-term debt:
      Revolving credit agreement....................   (11,000)   (11,000)        --        --
      Subordinated debentures.......................    (2,012)    (2,740)    (2,029)   (2,367)
      Promissory notes..............................      (800)      (904)      (600)     (635)
      Other long-term borrowings....................      (512)      (498)    (1,299)   (1,263)

(11) COMMITMENTS

     Healthdyne is committed under noncancelable operating lease agreements for facilities and equipment. The future minimum annual lease payments under these leases for the next five years and in the aggregate are summarized as follows:

                             YEARS ENDING DECEMBER 31,
------------------------------------------------------------------------------------
          1995......................................................................  $3,217
          1996......................................................................   2,728
          1997......................................................................     659
          1998......................................................................      23
          1999 and thereafter.......................................................      --
                                                                                      ------
                                                                                      $6,627
                                                                                      ======

     Rental expense for cancelable and noncancelable leases was approximately $1,752, $2,452, and $2,551 for the years ended December 31, 1992, 1993, and
1994, respectively.

(12) CONTINGENCIES

     Healthdyne and its subsidiaries are involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, based in part on the advice of counsel, the ultimate disposition of these matters will not have a material adverse effect on Healthdyne's consolidated balance sheet, results of operations, or liquidity.

                       HEALTHDYNE, INC. AND SUBSIDIARIES

     A complaint was filed on February 1, 1995 by The Lindner Fund, Inc. in the Eastern District of Missouri against Healthdyne and its former subsidiary HNS alleging that The Lindner Fund would not have sold its investment in HNS on February 8, 1994 had Healthdyne and HNS disclosed the potential sale of HNS. Damages have been requested in the amount of $1,051, representing the aggregate difference between the price received upon the sale of such stock by The Lindner Fund and the $7.85 per share price paid by W.R. Grace & Co. on April 6, 1994 for HNS. Healthdyne has denied the allegations set forth in the complaint and is currently defending the matter vigorously.

     HMM has entered into several partnership agreements which contain provisions which would require them to purchase the other partners' interest upon the occurrence of certain events, principally a change in law that prohibits the type of structure that these partnerships utilize. These buyout provisions generally provide for a predetermined formula to establish the purchase price, with payout of the purchase price over a period of five years. If all of these buyouts had been required at December 31, 1994, Healthdyne's liability would have been approximately $2,400.

(13) RESTRUCTURING EXPENSES AND OTHER CHARGES

     During 1992, HMM incurred restructuring charges of $3,800 relating to a realignment of the field organizational structure, including the closing of certain facilities, and a reserve for inventory of rental equipment.

     A summary of the components of the 1992 restructuring charges follows:

    Estimated losses to be incurred by certain facilities prior to closing......  $2,043
    Employee severance..........................................................     398
    Training and process improvement............................................     450
    Write-off of excess inventory...............................................     418
    Other.......................................................................     491
                                                                                  ------
                                                                                  $3,800
                                                                                  ======

     The following restructuring costs were included in accrued liabilities at December 31, 1993 and 1994:

                                                                           1993      1994
                                                                          ------     ----
    Estimated losses to be incurred by certain facilities prior to
      closing...........................................................  $1,267     $447
    Employee severance..................................................      42       --
                                                                          ------     ----
                                                                          $1,309     $447
                                                                          ======     ====

                       HEALTHDYNE, INC. AND SUBSIDIARIES

(14) QUARTERLY FINANCIAL INFORMATION -- UNAUDITED

     Presented below is a summary of the unaudited consolidated quarterly financial information for the years ended December 31, 1993 and 1994.

                                                                           QUARTER
                                                            -------------------------------------
                                                             FIRST    SECOND     THIRD    FOURTH
                                                            -------   -------   -------   -------
1993:
  Revenues................................................  $15,567   $17,265   $17,533   $17,190
  Gross profit............................................    8,697    10,203    10,552    10,112
  Loss from continuing operations.........................   (2,662)   (2,939)     (784)   (1,267)
  Earnings from discontinued operations...................    1,983     6,571     1,246     6,474*
  Net earnings (loss) per common share and common share
     equivalent:
     Loss from continuing operations......................     (.17)     (.20)     (.05)     (.08)
     Earnings from discontinued operations................      .13       .43       .08       .43*
1994:
  Revenues................................................  $15,433   $16,486   $17,183   $17,305
  Gross profit............................................    8,846     9,923     9,956    10,064
  Earnings (loss) from continuing operations..............   (1,178)     (659)       42       (13)
  Earnings (loss) from discontinued operations............     (777)   18,721       688      (655)
  Net earnings (loss) per common share and common share
     equivalent:
     Earnings (loss) from continuing operations...........     (.08)     (.04)      .00       .00
     Earnings (loss) from discontinued operations.........     (.05)     1.22       .05      (.04)

---------------

* The fourth quarter of 1993 includes an adjustment to reduce the deferred income tax liability due to the implementation of certain tax planning strategies.

(15) SUBSEQUENT EVENTS

     On May 22, 1995, Healthdyne distributed its 81% ownership of its subsidiary, Technologies, to the shareholders of record of Healthdyne on May 5, 1995 in a tax free distribution. On November 6, 1995, Healthdyne completed its distribution of its wholly-owned subsidiary HIE to its shareholders of record on October 30, 1995, in a taxable distribution. As a result of these spin-off transactions, Healthdyne's consolidated financial statements reflect the results of operations of Technologies and HIE as discontinued operations.

     On October 2, 1995, Healthdyne and Tokos Medical Corporation (Delaware) ("Tokos") entered into an Agreement and Plan of Merger providing for a merger (the "Merger") of Healthdyne and Tokos. The Merger is expected to be a tax free transaction with each Healthdyne and each Tokos share to be exchanged for one share of the new company, Matria Healthcare, Inc. It is anticipated the transaction will be completed in early 1996, subject to certain conditions and shareholder approval of each company.

                       HEALTHDYNE, INC. AND SUBSIDIARIES

                     CONSOLIDATED CONDENSED BALANCE SHEETS

                                                                       DECEMBER 31,   SEPTEMBER 30,
                                                                           1994           1995
                                                                       ------------   -------------
                                                                          (AMOUNTS IN THOUSANDS)
                                                                               (UNAUDITED)
                                              ASSETS
Current assets:
  Cash and cash equivalents..........................................    $ 14,700        $    83
  Short-term investments.............................................      29,816         29,867
  Trade accounts receivable, less allowances of $6,146 at December
     31, 1994 and $7,856 at September 30, 1995.......................      14,483         12,767
  Inventories........................................................         532          1,015
  Deferred income taxes..............................................       1,027          1,100
  Prepaid expenses and other current assets..........................       4,279          5,740
  Net assets of discontinued operations..............................      33,785         17,809
                                                                       ------------   -------------
          Total current assets.......................................      98,622         68,381
                                                                       ------------   -------------
Property and equipment...............................................      21,609         21,440
  Less accumulated depreciation and amortization.....................      (9,160)        (8,524)
                                                                       ------------   -------------
     Property and equipment, net.....................................      12,449         12,916
                                                                       ------------   -------------
Excess of cost over net assets of businesses acquired, less
  accumulated amortization of $187 at December 31, 1994 and
  $285 at September 30, 1995.........................................       3,260          5,004
Other assets.........................................................       2,604          3,381
                                                                       ------------   -------------
                                                                         $116,935        $89,682
                                                                       ==========     ==========

                       HEALTHDYNE, INC. AND SUBSIDIARIES

                                                                       DECEMBER 31,   SEPTEMBER 30,
                                                                           1994           1995
                                                                       ------------   -------------
                                                                          (AMOUNTS IN THOUSANDS,
                                                                        EXCEPT PER SHARE AMOUNTS)
                                                                               (UNAUDITED)
                               LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current installments of long-term debt and obligations under
     capital leases..................................................    $    715        $ 1,082
  Accounts payable, principally trade................................       2,225          1,826
  Accrued liabilities................................................      12,802         13,441
                                                                       ------------   -------------
          Total current liabilities..................................      15,742         16,349
Long-term debt and obligations under capital leases, excluding
  current installments...............................................       3,213          3,335
Other long-term liabilities..........................................       4,158          4,043
                                                                       ------------   -------------
          Total liabilities..........................................      23,113         23,727
                                                                       ------------   -------------
Minority interest in partnerships....................................         558            570
Shareholders' equity:
  Preferred stock, $.01 par value. Authorized 2,250 shares; issued none
  Common stock, $.01 par value. Authorized 25,000 shares; issued
     15,277 shares at December 31, 1994 and 15,636 shares at
     September 30, 1995..............................................         153            156
  Additional paid-in capital.........................................     111,059         86,994
  Accumulated deficit................................................     (17,948)       (21,765)
                                                                       ------------   -------------
          Total shareholders' equity.................................      93,264         65,385
                                                                       ------------   -------------
                                                                         $116,935        $89,682
                                                                       ==========     ==========

     See accompanying notes to consolidated condensed financial statements.

                       HEALTHDYNE, INC. AND SUBSIDIARIES

              CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS (LOSS)

                                                                          NINE MONTHS ENDED
                                                                            SEPTEMBER 30,
                                                                       -----------------------
                                                                        1994            1995
                                                                       -------         -------
                                                                       (AMOUNTS IN THOUSANDS,
                                                                          EXCEPT PER SHARE
                                                                              AMOUNTS)
                                                                             (UNAUDITED)
Revenues.............................................................  $49,102         $51,935
Cost of revenues.....................................................   20,377          21,280
                                                                       -------         -------
  Gross profit.......................................................   28,725          30,655
Selling and administrative expenses..................................   27,374          28,549
Provision for doubtful accounts......................................    4,480           3,123
Research and development expenses....................................      470             243
                                                                       -------         -------
  Operating loss.....................................................   (3,599)         (1,260)
Interest income......................................................      890           1,672
Interest expense.....................................................     (499)           (249)
Other income (expense), net..........................................      (48)              5
Minority interest in net earnings of partnerships....................     (520)           (581)
                                                                       -------         -------
  Loss from continuing operations before income taxes................   (3,776)           (413)
Income tax benefit...................................................   (2,567)           (863)
                                                                       -------         -------
Earnings (loss) from continuing operations...........................   (1,209)            450
Earnings (loss) from discontinued operations:
  Operating earnings (loss), net of income tax expense of $1,736 and
     $736 for the nine months ended September 30, 1994 and 1995,
     respectively....................................................      716          (1,730)
  Gain (loss) on disposal of subsidiaries............................   17,330          (2,537)
                                                                       -------         -------
  Earnings (loss) from discontinued operations, net of taxes.........   18,046          (4,267)
                                                                       -------         -------
          Net earnings (loss)........................................  $16,837         $(3,817)
                                                                       =======         =======
Net earnings (loss) per common share and common share equivalent:
  Earnings (loss) from continuing operations.........................  $  (.08)        $   .03
  Earnings (loss) from discontinued operations.......................     1.18            (.28)
                                                                       -------         -------
          Net earnings (loss)........................................  $  1.10         $  (.25)
                                                                       =======         =======
Weighted average number of common shares and common share
  equivalents........................................................   15,298          15,348
                                                                       =======         =======

     See accompanying notes to consolidated condensed financial statements.

                       HEALTHDYNE, INC. AND SUBSIDIARIES

                CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

                                                                           NINE MONTHS ENDED
                                                                             SEPTEMBER 30,
                                                                          --------------------
                                                                           1994         1995
                                                                          -------     --------
                                                                              (AMOUNTS IN
                                                                               THOUSANDS)
                                                                              (UNAUDITED)
Cash flows from operating activities:
  Earnings (loss) from continuing operations............................  $(1,209)    $    450
  Adjustments to reconcile earnings (loss) from continuing operations to net cash used in operating activities:
     Depreciation and amortization......................................    2,874        3,131
     Provision for doubtful accounts....................................    4,480        3,123
     Minority interest in net earnings of partnerships..................      520          581
     Unrealized (gain) loss on short-term investments...................      249         (375)
     Purchases of short-term investments................................  (97,882)     (26,794)
     Sales of short-term investments....................................   67,663       27,118
  (Increase) decrease in:
     Trade accounts receivable..........................................      252       (1,407)
     Inventories........................................................     (319)        (483)
     Other assets.......................................................    1,105       (1,040)
  Increase (decrease) in:
     Accounts payable...................................................      898         (399)
     Accrued liabilities and other......................................   (5,386)         510
     Discontinued operations, net.......................................   (4,388)     (12,404)
                                                                          -------     --------
          Net cash used in operating activities.........................  (31,143)      (7,989)
                                                                          -------     --------
Cash flows from investing activities:
  Purchases of property and equipment...................................   (1,816)      (3,453)
  Investments in equity of affiliates, net..............................       --       (1,316)
  Purchases of minority interests of partnerships.......................     (249)      (1,844)
  Proceeds from sale of subsidiary......................................   61,230           --
  Discontinued operations, net..........................................   (5,330)      (4,853)
                                                                          -------     --------
          Net cash provided by (used in) investing activities...........  $53,835     $(11,466)
                                                                          =======     ========

                                                                           NINE MONTHS ENDED
                                                                             SEPTEMBER 30,
                                                                         ---------------------
                                                                           1994         1995
                                                                         --------     --------
                                                                              (AMOUNTS IN
                                                                              THOUSANDS)
                                                                              (UNAUDITED)
Cash flows from financing activities:
  Borrowings under revolving credit agreement..........................  $  2,000     $     --
  Repayments under revolving credit agreement..........................   (13,000)          --
  Proceeds from issuance of long-term debt.............................       860          503
  Proceeds from issuance of common stock...............................       412        1,418
  Distributions to minority interest in partnerships, net..............      (729)        (569)
  Discontinued operations, net.........................................     3,329        3,486
                                                                         --------     --------
          Net cash provided by (used in) financing activities..........    (7,128)       4,838
                                                                         --------     --------
Increase (decrease) in cash and cash equivalents.......................    15,564      (14,617)
                                                                         --------     --------
Cash and cash equivalents at beginning of period.......................     3,610       14,700
                                                                         --------     --------
Cash and cash equivalents at end of period.............................  $ 19,174     $     83
                                                                         ========     ========

     See accompanying notes to consolidated condensed financial statements.

                       HEALTHDYNE, INC. AND SUBSIDIARIES

              NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS
                             (AMOUNTS IN THOUSANDS)
                                  (UNAUDITED)

1. GENERAL

     The consolidated condensed financial statements as of September 30, 1995 and for the nine months ended September 30, 1994 and 1995 are unaudited. Certain reclassifications of prior period information have been made to conform to current year presentation. In April 1994 Healthdyne sold its 68% ownership in Home Nutritional Services, Inc., a New Jersey corporation ("HNS"), in May 1995 Healthdyne distributed to its shareholders, in the form of a tax-free dividend, its 81% ownership in Healthdyne Technologies, Inc., a Georgia corporation ("Healthdyne Technologies"), and in October 1995 Healthdyne's Board of Directors approved the spin-off of its wholly-owned subsidiary, Healthdyne Information Enterprises, Inc. ("HIE"), in a taxable distribution. The accounts of HNS, Healthdyne Technologies and HIE prior to sale or distribution have been segregated and reflected as discontinued operations in the consolidated condensed financial statements as of December 31, 1994 and September 30, 1995 and for the nine months ended September 30, 1994 and 1995 (See Notes 3 and 4). The only remaining business of Healthdyne is the business of its Healthdyne Maternity Management division (HMM). In the opinion of management, all adjustments, consisting of normal recurring accruals, necessary for the fair presentation of the consolidated financial position and results of operations and cash flows for the periods presented have been included. The results for the nine months ended September 30, 1995 are not necessarily indicative of the results for the full year ending December 31, 1995.

     These consolidated condensed financial statements should be read in conjunction with the consolidated financial statements and related notes of Healthdyne included in this Proxy Statement/Prospectus for the year ended December 31, 1994.

2. EARNINGS PER SHARE OF COMMON STOCK

     Primary earnings per common share and common share equivalent are based on the weighted average number of shares outstanding and common share equivalents derived from dilutive stock options and warrants. Fully diluted earnings per share are calculated taking into consideration the effect of convertible subordinated debentures. Fully diluted earnings per share are not significantly different from primary earnings per share.

3. DISCONTINUED OPERATIONS

     During the first quarter of 1994, Healthdyne decided to divest its 68% ownership interest in HNS. The sale was consummated in April 1994 and resulted in net proceeds to Healthdyne of approximately $61,000 and a gain, net of income taxes, of $17,330. Accordingly, the operations of HNS for the nine months ended September 30, 1994 have been presented as discontinued operations.

     On May 22, 1995, Healthdyne distributed its 81% ownership in its subsidiary, Healthdyne Technologies, to Healthdyne shareholders of record on May 5, 1995 in a tax-free distribution (the "Technologies Spin-off"). Healthdyne's consolidated condensed financial statements reflect the results of operations of Healthdyne Technologies included in the nine month period ended September 30, 1995 and all previously reported periods as discontinued operations. The Technologies Spin-off resulted in a reduction of additional paid-in capital of $25,480, representing 81% of the book value of assets of Healthdyne Technologies.

4. SUBSEQUENT EVENTS

     On October 20, 1995, Healthdyne's Board of Directors approved the distribution of its wholly-owned subsidiary, HIE to Healthdyne shareholders of record on October 30, 1995, in a taxable distribution (the "HIE Spin-off"). Healthdyne's consolidated condensed financial statements reflect the results of operations of HIE included in the current periods and all previously reported periods as discontinued operations. The HIE

                       HEALTHDYNE, INC. AND SUBSIDIARIES

Spin-off will result in a reduction of additional paid-in capital in the amount of $17,494 the net book value of the assets of HIE on the distribution date, November 6, 1995.

     On October 2, 1995, Healthdyne and Tokos Medical Corporation (Delaware) ("Tokos") entered into an Agreement and Plan of merger (the "Merger"). The Merger is expected to be a tax-free transaction with each Healthdyne and each Tokos share to be exchanged for one share of a new company, which has yet to be named. The transaction is anticipated to be completed in early 1996, subject to certain conditions and shareholder approval from both companies.

                                                                      APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of October 2, 1995, as amended as of December 4, 1995 and further amended as of January 31, 1996, by and among HEALTHDYNE, INC., a Georgia corporation ("HD"), TOKOS MEDICAL CORPORATION (DELAWARE), a Delaware corporation ("TM"), and MATRIA HEALTHCARE, INC., a Delaware corporation to be formed and organized pursuant to Article I and thereafter to execute and become a party to this Agreement ("Newco");

     WHEREAS, the Boards of Directors of TM and HD have determined that it is in the best interests of their respective companies and stockholders to combine their respective businesses in a "merger of equals" transaction to be effected as set forth in this Agreement;

     WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I

                      FORMATION AND ORGANIZATION OF NEWCO

     1.1 Formation of Newco. Immediately following the execution of this Agreement, HD and TM shall cause Newco to be formed as a corporation to be organized under the General Corporation Law of the State of Delaware (the "DGCL") by filing a Certificate of Incorporation with the Delaware Secretary of State in substantially the form attached hereto as Exhibit A-1 (the "Initial Certificate") and by taking such further actions as may be necessary in connection with such incorporation and formation.

     1.2 Organization of Newco. Upon formation of Newco, HD and TM shall cause the initial board of directors of Newco elected by the incorporator of Newco to hold a meeting (the "Initial Meeting") for the purposes of, inter alia, the following:

          (a) organizing Newco;

          (b) electing the following individuals to serve as officers (collectively, the "Initial Officers") of Newco in the capacity set forth opposite such individuals' names:

           Parker H. Petit -- Chairman of the Board
           Robert F. Byrnes -- President, Chief Executive Officer and Secretary

          (c) authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby on behalf of Newco; and

          (d) authorizing such other actions as may properly come before such meetings.

     1.3 Execution and Delivery of this Agreement by Newco. Immediately following the Initial Meeting, the officers duly authorized to act on Newco's behalf in the Initial Meeting shall execute and deliver this Agreement on behalf of Newco, which shall be a party to this Agreement effective as of the date first above written for all purposes and shall be fully bound by the provisions set forth herein.

                                   ARTICLE II

                                   THE MERGER

     2.1 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 2.2 hereof), HD and TM shall be merged with and into Newco with Newco as the surviving corporation in the Merger (the "Surviving Corporation") and the separate existence of HD and TM shall thereupon cease. The Merger shall have the effects set forth in Section 252 of the DGCL.

     2.2 Effective Time of the Merger. The Merger shall become effective upon the later to occur of (a) when a properly executed Certificate of Merger is duly filed with the Secretary of State of the State of Delaware in accordance with the DGCL, and (b) when a properly executed Certificate of Merger is duly filed with the Secretary of State of the State of Georgia in accordance with the Georgia Business Corporation Code ("GBCC"), each of which filings shall be made substantially simultaneously with the other and as soon as practicable after the closing of the transactions contemplated by this Agreement in accordance with
Section 4.6 hereof upon satisfaction of the conditions set forth in Article IX. When used in this Agreement, the term "Effective Time" shall mean the date and time at which the later of such Certificates of Merger is so filed.

                                  ARTICLE III

                           THE SURVIVING CORPORATION

     3.1 Certificate of Incorporation. The Certificate of Incorporation of the Surviving Corporation as of the Effective Time shall consist of the Initial Certificate as amended as set forth in Exhibit A-2 attached hereto.

     3.2 Bylaws. The Bylaws of the Surviving Corporation as of the Effective Time shall consist of the Bylaws attached hereto as Exhibit B.

     3.3 Directors. The directors of the Surviving Corporation as of the Effective Time shall be selected pursuant to Section 8.13.

     3.4 Officers. The principal executive officers of the Surviving Corporation as of the Effective Time shall be as specified in Section 8.13(f).

                                   ARTICLE IV

                              CONVERSION OF SHARES

     4.1 Exchange Ratio. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

          (a) Each share of Common Stock, par value $.001 per share, of TM ("TM Common Stock"), issued and outstanding immediately prior to the Effective Time, together with any associated TM Rights as defined in Section 5.2 below, shall be cancelled and extinguished and converted into the right to receive one share of Common Stock, par value $.01 per share, of Newco ("Newco Common Stock"). All such shares of TM Common Stock shall no longer be deemed outstanding, shall be cancelled and retired and shall cease to exist. Each holder of a certificate representing any such TM Common Stock shall thereafter cease to have any rights with respect to such TM Common Stock, other than the right to receive a number of shares of Newco Common Stock equal to the number of shares of TM Common Stock previously evidenced by such certificate upon the surrender of such certificate in accordance with, and subject to adjustment as provided in, Section 4.1(c). Each share of TM Common Stock then held in the treasury of TM ("TM Treasury Shares") and each share ("TM Preferred Shares") of Preferred Stock, par value $.001 per share ("TM Preferred Stock"), shall be cancelled and retired, and no payment shall be made with respect thereto.

          (b) Each share of Common Stock, par value $.01 per share, of HD ("HD Common Stock" and collectively with the TM Common Stock, the "Shares") issued and outstanding immediately prior to the Effective Time, together with any associated HD Rights as defined in Section 6.2 below, shall be cancelled and extinguished and converted into the right to receive one share of Newco Common Stock. All such shares of HD Common Stock (by virtue of the Merger and without any action on the part of the holders thereof) shall no longer be deemed outstanding, shall be cancelled and retired and shall cease to exist. Each holder of a certificate representing any such shares of HD Common Stock shall thereafter cease to have any rights with respect to such shares of HD Common Stock, other than the right to receive a number of shares of Newco Common Stock equal to the number of shares of HD Common Stock previously evidenced by such certificate upon the surrender of such certificate in accordance with, and subject to adjustment as provided in, Section 4.1(c). Each share of HD Common Stock then held in the treasury of HD ("HD Treasury Shares") and each share ("HD Preferred Shares") of Preferred Stock, par value $.01 per share ("HD Preferred Stock") shall be cancelled and retired, and no payment shall be made with respect thereto.

          (c) At the Effective Time, all shares of TM Common Stock (the "TM Shares") and all shares of HD Common Stock (the "HD Shares") shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate previously representing any such Shares shall thereafter represent shares of Newco Common Stock (the "Newco Shares") into which such Shares have been converted. Certificates representing Shares shall be exchanged for certificates representing whole Newco Shares issued in consideration therefor upon the surrender of such certificate in accordance with the provisions hereof. If prior to the Effective Time TM or HD should split or combine the TM Shares or HD Shares, as applicable, or pay a stock dividend or other stock distribution in TM Shares or HD Shares (except for the "HIE Spinoff" (as defined in Schedule 7.1)), as applicable, then the number of Newco Shares to be issued in exchange for each share of TM Common Stock or HD Common Stock, as the case may be, will be appropriately adjusted to reflect such split, combination, dividend or other distribution.

          (d) Newco may adopt a Stockholders Rights Plan ("Newco Rights Plan") prior to the Effective Time. In that event, all references in this Agreement to Newco Shares shall be deemed to include the associated common stock purchase rights under the Newco Rights Plan except where the context otherwise clearly requires.

          (e) At the Effective Time, all shares of Newco capital stock issued to TM and HD in connection with the organization of Newco shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist.

     4.2 Exchange of Shares. (a) Prior to the Effective Time, Newco shall select and enter into an agreement (in form and substance reasonably satisfactory to HD and TM) with a bank or trust company to act as Exchange Agent hereunder (the "Exchange Agent"). No later than the Effective Time, Newco shall make available, and each holder of Shares will be entitled to receive, upon surrender to the Exchange Agent of one or more certificates representing such Shares for cancellation, certificates representing the number of Newco Shares into which such Shares are converted in the Merger. The Newco Shares into which the Shares shall be converted in the Merger shall be deemed to have been issued at the Effective Time.

     (b) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "Certificates") whose Shares were converted into Newco Shares pursuant to Section 4.1, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as TM and HD may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Newco Shares. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole Newco Shares which such holder has the right to receive in respect of the Certificates surrendered pursuant to the provisions of this
Article IV.

     (c) In the event that any stock certificate representing Shares shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, Newco will issue or cause to be issued in exchange for such lost, stolen or destroyed certificate the number of Newco Shares into which such Shares are converted in the Merger in accordance with this Article IV. When authorizing such issuance in exchange therefor, the Board of Directors of Newco may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate to give Newco a bond in such sum as it may direct as indemnity, or such other form of indemnity, as it shall direct, against any claim that may be made against Newco with respect to the certificate alleged to have been lost, stolen or destroyed.

     4.3 Dividends; Transfer Taxes. No dividends that are declared on Newco Shares will be paid to persons entitled to receive certificates representing Newco Shares until such persons surrender their certificates representing Shares. Upon such surrender, there shall be paid to the person in whose name the certificates representing such Newco Shares shall be issued, any dividends which shall have become payable with respect to such Newco Shares between the Effective Time and the time of such surrender. In no event shall the person entitled to receive such dividends be entitled to receive interest on such dividends. If any certificates for any Newco Shares are to be issued in a name other than that in which the certificate representing Shares surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such Newco Shares in a name other than that of the registered holder of the certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of Shares for any Newco Shares or dividends thereon or, in accordance with Section
4.4 hereof, the cash payment for fractional interests, delivered to a public official pursuant to applicable escheat laws.

     4.4 No Fractional Securities. No certificates or scrip representing fractional Newco Shares shall be issued upon the surrender for exchange of certificates representing Shares pursuant to this Article IV and no dividend, stock split-up or other change in the capital structure of Newco shall relate to any fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder. In lieu of any such fractional securities, each holder of Shares who would otherwise have been entitled to a fraction of a Newco Share upon surrender of stock certificates for exchange pursuant to this Article IV will be paid cash upon such surrender in an amount equal to the product of such fraction multiplied by the Average Price of a Newco Share. As used herein, the "Average Price" of a Newco Share shall mean the average of the closing prices of a share of Newco Common Stock as reported by The Wall Street Journal over the five trading days commencing on the third trading day following the Closing.

     4.5 Closing of Transfer Books. At the Effective Time, the stock transfer books of HD and TM shall be closed and no transfer of Shares shall thereafter be made. If, after the Effective Time, certificates representing Shares are presented to the Surviving Corporation, they shall be cancelled and exchanged for certificates representing Newco Shares in accordance with the terms hereof. At and after the Effective Time, the holders of Shares to be exchanged for Newco Shares pursuant to this Agreement shall cease to have any rights as stockholders of HD or TM, as applicable, except for the right to surrender such stock certificates in exchange for Newco Shares as provided hereunder.

     4.6 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Troutman Sanders LLP, 600 Peachtree Street, N.E., 5200 NationsBank Plaza, Atlanta, Georgia 30308-2216 at 9:00 a.m., local time, on the day after the later of (a) the date on which the later to occur of HD's and TM's stockholders' meetings referred to in Section 8.4 hereof shall have occurred or (b) the day on which all of the conditions set forth in Article IX hereof are satisfied or waived, or at such other date, time and place as TM and HD shall agree.

     4.7 Supplementary Action. If at any time after the Effective Time, any further assignments or assurances in law or any other things are necessary or desirable to vest or to perfect or confirm of record in the Surviving Corporation the title to any property or rights of HD or TM, or otherwise to carry out the provisions of this Agreement, the officers and directors of the Surviving Corporation are hereby authorized and empowered on behalf of HD and TM, in the name of and on behalf of HD and TM, to execute and deliver any and all things necessary or proper to vest or to perfect or confirm title to such property or rights in the Surviving Corporation, and otherwise to carry out the purposes and provisions of this Agreement.

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                                   ARTICLE V

                      REPRESENTATIONS AND WARRANTIES OF TM

     As used in this Agreement, (i) the word "subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, of which such party or any other subsidiary of such party is a general partner (excluding general partnerships and limited partnerships the general partnership interests of which held by such party or any subsidiary of such party do not have a majority of the voting interests in such partnership) or of which at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporations or other organizations is directly or indirectly owned or controlled by such party and/or by any one or more of the subsidiaries (excluding for this purpose, however, Healthdyne Technologies, Inc., a Georgia corporation, and its direct and indirect subsidiaries (collectively, "HTI") from and after the date of the May 22, 1995 spinoff of HTI's common stock to HD stockholders and Healthdyne Information Enterprises, Inc., a Georgia corporation, and its direct and indirect subsidiaries (collectively, "HIE") from and after the date of the HIE Spinoff) and (ii) the term "Material Adverse Effect" means, with respect to HD and TM, as the case may be, a material adverse effect on the business, assets, revenues, expenses or financial condition of such party and its subsidiaries (excluding, for purposes of HD, HTI and HIE) taken as a whole or in the ability of such party to perform its obligations hereunder.

     Each of the following representations and warranties is qualified by the disclosure letter (the "TM Disclosure Letter") delivered to HD immediately prior to the execution hereof, whether or not reference is made to the TM Disclosure Letter in such representation or warranty. Except as set forth in the TM Disclosure Letter or in the "TM SEC Reports" (as hereinafter defined) filed prior to the execution of this Agreement, TM represents and warrants to HD as follows:

     5.1 Organization. TM is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted or presently proposed to be conducted. TM is duly qualified as a foreign corporation to do business, and is in good standing (to the extent the concept of good standing exists), in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified will not have a Material Adverse Effect. Each subsidiary of TM which is incorporated is a corporation duly organized, validly existing and in good standing (to the extent the concept of good standing exists) under the laws of its jurisdiction of incorporation or organization, has the corporate power to carry on its business as it is now being conducted and is duly qualified to do business, and is in good standing (to the extent the concept of good standing exists), in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so duly organized, validly existing and in good standing, to have such corporate power or to be so qualified will not have a Material Adverse Effect. TM has delivered to HD or its counsel complete and correct copies of its, and its subsidiaries, Certificate of Incorporation and Bylaws or other organizational documents.

     5.2 Capitalization. The authorized capital stock of TM consists of 60,000,000 shares of Common Stock, par value $.001 per share, and 2,000,000 shares of TM Preferred Stock. As of the date hereof, 17,478,851 TM Shares were issued and outstanding, options to acquire 2,150,960 TM Shares ("TM Stock Options") were outstanding under all stock option plans of TM ("TM Stock Option Plans") and no warrants to acquire TM Shares were outstanding, and no shares of TM Preferred Stock were issued and outstanding. All of the issued and outstanding TM Shares are validly issued, fully paid and nonassessable and free of preemptive rights or similar rights created by statute, the Certificate of Incorporation or Bylaws of TM or any agreement to which TM or any of its subsidiaries is a party or by which it is bound. Since December 31, 1994, TM has not issued any shares of its capital stock, except upon the exercise of stock options previously granted under TM Stock Option Plans and pursuant to TM's Employee Stock Purchase Plan. Except as set forth above and pursuant to TM's employee benefit plans and as otherwise provided in this Agreement and that certain Stockholder Rights Plan, dated March 19, 1993, between TM and U.S. Stock Transfer Corporation, as rights agent ("TM Rights Agreement"), pursuant to which TM Rights Agreement certain rights

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

("TM Rights") to purchase TM Shares were issued, there are not as of the date of this Agreement any shares of capital stock of TM issued or outstanding or any options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating TM to issue, transfer or sell any shares of its capital stock. As of the date hereof, no bonds, debentures, notes or other indebtedness having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which stockholders may vote ("Voting Debt") of TM were issued and outstanding. All outstanding shares of the capital stock of TM's subsidiaries have been validly issued and fully paid, and are non-assessable and are owned by TM or one of its subsidiaries free and clear of any liens, security interest, pledges, agreements, claims, charges, or encumbrances of any nature whatsoever. There are no voting trusts or other agreements or understandings to which TM is a party with respect to the voting of the capital stock of TM or any of its subsidiaries. None of TM or its subsidiaries is required to redeem, repurchase or otherwise acquire shares of capital stock of TM, or any of its subsidiaries, respectively, as a result of the transactions contemplated by this Agreement. All of the outstanding TM Shares are duly and validly issued, fully paid and nonassessable. None of the TM Shares or TM Preferred Stock have been issued in violation of any preemptive or other rights of TM's shareholders.

     5.3 Authority Relative to this Agreement. TM has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by TM and the consummation by TM of the transactions contemplated hereby have been duly authorized by the Board of Directors of TM, and, except for approval by TM's stockholders at the meeting provided for in Section 8.4 (provided that the total vote cast at such meeting in favor of the Merger represents over fifty percent (50%) of the outstanding TM Shares), no other corporate proceedings on the part of TM are necessary to approve this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by TM and constitutes a valid and binding agreement of TM, enforceable against TM in accordance with its terms.

     5.4 Consents and Approvals; No Violations. Except for applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities or blue sky laws, and the filing and recordation of a Certificate of Merger as required by the DGCL and a Certificate of Merger as required by the GBCC, no filing with, and no permit, authorization, consent or approval of, any public or governmental body or authority is necessary for the consummation by TM of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by TM, nor the consummation by TM of the transactions contemplated hereby, nor compliance by TM with any of the provisions hereof, will (a) conflict with or result in any breach of the Certificate of Incorporation or Bylaws of TM or any of its subsidiaries, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or give rise to the creation of any lien, charge, security interest or encumbrance upon the respective properties or assets of TM or any of its subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which TM or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound or affected or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to TM, any of its subsidiaries or any of their properties or assets, except in the case of clauses (b) and (c) for violations, breaches or defaults which would not have a Material Adverse Effect.

     5.5 Reports and Financial Statements. TM has filed all reports required to be filed with the Securities and Exchange Commission (the "SEC") pursuant to the Exchange Act since January 1, 1993 including, without limitation, an Annual Report on Form 10-K for the year ended December 31, 1994 (collectively, the "TM SEC Reports"), and has previously furnished or made available to HD true and complete copies of all such TM SEC Reports (including any amendments thereto), and will promptly deliver to HD any TM SEC Reports (including any amendments thereto) filed between the date hereof and the Effective Time. None of such TM SEC Reports, as of their respective dates (as amended through the date hereof), contained or with respect to TM SEC Reports filed after the date hereof, will contain, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in

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

light of the circumstances under which they were made, not misleading. The consolidated financial statements included in the TM SEC Reports, in all material respects, present fairly the consolidated financial position of TM and its subsidiaries as of the respective dates thereof, and the results of operations and cash flow of TM and its subsidiaries for the respective periods or as of the respective dates set forth therein, all in conformity with generally accepted accounting principles consistently applied during the periods involved, except as otherwise noted therein and subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and any other adjustments described therein.

     5.6 Absence of Certain Changes or Events. Since December 31, 1994, neither TM nor any of its subsidiaries has: (a) taken any of the actions set forth in Sections 7.1(b), 7.1(c) or 7.1(e) hereof; (b) incurred any material liability, except in the ordinary course of their business, consistent with past practices;
(c) suffered a change, or any event involving a prospective change, in the business, assets, financial condition or results of operations of TM or any of its subsidiaries which has had, or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect (other than as a result of changes or proposed changes in federal or state health care (including health care reimbursement) laws or regulations of general applicability or interpretations thereof and changes in generally accepted accounting principles or changes after the date hereof that reasonably should have been anticipated in light of specific disclosures in the TM Disclosure Letter); (d) suffered a material adverse change, or any event involving a prospective material adverse change in TM's marketing rights to the Fetal Fibronectin Enzyme Immunoassay Test (the "ELISA Test"), the Fetal Fibronectin Membrane Immunoassay Test (the "Membrane Test") or the Fetal Fibronectin Dipstick Immunoassay Test (the "Rapid Assay Test") for detecting preterm labor and membrane ruptures granted by Adeza Biomedical Corporation ("Adeza"); or (e) subsequent to the date hereof, except as permitted by Section 7.1 hereof, conducted its business and operations other than in the ordinary course of business and consistent with past practices.

     5.7 Information in Disclosure Documents and Registration Statement. None of the information to be supplied by TM to be included in (a) the Registration Statement on Form S-4 to be filed with the SEC by Newco under the Securities Act for the purpose of registering the Newco Shares to be issued in the Merger or pursuant to this Agreement (the "Registration Statement") or (b) the joint proxy statement to be distributed in connection with TM's and HD's meetings of stockholders to vote upon this Agreement (the "Proxy Statement"), will, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, or, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of each of the meetings of stockholders of TM and HD to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement (except for such portions thereof that relate only to HD) will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder.

     5.8 Litigation. As of the date of this Agreement, except to the extent that individually and in the aggregate they would not reasonably be expected to have a Material Adverse Effect: (i) there is no action, suit, judicial or administrative proceeding, arbitration or investigation pending or, to the best knowledge of TM, threatened against or involving TM or any of its subsidiaries, or any of their respective properties or rights, before any court, arbitrator, or administrative or governmental body; (ii) there is no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against TM or any of its subsidiaries; and (iii) TM and its subsidiaries are not in violation of any term of any judgments, decrees, injunctions or orders outstanding against them. The TM Disclosure Letter contains a description of all actions, suits, proceedings, arbitrations, investigations, judgments, decrees, injunctions or orders pending, or to the best knowledge, threatened against or involving TM or any of its subsidiaries, or any of their respective properties or rights.

     5.9 Contracts. (a) Each of the material contracts, instruments, mortgages, notes, security agreements, leases, agreements or understandings, whether written or oral, to which TM or any of its subsidiaries is a party that relates to or affects the assets or operations of TM or any of its subsidiaries or to which TM or any of its

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

subsidiaries or their respective assets or operations may be bound or subject is a valid and binding obligation of TM or such subsidiary and in full force and effect (with respect to TM or such subsidiary), except for where the failure to be in full force and effect would not individually or in the aggregate, have a Material Adverse Effect. Except to the extent that the consummation of the transactions contemplated by this Agreement may require the consent of third parties, as disclosed in the TM Disclosure Letter, there are no existing defaults by TM or any of its subsidiaries thereunder or, to the knowledge of TM, by any other party thereto, which defaults, individually or in the aggregate, would have a Material Adverse Effect; and no event of default has occurred, and no event, condition or occurrence exists, that (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default by TM or any of its subsidiaries thereunder which default would, individually or in the aggregate, have a Material Adverse Effect.

     (b) As of the date of this Agreement neither TM nor any of its subsidiaries is a party to any oral or written (i) consulting agreement not terminable on 60 days or less notice involving the payment of more than $100,000 per annum, (ii) joint venture, (iii) noncompetition or similar agreement that restricts TM or its subsidiaries from engaging in a line of business, (iv) agreement with any executive officer or other employee of TM or any subsidiary the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving TM of the nature contemplated by this Agreement and which provides for the payment of in excess of $10,000, (v) agreement with respect to any executive officer of TM or any subsidiary providing any term of employment or compensation guaranty, or (vi) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

     5.10 Employee Benefit Plans. (a) TM has previously delivered to HD a true and complete list of each written or formal employee benefit plan (including, without limitation, any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), policy or agreement that is maintained (all of the foregoing, the "TM Plans"), or is or was contributed to by TM or pursuant to which TM is still potentially liable for payments, benefits or claims. A copy of each TM Plan as currently in effect and, if applicable, the most recent Annual Report, Actuarial Report or Valuation, Summary Plan Description, Trust Agreement and any Determination Letter issued by the IRS with respect thereto have heretofore been delivered to HD or its counsel. Neither TM nor any trade or business, whether or not incorporated (an "ERISA Affiliate"), which together with TM would be deemed a "single employer" within the meaning of Section 4001 of ERISA, has maintained or contributed to any plan subject to Title IV of ERISA or Section 412 of the Code (including any "multiemployer plan," as defined in Section 3(37) of ERISA) during the six calendar years preceding the date of this Agreement.

     (b) Each of the TM Plans that are subject to ERISA is in substantial compliance with ERISA; each of the TM Plans intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified; and no event has occurred, and to TM's knowledge, there exists no condition or set of circumstances, in connection with which TM or any ERISA Affiliate is subject to liability (except liability for claims and funding obligations payable in the ordinary course) under ERISA, the Code, or any other applicable law.

     (c) All contributions or other amounts payable by TM or its subsidiaries as of the Effective Time with respect to each TM Plan in respect of current or prior plan years have been or will be (prior to the Effective Time) either paid or accrued on the Financial Statements of TM. There are no pending, or, to the best knowledge of TM threatened or anticipated claims (other than routine claim for benefits) by or on behalf of or against any of the TM Plans or any trusts related thereto.

     (d) No TM Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees for periods extending beyond their retirement or other termination of service (other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, (iii) deferred compensation benefits accrued as liabilities on the books of TM or the ERISA Affiliates, or (iv) benefits the full cost of which is borne by the current or former employee (or his or her beneficiary)).

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

     5.11 Taxes. For the purposes of this section and Section 6.11, the term "tax" shall include all taxes charges, withholdings, fees, levies, penalties, additions, interest or other assessments imposed by any United States federal, state or local authority or any other taxing authority on TM or HD or any of their respective Tax Affiliates as to their respective income, profit, franchise, gross receipts, payroll, sales, employment, worker's compensation, use, property, withholding, excise, occupancy, environmental and other taxes, duties or assessments of any nature, whatsoever. TM has filed or caused to be filed timely all material federal, state, local and foreign tax returns required to be filed by each of it, any partnership or joint venture in which it holds a majority interest or for which it is responsible for filing tax returns, and any member of its consolidated, combined, unitary or similar group (each such member a "Tax Affiliate"). Such returns, reports and other information are accurate and complete in all material respects. TM has paid or caused to be paid or has made adequate provision or set up an adequate accrual or reserve for the payment of, all taxes shown to be due in respect of the periods for which returns are due, and has established (or will establish at least quarterly) an adequate accrual or reserve for the payment of all taxes payable in respect of the period subsequent to the last of said periods required to be so accrued or reserved. Neither TM nor any of its Tax Affiliates has any material liability for taxes in excess of the amount so paid or accruals or reserves so established. Neither TM nor any of its Tax Affiliates is delinquent in the payment of any material amount of tax in excess of the amount reserved or provided therefor, and no deficiencies for any tax, assessment or governmental charge in excess of the amount reserved or provided therefor have been threatened, claimed, proposed or assessed. No waiver or extension of time to assess any taxes has been given or requested and remains in effect on the date hereof. TM's federal and state income tax returns for all years ending on or prior to December 31, 1991 have been audited (and such audits have been completed) or are no longer subject to audit by reason of the applicable statute of limitations. All years ended subsequent to such date have never been audited by the Internal Revenue Service or comparable state agencies.

     5.12 Compliance With Applicable Law. TM and each of its subsidiaries holds all licenses, franchises, permits, variances, exemptions, orders, approvals and authorizations necessary for the lawful conduct of its business under and pursuant to, and the business of each of TM and its subsidiaries is not being conducted in violation of, any provision of any federal, state, local or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to TM or any of its subsidiaries, except to the extent that the failure to hold any such licenses, franchises, permits or authorizations, or any such violation, would not, individually or in the aggregate, have a Material Adverse Effect.

     5.13 Subsidiaries. Exhibit 21.1 to TM's most recent Form 10-K included in the TM SEC Reports lists all the subsidiaries of TM as of the date of this Agreement and it indicates for each such subsidiary as of such date the jurisdiction of incorporation or organization. All of the outstanding shares of capital stock or other equity interests of each of the subsidiaries (i) are held by TM or one of such wholly-owned subsidiaries, (ii) are, in the case of corporate subsidiaries, fully paid and nonassessable, and (iii) are owned by TM or one of such wholly-owned subsidiaries free and clear of any claim, lien or encumbrance.

     5.14 Labor and Employment Matters. Except for instances which, individually or in the aggregate, would not have a Material Adverse Effect: (a) TM and its subsidiaries are and have been in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, the Immigration Reform and Control Act ("IRCA"), the Worker Adjustment and Retraining Notification Act ("WARN"), and such laws respecting employment discrimination, equal opportunity, affirmative action, worker's compensation, occupational safety and health requirements and unemployment insurance and related matters, and are not engaged in and have not engaged in any unfair labor practice; (b) to the knowledge of TM, no investigation or review by or before any governmental entity concerning any violations of any such applicable laws is pending nor, to the knowledge of TM is any such investigation threatened or has any such investigation occurred during the last three years, and no governmental entity has provided any notice to TM or any of its subsidiaries or others asserted an intention to conduct any such investigation; (c) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against TM or any of its subsidiaries; (d) no union representation question or union organizational activity exists respecting the employees of TM or any of its subsidiaries;

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

(e) no collective bargaining agreement exists which is binding on TM or any of its subsidiaries; (f) neither TM nor any of its subsidiaries has experienced any material work stoppage or other material labor difficulty; (g) there are no employees of TM who earned more than $100,000 in 1994 and no independent contractors utilized by TM who earned more than $100,000 from TM in 1994; and
(h) in the event of termination of the employment of any of the current officers, directors, employees or agents of TM or any of its subsidiaries, neither TM, any of its subsidiaries, HD, any of its subsidiaries, the Surviving Corporation, will pursuant to any agreement or by reason of anything done prior to the Effective Time by TM or any of its subsidiaries be liable to any of said officers, directors, employees or agents for so-called "severance pay" or any other similar payments or benefits, including, without limitation, postemployment healthcare (other than pursuant to COBRA) or insurance benefits.

     5.15 Insurance. As of the date hereof, TM and each of its subsidiaries are insured by insurers reasonably believed by TM to be of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged. All material policies of insurance and fidelity or surety bonds insuring TM or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect. As of the date hereof, there are no material claims by TM or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.

     5.16 Contracts with Physicians, Hospitals, HMOs and Third Party
Providers. TM has made available to representatives of HD copies (or in the case where no written documentation exists, a summary of) all outstanding contracts, partnerships, joint ventures and other arrangements or understandings (written or oral) between (a) TM or any of its subsidiaries and (b) any physician, hospital, HMO, other managed care organization, or other third-party provider relating to the provision of medical or consulting services, treatments, patient referrals or similar activities.

     5.17 Section 203 of the DGCL Not Applicable. The provisions of Section 203 of the DGCL will not, prior to the termination of this Agreement, assuming the accuracy of the representations contained in Section 6.18 (without giving effect to the knowledge qualification thereof), apply to this Agreement, the Merger or the transactions contemplated hereby and thereby.

     5.18 Ownership of HD Shares. As of the date hereof, neither TM nor, to its knowledge, any of its affiliates or associates (as such terms are defined under the Exchange Act), (i) beneficially owns, directly or indirectly, or (ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, HD Shares, which in the aggregate, represent ten percent (10%) or more of the outstanding HD Shares.

     5.19 TM Rights Plan. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will trigger the exercisability of any TM Rights under the TM Rights Plan or otherwise affect any TM Rights or obligations under the TM Rights Plan.

     5.20 No Dissenter's Rights. No holder of TM Shares shall have any rights to an appraisal or other remedy or any form of dissenter's rights under the DGCL by reason of the Merger or the other transactions contemplated by this Agreement.

     5.21 Corporate Records. The minute books of TM, which have been made available to HD or its representatives, fully and accurately show in all material respects all corporate action taken by TM's Board of Directors, all committees of TM's Board of Directors and TM's stockholders (including, without limitation, actions taken by written consent without a meeting) and contain true and complete copies or originals of the Certificate of Incorporation (and all amendments thereto) of TM, the Bylaws (as amended) of TM and the minutes of all meetings or consent actions of TM's Board of Directors, committees of TM's Board of Directors and TM's stockholders. As of the date of this Agreement, no resolutions material to TM or bylaws of TM have been passed, enacted, consented to or adopted by TM's Board of Directors, committees of TM's Board of Directors or TM's stockholders except as set forth in such minute books.

     5.22 TM Intellectual Property. (a) TM has previously given to HD detailed information (including, where applicable, federal registration numbers and dates of registrations or applications for registration)

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

concerning the following "TM Intellectual Property": (i) all of TM's trademarks, service marks, trade names, and other trade rights, indicating which are registered and which are not, including all pending applications for any registrations thereof, and all patents and copyrights used or proposed to be used by TM in its business and all pending applications therefor; (ii) all computer software presently used by TM which has been purchased or licensed from outside parties with a purchase price or license fee in excess of $5,000; and
(iii) all other trade secrets, designs, plans, specifications and other intellectual property rights of TM (whether or not registered or registrable). TM has also identified any of such TM Intellectual Property that any third party owns and that TM uses or proposes to use in its business (including any marketing rights granted to TM under patents owned or licensed by third parties) and has specified whether such use is or will be pursuant to license, sublicense, agreement or permission. Except for instances which, individually or in the aggregate, would not have a Material Adverse Effect: (i) TM owns or possesses the right to use all TM Intellectual Property now used or proposed to be used in its business; (ii) TM has not received notice of nor has any reason to believe that TM's use of any of the TM Intellectual Property is interfering with, infringing upon or otherwise violating the rights of any third party in or to such TM Intellectual Property or that any of such TM Intellectual Property was misappropriated from a third party; and (iii) TM has not disclosed any of the TM Intellectual Property other than in a manner reasonably that are in the aggregate necessary in any material respect for the operation of its business. TM has not granted any licenses of or other rights to use any of the TM Intellectual Property to any third party. The TM Intellectual Property comprises all of the intellectual property rights that are in the aggregate necessary for the operation of its business as presently conducted.

     (b) TM's existing agreement with Adeza grants to TM valid and exclusive marketing rights in the United States, the territories and possessions of the United States and Canada with respect to the ELISA Test, the Membrane Test and the Rapid Assay Test.

     5.23 Opinion of Financial Advisor. TM has received the opinion of Robertson, Stephens & Company to the effect that, as of the date hereof, the exchange ratio set forth in Section 4.1(a) is fair to the holders of TM Shares.

                                   ARTICLE VI

                      REPRESENTATIONS AND WARRANTIES OF HD

     Each of the following representations and warranties is qualified by the disclosure letter (the "HD Disclosure Letter") delivered to TM immediately prior to the execution hereof, whether or not reference is made to the HD Disclosure Letter in such representation or warranty. Except as set forth in the HD Disclosure Letter or in the "HD SEC Reports" (as hereinafter defined) filed prior to the execution of this Agreement, HD represents and warrants to TM as follows:

     6.1 Organization. HD is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia and has the corporate power to carry on its business as it is now being conducted or presently proposed to be conducted. HD is duly qualified as a foreign corporation to do business, and is in good standing (to the extent the concept of good standing exists), in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary. Each current subsidiary of HD which is incorporated is a corporation duly organized, validly existing and in good standing (to the extent the concept of good standing exists) under the laws of its jurisdiction of incorporation or organization, has the corporate power to carry on its business as it is now being conducted and is duly qualified as a foreign corporation to do business, and is in good standing (to the extent the concept of good standing exists), in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary. HD has delivered to TM or its counsel complete and correct copies of its, and its current subsidiaries', Articles of Incorporation and Bylaws or other organizational documents.

     6.2 Capitalization. The authorized capital stock of HD consists of 25,000,000 shares of HD Common Stock, par value $.01 per share, and 3,000,000 shares of HD Preferred Stock, 750,000 shares of which have been designated as Series A Cumulative Convertible Preferred Stock and which have been redeemed, 250,000

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shares of which have been designated as Series B Cumulative Preferred Stock and
300,000 shares of which have been designated as Series C Cumulative Preferred Stock (collectively, the "HD Preferred Stock"). As of the date hereof, 15,634,799 HD Shares were issued and outstanding and options to acquire 2,472,293 HD Shares (the "HD Stock Options") were outstanding under all stock option plans of HD ("HD Stock Option Plans"). The TM Stock Options and HD Stock Options are sometimes referred to collectively as the "Stock Options". There are no shares of HD Preferred Stock outstanding and 550,000 shares of HD Preferred Stock are reserved for issuance pursuant to rights ("HD Rights") granted under HD's Shareholder Rights Agreements (collectively, the "HD Rights Plans"). All of the issued and outstanding HD Shares are validly issued, fully paid, nonassessable and free of preemptive rights or similar rights created by statute, the Articles of Incorporation or Bylaws of HD or any agreement to which HD or any of its subsidiaries is a party or by which it is bound. Since December 31, 1994, HD has not issued any shares of its capital stock, except upon the exercise of certain warrants held by Mellon Bank, stock options previously granted under HD Stock Option Plans or Stock Purchase Plan or upon conversion of the "Convertible Debentures" (as hereinafter defined). HD has reserved for issuance 272,576 HD Shares for issuance upon conversion of HD's 8% Convertible Subordinated Debentures Due December 31, 2001 (the "Convertible Debentures"). Except as set forth above and pursuant to HD employee benefit plans and as otherwise provided for in this Agreement and the Rights Plans, there are not now, and at the Effective Time there will not be, any shares of capital stock of HD issued or outstanding or any options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating HD to issue, transfer or sell any shares of its capital stock. As of the date hereof, except for the Convertible Debentures, no Voting Debt of HD was issued or outstanding, nor will there be any issued or outstanding at the Effective Time. Except as provided in this Agreement, after the Effective Time, HD will have no obligation to issue, transfer or sell any shares of its capital stock pursuant to any employee benefit plan or otherwise. All outstanding shares of the capital stock of HD's current subsidiaries have been validly issued and fully paid, and are non-assessable and owned by HD or one of its current subsidiaries free and clear of any liens, security interests, pledges, agreements, claims, charges, or encumbrances of any nature whatsoever. There are no voting trusts or other agreements or understandings to which HD is a party with respect to the voting of the capital stock of HD or any of its current subsidiaries. Except for any redemption of the Rights, none of HD or its subsidiaries is required to redeem, repurchase or otherwise acquire shares of capital stock of HD, or any of its current subsidiaries, respectively, as a result of the transactions contemplated by this Agreement. All of the outstanding HD Shares are duly and validly issued, fully paid and nonassessable. None of the HD Shares or HD Preferred Stock have been issued in violation of any preemptive or other rights of HD's shareholders.

     6.3 Authority Relative to this Agreement. HD has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by HD and the consummation by HD of the transactions contemplated hereby have been duly authorized by HD's Board of Directors and, except for the approval of the holders of a majority of the outstanding HD Shares, no other corporate proceedings on the part of HD are necessary to approve this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by HD and constitutes a valid and binding agreement of HD, enforceable against HD in accordance with its terms.

     6.4 Consents and Approvals; No Violations. Except for applicable requirements of the HSR Act, the Securities Act, the Exchange Act, state securities or blue sky laws, and the filing and recordation of a Certificate of Merger as required by the DGCL and a Certificate of Merger as required by the GBCC, no filing with, and no permit, authorization, consent or approval of, any public or governmental body or authority is necessary for the consummation by HD of the transactions contemplated by this Agreement except where a failure to make such filing or to obtain such permit, registration, authorization, consent or approval will not, individually or in the aggregate, have a Material Adverse Effect. Neither the execution and delivery of this Agreement by HD, nor the consummation by HD of the transactions contemplated hereby, nor compliance by HD with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the Articles of Incorporation or Bylaws of HD or any of its current subsidiaries, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or give rise to creation of any lien, charge, security interest or encumbrance upon, any of the respective properties or assets of HD or any of its subsidiaries under, any of the

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terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, lease, agreement or other instrument or obligation to which HD or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound or affected or (c) violate any order, writ, injunction, decree, statute, rule or regulation of any court or government authority applicable to HD, any of its subsidiaries, or any of their properties or assets, except in the case of clauses (b) and (c) for violations, breaches or defaults which would not have a Material Adverse Effect.

     6.5 Reports and Financial Statements. HD has filed all reports required to be filed with the SEC pursuant to the Exchange Act since January 1, 1993 including, without limitation, an Annual Report on Form 10-K for the year ended December 31, 1994 (collectively, the "HD SEC Reports"), and has previously furnished or made available to TM true and complete copies of all such HD SEC Reports (including any amendments thereto) and will promptly deliver to TM any HD SEC Reports (including any amendments thereto) filed between the date hereof and the Effective Time. None of such HD SEC Reports, as of their respective dates (as amended through the date hereof), contained or with respect to HD SEC Reports filed after the date hereof, will contain, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements included in the HD SEC Reports, in all material respects, present fairly the consolidated financial position of HD and its subsidiaries as of the respective dates thereof, and the results of operations and the cash flow of HD and its subsidiaries for the respective periods or as of the respective dates set forth therein, all in conformity with generally accepted accounting principles consistently applied during the periods involved, except as otherwise noted therein and subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and any other adjustments described therein.

     6.6 Absence of Certain Changes or Events. Since December 31, 1994, neither HD nor any of its current subsidiaries has: (a) taken any of the actions set forth in Sections 7.1(b), 7.1(c) or 7.1(e) hereof; (b) incurred any material liability, except in the ordinary course of their business, consistent with past practices; (c) suffered changes, or any event involving a prospective change in the business, assets, financial condition or results of operations of HD or any of its current subsidiaries which has had, or is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect (other than as a result of changes or proposed changes in federal or state health care (including health care reimbursement) laws or regulations of general applicability or interpretations thereof, changes in generally accepted accounting principles or changes after the date hereof that reasonably should have been anticipated in light of specific disclosures in the HD Disclosure Letter); or (d) subsequent to the date hereof, except as permitted by Section 7.1 hereof, conducted its business and operations other than in the ordinary course of business and consistent with past practices.

     6.7 Information in Disclosure Documents and Registration Statement. None of the information to be supplied by HD to be included in the Proxy Statement or the Registration Statement will, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, or, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the meetings of stockholders of HD and TM to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement (except for such portions thereof that relate only to TM) will comply as to form in all material respects with the provisions of the Exchange Act, and the rules and regulations promulgated thereunder.

     6.8 Litigation. As of the date of this Agreement, except to the extent that individually and in the aggregate they would not reasonably be expected to have a Material Adverse Effect: (i) there is no action, suit, judicial or administrative proceeding, arbitration or investigation pending or, to the best knowledge of HD, threatened against or involving HD and any of its subsidiaries, or any of their respective properties or rights, before any court, arbitrator, or administrative or governmental body; (ii) there is no judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against HD and any of its subsidiaries; and (iii) HD and its subsidiaries are not in

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violation of any term of any judgments, decrees, injunctions or orders outstanding against them. The HD Disclosure Letter contains a description of all actions, suits, proceedings, arbitrations, investigations, judgements, decrees, injunctions or orders pending, or to the best knowledge, threatened against or involving HD or any of its subsidiaries, or any of their respective properties or rights.

     6.9 Contracts. (a) Each of the material contracts, instruments, mortgages, notes, security agreements, leases, agreements or understandings, whether written or oral, to which HD or any of its current subsidiaries is a party that relates to or affects the assets or operations of HD or any of its subsidiaries or to which HD or any of its subsidiaries or their respective assets or operations may be bound or subject is a valid and binding obligation of HD or such subsidiary and in full force and effect (with respect to HD or such subsidiary), except for where the failure to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect. Except to the extent that the consummation of the transactions contemplated by this Agreement may require the consent of third parties, as disclosed in the HD Disclosure Letter, there are no existing defaults by HD or any of its subsidiaries thereunder or, to the knowledge of HD, by any other party thereto, which defaults, individually or in the aggregate, would have a Material Adverse Effect; and no event of default has occurred, and no event, condition or occurrence exists, that (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default by HD or any of its subsidiaries thereunder which default would, individually or in the aggregate, have a Material Adverse Effect.

     (b) As of the date of this Agreement neither HD nor any of its current subsidiaries is a party to any oral or written (i) consulting agreement not terminable on 60 days or less notice involving the payment of more than $100,000 per annum, (ii) joint venture, (iii) noncompetition or similar agreement that restricts HD or its current subsidiaries, other than HIE, from engaging in a line of business, (iv) agreement with any executive officer or other employee of HD or any subsidiary the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving HD of the nature contemplated by this Agreement and which provides for the payment of in excess of $10,000, (v) agreement with respect to any executive officer of HD or any subsidiary providing any term of employment or compensation guaranty, or
(vi) agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

     6.10 Employee Benefit Plans. (a) HD has previously delivered to TM a true and complete list of each written or formal employee benefit plan (including, without limitation, any "employee benefit plan" as defined in Section 3(3) of ERISA), policy or agreement that is maintained (all of the foregoing, the "HD Plans"), or is or was contributed to by HD or pursuant to which HD is still potentially liable for payments, benefits or claims. A copy of each HD Plan as currently in effect and, if applicable, the most recent Annual Report, Actuarial Report or Valuation, Summary Plan Description, Trust Agreement and any Determination Letter issued by the IRS with respect thereto have heretofore been delivered to TM or its counsel. Neither HD nor any ERISA Affiliate, which together with HD would be deemed a "single employer" within the meaning of
Section 4001 of ERISA, has maintained or contributed to any plan subject to Title IV of ERISA or Section 412 of the Code (including any "multiemployer plan," as defined in Section 3(37) of ERISA) during the six calendar years preceding the date of this Agreement.

     (b) Each of HD Plans that are subject to ERISA is in substantial compliance with ERISA; each of HD Plans intended to be "qualified" within the meaning of
Section 401(a) of the Code is so qualified; and no event has occurred, and to HD's knowledge, there exists no condition or set of circumstances, in connection with which HD or any ERISA Affiliate is subject to liability (except liability for claims and funding obligations payable in the ordinary course) under ERISA, the Code or any other applicable law.

     (c) All contributions or other amounts payable by HD or its subsidiaries, other than HIE and HTI, as of the Effective Time with respect to each HD Plan in respect of current or prior plan years have been or will be (prior to the Effective Time) either paid or accrued on the Financial Statements of HD. There are no pending,

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

or, to the best knowledge of HD, threatened or anticipated claims (other than routine claims for benefits) by or on behalf of or against any of HD Plans or any trusts related thereto.

     (d) No HD Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees for periods extending beyond their retirement or other termination of service (other than (i) coverage mandated by applicable law, (ii) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, (iii) deferred compensation benefits accrued as liabilities on the books of HD or the ERISA Affiliates, or (iv) benefits the full cost of which is borne by the current or former employee (or his or her beneficiary)).

     6.11 Taxes. HD has filed or caused to be filed timely all material federal, state, local and foreign tax returns required to be filed by each of it and its Tax Affiliates. Such returns reports and other information are accurate and complete in all material respects. HD has paid or caused to be paid or has made adequate provision or set up an adequate accrual or reserve for the payment of, all taxes shown to be due in respect of the periods for which returns are due, and has established (or will establish at least quarterly) an adequate accrual or reserve for the payment of all taxes payable in respect of the period subsequent to the last of said periods required to be so accrued or reserved. Neither HD nor any of its Tax Affiliates has any material liability for taxes in excess of the amount so paid or accruals or reserves so established. Neither HD nor any of its Tax Affiliates is delinquent in the payment of any material amount of tax in excess of the amount reserved or provided therefor, and no deficiencies for any tax, assessment or governmental charge in excess of the amount reserved or provided therefor have been threatened, claimed, proposed or assessed. No waiver or extension of time to assess any taxes has been given or requested and remains in effect on the date hereof. HD's federal and state income tax returns for all years ending on or prior to December 31, 1991 have been audited (and such audits have been completed) or are no longer subject to audit by reason of the applicable statute of limitations. All years ended subsequent to such date have never been audited by the Internal Revenue Service or comparable state agencies.

     6.12 Compliance With Applicable Law. HD and each of its subsidiaries holds all licenses, franchises, permits, variances, exemptions, orders, approvals and authorizations necessary for the lawful conduct of its business under and pursuant to, and the business of each of HD and its subsidiaries is not being conducted in violation of, any provision of any federal, state, local or foreign statute, law, ordinance, rule, regulation, judgment, decree, order, concession, grant, franchise, permit or license or other governmental authorization or approval applicable to HD or any of its subsidiaries, except to the extent that the failure to hold any such licenses, franchises, permits or authorizations, or any such violation, would not, individually or in the aggregate, have a Material Adverse Effect.

     6.13 Subsidiaries. Exhibit 21.1 to HD's most recent Form 10-K included in HD SEC Reports lists all the current corporate subsidiaries of HD as of the date of this Agreement (except that HTI is no longer a subsidiary) and it indicates for each such subsidiary as of such date the jurisdiction of incorporation or organization. All of the shares of capital stock or other equity interests of each of the corporate subsidiaries, other than HTI as of the date hereof and HIE as of the Effective Time, (i) are held by HD or one of such wholly-owned subsidiaries, (ii) are, in the case of corporate subsidiaries, fully paid and nonassessable, and (iii) are owned by HD or one of such wholly-owned subsidiaries free and clear of any claim, lien or encumbrance.

     6.14 Labor and Employment Matters. Except for instances which, individually or in the aggregate, would not have a Material Adverse Effect: (a) HD and its subsidiaries are and have been in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including, without limitation, IRCA, WARN, and such laws respecting employment discrimination, equal opportunity, affirmative action, worker's compensation, occupational safety and health requirements and unemployment insurance and related matters, and are not engaged in and have not engaged in any unfair labor practice; (b) to the knowledge of HD, no investigation or review by or before any governmental entity concerning any violations of any such applicable laws is pending nor, to the knowledge of HD is any such investigation threatened or has any such investigation occurred during the last three years, and no governmental entity has provided any notice to HD or any of its subsidiaries or others

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asserted an intention to conduct any such investigation; (c) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against HD or any of its subsidiaries; (d) no union representation question or union organizational activity exists respecting the employees of HD or any of its subsidiaries; (e) no collective bargaining agreement exists which is binding on HD or any of its subsidiaries; (f) neither HD nor any of its subsidiaries has experienced any material work stoppage or other material labor difficulty; (g) there are no employees of HD who earned more than $100,000 in 1994, and no independent contractors utilized by HD who earned more than $100,000 in 1994; and (h) in the event of termination of the employment of any officers, directors, employees or agents of HD or any of its subsidiaries, neither HD, any of its subsidiaries, TM, any of its subsidiaries, the Surviving Corporation, will pursuant to any agreement or by reason of anything done prior to the Effective Time by HD or any of its subsidiaries be liable to any of said officers, directors, employees or agents for so-called "severance pay" or any other similar payments or benefits, including, without limitation, postemployment healthcare (other than pursuant to COBRA) or insurance benefits.

     6.15 Insurance. As of the date hereof, HD and each of its current corporate subsidiaries are insured by insurers reasonably believed by HD to be of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged. All material policies of insurance and fidelity or surety bonds insuring HD or any of its current subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect. As of the date hereof, there are no material claims by HD or any of its current subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.

     6.16 Contracts with Physicians, Hospitals, HMOs and Third Party
Providers. HD has made available to representatives of TM copies (or in the case where no written documentation exists, a summary of) all outstanding contracts, partnerships, joint ventures and other arrangements or understandings (written or oral) between (a) HD or any of its current subsidiaries, and (b) any physician, hospital, HMO, other managed care organization, or other third-party provider relating to the provision of medical or consulting services, treatments, patient referrals or similar activities.

     6.17 Section 14-2-1110 of the GBCC Not Applicable.  The provisions of
Section 14-2-1110 of the GBCC will not, prior to the termination of this Agreement and the transactions contemplated hereby, assuming the accuracy of the representations contained in Section 5.18 (without giving effect to the knowledge qualification thereof), apply to this Agreement, the Merger or the transactions contemplated hereby.

     6.18 Ownership of TM Shares. As of the date hereof, neither HD nor, to its knowledge, any of its affiliates or associates (as such terms are defined under the Exchange Act), (a) beneficially owns, directly or indirectly, or (b) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, TM Shares, which in the aggregate, represent ten percent (10%) or more of the outstanding TM Shares.

     6.19 HD Rights Plans. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will trigger the exercisability of any HD Rights under the HD Rights Plans or otherwise affect any HD Rights or obligations under the HD Rights Plans.

     6.20 No Dissenter's Rights. No holder of HD Shares shall have any rights to an appraisal or other remedy or any form of dissenter's rights under the GBCC by reason of the Merger or the other transactions contemplated by this Agreement.

     6.21 Corporate Records. The minute books of HD, which have been made available to TM or its representatives, fully and accurately show in all material respects all corporate action taken by HD's Board of Directors, all committees of HD's Board of Directors and HD's shareholders (including, without limitation, actions taken by written consent without a meeting) and contain true and complete copies or originals of the Articles of Incorporation (and all amendments thereto) of HD, the Bylaws (as amended) of HD and the minutes of all meetings or consent actions of HD's Board of Directors, committees of HD's Board of Directors and HD's shareholders. As of the date of this Agreement, no resolutions material to HD or bylaws of HD have

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been passed, enacted, consented to or adopted by HD's Board of Directors, committees of HD's Board of Directors or HD's shareholders except as set forth in such minute books.

     6.22 HD Intellectual Property. HD has previously given to TM detailed information (including, where applicable, federal registration numbers and dates of registrations or applications for registration) concerning the following "HD Intellectual Property": (a) all of HD's trademarks, service marks, trade names, and other trade rights, indicating which are registered and which are not, including all pending applications for any registrations thereof, and all patents and copyrights used or proposed to be used by HD in its business and all pending applications therefor; (b) all computer software presently used by HD which has been purchased or licensed from outside parties with a purchase price or license fee in excess of $5,000; and (c) all other trade secrets, designs, plans, specifications and other intellectual property rights of HD (whether or not registered or registrable). HD has also identified any of such HD Intellectual Property that any third party owns and that HD uses or proposes to use in its business (including any marketing rights granted to HD under patents owned or licensed by third parties) and has specified whether such use is or will be pursuant to license, sublicense, agreement or permission. Except for instances which, individually or in the aggregate, would not have a Material Adverse Effect: (i) HD owns or possesses the right to use all HD Intellectual Property now used or proposed to be used in its business; (ii) HD has not received notice of nor has any reason to believe that HD's use of any of HD Intellectual Property is interfering with, infringing upon or otherwise violating the rights of any third party in or to such HD Intellectual Property or that any of such HD Intellectual Property was misappropriated from a third party; and (iii) HD has not disclosed any of HD Intellectual Property other than in a manner reasonably necessary for the operation of its business. HD has not granted any licenses of or other rights to use any of HD Intellectual Property to any third party. HD Intellectual Property comprises all of the intellectual property rights that are in the aggregate necessary in any material respect for the operation of its business as it is presently conducted.

     6.23 Opinion of Financial Advisor. HD has received the opinion of Needham & Company, Inc. to the effect that, as of the date hereof, the exchange ratio set forth in Section 4.1(b) is fair to the holders of HD Shares.

     6.24 HIE Spinoff Registration Statement. The registration statement filed with the SEC relating to the HIE Spinoff will not, at the time it becomes effective and on the effective date of the HIE Spinoff, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                                  ARTICLE VII

                     CONDUCT OF BUSINESS PENDING THE MERGER

     7.1 Conduct of Business by HD and TM Pending the Merger. Except as set forth on Schedule 7.1 hereto and except as consented to in writing by the other party after the date hereof, during the period from the date of this Agreement and continuing until the Effective Time:

          (a) The respective businesses of HD and its subsidiaries and TM and its subsidiaries shall be conducted only in the ordinary course of business and consistent with past practices.

          (b) Neither HD nor TM or their respective subsidiaries shall (i) sell or pledge or agree to sell or pledge any stock owned by it in any of its subsidiaries; (ii) amend its Certificate or Articles of Incorporation or Bylaws; or (iii) split, combine or reclassify any shares of its outstanding capital stock or declare, set aside or pay any dividend or other distribution payable in cash, stock or property in respect of its capital stock, or directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock or other securities or shares of the capital stock or other securities of any of its subsidiaries.

          (c) Neither HD or any of its subsidiaries nor TM or any of its subsidiaries shall (i) authorize for issuance, issue, sell, pledge, dispose of, encumber, deliver or agree or commit to issue, sell, pledge, or deliver any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class

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

     or exchangeable into shares of stock of any class or any Voting Debt (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), except for unissued shares of HD Common Stock or TM Common Stock, as the case may be, reserved for issuance upon the exercise of the stock options, stock purchase plans, the Convertible Debentures or warrants described in Section
     5.2 or Section 6.2 hereof; (ii) acquire, dispose of, transfer, lease, license, mortgage, pledge or encumber any fixed or other substantial assets other than in the ordinary course of business and consistent with past practices; (iii) incur, assume or prepay any material indebtedness, liability or obligation or any other material liabilities or issue any debt securities other than in the ordinary course of business and consistent with past practices; (iv) assume, guarantee, endorse or otherwise, become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person (other than a wholly owned subsidiary) in a material amount other than in the ordinary course of business and consistent with past practices; (v) make any material loans, advances or capital contributions to, or investments in, any other person, other than to wholly owned subsidiaries, other than in the ordinary course of business and consistent with past practices; or (vi) fail to maintain adequate insurance consistent with past practices for their businesses and properties.

          (d) Each of HD and TM shall use its best efforts to preserve intact the business organization of HD and its subsidiaries on the one hand and TM and its subsidiaries on the other hand to keep available the services of its and their present officers and key employees, and to preserve the goodwill of those having business relationships with it and their respective subsidiaries; provided, however, that no breach of this representation shall be deemed to have occurred if a failure to comply with this Section 7.1(d) occurs as a result of any matter arising out of the transactions contemplated by this Agreement or any "Acquisition Proposals" (as defined in Section 8.2 below) made to HD or TM or the public announcement thereof or, to the extent set forth on Schedule 7.1, as a result of the purchase of any unincorporated subsidiary of HD or S corporation or unincorporated subsidiary of TM or any equity interest therein.

          (e) Neither HD, TM nor any of their respective subsidiaries shall knowingly take or allow to be taken or fail to take any action which act or omission would jeopardize qualification of the merger as a reorganization within the meaning of Section 368(a) of the Code.

          (f) Neither HD, TM nor any of their respective subsidiaries shall fail to use all reasonable efforts to take or omit to take any action or agree, in writing or otherwise, to take or omit to take any action which would make any representation or warranty of HD or TM, as applicable, herein untrue or incorrect in any material respect.

     7.2 Compensation Plans. Except as set forth in Schedule 7.2 hereto, during the period from the date of this Agreement and continuing until the Effective Time, each of HD and TM agrees as to itself and its subsidiaries that it will not, without the prior written consent of the other party hereto (except as otherwise required by applicable law or pursuant to existing contractual arrangements) (a) enter into, adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment, severance or other employee benefit plan, agreement, trust, plan, fund or other arrangement between HD or TM, as applicable, and one or more of its officers, directors or employees, in each case so as to materially increase benefits thereunder (collectively, "Compensation Plans"), (b) grant or become obligated to grant any increase in the compensation or fringe benefits of directors, officers or employees (including any such increase pursuant to any Compensation Plan) or any increase in the compensation payable or to become payable to any officer, except, with respect to employees other than officers, for increases in compensation in the ordinary course of business consistent with past practice, or enter into any contract, commitment or arrangement to do any of the foregoing, except for normal increases and non-stock benefit changes in the ordinary course of business consistent with past practice, (c) institute any new employee benefit, welfare program or Compensation Plan, (d) make any change in any Compensation Plan or other employee welfare or benefit arrangement or enter into any employment or similar agreement or arrangement with any employee, or (e) enter into or renew any contract, agreement, commitment or arrangement providing for the payment to any director, officer or employee of compensation or benefits contingent, or the terms of which are materially altered in favor of such individual, upon the occurrence of any of the transactions contemplated by this Agreement.

     7.3 Current Information. From the date of this Agreement to the Effective Time, each of HD and TM will cause one or more of its designated representatives to confer on a regular and frequent basis (not less frequently than semimonthly) with representatives of the other and to report the general status of its ongoing operations and to deliver to the other (not less frequently than monthly) unaudited consolidated balance sheets and related consolidated statements of income, changes in stockholders equity and cash flow for the period since the last such report. Each of HD and TM will promptly notify the other of any material change in the normal course of business or in its or its subsidiaries' properties.

     7.4 Legal Conditions to Merger. Each of HD and TM shall, and shall cause its subsidiaries to, use all reasonable efforts (a) to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on such party or its subsidiaries with respect to the Merger and to consummate the transactions contemplated by this Agreement, subject to the appropriate vote or consent of stockholders and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any governmental entity and or any other public or private third party which is required to be obtained or made by such party or any of its subsidiaries in connection with the Merger and the transactions contemplated by this Agreement; provided, however, that a party shall not be obligated to take any action pursuant to the foregoing if the taking of such action or such compliance or the obtaining of such consent, authorization, order, approval or exemption would, in such party's reasonable opinion, (i) be materially burdensome to such party and its subsidiaries taken as a whole or impact in such a materially adverse manner the economic or business benefits of the transactions contemplated by this Agreement as to render inadvisable the consummation of the Merger or (ii) to result in the imposition of a condition or restriction on such party or on the Surviving Corporation of the type referred to in Section 9.1(e). Each of HD and TM will promptly cooperate with and furnish information to the other in connection with any such burden suffered by, or requirement imposed upon, any of them or any of their subsidiaries in connection with the foregoing.

     7.5 Affiliates. (a) At least 15 days prior to the mailing of the Proxy Statement to stockholders of HD and TM, HD shall deliver to Newco a letter identifying all persons who are, at the time this Agreement is submitted for approval to the stockholders of HD and TM, "affiliates" of HD for purposes of Rule 145 under the Securities Act. HD shall use all reasonable efforts to cause each person named in the letter delivered by it to deliver to Newco by the time of the mailing of the Proxy Statement a written "affiliates" agreement, in customary form, restricting the disposition by such person of the Newco Shares to be received by such person in the Merger to dispositions permitted by Rule
145. Certificates surrendered for exchange by any person constituting an "affiliate" of HD within the meaning of Rule 145 under the Securities Act shall not be exchanged by the Exchange Agent for Newco Shares pursuant to Section 4.2 until Newco has received such agreement described in the preceding sentence.

     (b) At least 15 days prior to the mailing of the Proxy Statement to stockholders of HD and TM, TM shall deliver to Newco a letter identifying all persons who are, at the time this Agreement is submitted for approval to the stockholders of HD and TM, "affiliates" of TM for purposes of Rule 145 under the Securities Act. TM shall use all reasonable efforts to cause each person named in the letter delivered by it to deliver to Newco by the time of the mailing of the Proxy Statement a written "affiliates" agreement, in customary form, restricting the disposition by such person of the Newco Shares to be received by such person in the Merger to dispositions permitted by Rule 145. Certificates surrendered for exchange by any person constituting an "affiliate" of TM within the meaning of Rule 145 under the Securities Act shall not be exchanged by the Exchange Agent for Newco Shares pursuant to Section 4.2 until Newco has received such agreement described in the preceding sentence.

     (c) The affiliates agreements referred to in this Section 7.5 shall also provide for certain demand registration or piggy back registration rights in favor of such affiliates as described on Exhibit C hereto.

     7.6 Advice of Changes; Government Filings. Each party shall confer on a regular and frequent basis with the other, report on operational matters and promptly advise the other orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, could have, a Material Adverse Effect on such party or which would cause or constitute a material breach of any of the representations, warranties or covenants of such party contained herein. TM and HD shall file all reports required to be filed by each of them with the SEC between the date of this Agreement and the Effective Time and shall deliver to the other party copies of all such reports promptly after the same are filed. Except where prohibited by applicable statutes and regulations, each party shall promptly provide the other (or its counsel) with copies of all other filings made by such party with any state of federal government entity in connection with this Agreement or the transactions contemplated hereby.

     7.7 Accounting Methods. Neither TM nor HD shall change its methods of accounting in effect at December 31, 1994, except as required by changes in generally accepted accounting principles as concurred in by such party's independent auditors. Neither TM nor HD shall change its fiscal year.

                                  ARTICLE VIII

                             ADDITIONAL AGREEMENTS

     8.1 Access and Information. (a) HD and TM and their respective subsidiaries shall each afford to the other and to the other's financial advisors, legal counsel, accountants, consultants and other representatives access during normal business hours throughout the period from the date hereof to the Effective Time to all of its books, records, properties, facilities, personnel commitments and records (including but not limited to tax returns) and, during such period, each shall furnish promptly to the other all information concerning its business, properties and personnel as such other party may reasonably request. No investigation pursuant to this Section 8.1 shall affect any representations or warranties made herein or the conditions to the obligations of the respective parties to consummate the Merger.

     (b) All information furnished by HD to TM or furnished by TM to HD pursuant hereto shall be treated as the sole property of the party furnishing the information until consummation of the Merger contemplated hereby. The parties will hold any such information which is nonpublic in confidence to the extent required by, and in accordance with the Confidentiality Agreement dated as of February 11, 1994, between HD and TM (the "Confidentiality Agreement") and the confidentiality provisions contained in such Confidentiality Agreement shall survive the termination of this Agreement.

     8.2 Acquisition Proposals. Each of HD and TM and their respective subsidiaries will not, and will use their best efforts to cause their respective directors, officers, employees, financial advisors, legal counsel, accountants and other agents and representatives ("affiliates") not to, initiate, solicit or encourage, directly or indirectly, or take any other action to facilitate any inquiries or the making of any proposal with respect to, or except to the extent required in the exercise of the fiduciary duties of its Board of Directors under applicable law as advised by independent counsel, engage or participate in negotiations concerning, provide any nonpublic information or data to or have any discussions with any person other than a party hereto or their affiliates relating to, any acquisition, tender offer (including a self-tender offer), exchange offer, merger, consolidation, acquisition of beneficial ownership of or the right to vote securities representing ten percent (10%) or more of the total voting power of such entity or any of its subsidiaries, dissolution, business combination, purchase of all or any significant portion of the assets or any division of, or any equity interest in, such entity or any subsidiary, or similar transaction other than the Merger (such proposals, announcements, or transactions being referred to as "Acquisition Proposals"). Each of HD and TM will notify the other promptly orally and in writing if any such Acquisition Proposals (including the terms thereof and identity of the persons making such proposals) are received and furnish to the other party hereto a copy of any written proposal.

     8.3 Registration Statement. As promptly as practicable, Newco shall prepare and file with the SEC the Registration Statement and use its best efforts to have the Registration Statement declared effective. Newco shall also use its best efforts to take any action required to be taken under state securities or blue sky laws in connection with the issuance of the Newco Shares pursuant hereto. HD and TM shall each furnish Newco with all information concerning HD and TM, as the case may be, and their respective stockholders and shall take such other action as Newco may reasonably request in connection with such Registration Statement and issuance of Newco Shares.

     8.4 Proxy Statements; Stockholder Approvals. TM and HD, acting through their respective Boards of Directors, shall, in accordance with applicable law and their Certificate or Articles of Incorporation and Bylaws:

          (a) promptly and duly call, give notice of, convene and hold as soon as practicable following the date upon which the Registration Statement becomes effective a meeting of their respective stockholders for the purpose of voting to approve and adopt this Agreement and shall use their respective best efforts, except to the extent the Board of Directors reasonably believe is otherwise required by its fiduciary duty, to obtain such stockholders approval;

          (b) except to the extent the Board of Directors reasonably believes is otherwise required by its fiduciary duty, recommend approval and adoption of this Agreement by the stockholders of the TM, on the one hand, and of HD on the other hand, and include in the Proxy Statement such recommendations, and take all lawful action to solicit such approvals; and

          (c) as promptly as practicable, prepare and file with the SEC a preliminary Proxy Statement and, after consultation with each other, respond to any comments of the SEC with respect to the preliminary Proxy Statement and cause the definitive Proxy Statement to be mailed to their respective stockholders. At the stockholders' meeting of HD, TM shall vote or cause to be voted in favor of approval and adoption of this Agreement all HD Shares which it beneficially owns at such time. At the stockholders' meeting of TM, HD shall vote or cause to be voted in favor of approval and adoption of this Agreement all TM Shares which it beneficially owns at such time. Whenever any event occurs which should be set forth in an amendment or a supplement to the Proxy Statement or any filing required to be made with the SEC, each party will promptly inform the other and will cooperate in filing with the SEC and/or mailing to stockholders such amendment or supplement. The Proxy Statement, and all amendments and supplements thereto, shall comply with applicable law and be in form and substance satisfactory to TM and HD.

     8.5 NASDAQ/NM. Newco shall take such action to apply for listing of the Newco Shares to be issued pursuant to the Merger on the Nasdaq National Market and shall use its best efforts to obtain prior to the Effective Time approval for the listing of the Newco Shares subject to official notice of issuance.

     8.6 Antitrust Laws. As promptly as practicable, HD and TM shall make all filings and submissions under the HSR Act as may be required to be made in connection with this Agreement and the transactions contemplated hereby. Subject to Section 8.1 hereof, HD will furnish to TM, and TM will furnish to HD, such information and assistance as the other may reasonably request in connection with the preparation of any such filings or submissions. Subject to Section 8.1 hereof, HD will provide to TM's designated outside counsel, as reasonably requested, and TM will provide to HD's designated outside counsel, as reasonably requested, copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between such party or any of its representatives, on the one hand, and any governmental agency or authority or members of their respective staffs, on the other hand, with respect to this Agreement and the transactions contemplated hereby.

     8.7 Employee Benefit Plans. Each of HD and TM hereby confirms to Newco that all Stock Options which are not fully vested as of the date of this Agreement provide for acceleration of vesting or exercisability upon the Merger, and TM and HD agree not to take any action to prevent such acceleration of vesting pursuant to the terms of such Stock Options.

     8.8 Stock Options. As of the Effective Time, Newco shall assume the Options Plans of each of TM and HD and the Stock Options outstanding under such plans as of the Effective Time (the "Assumed Option"). Each Assumed Option shall be exercisable for the number of Newco Shares equal to the number of TM or HD shares subject to such option prior to the Effective Time, at the exercise price per Newco Share equal to the exercise price per TM or HD share applicable to such Assumed Option immediately prior to the Effective Time (without taking into account any anti-dilution formula); provided, however, that in the case of any Employee Stock Option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, the conversion formula shall be adjusted, if necessary, to comply with Sec-tion 424(a) of the Code. Except as provided above, each Assumed Option shall continue to have and be subject to the same terms and conditions as were applicable to such option immediately prior to the Effective Time except that each such Assumed Option held by an optionee who continues his service with TM or HD up to the Effective Time shall be exercisable for all of shares subject to such option as fully-vested Newco Shares. Any repurchase rights of TM and HD with respect to (y) unvested TM and HD shares previously issued upon exercise of options granted under the Option Plans or (z) unvested Newco Shares issuable upon exercise of the Assumed Options, shall not be assigned to Newco. Newco agrees that as soon as reasonably practicable after the Effective Time it will cause to be filed one or more registration statements on Form S-8 under the Securities Act, or amendments to any registration statements on Form S-8 covering its stock options to register the Newco Shares issuable upon exercise of the Assumed Options, and at or prior the Effective Time, Newco shall take all corporate action necessary to reserve for issuance a sufficient number of Newco Shares for delivery upon exercise of the Assumed Options. The consummation of the Merger shall not of itself be treated as a termination of an optionee's service with TM or HD for purposes of the Assumed Options or the Option Plans.

     8.9 Convertible Debentures. As of the Effective Time, each of the Convertible Debentures which is outstanding both as of the date hereof and at the Effective Time shall be assumed by Newco by execution and delivery of a supplemental indenture, pursuant to which Newco shall agree to issue Newco Shares upon conversion of the Convertible Debentures in accordance with the terms hereof.

     8.10 Indemnification and Insurance. (a) From and after the Effective Time, the Surviving Corporation shall indemnify, defend and hold harmless to the fullest extent permitted under applicable law each person who is now, or has been at any time prior to the date hereof, an officer, director, employee, trustee or agent of TM or HD (or any subsidiary or division thereof), including, without limitation, each person controlling any of the foregoing persons (individually, an "Indemnified Party" and collectively the "Indemnified Parties"), against all losses, claims, damages, liabilities, costs or expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such, whether commenced, asserted or claimed before or after the Effective Time, arising under the Securities Act, the Exchange Act and state corporation laws in connection with the Merger. In the event of any such claim, action, suit, proceeding or investigation (an "Action"), (i) the Surviving Corporation shall pay the reasonable fees and expenses of counsel selected by the Indemnified Party, which counsel shall be reasonably acceptable to the Surviving Corporation, in advance of the final disposition of any such action to the fullest extent permitted by applicable law, upon receipt of any undertaking required by applicable law, and (ii) the Surviving Corporation shall cooperate in the defense of any such matter; provided, however, that the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld) and provided, further, that the Surviving Corporation shall not be obligated pursuant to this Section 8.10 to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any single Action except to the extent that in the opinion of counsel for the Indemnified Parties two or more of such Indemnified Parties have conflicting interest in the outcome of such action.

     (b) The Surviving Corporation shall keep in effect provisions in its Certificate of Incorporation and Bylaws providing for exculpation of director and officer liability and indemnification of the Indemnified Parties to the fullest extent permitted under the DGCL, which provisions shall not be amended except as required by applicable law or except to make changes permitted by law that would enlarge the Indemnified Parties' right of indemnification.

     (c) For a period of six years after the Effective Time, the Surviving Corporation shall cause to be maintained officers' and directors' liability insurance covering the Indemnified Parties (who are currently covered in their capacities as officers and directors by the existing officers' and directors' liability insurance policies of TM or HD) with respect to Claims arising from facts or which occurred on or before the Effective Time on terms substantially no less advantageous to the Indemnified Parties than such existing insurance; provided, however, that the Surviving Corporation shall not be required in order to maintain or procure such coverage to pay an annual premium in excess of three times the larger of the current annual premium paid by

TM and HD, respectively, for its coverage (the "Cap"); and provided, further, that if equivalent coverage cannot be obtained, or can be obtained only by paying an annual premium in excess of the Cap, the Surviving Corporation shall only be required to obtain as much coverage as can be obtained by paying an annual premium equal to the Cap.

     (d) The Surviving Corporation shall pay all expenses, including attorneys' fees, that may be incurred by any Indemnified Parties in enforcing the indemnity and other obligations provided for in Section 8.10(a).

     (e) The rights of each Indemnified Party hereunder shall be in addition to any other rights such Indemnified Party may have under the Certificate of Incorporation or Bylaws of the Surviving Corporation, under the DGCL or otherwise. The Provisions of this Section 8.10 shall survive the consummation of the Merger and expressly are intended to benefit each of the Indemnified Parties.

     8.11 Public Announcements. So long as this Agreement is in effect, TM, on the one hand, and HD, on the other hand, agree that they will each obtain the approval of the other party prior to issuing any press release and that they will use their best efforts to consult with one another before otherwise making any public statement or responding to any press inquiry with respect to this Agreement or the transactions contemplated hereby, except as may be required by law or any governmental agency if required by such agency or the rules of the National Association of Securities Dealers, Inc.

     8.12 Expenses. In the event the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be assumed and paid by the Surviving Corporation. In the event the Merger is not consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except as provided by Article X and except that TM and HD shall share equally: (i) the expenses incurred in connection with filing, printing and mailing the Proxy Statement and the Registration Statement; and (ii) all organizational costs and expenses incurred by Newco in connection with the transactions contemplated hereunder.

     8.13 Governance. (a) Immediately prior to the Effective Time, the Board of Directors of Newco shall take all actions necessary to implement the provisions of this Section 8.13 and to cause the full Board of Directors of the Surviving Corporation as and immediately after the Effective Time to consist of ten members including (i) Parker H. Petit and four additional directors who shall be designated by HD (together with any replacement directors appointed by the Board of Directors of HD pursuant to Section 8.13(c) hereof, the "HD Directors"); and
(ii) Robert F. Byrnes and four additional directors who shall be designated by TM (together with any replacement directors appointed by the Board of Directors of TM pursuant to Section 8.13(c) hereof, the "TM Directors").

     (b) The terms of the Original Directors shall expire as follows: (i) the terms of a HD Director other than Parker H. Petit and a TM Director other than Robert F. Byrnes, shall expire at the 1996 Annual Meeting; (ii) the terms of two HD Directors other than Parker H. Petit and two TM Directors other than Robert
F. Byrnes, shall expire at the 1997 Annual Meeting; and (iii) the terms of Parker H. Petit, Robert F. Byrnes, and each of the remaining two (2) Original Directors shall expire at the 1998 Annual Meeting. Consistent with the foregoing, the Board of Directors of HD shall designate the term of each HD Director and the Board of Directors of TM shall designate the term of each TM Director.

     (c) If any of the TM Directors are unable or unwilling to serve as a director of the Surviving Corporation, such individual or individuals shall be replaced by an individual or individuals designated by the Board of Directors of TM. If any of the HD Directors are unable or unwilling to serve as a director of the Surviving Corporation, such individual or individuals shall be replaced by an individual or individuals designated by the Board of Directors of HD. Each of the directors of each of the constituent corporations has agreed to take such individual action as may be necessary on such director's part, including resignation, to cause compliance with the provisions of this Section 8.13.

     (d) For a period of three years following the Effective Time and continuing through the 1998 Annual Meeting of Stockholders of the Surviving Corporation, any vacancy on the Board of Directors of the Surviving Corporation arising among the TM Directors shall be filled or selected by a majority vote of the remaining TM

Directors, and any vacancy arising among the HD Directors shall be filled or selected by a majority vote of the remaining HD Directors.

     (e) Immediately prior to the Effective Time, the Board of Directors of Newco shall take all action necessary to establish four committees of the Board of Directors of the Surviving Corporation, which committees shall consist of an executive committee (the "Executive Committee"), an audit committee (the "Audit Committee"), a compensation and stock option committee (the "Compensation Committee") and a nominating committee (the "Nominating Committee").

          (i) The Executive Committee shall consist of six members. In addition to such powers as may be delegated to it from time to time by the Surviving Corporation's Board of Directors, the Executive Committee shall: resolve any differences, disagreements or issues presented to the Executive Committee for consideration by the "Transition Committee" (as hereinafter defined); act in the absence of the full Board of Directors of the Surviving Corporation as deemed necessary and appropriate and as permitted by applicable law; keep the full Board of Directors of the Surviving Corporation apprised of Executive Committee activities and decisions; and conduct detailed review and evaluation of the annual budget prior to submission to the full Board of Directors of the Surviving Corporation. The Executive Committee shall meet no less frequently than monthly for the first six months following the Effective Time to review progress, issues and problems in-depth, and thereafter as specified in the Bylaws of the Surviving Corporation, with special meetings to be called at the direction of the Chairman of the Board, Chief Executive Officer or any member of the Executive Committee. The initial Chairman of the Executive Committee shall be Parker H. Petit, and the other initial members of the Executive Committee shall be Robert F. Byrnes, two HD Directors designated by the Board of Directors of HD and two TM Directors designated by the Board of Directors of TM. In all matters brought before the Executive Committee by the Transition Committee for resolution by the Executive Committee, Parker
     H. Petit and Robert F. Byrnes shall act as ex officio non-voting members.

          (ii) The Audit Committee shall consist of four members. In addition to such powers as may be delegated to it from time to time by the Surviving Corporation's Board of Directors, the Audit Committee shall: recommend outside accountants for approval by the full Board of Directors and the stockholders of the Surviving Corporation; meet with the Surviving Corporation's outside auditors and the Surviving Corporation's Chief Financial Officer and their respective staffs to review and evaluate accounting and control systems, issues and related matters; meet independently with the Surviving Corporation's auditors and Chief Financial Officer to discuss the accuracy and integrity of the Surviving Corporation's financial reporting management information and control systems, and any other appropriate issues; and address any other matters which are appropriate for the Audit Committee's review or involvement. The Audit Committee shall meet no less frequently than twice per year, with special meetings to be called at the direction of the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, outside auditors, any member of the Audit Committee or any member of the Surviving Corporation's Board of Directors. The initial members of the Audit Committee shall be two non-employee TM Directors designated by the Board of Directors of TM and two non-employee HD Directors designated by the Board of Directors of HD. The Chairman of the Audit Committee shall be selected by a majority vote of the committee.

          (iii) The Compensation Committee shall consist of six members. In addition to such powers as may be delegated to it from time to time by the Surviving Corporation's Board of Directors, the Compensation Committee shall: review and approve salaries for all corporate officers; review and approve all incentive and special compensation plans and programs, including stock options and related longer term incentive compensation programs; review and approve management succession planning; conduct special competitive compensation studies and retain compensation consultants as deemed necessary and appropriate; and recommend appropriate programs and actions on any of the above matters to the full Board of Directors of the Surviving Corporation for their review and approval. The Compensation Committee shall meet no less frequently than twice per year, with special meetings to be called at the direction of the Chairman of the Board, Chief Executive Officer, or any member of the Compensation Committee. The initial members of the Compensation Committee shall be two non-employee HD Directors designated by the

     Board of Directors of HD and two non-employee TM Directors designated by the Board of Directors of TM. Parker H. Petit and Robert F. Byrnes shall serve as ex officio non-voting members of the Compensation Committee. The Chairman of the Compensation Committee shall be selected by a majority vote of the committee.

          (iv) The Nominating Committee shall consist of four members. In addition to such powers as may be delegated to it from time to time by the Surviving Corporation's Board of Directors, the Nominating Committee shall to the extent not inconsistent with Section 8.13(c) or (d): identify, screen and recommend candidates for appointment to the Board of Directors of the Surviving Corporation, for consideration by the full Board of Directors of the Surviving Corporation and by the stockholders of the Surviving Corporation; and establish compensation and retirement policies for members of the Board of Directors of the Surviving Corporation. The Nominating Committee shall meet no less frequently than once per year, with special meetings to be called at the direction of any member of the Nominating Committee. The initial Chairman of the Nominating Committee shall be Robert F. Byrnes. The other initial members shall be Parker H. Petit, a TM Director designated by the Board of Directors of TM and a HD Director designated by the Board of Directors of HD.

For a period of three years following the Effective Time, any vacancies on a committee of the Surviving Corporation's Board of Directors shall be filled in accordance with Section 8.13(d) as if such Section referenced such committee instead of the Surviving Corporation's Board of Directors. In accordance with the Surviving Corporation's Bylaws, each of the committees named herein may act only by affirmative vote of a majority of the authorized number of members of such committee.

     (f) Immediately prior to the Effective Time, the Board of Directors of Newco shall take all actions necessary to cause the principal executive officers of the Surviving Corporation to be as follows:

         NAME                                     OFFICE
----------------------  ----------------------------------------------------------
Parker H. Petit.......  Chairman of the Board
Robert F. Byrnes......  President and Chief Executive Officer
Frank Powers..........  Executive Vice President -- Provider Operations
Terry P. Bayer........  Executive Vice President -- Managed Care Operations
Donald R. Millard.....  Senior Vice President and Chief Financial Officer
J. Brent Burkey.......  Senior Vice President and General Counsel

     8.14 Name Change. The Boards of Directors of TM and HD shall use their best efforts prior to the Effective Time to agree upon a new name for the Surviving Corporation. If the Boards of Directors of TM and HD have not agreed on a new name for the Surviving Corporation prior to the Effective Time, the Board of Directors of the Surviving Corporation shall select a new name following the Merger and the name change of the Surviving Corporation shall be effected by forming a wholly owned subsidiary of the Surviving Corporation, having the new name and no significant operations, assets or liabilities, and causing such subsidiary to be merged with and into the Surviving Corporation in accordance with Section 253(b) of the DGCL.

     8.15 Certain Benefits. (a) From and after the Effective Time, the Surviving Corporation shall honor in accordance with their terms all benefits accrued at the Effective Time under the TM Plans and HD Plans, including any rights to payments and benefits under the agreements and arrangements listed on
Schedule 8.15 attached hereto and shall grant all TM and HD employees from and after the Effective Time credit for all service with TM and/or HD and their respective affiliates and predecessors prior to the Effective Time for all purposes for which such service was recognized under the benefit plan in question; provided, however, that the granting of such services shall not result in a duplication of benefits provided to employees who become employees of the Surviving Corporation. To the extent any such benefit plans provide medical or dental welfare benefits after the Effective Time, such benefit plans shall waive any preexisting condition exclusions and waiting periods for plan participation unless the employee was subject to one or more preexisting condition exclusions in the TM or HD Plan, and shall provide that any expenses incurred on or before the Effective

Time shall be taken into account under the benefit plans of the Surviving Corporation for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions.

     (b) Except as provided in the next sentence, TM and HD intend that the obligations and rights created hereunder (including, without limitation, any rights or obligations created by Section 8.15(a)) are only for the benefit of TM and HD. This Agreement shall not be construed to create any rights or benefits for any third party beneficiaries and shall not in any event create any rights or benefits for employees or former employees of HD or TM) except as referenced in Section 11.7, and except that the parties to the agreements and arrangements listed on Schedule 8.15 shall be entitled to enforce such agreements against the Surviving Corporation.

     8.16 Transition Committee. Upon the execution and delivery of this Agreement, HD and TM will establish a committee (the "Transition Committee") for the purposes of and with the membership outlined in Schedule 8.16 attached hereto. A consultant (the "Consultant") shall serve as the consultant to HD, TM and the Transition Committee following the execution hereof and thereafter until the conclusion of the "Transition Period" (as hereinafter defined). The Consultant shall be designated by agreement of HD and TM. If HD and TM do not reach agreement on selection of the Consultant on or before October 17, 1995, the Consultant shall be selected by a committee (the "Designation Committee") consisting of a non-employee director of HD designated by HD and a non-employee director of TM designated by TM. On or before October 17, 1995, each of HD and TM shall nominate an individual and the Designation Committee shall interview each of the nominees in person or by telephone and shall then make its decision on or before October 23, 1995. Prior to the Effective Time the Transition Committee shall deliver a written report to the Boards of Directors of HD and TM that specifically identifies savings to be achieved by the Surviving Corporation in the one-year period following the Effective Time (the "Transition Period"). The Transition Committee shall survive the Merger and will thereafter continue as a committee of the Surviving Corporation to report directly to the Board of Directors of the Surviving Corporation at each regular or special meeting thereof for a period of nine months following the date hereof, unless extended or earlier terminated by the Board of Directors of the Surviving Corporation.

     8.17 Amendment of HD Rights Plans. HD shall authorize and execute appropriate amendments to the HD Rights Plans so that neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will trigger the exercise of any HD Rights under the HD Rights Plans or otherwise affect any HD Rights or obligations under the HD Rights Plans except as provided in Section 4.1(b) hereof.

     8.18 HIE Spinoff. HD shall use its reasonable best efforts to consummate the HIE Spinoff prior to the scheduled closing of the Merger.

                                   ARTICLE IX

                    CONDITIONS TO CONSUMMATION OF THE MERGER

     9.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any one of which may be waived by both HD and TM:

          (a) Any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

          (b) The Registration Statement shall have become effective in accordance with the provisions of the Securities Act.

          (c) This Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite vote of the stockholders of TM and the stockholders of HD in accordance with applicable law.

          (d) No preliminary or permanent injunction or other order by any federal, state or foreign court of competent jurisdiction which prohibits the consummation of the Merger shall have been issued and remain in effect. No statute, rule, regulation, executive order, stay, decree or judgment shall have been enacted, entered, issued, promulgated or enforced by any court or governmental authority which prohibits or restricts the consummation of the Merger. Other than the filing of the Certificate of Merger with the Secretary of State of Delaware and the filing of the Certificate of Merger with the Secretary of State of Georgia, all authorizations, consents, orders or approvals of, or declarations or filings with, and all expirations of waiting periods imposed by, any governmental entity (all of the foregoing, "Consents") which are necessary for the consummation of the Merger, other than Consents the failure to obtain which would have no material adverse effect on the consummation of the Merger or on the Surviving Corporation and its subsidiaries (including any licensing or nursing certificates required to do business in one or more states or local jurisdictions), taken as a whole, shall have been filed, occurred or been obtained (all such permits, approvals, filings and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals") and all such Requisite Regulatory Approvals shall be in full force and effect. Newco shall have received all state securities or blue sky permits and other authorizations necessary to issue the Newco Shares in exchange for the Shares and to consummate the Merger.

          (e) There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any federal or state governmental entity which, in connection with the grant of a Requisite Regulatory Approval, imposes any condition or restriction upon the Surviving Corporation or its subsidiaries (or, in the case of any disposition of assets required in connection with such Requisite Regulatory Approval, upon TM or its subsidiaries or HD or its subsidiaries), including, without limitation, requirements relating to the disposition of assets, which in any such case would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render inadvisable the consummation of the Merger.

          (f) Newco shall have caused the Board of Directors and committees of Newco to be selected pursuant to, and the officers of Newco to be as set forth in, Section 8.13.

          (g) The Newco Shares to be issued in the Merger shall have been approved for listing on the Nasdaq National Market subject to official notice of issuance.

          (h) Tokos Medical Corporation, a California corporation, shall have been merged into TM.

          (i) At least twenty (20) days prior to the Effective Time, HD shall have consummated the HIE Spinoff in all material respects in conformity with the description thereof contained in the preliminary prospectus contained in the registration statement filed with the SEC on September 1, 1995.

     9.2 Conditions to Obligations of HD to Effect the Merger. The obligation of HD to effect the Merger shall be further subject to the satisfaction at or prior to the Effective Time of the following additional conditions, which may be waived by HD:

          (a) TM shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time and the representations and warranties of TM contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time, except as contemplated by this Agreement, and HD shall have received a certificate of the Chairman of the Board, the President or an Executive Vice President of TM as to the satisfaction of this condition.

          (b) HD shall have received an opinion of Troutman Sanders LLP, counsel to HD, dated as of the Effective Time, substantially to the effect that, on the basis of facts, representations, and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that TM and HD will each be a party to the reorganization within the meaning of Section 368(b) of the Code. In addition, HD shall have received the opinion, dated the Closing Date, of Morrison & Foerster, counsel for TM, covering the matters set forth in Schedule 9.2(b).

          (c) TM shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a material adverse effect on the Surviving Corporation and its subsidiaries taken as a whole or upon the consummation of the transactions contemplated hereby.

          (d) HD shall have received from Ernst & Young, LLP, letters dated (i) the date of the Proxy Statement and (ii) the Effective Time, with respect to certain financial information regarding TM, in each case in form and substance customary in transactions of the nature of the Merger and reasonably satisfactory to HD.

     9.3 Conditions to Obligations of TM to Effect the Merger. The obligations of TM to effect the Merger shall be further subject to the satisfaction at or prior to the Effective Time of the following additional conditions, which may be waived by TM:

          (a) HD shall have performed in all material respects its obligations under this Agreement required to be performed and complied with by it at or prior to the Effective Time and the representations and warranties of HD contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time, except as contemplated by this Agreement, and TM shall have received a Certificate of the Chairman of the Board, the President or a Senior Vice President of HD as to the satisfaction of this condition.

          (b) HD shall have obtained the consent or approval of each person whose consent or approval shall be required in order to permit the succession by the Surviving Corporation pursuant to the Merger to any obligation, right or interest of HD or any subsidiary under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a material adverse effect on the Surviving Corporation and its subsidiaries taken as a whole or upon the consummation of the transactions contemplated hereby.

          (c) TM shall have received the opinion of Morrison & Foerster, counsel to TM, dated the Closing Date and addressed to TM, to the effect that, on the basis of facts, representations, and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that TM and HD will each be a party to that reorganization within the meaning of Section 368(b) of the Code. In addition, TM shall have received the opinion, dated the Closing Date, of Troutman Sanders LLP, counsel for HD, covering the matters set forth in Schedule 9.3(c).

          (d) TM shall have received from KPMG Peat Marwick, LLP, letters dated
     (i) the date of the Proxy Statement and (ii) the Effective Time, with respect to certain financial information regarding HD, in each case in form and substance customary in transactions of the nature of the Merger and reasonably satisfactory to TM.

                                   ARTICLE X

                       TERMINATION, AMENDMENT AND WAIVER

     10.1 Termination. This Agreement may be terminated and the Merger contemplated hereby abandoned at any time prior to the Effective Time, whether before or after approval by the stockholders of HD or TM:

          (a) By mutual written consent of TM and HD;

          (b) By TM or HD if the Merger shall not have been consummated on or before May 1, 1996;

          (c) By HD, upon a breach by TM of (i) any representation or warranty which would have or would be reasonably likely to have a Material Adverse Effect on TM or (ii) any material covenant or agreement set forth in this Agreement, which breach is not curable or, if curable, is not cured within the earlier to occur of twenty (20) days after written notice of such breach is given by HD to TM or the Closing;

          (d) By TM, upon a breach by HD of (i) any representation or warranty which would have or would be reasonably likely to have a Material Adverse Effect on HD or (ii) any material covenant or agreement set forth in this Agreement, which breach is not curable or, if curable, is not cured within the earlier to occur of twenty (20) days after written notice of such breach is given by TM to HD or the Closing;

          (e) By TM if the Board of Directors of HD shall have withdrawn or modified in a manner adverse to TM its approval or recommendation of this Agreement or the Merger, or shall have resolved to do the same, provided however that TM may not terminate this Agreement pursuant to this clause
     (e), if, as a result of HD's receipt of an Acquisition Proposal from a third party, HD withdraws, modifies or amends its approval or recommendation of the transactions contemplated hereby and if HD publicly reconfirms its recommendation of the transactions contemplated hereby and notifies TM of such reconfirmation prior to termination of this Agreement by TM pursuant to this clause;

          (f) By HD if the Board of Directors of TM shall have withdrawn or modified in a manner adverse to HD its approval or recommendation of this Agreement or the Merger, or shall have resolved to do the same, provided however that HD may not terminate this Agreement pursuant to this clause
     (f), if, as a result of TM's receipt of an Acquisition Proposal from a third party, TM withdraws, modifies or amends its approval or recommendation of the transactions contemplated hereby and if TM publicly reconfirms its recommendation of the transactions contemplated hereby and notifies HD of such reconfirmation prior to termination of this Agreement by HD pursuant to this clause;

          (g) By either TM or HD if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or take any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or any other action shall have become final and nonappealable;

          (h) By either TM or HD upon written notice to the other party if any approval of the stockholders of TM or of HD required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or at any adjournment thereof;

          (i) By HD, if it shall receive any Acquisition Proposal after the date hereof from a third party or parties and the Board of Directors of HD shall have determined in good faith that in the exercise of its fiduciary duties to the shareholders of HD that HD must recommend or approve such Acquisition Proposal; provided that HD may only terminate this Agreement pursuant to this clause if it is not then otherwise in breach of this Agreement and provided further that HD may only terminate this Agreement pursuant to this clause if it simultaneously with such termination delivers to TM the termination fee provided for in Section 10.3; or

          (j) By TM, if it shall receive any Acquisition Proposal after the date hereof from a third party or parties and the Board of Directors of TM shall have determined in good faith that in the exercise of its fiduciary duties to the stockholders of TM that TM must recommend or approve such Acquisition Proposal; provided that TM may only terminate this Agreement pursuant to this clause if it is not then otherwise in breach of this Agreement and provided further that TM may only terminate this Agreement pursuant to this clause if it simultaneously with such termination delivers to HD the termination fee provided for in Section 10.3.

     10.2 Effect of Termination. In the event of termination of this Agreement as provided above, this Agreement shall forthwith become of no further effect and there shall be no liability or obligation on the part of either TM or HD or their respective officers or directors (except as set forth in Section 8.1 hereof and except for Sections 8.12 and 10.3 hereof which shall survive the termination). Except as otherwise provided in Section 10.3(c), nothing contained in this Section 10.2 shall relieve any party from liability for willful breach of this Agreement that results in termination of this Agreement. Upon request therefor, each party will redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing same.

     10.3 Cancellation Fee; Expenses. (a) If with respect to either TM or HD (each a "Subject Company"), (i) after the date hereof any third party shall have become the beneficial owner of ten percent (10%) or more of the shares of Common Stock of the Subject Company outstanding at the time of such acquisition (other than acquisitions for bona fide arbitrage purposes only); (ii) the Subject Company shall have entered into an agreement, including without limitation an agreement in principle, with respect to an Acquisition Proposal, other than the acquisition contemplated by this Agreement; (iii) any third party shall solicit and obtain proxies or consents from the Subject Company's stockholders representing a majority of the outstanding shares of Common Stock of the Subject Company with respect to an acquisition of control of the Subject Company (other than solicitations relating to this Agreement) or with respect to a stockholder proposal aimed at preventing or recommending against consummation of this Agreement or any related transaction and such third party shall successfully use such proxies or consents to acquire control of the Subject Company or to defeat the Merger and the Subject Company shall enter into an agreement, including without limitation, an agreement in principle with respect to an Acquisition Proposal within six months thereafter; or (iv) the Subject Company shall breach any of the provisions of Section 8.2 above or shall recommend or approve an Acquisition Proposal pursuant to Section 8.2 and, in either case, this Agreement is terminated pursuant to Section 10.1(c), Section 10.1(d), Section 10.1(e),
Section 10.1(f), Section 10.1(i) or Section 10.1(j); then such Subject Company ("Payor Company") shall pay to the other Subject Company ("Receiving Company") a fee in cash or immediately available funds of Five Million Five Hundred Thousand Dollars ($5,500,000) (the "Cancellation Fee"); provided, however, that no such Cancellation Fee shall be payable with respect to clauses (i) through (iii) above if the applicable event otherwise triggering the Cancellation Fee occurs after this Agreement has been terminated pursuant to Section 10.1(a), Section 10.1(b), Section 10.1(c), Section 10.1(d), Section 10.1(g) or Section 10.1(h) hereof.

     (b) The Payor Company shall pay to the Receiving Company the Cancellation Fee provided in Section 10.3(a) above within ten (10) days of written demand therefor by the Receiving Company. The payment of the Cancellation Fee shall be conditioned on there being no material breach of the obligations of the Receiving Company hereunder. If the Payor Company fails to pay any amount due the Receiving Company pursuant to this Section 10.3 when due, the Payor Company shall pay interest thereon, from the date due until the date paid in full, at the Prime Rate as announced from time to time by Bank of America or any successor thereto (the "Prime Rate") and shall reimburse the Receiving Company for all reasonable attorneys' fees and other costs and expenses incurred by the Receiving Company in collecting such amount from the Payor Company.

     (c) Notwithstanding anything herein to the contrary, payment of the Cancellation Fee as provided in subsections (a) and (b) of this Section 10.3 and payment of the Expense Reimbursement Payment as provided in Section 10.3(d), when required, shall constitute full settlement of any and all liabilities and obligations of the Payor Company under this Agreement, except for liabilities arising from the fraud or willful misconduct of the Payor Company.

     (d) In the event that either HD or TM terminates this Agreement pursuant to, respectively, Section 10.1(c) or Section 10.1(d) hereof, then the nonterminating party shall pay to the terminating party One Million Dollars ($1,000,000) representing full payment of the terminating party's reasonable out-of-pocket expenses incurred in connection with the negotiation, execution and performance of this Agreement ("Expense Reimbursement Payment"); provided, however, that the terminating party shall not be entitled to any Expense Reimbursement Payment pursuant to this Section 10.3(d) if at the time of termination the nonterminating party also would have been entitled to terminate this Agreement pursuant to Section 10.1(c) or Section 10.1(d), as applicable. In addition, if the stockholders of TM or HD fail to approve the merger and this Agreement is terminated by HD or TM pursuant to Section 10.1(h), then the party whose stockholders have so failed to approve the Merger shall pay to the other party hereto the Expense Reimbursement Payment; provided, however, that no such Expense Reimbursement Payment shall be due under this sentence if the stockholders of the party which would have otherwise been entitled to such Expense

Reimbursement Payment have previously failed to approve the Merger at the stockholders meeting called for that purpose.

     10.4 Amendment. This Agreement may be amended by action taken by TM and HD at any time before or after approval hereof by the stockholders of HD and TM, but, after any such approval, no amendment shall be made which alters the number of Newco Shares to be exchanged for each Share of TM or HD or which in any way materially adversely affects the rights of such stockholders, without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     10.5 Waiver. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties,contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                   ARTICLE XI

                               GENERAL PROVISIONS

     11.1 Survival of Representations, Warranties and Agreements. No representations, warranties or agreements contained herein shall survive beyond the Effective Time except that the agreements contained in Sections 3.3, 3.4, 4.1, 4.2, 4.3, 4.4, 4.5, 4.7, 8.8, 8.9, 8.10, 8.12, 8.13, 8.14, 8.15, 8.16,
10.3, 11.1, 11.3, 11.6 and 11.7 hereof shall survive beyond the Effective Time.

     11.2 Brokers. HD represents and warrants to TM that, except for its financial advisors, Colman Furlong & Co. and Needham & Company, Inc., no broker, finder or financial advisor is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement (other than the HIE Spinoff) based upon arrangements made by or on behalf of HD and that a true and complete copy of each of the engagement letters between HD and Colman Furlong & Co. and HD and Needham & Company, Inc. has previously been delivered to TM. TM represents and warrants to HD that, except for its financial advisors, Robertson, Stephens & Company, no broker, finder or financial advisor is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of TM and that a true and complete copy of the engagement letter among TM and Robertson, Stephens & Company has previously been delivered to HD.

     11.3 Notices. All notices, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by telex or telecopy or mailed by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a) If to TM, to:

           Tokos Medical Corporation
           1821 East Dyer Road
           Santa Ana, California 92705
           Attention: Robert F. Byrnes
           Telecopy: (714) 474-7506
           with a copy to:

           Morrison & Foerster
           19900 MacArthur Boulevard, Ste. 1200
           Irvine, California 92715
           Attention: Robert M. Mattson, Jr., Esq.
           Telecopy: (714) 251-7500
           (b) If to HD, to:

           Healthdyne, Inc.
           1850 Parkway Place
           Marietta, Georgia 30067
           Attention: Parker H. Petit
           Telecopy: (770) 423-7769
           with a copy to:

           Troutman Sanders LLP
           600 Peachtree Street, N.E., Ste. 5200
           Atlanta, Georgia 30308
           Attention: James L. Smith, III, Esq.
           Telecopy: (404) 885-3900

          (c) If to Newco, then to TM and HD, with copies to their respective counsel, as set forth above.

     11.4 Descriptive Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     11.5 Entire Agreement; Assignment. This Agreement (including the Exhibits and other documents and instruments referred to herein) and the Confidentiality Agreement (a) constitute the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof; and (b) shall not be assigned by operation of law or otherwise, provided that TM may assign its rights and obligations hereunder to a direct or indirect subsidiary of TM, but no such assignment shall relieve TM of its obligations hereunder.

     11.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the provisions thereof relating to conflicts of law.

     11.7 Parties in Interest. Except for Sections 8.8, 8.9, 8.10, 8.12, 8.13 and 8.15 hereof, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefit or remedies of any nature whatsoever or by reason of this Agreement.

     11.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

     11.9 Validity. The invalidity or unenforceability of any provision of this Agreement shall not effect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

     11.10 Jurisdiction and Venue. Each party hereto hereby agrees that any proceeding relating to this Agreement and the Merger shall be brought in a state court of Delaware. Each party hereto hereby consents to personal jurisdiction in any such action brought in any such Delaware court, consents to service of process by registered mail made upon such party and such party's agent and waives any objection to venue in any such Delaware court or to any claim that such Delaware court is an inconvenient form.

     11.11 Investigation. The respective representations and warranties of TM and HD contained herein or in the certificates or other documents delivered prior to the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto.

     11.12 Consents. For purposes of any provision of this Agreement requiring, permitting or providing for the consent of TM or HD, the written consent of the Chief Executive Officer of TM or HD, as the case may be shall be sufficient to constitute such consent.

     IN WITNESS WHEREOF, each of TM and HD has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                          "TM"
                                          TOKOS MEDICAL CORPORATION
                                            (DELAWARE)
                                          By:     /s/  ROBERT F. BYRNES
                                          --------------------------------------
                                          Name: Robert F. Byrnes
                                          Title: Chairman of the Board and Chief
                                                 Executive Officer

                                          "HD"
                                          HEALTHDYNE, INC.
                                          By:    /s/  PARKER H. PETIT
                                          --------------------------------------
                                          Name: Parker H. Petit
                                          Title: Chairman of the Board and Chief
                                                 Executive Officer

                                          "NEWCO"
                                          TOKOS/HEALTHDYNE ACQUISITION
                                            COMPANY, INC.
                                          By:    /s/  PARKER H. PETIT
                                          --------------------------------------
                                          Name: Parker H. Petit
                                          Title: Chairman of the Board

                                                                      APPENDIX B

                  FAIRNESS OPINION OF NEEDHAM & COMPANY, INC.

                                 [NEEDHAM LOGO]

NEEDHAM & COMPANY, INC. 400 PARK AVENUE, NEW YORK, NY 10022-4406 (212) 371-8300

                                                                 October 2, 1995

Board of Directors
Healthdyne, Inc.
1850 Parkway Place
Marietta, Georgia 30067

Gentlemen:

     It has been proposed that Healthdyne, Inc. ("Healthdyne"), Tokos Medical Corporation ("Tokos") and Newco ("Newco"), a corporation to be formed and organized, enter into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which Healthdyne and Tokos will be merged with and into Newco with Newco as the surviving corporation in the merger (the "Merger") and the separate existence of Healthdyne and Tokos shall thereupon cease. The terms of the Merger will be set forth more fully in the Merger Agreement. For the purposes of this letter, we have assumed that the terms and conditions of the Merger and the Merger Agreement will be as set forth in the Draft of the Merger Agreement dated September 28, 1995.

     Pursuant to the Merger Agreement, we understand that at the Effective Time (as defined in the Merger Agreement), each share of common stock, par value $.001 per share of Tokos shall be canceled and extinguished and converted into the right to receive one share of common stock of Newco ("Newco Common Stock") and each share of common stock, par value $.01 per share, of Healthdyne issued and outstanding immediately prior to the Effective Time shall be canceled and extinguished and converted into the right to receive one share (the "Exchange Ratio") of Newco Common Stock.

     You have asked us to advise you as to the fairness, from a financial point of view, of the Exchange Ratio to the stockholders of Healthdyne. Needham & Company, Inc. as part of its investment banking business is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and other purposes. We are acting as financial advisor to Healthdyne in connection with the spinoff of Healthdyne Information Enterprises, Inc. Needham & Company will receive a fee for rendering this opinion and Healthdyne has agreed to indemnify Needham & Company for certain liabilities arising out of the rendering of this opinion.

     For purposes of this opinion we have, among other things: (i) reviewed the Draft of the Merger Agreement; (ii) reviewed certain other documents related to the Merger; (iii) reviewed certain publicly available information concerning Healthdyne and Tokos and certain other relevant financial and operating data of Healthdyne and Tokos made available from the internal records of Healthdyne and Tokos; (iv) visited Healthdyne's and Tokos' facilities and held discussions with members of senior management of Healthdyne and Tokos concerning their current and future business prospects; (v) reviewed certain financial forecasts and projections prepared by Healthdyne's and Tokos' respective managements; (vi) reviewed the historical stock prices and trading volumes of the Healthdyne Common Stock and Tokos Common Stock; (vii) reviewed the financial terms of certain other business combinations that we deemed generally relevant; and
(viii) performed and/or considered such other studies, analyses, inquiries and investigations as we deemed appropriate.

     In connection with our review and in arriving at our opinion, we have not assumed any responsibility to independently verify and of the foregoing information, have relied on such information, and have assumed that all such information is complete and accurate in all material respects. With respect to Healthdyne's and Tokos' financial forecasts provided to us by their respective managements, we have assumed for purposes of our opinion that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such managements, at the time of preparation, of the future operating and financial performance of Healthdyne and Tokos. We have not assumed any responsibility for or made or obtained an independent evaluation, appraisal or physical inspection of the assets or liabilities of Healthdyne or Tokos. Further, our opinion is based on economic, monetary and market conditions existing as of the date hereof, and in rendering this opinion, we have relied without independent verification on the accuracy, completeness and fairness of all historical financial and other information which was either publicly available or furnished to us by Healthdyne and Tokos. Our opinion as expressed herein is limited to the fairness, from a financial point of view, of the Exchange Ratio to the stockholders of Healthdyne and does not address Healthdyne's underlying business decision to engage in the Merger.

     In the ordinary course of our business, we may actively trade the equity securities of Healthdyne and Tokos for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position is such securities.

     This letter and the opinion expressed herein are solely for the benefit of the Board of Directors of Healthdyne and may not be quoted or referred to or used for any other purpose without prior written consent, except that this letter may be disclosed in connection with any registration statement or proxy statement used in connection with the Merger so long as this letter is quoted in full in such registration statement or proxy statement.

     Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair to the stockholders of Healthdyne from a financial point of view.

                                          Very truly yours,

                                              /s/  NEEDHAM & COMPANY, INC.

                                          NEEDHAM & COMPANY, INC.

JCM:RLE

                                                                      APPENDIX C

               FAIRNESS OPINION OF ROBERTSON, STEPHENS & COMPANY

                          ROBERTSON STEPHENS & COMPANY

                                                                 OCTOBER 2, 1995

PRIVILEGED AND CONFIDENTIAL

Board of Directors
Tokos Medical Corporation
1821 E. Dyer Road
Santa Ana, CA 92705

Members of the Board:

     You have asked our opinion with respect to the fairness to the stockholders of Tokos Medical Corporation ("Tokos"), from a financial point of view and as of the date hereof, of the Tokos Exchange Ratio (as defined below), in the proposed merger between Healthdyne, Inc. ("Healthdyne") and Tokos, pursuant to the draft Agreement and Plan of Merger, dated as of September 28, 1995 (the "Agreement"). Under the terms of the Agreement, Tokos and Healthdyne will cause a new Delaware corporation ("Newco") to be formed. Tokos and Healthdyne will both merge with and into Newco, with Newco as the surviving corporation in the merger, and the separate corporate existence of Healthdyne and Tokos will cease (the "Merger"). In the Merger, each outstanding share of common stock of Healthdyne will be converted into the right to receive one share of common stock of Newco (the "Healthdyne Exchange Ratio"), and each outstanding share of common stock of Tokos will be converted into the right to receive one share of common stock of Newco (the "Tokos Exchange Ratio"). Outstanding options to acquire shares of Healthdyne and outstanding options to acquire shares of Tokos will be converted into options to acquire shares of Newco on similar terms. The Merger is intended to qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. The terms and conditions of the Merger are set out more fully in the Agreement.

     For purposes of this opinion we have: (i) reviewed financial information on Tokos and Healthdyne furnished to us by both companies, including certain internal financial analyses and forecasts prepared by the management of Tokos and Healthdyne; (ii) reviewed publicly available information; (iii) held discussions with the management of Tokos and Healthdyne concerning the businesses, past and current business operations, financial condition and future prospects of both companies, independently and combined, including certain information prepared by the management of Tokos and Healthdyne concerning potential cost savings and synergies that could result from this Merger; (iv) reviewed the Agreement; (v) reviewed the stock price and trading histories of both companies; (vi) reviewed the exchange ratio implied by historical stock prices of the two companies; (vii) reviewed the contribution by each company to pro forma combined revenue, gross income, operating income, and selected balance sheet categories; (viii) reviewed the valuations of publicly traded companies which we deemed comparable to Tokos and Healthdyne; (ix) compared the financial terms of the Merger with other transactions which we deemed relevant; (x) analyzed the pro forma earnings per share of the combined company; and (xi) made such other studies and inquiries, and reviewed such other data, as we deemed relevant.

     In connection with our opinion, we have not however independently verified any of the foregoing information and have relied on all such information being complete and accurate in all material respects. Furthermore, we did not obtain any independent appraisal of the properties or assets and liabilities of Tokos or Healthdyne or of any of their subsidiaries. With respect to the financial and operating forecasts (and the assumptions and bases therefor) of Tokos and Healthdyne which we have reviewed, we have assumed that such forecasts have been reasonably prepared and reflect the best available estimates and judgments of such respective managements and that such projections and forecasts will be realized in the amounts and in the

             555 CALIFORNIA STREET SAN FRANCISCO 94104 415-781-9700
                INVESTMENT BANKERS MEMBER OF ALL MAJOR EXCHANGES
                        A CALIFORNIA LIMITED PARTNERSHIP
time periods currently estimated by the managements of Tokos and Healthdyne. In addition, we have relied upon estimates and judgments of Tokos and Healthdyne managements as to the future financial performance of both companies, including the possible cost savings and synergies resulting from the Merger. While we believe that our review, as described within, is an adequate basis for the opinion that we express, this opinion is necessarily based upon market, economic, and other conditions that exist and can be evaluated as of the date of this letter, and on information available to us as of the date hereof.

     Robertson, Stephens & Company is the investment manager of investment entities that invested in the purchase of Tokos preferred stock, and a representative of Robertson, Stephens & Company sits on the Board of Directors of Tokos. Robertson, Stephens & Company has also provided certain investment banking services to Tokos from time to time, including acting as the managing underwriter for the initial public offering of shares of the common stock of Tokos on March 26, 1990 and acting as financial advisor to Tokos in several of its acquisitions. In addition, Robertson, Stephens & Company also maintains a market in shares of the common stock of Tokos. Furthermore, Robertson, Stephens & Company has acted as financial advisor to Tokos in connection with the Merger for which fees are due and payable contingent upon the closing of the Merger.

     Our opinion is directed to the Board of Directors of the Company and is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote on the proposed Merger. We hereby consent, however, to the inclusion of this opinion as an exhibit to any proxy or registration statement distributed in connection with the Merger.

     Based upon and subject to the foregoing considerations, it is our opinion, as investment bankers, that, as of the date hereof, the Tokos Exchange Ratio, after giving effect to the Healthdyne Exchange Ratio in the Merger, is fair to the stockholders of Tokos from a financial point of view.

                                      Very truly yours,

                                      ROBERTSON, STEPHENS & COMPANY, L.P.

                                      By: Robertson, Stephens & Company, Inc.

                                               /s/  Edwin David
                                      --------------------------------------
                                               Authorized Signatory

                                                                      APPENDIX D

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                            MATRIA HEALTHCARE, INC.

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                            MATRIA HEALTHCARE, INC.

                                   ARTICLE I

     The name of the Corporation is Matria Healthcare, Inc. (the "Corporation").

                                   ARTICLE II

     The name and address of the registered agent of the Corporation in the State of Delaware are:

         The Corporation Trust Company
         1209 Orange Street
         Wilmington, New Castle County, Delaware 19801

                                  ARTICLE III

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

     The Corporation shall have authority to issue 150,000,000 shares of stock, consisting of 100,000,000 shares of Common Stock, par value $0.01 per share, and 50,000,000 shares of Preferred Stock, par value $0.01 per share.

                                   ARTICLE V

     The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix by resolution the designations, powers, preferences and relative, participating, optional or other special rights (including voting rights, if any, and conversation rights, if any), and qualifications, limitations or restrictions thereof, of any such series of Preferred Stock, and the number of shares constituting any such series, or all or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of such shares then outstanding. Except as otherwise provided (i) by law, (ii) by this Certificate of Incorporation as amended from time to time, or
(iii) by resolutions of the Board of Directors fixing the powers and preferences of any class or series of shares as to which the Board of Directors has been expressly vested with authority to fix the powers and preferences, (a) the Common Stock shall possess the full voting power of the Corporation and (b) the number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote.

                                   ARTICLE VI

     The business and affairs of the Corporation shall be managed and controlled by a Board of Directors. The number of directors constituting the Board of Directors shall be fixed, initially, by the Bylaws of the Corporation; thereafter the number of directors shall be fixed or altered exclusively by resolutions adopted by the Board of Directors. The directors shall be divided into three classes as nearly equal in number as possible, designated Class I, Class II and Class III. The initial term of office of Class I directors shall expire at the 1996 annual meeting of stockholders; of Class II directors at the 1997 annual meeting of stockholders; and of

Class III directors at the 1998 annual meeting of stockholders. At each annual meeting of stockholders, successors to the class of directors whose terms of office expire in that year shall be elected to hold office for a term of three years. Each director shall hold office until his successor is elected and qualified or until his earlier resignation. No decrease in the number of directors shall shorten the term of any incumbent director. Elections of directors need not be by ballot unless the Bylaws so provide.

                                  ARTICLE VII

     In furtherance and not in limitation of the powers conferred by law, the Board of Directors is authorized to adopt, amend or repeal the Bylaws of the Corporation, subject to the restrictions, if any, contained in the Bylaws of the Corporation, and subject to the further restriction that, until three years from the Effective Time, Sections 3.2, 3.14 and 3.15 of the Bylaws can only be amended by the affirmative vote of the holders of at least 66 2/3% of the Common Stock of the Corporation.

                                  ARTICLE VIII

     To the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. The liability of a director of the Corporation to the Corporation or its stockholders for monetary damages shall be eliminated to the fullest extent permissible under applicable law in the event it is determined that Delaware law does not apply. The Corporation shall, to the fullest extent permitted by law, indemnify its directors and officers against any liabilities, losses or related expenses which they may incur by reason of serving or having served as directors or officers of the Corporation, or serving or having served at the request of the Corporation as directors, officers, trustees, partners, employees or agents of any entity in which the Corporation has an interest. The Corporation is authorized to provide by Bylaw, agreement or otherwise for indemnification of directors, officers, employees and agents in excess of the indemnification otherwise permitted by applicable law. Any repeal or modification of this Article shall not result in any liability of a director, or any change or reduction in the indemnification to which a director, officer, employee or agent would otherwise be entitled, with respect to any action or omission occurring prior to such repeal or modification.

                                   ARTICLE IX

     Any action required or permitted to be the taken by holders of stock of the Corporation must be taken at a meeting of such holders and may not be taken by consent in writing, except (i) as permitted by resolutions of the Board of Directors fixing the powers and preferences of any class or series of shares as to which the Board of Directors has been expressly vested with authority to fix the powers and preferences, or (ii) for the purposes of approving, authorizing or adopting any action or proposal theretofore approved, authorized or adopted by the Board of Directors.

     IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated
Certificate of Incorporation this   day of             , 1995.

                                          --------------------------------------
                                                         , Secretary

                                                                      APPENDIX E

                                     BYLAWS
                                       OF
                            MATRIA HEALTHCARE, INC.,
                             A DELAWARE CORPORATION

                               TABLE OF CONTENTS

                                                                                         PAGE
                                                                                         ----
ARTICLE I
  Offices..............................................................................     1
     Section 1.1   Registered Office...................................................     1
     Section 1.2   Principal Office....................................................     1
     Section 1.3   Other Offices.......................................................     1
ARTICLE II
  Meetings of Stockholders.............................................................     1
     Section 2.1   Time and Place of Meetings..........................................     1
     Section 2.2   Annual Meetings of Stockholders.....................................     1
     Section 2.3   Special Meetings....................................................     2
     Section 2.4   Stockholder Lists...................................................     2
     Section 2.5   Notice of Meetings..................................................     2
     Section 2.6   Quorum and Adjournment..............................................     2
     Section 2.7   Voting..............................................................     3
     Section 2.8   Proxies.............................................................     3
     Section 2.9   Inspectors of Election..............................................     3
ARTICLE III
  Directors............................................................................     4
     Section 3.1   Powers..............................................................     4
     Section 3.2   Number, Election and Tenure.........................................     4
     Section 3.3   Vacancies and Newly Created Directorships...........................     4
     Section 3.4   Meetings............................................................     4
     Section 3.5   Annual Meeting......................................................     4
     Section 3.6   Regular Meetings....................................................     4
     Section 3.7   Special Meetings....................................................     4
     Section 3.8   Notices of Meetings.................................................     4
     Section 3.9   Quorum..............................................................     4
     Section 3.10  Fees and Compensation...............................................     5
     Section 3.11  Meetings by Telephonic Communication................................     5
     Section 3.12  Committees..........................................................     5
     Section 3.13  Action Without Meetings.............................................     5
     Section 3.14  Filling of Certain Vacancies; Nomination for Additional Terms.......     5
     Section 3.15  Initial Committees..................................................     6
ARTICLE IV
  Officers.............................................................................     7
     Section 4.1   Appointment and Salaries............................................     7
     Section 4.2   Removal and Resignation.............................................     7
     Section 4.3   Chairman............................................................     7
     Section 4.4   President/CEO.......................................................     7
     Section 4.5   Vice President......................................................     7
     Section 4.6   Secretary and Assistant Secretary...................................     7
     Section 4.7   Chief Financial Officer.............................................     8
     Section 4.8   Treasurer...........................................................     8
     Section 4.9   Assistant Officers..................................................     8
ARTICLE V
  Seal.................................................................................     8
ARTICLE VI
  Form of Stock Certificate............................................................     8

                                                                                         PAGE
                                                                                         ----
ARTICLE VII
  Representation of Shares of Other Corporation........................................     9
ARTICLE VIII
  Transfers of Stock...................................................................     9
ARTICLE IX
  Lost, Stolen or Destroyed Certificates...............................................     9
ARTICLE X
  Record Date..........................................................................     9
ARTICLE XI
  Registered Stockholders..............................................................    10
ARTICLE XII
  Fiscal Year..........................................................................    10
ARTICLE XIII
  Amendments...........................................................................    10
ARTICLE XIV
  Dividends............................................................................    10
     Section 14.1  Declaration.........................................................    10
     Section 14.2  Set Aside Funds.....................................................    10
ARTICLE XV
  Indemnification and Insurance........................................................    10
     Section 15.1  Right to Indemnification............................................    10
     Section 15.2  Right of Claimant to Bring Suit.....................................    11
     Section 15.3  Non-Exclusivity of Rights...........................................    11
     Section 15.4  Insurance...........................................................    11
     Section 15.5  Expenses as a Witness...............................................    11
     Section 15.6  Indemnity Agreements................................................    11
     Section 15.7  Settlement of Claims................................................    11
     Section 15.8  Effect of Amendment.................................................    12
     Section 15.9  Subrogation.........................................................    12
     Section       No Duplication of Payments..........................................
  15.10                                                                                    12

                                     BYLAWS
                                       OF
                            MATRIA HEALTHCARE, INC.,
                             A DELAWARE CORPORATION

                                   ARTICLE I

                                    OFFICES

     SECTION 1.1 Registered Office. The registered office of MATRIA HEALTHCARE, INC. (the "Corporation") shall be in the City of Wilmington, County of New Castle, Delaware and the name of the resident agent in charge thereof is the agent named in the Certificate of Incorporation until changed by the Board of Directors (the "Board").

     SECTION 1.2 Principal Office. The principal office for the transaction of the business of the Corporation shall be at such place as may be established by the Board. The Board is granted full power and authority to change said principal office from one location to another.

     SECTION 1.3 Other Offices. The Corporation may also have an office or offices at such other places, either within or without the State of Delaware, as the Board may from time to time designate or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     SECTION 2.1 Time and Place of Meetings. Meetings of stockholders shall be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     SECTION 2.2 Annual Meetings of Stockholders. The annual meeting of stockholders shall be held on such date and at such time and place as may be fixed by the Board and stated in the notice of the meeting, for the purpose of electing directors and for the transaction of such other business as is properly brought before the meeting in accordance with these Bylaws. To be properly brought before the annual meeting, business must be either (i) specified in the notice of annual meeting (or any supplement or amendment thereto) given by or at the direction of the Board, (ii) otherwise brought before the annual meeting by or at the direction of the Board, (iii) brought before the meeting in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, or (iv) otherwise properly brought before the annual meeting by a stockholder. The nomination by a stockholder of any person for election as a director, other than the persons nominated by the Board of Directors or any duly authorized committee thereof, shall be considered business for purposes of this Article II and shall be permitted only upon compliance with the requirements of this Section 2.2. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than forty (40) days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by a stockholder, to be timely, must be received no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting,
(ii) the name and record address of the stockholder proposing such business,
(iii) the class, series and number of shares of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business. No business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 2.2. The officer of the Corporation presiding at an annual meeting shall, if the facts warrant, determine and declare to the annual meeting that business was not properly brought before the annual meeting in accordance with the provisions of this Section 2.2, and if he should so determine, he shall so declare to the annual meeting and any such business not properly brought before the meeting shall not be transacted.

     SECTION 2.3 Special Meetings. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board, or by a committee of the Board that has been duly designated by the Board and whose powers and authority, as provided in a resolution of the Board or in these Bylaws, include the power to call such meetings, and shall be called by the president or secretary at the request in writing of a majority of the Board, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote, but such special meetings may not be called by any other person or persons; provided, however, that if and to the extent that any special meeting of stockholders may be called by any other person or persons specified in any provisions of the Certificate of Incorporation or any amendment thereto, or any certificate filed under Section 151(g) of the Delaware General Corporation Law (or its successor statute as in effect from time to time hereafter), then such special meeting may also be called by the person or persons in the manner, at the times and for the purposes so specified. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

     SECTION 2.4 Stockholder Lists. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or at the place of the meeting, and the list shall also be available at the meeting during the duration thereof, and may be inspected by any stockholder who is present.

     SECTION 2.5 Notice of Meetings. Notice of each meeting of stockholders, whether annual or special, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which such meeting has been called, shall be given to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting, except that where the matter to be acted on is a merger or consolidation of the Corporation or a sale, lease or exchange of all or substantially all of its assets, such notice shall be given not less than twenty
(20) nor more than sixty (60) days prior to such meeting. Except as otherwise expressly required by law, notice of any adjourned meeting of the stockholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.

     Whenever any notice is required to be given under the provisions of applicable law or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice,whether before or after the time stated therein, shall be deemed equivalent thereto. Notice of any meeting of stockholders shall be deemed waived by any stockholder who shall attend such meeting in person or by proxy, except a stockholder who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     SECTION 2.6 Quorum and Adjournment. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for holding all meetings of stockholders, except as otherwise provided by applicable law or by the Certificate of Incorporation; provided, however, that the stockholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. If it shall appear that such quorum is not present or represented at any meeting of stockholders, the Chairman of the meeting shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or

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

represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty
(30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. The Chairman of the meeting may determine that a quorum is present based upon any reasonable evidence of the presence in person or by proxy of stockholders holding a majority of the outstanding votes, including without limitation, evidence from any record of stockholders who have signed a register indicating their presence at the meeting.

     SECTION 2.7 Voting. In all matters, when a quorum is present at any meeting, the vote of the holders of a majority of the capital stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of applicable law or of the Certificate of Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question. Such vote may be by voice or by written ballot; provided, however, that the Board may, in its discretion, require a written ballot for any vote, and further provided that all elections for directors must be by written ballot upon demand made by a stockholder at any election and before the voting begins.

     Unless otherwise provided in the Certificate of Incorporation each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder.

     SECTION 2.8 Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize in writing another person or persons to act for such holder by proxy, but no proxy shall be voted or acted upon after three years from its date, unless the person executing the proxy specifies therein the period of time for which it is to continue in force. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation.

     SECTION 2.9 Inspectors of Election. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation or the Chairman of the meeting shall appoint one or more alternate inspectors to replace any inspector who fails to act. Each inspector, before undertaking his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of the proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. Each inspector shall perform his or her duties and shall make all determinations in accordance with the Delaware General Corporation Law including, without limitation, Section 231 of the Delaware General Corporation Law.

     The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery upon application by a stockholder shall determine otherwise.

     The appointment of inspectors of election shall be in the discretion of the Board except that as long as the Corporation has a class of voting stock that is
(i) listed on a national securities exchange, (ii) authorized for quotation on an interdealer quotation system of a registered national securities association, or (iii) held of record by more than 2,000 stockholders, appointment of inspectors shall be obligatory.

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

                                  ARTICLE III

                                   DIRECTORS

     SECTION 3.1 Powers. The Board shall have the power to manage or direct the management of the property, business and affairs of the Corporation, and except as expressly limited by law, to exercise all of its corporate powers. The Board may establish procedures and rules, for the fair and orderly conduct of any meeting including, without limitation, registration of the stockholders attending the meeting, adoption of an agency, establishing the order of business at the meeting, recessing and adjourning the meeting for the purposes of tabulating any votes and receiving the results thereof, the time of the opening and closing of the polls, and the physical layout of the facilities for the meeting.

     SECTION 3.2 Number, Election and Tenure. The Board shall initially consist of ten (10) members. Thereafter, the number of directors shall be fixed or altered exclusively by resolutions adopted by the Board. The directors shall be divided into three classes of two directors, four directors and four directors, designated Class I, Class II and Class III, respectively. The initial term of office of Class I directors shall expire at the 1996 annual meeting of stockholders; of Class II directors at the 1997 annual meeting of stockholders; and of Class III directors at the 1998 annual meeting stockholders. At each annual meeting of stockholders, successors to the class of directors whose terms of office expire in that year shall be elected to hold office for a term of three (3) years. Each director shall hold office until his successor is elected and qualified or until his earlier resignation. No decrease in the number of directors shall shorten the term of any incumbent director.

     SECTION 3.3 Vacancies and Newly Created Directorships.  Subject to Section
3.14 for as long as such Section remains in effect, any vacancy on the Board, including any newly created directorship resulting from an increase in the number of directors, may be filled by a majority of the Board then in office, provided that a quorum is present.

     SECTION 3.4 Meetings. The Board may hold meetings, both regular and special, either within or outside the State of Delaware.

     SECTION 3.5 Annual Meeting. The Board shall meet as soon as practicable after each annual election of directors.

     SECTION 3.6 Regular Meetings. Regular meetings of the Board shall be held without call or notice at such time and place as shall from time to time be determined by resolution of the Board.

     SECTION 3.7 Special Meetings. Special meetings of the Board may be called at any time, and for any purpose permitted by law, by the Chairman of the Board, or by the Secretary on the written request of any two members of the Board unless the Board consists of only one director in which case the special meeting shall be called on the written request of the sole director, which meetings shall be held at the time and place designated by the person or persons calling the meeting. Notice of the time, place and purpose of any such meeting shall be given to the directors by the Secretary, or in case of the Secretary's absence, refusal or inability to act, by any other officer. Not less than three (3) days notice of all special meetings of the Board of Directors shall be given to each director.

     SECTION 3.8 Notices of Meetings. All notices of meetings shall be in writing and shall be deemed effectively given upon personal delivery or twenty-four hours after delivery to a courier service which guarantees overnight delivery or five days after deposit with the U.S. Post Office, by registered or certified mail, return receipt requested, postage prepaid, and, in the case of courier or mail delivery, addressed to such director at his or her last known address as furnished by such director to the Company.

     SECTION 3.9 Quorum. At all meetings of the Board, the vote of a majority of the whole Board shall be necessary to constitute the act of the Board, regardless of the number of directors present at the meeting at which such matter is voted upon. For all purposes hereof, the phrase "whole Board" and phrase "total number of directors" shall mean the total number of directors that the Corporation would have if there were no vacancies. Any meeting of the Board may be adjourned to meet again at a stated day and hour. Even though a quorum is not present, as required in this Section, a majority of the directors present at any meeting of the

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

Board, either regular or special, may adjourn from time to time until a quorum is present. Notice of any adjourned meeting need not be given.

     SECTION 3.10 Fees and Compensation. Each director and each member of a committee of the Board shall receive such fees and reimbursement of expenses incurred on behalf of the Corporation or in attending meetings as the Board may from time to time determine. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     SECTION 3.11 Meetings by Telephonic Communication. Members of the Board or any committee thereof may participate in a regular or special meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

     SECTION 3.12 Committees. The Board may designate committees, each committee to consist of one or more of the directors of the Corporation. The initial committees of the Board of Directors shall be as set forth in Section
3.15. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it. Notwithstanding the foregoing, no committee of the Board shall have the power or authority in reference to: (a) amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board as provided in Section 151(a) of the Delaware General Corporation Law fix the designation and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series); (b) adopting an agreement of merger or consolidation under Section 251 or 252 of the Delaware General Corporation Law; (c) recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets;
(d) recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution; or (e) amending the Bylaws of the Corporation. Unless the resolution appointing such committee or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law. Each committee shall have such name as may be determined from time to time by resolution adopted by the Board. Each committee shall keep minutes of its meetings and report to the Board when required.

     SECTION 3.13 Action Without Meetings. Unless otherwise restricted by applicable law or by the Certificate of Incorporation or by these Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

     SECTION 3.14 Filling of Certain Vacancies; Nomination for Additional
Terms. For a period of three years commencing at the effective time ("Effective Time") of the merger of Healthdyne, Inc. ("HD") and Tokos Medical Corporation (Delaware) ("TM") with and into the Corporation and continuing through the 1998 annual meeting of stockholders of the Corporation, any vacancy on the Board arising among Parker H. Petit and the other initial members of the Board designated by HD (or any other individual or individuals selected (i) as a replacement director for the foregoing individuals or (ii) by the foregoing individuals or their successors) and any nominee selected to fill a director position occupied by any of the foregoing individuals (the "HD Directors") will be filled or selected by a majority vote of the remaining HD Directors, and any vacancy arising among Robert F. Byrnes and the other initial members of the Board designated by TM (or any other individual or individuals selected (i) as a replacement director for the foregoing individuals or (ii) by the foregoing individuals or their successors) and any nominee selected to fill a director position occupied by any of the foregoing individuals (the "TM Directors") will be filled or selected by a majority vote of the remaining

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

TM Directors. Any HD Director or TM Director whose term expires at the 1996, 1997 or 1998 annual meeting of the stockholders of the Corporation shall automatically be nominated to serve an additional three (3) year term expiring at the 1999, 2000 and 2001 annual meetings of the stockholders of the Corporation, as applicable.

     SECTION 3.15 Initial Committees.  The Corporation shall initially have four
(4) committees of the Board of Directors of the Corporation, which committees shall consist of an executive committee (the "Executive Committee"), an audit committee (the "Audit Committee"), a compensation and stock option committee (the "Compensation Committee") and a nominating committee (the "Nominating Committee").

          (a) The Executive Committee shall consist of six (6) members. In addition to such powers as may be delegated to it from time to time by the Corporation's Board of Directors, the Executive Committee shall: resolve any differences, disagreements or issues presented to the Executive Committee for consideration by the "Transition Committee" (as hereinafter defined); act in the absence of the full Board of Directors of the Corporation as deemed necessary and appropriate and as permitted by applicable law; keep the full Board of Directors of the Corporation apprised of Executive Committee activities and decisions; and conduct detailed review and evaluation of the annual budget prior to submission to the full Board of Directors of the Corporation. The Executive Committee shall meet no less frequently than monthly for the first six months following the Effective Time to review progress, issues and problems in-depth, with special meetings to be called at the direction of the Chairman of the Board, the "President/CEO" (as hereinafter defined) or any member of the Executive Committee. The initial Chairman of the Executive Committee shall be Parker H. Petit (an HD Director), and the other initial members of the Executive Committee shall be Robert F. Byrnes (a TM Director), two HD Directors designated by the Board of Directors of HD and two TM Directors designated by the Board of Directors of TM. In all matters brought before the Executive Committee by the Transition Committee for resolution by the Executive Committee, Parker H. Petit and Robert F. Byrnes shall act as ex officio non-voting members.

          (b) The Audit Committee shall consist of four (4) members. In addition to such powers as may be delegated to it from time to time by the Corporation's Board of Directors, the Audit Committee shall: recommend outside accountants for approval by the full Board of Directors and the stockholders of the Corporation; meet with the Corporation's outside auditors and the Corporation's Chief Financial Officer and their respective staffs to review and evaluate accounting and control systems, issues and related matters; meet independently with the Corporation's auditors and Chief Financial Officer to discuss the accuracy and integrity of the Corporation's financial reporting, management information and control systems, and any other appropriate issues; and address any other matters which are appropriate for the Audit Committee's review or involvement. The Audit Committee shall meet no less frequently than twice per year, with special meetings to be called at the direction of the Chairman of the Board, President/CEO, Chief Financial Officer, outside auditors, any member of the Audit Committee or any member of the Corporation's Board of Directors. The initial members of the Audit Committee shall be two non-employee TM Directors designated by the Board of Directors of TM and two non-employee HD Directors designated by the Board of Directors of HD. The Chairman of the Audit Committee shall be selected by a majority vote of the Committee.

          (c) The Compensation Committee shall consist of six (6) members. In addition to such powers as may be delegated to it from time to time by the Corporation's Board of Directors, the Compensation Committee shall: review and approve salaries for all corporate officers; review and approve all incentive and special compensation plans and programs, including stock options and related longer term incentive compensation programs; review and approve management succession planning; conduct special competitive compensation studies and retain compensation consultants as deemed necessary and appropriate; and recommend appropriate programs and actions on any of the above matters to the full Board of Directors of the Corporation for their review and approval. The Compensation Committee shall meet no less frequently than twice per year, with special meetings to be called at the direction of the Chairman of the Board, President/CEO, or any member of the Compensation Committee. The initial members of the Compensation Committee shall be two non-employee HD Directors designated by the Board of Directors

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

     of HD and two non-employee TM Directors designated by the Board of Directors of TM. Parker H. Petit and Robert F. Byrnes shall serve as ex officio non-voting members of the Compensation Committee. The Chairman of the Compensation Committee shall be selected by a majority vote of the Committee.

          (d) The Nominating Committee shall consist of four members. In addition to such powers as may be delegated to it from time to time by the Corporation's Board of Directors, the Nominating Committee shall: identify, screen and recommend candidates for appointment to the Board of Directors of the Corporation, for consideration by the full Board of Directors of the Corporation and by the stockholders of the Corporation; and establish compensation and retirement policies for members of the Board of Directors of the Corporation. The Nominating Committee shall meet no less frequently than once per year, with special meetings to be called at the direction of any member of the Nominating Committee. The initial Chairman of the Nominating Committee shall be Robert F. Byrnes. The other initial members shall be Parker H. Petit, a TM Director designated by the Board of Directors of TM and a HD Director designated by the Board of Directors of HD. For a period of three years following the Effective Time, any vacancies on a committee of the Corporation's Board of Directors shall be filled in accordance with Section 3.14, as if such Section referenced such committee instead of the Corporation's Board of Directors. Each of the Executive Committee, the Audit Committee, the Compensation Committee and the Nominating Committee may act only by affirmative vote of a majority of the authorized number of members of such committee.

                                   ARTICLE IV

                                    OFFICERS

     SECTION 4.1 Appointment and Salaries. The senior officers of the Corporation shall be appointed by the Board and shall be a Chairman of the Board ("Chairman"), a President and Chief Executive Officer ("President/CEO"), a Secretary, a Treasurer and a Chief Financial Officer. The Board may also appoint such other officers as it deems necessary or appropriate. The senior officers shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. Each other officer appointed by the Board shall hold office for such term and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The Board shall, upon the recommendation of the Compensation Committee, fix the salaries of all officers appointed by it. Unless prohibited by applicable law or by the Certificate of Incorporation or by these Bylaws, one person may be elected or appointed to serve in more than one official capacity. Any vacancy occurring in any senior office of the Corporation may be filled only by the Board.

     SECTION 4.2 Removal and Resignation. Any officer may be removed, either with or without cause, by the Board. Any officer may resign at any time by giving notice to the Board, the President/CEO or the Secretary. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein and, unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective.

     SECTION 4.3 Chairman. The Chairman shall preside at all meetings of the stockholders and of the Board and shall have such other powers and duties as may from time to time be assigned to him or her by the Board.

     SECTION 4.4 President/CEO. The President/CEO shall be the chief executive officer of the Corporation and shall have such other powers and duties as may from time to time be assigned to him or her by the Board.

     SECTION 4.5 Vice President. The rank of Vice Presidents in descending order shall be Executive Vice President, Senior Vice President and Vice President. The Vice Presidents shall perform such duties and have such other powers as the Board may from time to time prescribe.

     SECTION 4.6 Secretary and Assistant Secretary. The Secretary shall attend all meetings of the Board (unless the Board shall otherwise determine) and all meetings of the stockholders and record all the

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

proceedings of the meetings of the Board and of the stockholders in a book to be kept for that purpose and shall perform like duties for the committees when required. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board. The Secretary shall have custody of the corporate seal of the Corporation and shall (as well as any Assistant Secretary) have authority to affix the same to any instrument requiring it and to attest it. The Secretary shall perform such other duties and have such other powers as the Board may from time to time prescribe.

     SECTION 4.7 Chief Financial Officer. Subject to the powers of the Chairman and the President/CEO, the Chief Financial Officer shall be the principal officer in charge of the financial affairs of the Corporation and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

     SECTION 4.8 Treasurer. Subject to the powers of the Chief Financial Officer, the Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board. Subject to the powers of the Chief Financial Officer, the Treasurer may disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Board at its regular meetings, or when the Board so requires, an account of the transactions and of the financial condition of the Corporation. The Treasurer shall perform such other duties and have such other powers as the Board may from time to time prescribe.

     If required by the Board and at the expense of the Corporation, the Chief Financial Officer, the Treasurer, and the Assistant Treasurer, if any, shall give the Corporation a bond (which shall be renewed at such times as specified by the Board) in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of such person's office and for the restoration to the Corporation, in case of such person's death, resignation retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in such person's possession or under such person's control belonging to the Corporation.

     SECTION 4.9 Assistant Officers. An assistant officer shall, in the absence of the officer to whom such person is an assistant officer or in the event of such officer's inability or refusal to act, perform the duties of such officer and when so acting, shall have all the powers of and be subject to all the restrictions upon such officer. An assistant officer shall perform such other duties and have such other powers as the Board or the officer appointing any such assistant officer may from time to time prescribe.

                                   ARTICLE V

                                      SEAL

     It shall not be necessary to the validity of any instrument executed by any authorized officer or officers of the Corporation that the execution of such instrument be evidenced by the corporate seal, and all documents, instruments, contracts and writings of all kinds signed on behalf of the Corporation by any authorized officer or officers shall be as effectual and binding on the Corporation without the corporate seal, as if the execution of the same had been evidenced by affixing the corporate seal thereto. The Board may give general authority to any officer to affix the seal of the Corporation and to attest the affixing by signature.

                                   ARTICLE VI

                           FORM OF STOCK CERTIFICATE

     Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of, the Corporation by the Chairman or Vice Chairman of the Board, if any, or by the President/CEO or a Vice President, and by the Treasurer or Chief Financial Officer, or the Secretary or an Assistant Secretary certifying the number of shares owned the Corporation. Any or all of the signatures on the certificate may be a facsimile signature. If any officer, transfer agent or registrar who has signed or whose facsimile signature has

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

been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of the issuance.

     If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock. Except as otherwise provided in Section 202 of the Delaware General Corporation Law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

                                  ARTICLE VII

                 REPRESENTATION OF SHARES OF OTHER CORPORATION

     Any and all shares of any other corporation or corporations standing in the name of the Corporation shall be voted, and all rights incident thereto shall be represented and exercised on behalf of the Corporation by the Board, Chairman or President/CEO. The foregoing authority may be exercised either by the President/CEO in person or by any other person authorized so to do by proxy or power of attorney duly executed by said office.

                                  ARTICLE VIII

                               TRANSFERS OF STOCK

     Upon surrender of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                                   ARTICLE IX

                     LOST, STOLEN OR DESTROYED CERTIFICATES

     The Board may direct a new certificate or certificates be issued in place of any certificate theretofore issued alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board may, in its discretion and as a condition precedent to the issuance, require the owner of such certificate or certificates, or such person's legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the lost, stolen or destroyed certificate.

                                   ARTICLE X

                                  RECORD DATE

     The Board may fix in advance a date, which shall not be more than sixty
(60) days nor less than ten (10) days preceding the date of any meeting of stockholders, nor more than sixty (60) days prior to any other action, as a record date for the determination of stockholders entitled to notice of or to vote at any such meeting and any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise the rights in respect of any change, conversion or exchange of stock, and in such case such stockholders, and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of

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

such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

                                   ARTICLE XI

                            REGISTERED STOCKHOLDERS

     The Corporation shall be entitled to treat the holder of record of any share or shares of stock of the Corporation as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by applicable law.

                                  ARTICLE XII

                                  FISCAL YEAR

     The fiscal year of the Corporation shall be fixed by resolution of the Board.

                                  ARTICLE XIII

                                   AMENDMENTS

     Subject to any contrary or limiting provisions contained in the Certificate of Incorporation, these Bylaws may be amended or repealed, or new Bylaws may be adopted (a) by the affirmative vote of the holders of at least a majority of the Common Stock of the Corporation, or (b) by the affirmative vote of the majority of the whole Board at any regular or special meeting. Any Bylaws adopted or amended by the stockholders may be amended or repealed by the Board or the stockholders.

                                  ARTICLE XIV

                                   DIVIDENDS

     SECTION 14.1 Declaration. Dividends on the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board at any regular or special meeting, pursuant to law, and may be paid in cash, in property or in shares of capital stock.

     SECTION 14.2 Set Aside Funds. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall determine to be in the best interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                   ARTICLE XV

                         INDEMNIFICATION AND INSURANCE

     SECTION 15.1 Right to Indemnification. Each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or inaction in an official capacity or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the laws of the State of Delaware, as the same exist or may hereafter be amended, against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expense incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of the Board, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

     SECTION 15.2 Right of Claimant to Bring Suit.  If a claim under Section
15.1 is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has failed to meet a standard of conduct which makes it permissible under Delaware law for the Corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he or she has met such standard of conduct, nor an actual determination by the Corporation (including its Board, independent legal counsel, or its stockholders) that the claimant has not met such standard of conduct, shall be a defense to the action or create a presumption that the claimant has failed to meet such standard of conduct.

     SECTION 15.3 Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     SECTION 15.4 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Delaware law.

     SECTION 15.5 Expenses as a Witness. To the extent that any director, officer, employee or agent of the Corporation, is by reason of such position, or a position with another entity at the request of the Corporation, a witness in any action, suit or proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

     SECTION 15.6 Indemnity Agreements. The Corporation may enter into agreements with any director, officer, employee or agent of the Corporation providing for indemnification to the fullest extent permitted by Delaware law.

     SECTION 15.7 Settlement of Claims. The Corporation shall not be liable to indemnify any director, officer, employee or agent under this Article (a) for any amounts paid in settlement of any action or claim effected without the Corporation's written consent, which consent shall not be unreasonably withheld; or

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

(b) for any judicial award if the Corporation was not given a reasonable and timely opportunity at its expense, to participate in the defense of such action.

     SECTION 15.8 Effect of Amendment. Any amendment, repeal, or modification of this Article shall not adversely affect any right or protection of any director, officer, employee or agent existing at the time of such amendment, repeal or modification.

     SECTION 15.9 Subrogation. In the event of payment under this Article, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the director, officer, employee or agent, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

     SECTION 15.10 No Duplication of Payments. The Corporation shall not be liable under this Article to make any payment in connection with any claim made against the director, officer, employee or agent to the extent the director, officer, employee or agent has otherwise actually received payment (under any insurance policy, agreement, vote, or otherwise) of the amounts otherwise indemnifiable hereunder.

                                                                    APPENDIX F-I

                               STOCK OPTION PLANS

                            MATRIA HEALTHCARE, INC.

                           1996 STOCK INCENTIVE PLAN

     1. Establishment, Purpose, and Definitions. (a) Matria Healthcare, Inc. (the "Company") hereby adopts the Matria Healthcare, Inc. 1996 Stock Incentive Plan (the "Plan").

     (b) The purpose of the Plan is to allow the Company to attract and retain eligible individuals (as defined in Section 5, below) and to provide incentives to such individuals for their services, increased efforts and successful achievements on behalf of or in the interests of the Company and its Affiliates and to maximize the rewards due them for those efforts and achievements. The Plan provides employees (including officers and directors who are employees) of the Company and of its Affiliates an opportunity to purchase shares of common stock $0.01 par value per share, of the Company ("Stock") pursuant to options which may qualify as incentive stock options (referred to as "incentive stock options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and employees, officers, independent contractors, and consultants of the Company and of its Affiliates an opportunity to purchase shares of Stock pursuant to options which are not described in Sections 422 or 423 of the Code (referred to as "nonqualified stock options"). The Plan also provides for the sale or bonus grant of Stock to eligible individuals in connection with the performance of services for the Company or its Affiliates. Finally, the Plan authorizes the grant of stock appreciation rights ("SARs"), either separately or in tandem with stock options, entitling holders to cash compensation measured by appreciation in the value of the Stock.

     (c) The term "Affiliate" as used in the Plan means parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f) of the Code (but substituting "the Company" for "employer corporation"), including parents or subsidiaries of the Company that become such after adoption of the Plan.

     2. Administration of the Plan. (a) The Plan shall be administered by the Board of Directors of the Company (the "Board"). Subject to Section 2(f) below, the Board may delegate the responsibility for administering the Plan to a committee, under such terms and conditions as the Board shall determine (the "Committee"). If required by Rule 16b-3 (or any successor thereto) promulgated under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"): (i) the Committee shall consist of two or more members of the Board or such lesser number of members of the Board as permitted by Rule 16b-3; and (ii) none of the members of the Committee shall receive, while serving on the Committee, or during the one-year period preceding appointment to the Committee, a grant or award of equity securities under the Plan or under any other plan of the Company or its Affiliates under which the participants are entitled to acquire Stock (including restricted stock), stock options, stock bonuses, related rights or stock appreciation rights of the Company or any of its Affiliates, other than pursuant to transactions in any such other plan which do not disqualify a director from being a disinterested person under Rule 16b-3. Members of the Committee shall serve at the pleasure of the Board. The Committee shall select one of its members as chair of the Committee and shall hold meetings at such times and places as it may determine. A majority of the Committee shall constitute a quorum, and acts of the Committee at which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee, shall be the valid acts of the Committee. If the Board does not delegate administration of the Plan to the Committee, then each reference in this Plan to the "Committee" shall be construed to refer to the Board.

     (b) The Committee shall determine which eligible individuals (as defined in Section 5 below) shall be granted options under the Plan, the timing of such grants, the terms thereof (including any restrictions on the Stock), and the number of shares subject to such options.

     (c) The Committee shall also determine which eligible individuals (as defined in Section 5 below) shall be granted or issued SARs or Stock (other than pursuant to the exercise of options) under the Plan, the timing of such grants or issuances, the terms thereof (including any restrictions and the consideration, if any, to be paid therefor) and the number of shares or SARs to be granted.

     (d) The Committee may amend the terms of any outstanding option or SAR granted under this Plan, but any amendment that would adversely affect the holder's rights under an outstanding option or SAR shall not be made without the holder's written consent. The Committee may, with the holder's written consent, cancel any outstanding option or SAR or accept any outstanding option or SAR in exchange for a new option, SAR, or Stock under the Plan on such terms determined by the Committee. The Committee also may amend any stock purchase agreement or stock bonus agreement relating to sales or bonuses of Stock under the Plan, but any amendment that would adversely affect the individual's rights to the Stock shall not be made without his or her written consent.

     (e) The Committee shall have the sole authority, in its absolute discretion, to adopt, amend, and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan, to construe and interpret the Plan, the rules and the regulations, and the instruments evidencing options, SARs or Stock granted or issued under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations, and interpretations of the Committee shall be binding on all participants.

     (f) Notwithstanding the foregoing provisions of this Section 2, grants of options or SARs or Stock to any "Covered Employee," as such term is defined by
Section 162(m) of the Code, shall be made only by a subcommittee of the Committee which, in addition to meeting other applicable requirements of this
Section 2, is composed solely of two or more outside directors within the meaning of Section 162(m) of the Code and the regulations thereunder (the "Subcommittee") to the extent necessary to qualify such grants as "performance-based compensation" under Section 162(m) of the Code and the regulations thereunder. In the case of grants to Covered Employees, references to the "Committee" shall be deemed to be references to the Subcommittee as specified above.

     3. Fair Market Value. Where this Plan uses the term "fair market value" in connection with the Stock, such fair market value shall be determined by the Committee as follows:

          (a) If the Stock is listed on any established stock exchange or a national market system, including, without limitation, the Nasdaq National Market, its fair market value shall be the closing selling price for such stock on the principal securities exchange or national market system on which the Stock is at the time listed for trading. If there are no sales of Stock on that date, then the closing selling price for the Stock on the next preceding day for which such closing selling price is quoted shall be determinative of fair market value; or,

          (b) If the Stock is not traded on an exchange or a national market system, its fair market value shall be determined in good faith by the Committee, and such determination shall be conclusive and binding on all persons.

     4. Stock Subject to the Plan.  (a) Subject to adjustment pursuant to
Section 4(c) below, the maximum aggregate number of shares of Stock available for issuance under the Plan and during the life of the Plan shall be 1,000,000 shares of Stock.

     (b) If an option is surrendered or for any other reason ceases to be exercisable in whole or in part, the shares of Stock that were subject to such option, but as to which the option had not been exercised, shall continue to be available under the Plan. Any shares of Stock forfeited to the Company pursuant to the terms of agreements evidencing sales or bonus grants of Stock under the Plan shall continue to be available under the Plan.

     (c) If there is any change in the Stock through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend (in excess of 2%), or other change in the corporate structure of the Company, appropriate adjustments shall be made by the Committee in order to preserve but not to increase the benefits to the outstanding options, SARs and stock purchase or stock bonus awards under the Plan, including adjustments to the aggregate number and kind of shares subject to the Plan, or to outstanding stock purchase or stock bonus agreements, or SAR agreements, and the number and kind of shares and the price per share subject to outstanding options.

     5. Eligible Individuals. Individuals who shall be eligible to have granted to them options, SARs or Stock under the Plan shall be such employees, officers, independent contractors, and consultants of the Company or an Affiliate as the Committee, in its discretion, shall designate from time to time. Notwithstanding the foregoing, only employees of the Company or an Affiliate (including officers and directors who are bona fide employees) shall be eligible to receive incentive stock options.

     6. Terms and Conditions of Options and SARs. (a) Each option granted pursuant to the Plan will be evidenced by a written stock option agreement executed by the Company and the person to whom such option is granted.

     (b) The Committee shall determine the term of each option granted under the Plan; provided, however, that the term of an incentive stock option shall not be for more than ten years and that, in the case of an incentive stock option granted to a person possessing more than ten percent (10%) of the combined voting power of the Company or an Affiliate, the term of each incentive stock option shall be no more than five years.

     (c) In the case of incentive stock options, the aggregate fair market value (determined as of the time such option is granted) of the Stock with respect to which incentive stock options are exercisable for the first time by an eligible employee in any calendar year (under this Plan and any other plans of the Company or its Affiliates) shall not exceed $100,000. If the aggregate fair market value of stock with respect to which incentive stock options are exercisable by an optionee for the first time during any calendar year exceeds $100,000, such options shall be treated as nonqualified options to the extent required by Section 422 of the Code. The rule set forth in the preceding sentence shall be applied by taking options into account in the order in which they were granted.

     (d) The exercise price of each incentive stock option shall be not less than the per share fair market value of the Stock subject to such option on the date the option is granted. The exercise price of each nonqualified stock option shall be as determined by the Committee. Notwithstanding the foregoing, (i) in the case of an incentive stock option granted to a person possessing more than 10% of the combined voting power of the Company or an Affiliate, the exercise price shall be not less than 110% of the fair market value of the Stock on the date the option is granted, and (ii) in the case of an option granted to a Covered Employee, the exercise price shall be not less than the per share fair market value of the Stock subject to such option on the date the option is granted. The exercise price of an option or SAR shall be subject to adjustment to the extent provided in Section 4(c), above, but, in the case of a grant to a Covered Employee, only to the extent such adjustment does not cause the grant to fail to qualify as "performance-based compensation" within the meaning of
Section 162(m) of the Code and the regulations thereunder.

     (e) The Committee may, under such terms and conditions as it deems appropriate, authorize the issuance of SARs evidenced by a written SAR agreement (which, in the case of tandem options, may be part of the option agreement to which the SAR relates) executed by the Company and the person to whom the SARs are granted. The SAR agreement shall specify the term for the SARs covered thereby, the cash amount payable or securities issuable upon exercise of the SAR, and contain such other terms, provisions and conditions consistent with this Plan as may be determined by the Committee.

     (f) Payment of the purchase price upon exercise of any option granted under this Plan shall be made in cash or by optionee's personal check, a certified check, a bank draft, or a postal or express money order payable to the order of the Company in lawful money of the United States; provided, however, that the Committee, in its sole discretion, may permit an optionee to pay the option price in whole or in part (i) with shares of Stock owned by the optionee or with shares of Stock withheld from the shares otherwise deliverable to the optionee upon exercise of an option (in each case only to the extent that such an exercise of the option would not result in an accounting compensation charge with respect to the shares used to pay the option price); (ii) by delivery on a form prescribed by the Committee of an irrevocable direction to a securities broker approved by the Committee to sell shares of Stock and deliver all or a portion of the proceeds to the Company in payment for the Stock; (iii) by delivery of the optionee's promissory note with such recourse, interest, security, and redemption provisions as the Committee in its discretion determines appropriate; or (iv) in any combination of the foregoing. Any Stock used to exercise options shall be valued at its fair market value on the date of the exercise of the option.

     (g) In the event that the exercise price is satisfied by shares withheld from the shares of Stock otherwise deliverable to the optionee, the Committee may issue the optionee an additional option, with terms identical to the option agreement under which the option was exercised, entitling the optionee to purchase additional shares of Stock equal to the number of shares so withheld but at an exercise price equal to the fair market value of the Stock on the grant date of the new option. Such additional option shall be subject to the provisions of Section 6(i) below.

     (h) The stock option agreement or SAR Agreement may contain such other terms, provisions, and conditions consistent with this Plan as may be determined by the Committee. If an option, or any part thereof is intended to qualify as an incentive stock option, the stock option agreement shall contain those terms and conditions which are necessary to so qualify it.

     (i) The maximum number of shares of Stock with respect to which SARs or options to acquire Stock may be granted, or sales or bonus grants of Stock may be made, to any individual per calendar year under this Plan shall not exceed 500,000 shares (which number may be increased without shareholder approval to reflect adjustments under Section 4(c), above, to the extent such adjustment, in the case of a grant to a Covered Employee, does not cause the grant to fail to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations thereunder). To the extent required to cause options granted to Covered Employees to qualify as "performance-based compensation" under Section 162(m) of the Code and the regulations thereunder, in applying the foregoing limitation with respect to an employee, if any option is canceled, the canceled option shall continue to count against the maximum number of shares for which options may be granted to the employee under this
Section 6(i). For this purpose, the repricing of an option shall be treated as a cancellation of the existing option and the grant of a new option to the extent required by Section 162(m) of the Code or the regulations thereunder. The preceding sentence shall also apply in the case of a SAR, if, after the award is made, the base amount on which stock appreciation is calculated is reduced to reflect a reduction in the fair market value of the Stock.

     7. Terms and Conditions of Stock Purchases and Bonuses. (a) Each sale or bonus grant of Stock pursuant to the Plan will be evidenced by a written stock purchase or stock bonus agreement, as applicable, executed by the Company and the person to whom such stock is sold or granted.

     (b) The stock purchase agreement or stock bonus agreement may contain such other terms, provisions, and conditions consistent with this Plan as may be determined by the Committee, including not by way of limitation, the consideration, if any, to be paid for the Stock, restrictions on transfer, forfeiture provisions, repurchase provisions, and vesting provisions.

     8. Use of Proceeds. Cash proceeds realized from the exercise of options granted under the Plan or from other sales of Stock under the Plan shall constitute general funds of the Company.

     9. Amendment, Suspension, or Termination of the Plan. (a) The Board may at any time amend, suspend or terminate the Plan as it deems advisable; provided that such amendment, suspension or termination complies with all applicable requirements of state and federal law, including any applicable requirement that the Plan or an amendment to the Plan be approved by the shareholders, and provided further that, except as provided in Section 4(c) above and Section 15 below, the Board shall in no event amend the Plan in the following respects without the approval of shareholders then sufficient to approve the Plan in the first instance:

          (i) To increase the maximum number of shares of Stock provided in
     Section 6(i) above, with respect to which restricted stock, SARs or options to acquire Stock may be granted to any Covered Employee per calendar year under the Plan;

          (ii) To materially increase the number of shares of Stock available under the Plan or to increase the number of shares of Stock available for grant of incentive stock options under the Plan; or

          (iii) To materially modify the eligibility requirements for participation in the Plan or the class of employees eligible to receive options under the Plan or to change the designation or class of persons eligible to receive incentive stock options under the Plan.

     (b) No option or SAR may be granted nor may any Stock be issued (other than upon exercise of outstanding options) under the Plan during any suspension or after the termination of the Plan, and no amendment, suspension, or termination of the Plan shall, without the affected individual's consent, alter or impair any rights or obligations under any option or SAR previously granted under the Plan. The Plan shall terminate with respect to the grant of incentive stock options on the tenth anniversary of the date of adoption of the Plan, unless previously terminated by the Board pursuant to this Section 9.

     10. Assignability. To the extent required by Rule 16b-3, no option or SAR granted pursuant to this Plan shall be transferable by the holder except by operation of law or by will or the laws of descent and distribution; provided that, if Rule 16b-3 is amended after the date of the Board's adoption the Plan to permit broader transferability of options or SARs under that Rule, (i) any option or SAR granted after such amendment shall be transferable to the extent provided in the option agreement or SAR agreement covering the option or SAR, and (ii) outstanding options and SARs may, in the Committee's discretion, be amended to provide for broader transferability of those options and SARs as the Committee may authorize within the limitations of Rule 16b-3. Stock subject to a stock purchase agreement or a stock bonus agreement shall be transferable only as provided in such agreement. Notwithstanding the foregoing, if required by the Code, each incentive stock option under the Plan shall be transferable by the optionee only by will or the laws of descent and distribution, and, during the optionee's lifetime, be exercisable only by the optionee.

     11. Withholding Taxes. (a) No Stock shall be granted or sold under the Plan to any individual, and no option or SAR may be exercised, until the individual has made arrangements acceptable to the Committee for the satisfaction of federal, state, and local income and employment tax withholding obligations, including without limitation obligations incident to the receipt of Stock under the Plan, the lapsing of restrictions applicable to such Stock, the failure to satisfy the conditions for treatment as incentive stock options under applicable tax law, or the receipt of cash payments. Upon the exercise of a stock option or the lapsing of a restriction on Stock issued under the Plan, the Company (or the optionee's or shareholder's employer) may withhold from the shares otherwise deliverable to the optionee upon such exercise, or require the shareholder to surrender shares of Stock as to which the restriction has lapsed, such number of shares having a fair market value sufficient to satisfy federal, state and local income and employment tax withholding obligations.

     (b) In the event that such tax withholding is satisfied by the Company or the optionee's employer withholding shares of Stock otherwise deliverable to the optionee, the Committee may issue the optionee an additional option, with terms identical to the option agreement under which the option was exercised, entitling the optionee to purchase additional shares of Stock equal to the number of shares so withheld but at an exercise price equal to the fair market value of the Stock on the grant date of the new option. Such additional option shall be subject to the provisions of Section 6(i) above.

     12. Restrictions on Transfer of Shares. The Committee may require that the Stock acquired pursuant to the Plan be subject to such restrictions and agreements regarding sale, assignment, encumbrances, or other transfer as are in effect among the shareholders of the Company at the time such Stock is acquired, as well as to such other restrictions as the Committee shall deem appropriate.

     13. Change in Control. (a) For purposes of this Section 13, a "Change in Control" shall be deemed to occur upon:

          (i) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding Stock;

          (ii) a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership or by one or more actions by written consent of shareholders, to be comprised of individuals who either
     (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

     (b) For purposes of this Section 13, a "Corporate Transaction" shall be deemed to occur upon any of the following transactions to which the Company is a party:

          (i) approval by the Company's shareholders of a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

          (ii) approval by the Company's shareholders of the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company's subsidiary corporations) in connection with a complete liquidation or dissolution of the Company; or

          (iii) approval by the Company's shareholders of any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

     (c) In its discretion, the Committee may provide in any stock option, SAR, Stock bonus or Stock purchase agreement (or in an amendment thereto) evidencing an option, SAR, Stock bonus or Stock purchase hereunder that, in the event of any Corporate Transaction or an event giving rise to a Change in Control, any outstanding options or SARs covered by such an agreement shall be fully vested, nonforfeitable and become exercisable, and that any restricted Stock covered by such an agreement shall be released from restrictions on transfer and repurchase or forfeiture rights, as of the date of the Change in Control or Corporate Transaction. However, the Committee may provide in any such agreement that, in the case of a Corporation Transaction, the Committee may determine that an outstanding option will not be so accelerated if and to the extent (i) such option is either to be assumed by the successor or parent thereof or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof, or (ii) such option is to be replaced with a cash incentive program of the successor corporation that preserves the option spread existing at the time of the Corporate Transaction and provides for subsequent payment in accordance with the same vesting schedule applicable to such option.

     (d) If the Committee determines to incorporate a Change in Control or Corporate Transaction acceleration provision in any option or SAR agreement hereunder, the agreement shall provide that, (i) in the event of a Change in Control or Corporate Transaction described in clauses (a)(i), (a)(ii) and
(b)(iii) of Section 13 above, the Option or SAR shall remain exercisable for the remaining term of the option or SAR and (ii) in the event of a Corporate Transaction described in clauses (i) or (ii) of Section 13(b) above, the option or SAR shall terminate as of the effective date of the Corporate Transaction described therein. In no event shall any option or SAR under the Plan be exercised after the expiration of the term provided for in the related stock option agreement or SAR agreement pursuant to Section 6(b) or (e).

     (e) The Committee may provide in any option or SAR agreement hereunder that, should the Company dispose of its equity holding in any subsidiary corporation effected by (i) merger or consolidation involving that subsidiary;
(ii) the sale of all or distribution of substantially all of the assets of that subsidiary; or (iii) the Company's sale of or distribution to shareholders of substantially all of the outstanding capital stock of such subsidiary ("Subsidiary Disposition") while a holder of the option or SAR is engaged in the performance of services for the affected subsidiary corporation, then such option or SAR shall, immediately prior to the effective date of such Subsidiary Disposition, become fully exercisable with respect to all of the shares at the time represented by such option or SAR and may be exercised with respect to any or all of such shares. Any such option or SAR shall remain so exercisable until the expiration or sooner termination of the term of the option or SAR.

     14. Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company and the shareholders of each of its predecessor companies, Healthdyne, Inc. and Tokos Medical Corporation within twelve (12) months before or after the date the Plan is adopted. Any incentive stock options granted hereunder and any options, SARs or Stock granted to Covered Employees hereunder shall become effective only upon such shareholder approval. The Committee may grant incentive stock options or may grant options, SARs or Stock to Covered Employees under the Plan prior to such shareholder approval, but until shareholder approval is obtained, no such option or SAR shall be exercisable and no such Stock grant shall be effective. In the event that such shareholder approval is not obtained within the period provided above, all options, SARS or Stock grants previously granted above, shall terminate. If such shareholder approval is obtained at a duly held shareholders' meeting, the Plan must be approved by a majority of the votes cast at such shareholders' meeting at which a quorum representing a majority of all outstanding voting stock of the Company is, either in person or by proxy, present and voting on the Plan. If such shareholder approval is obtained by written consent, it must be obtained by the written consent of the holders of a majority of all outstanding voting stock of the Company. However, approval at a meeting or by written consent may be obtained by a lesser degree of shareholder approval if the Board determines, in its discretion after consultation with the Company's legal counsel, that such a lesser degree of shareholder approval will comply with all applicable laws and will not adversely affect the qualification of the Plan under either Section 162(m) or 422 of the Code.

     15. Rule 16b-3 Compliance. (a) With respect to persons subject to Section 16 of the Exchange Act ("Insiders"), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated therein, such provision (other than one relating to eligibility requirements or the price and amount of awards) shall be deemed automatically to be incorporated by reference into the Plan insofar as Insiders are concerned.

     (b) If, subsequent to the Board's adoption of the Plan, Rule 16b-3 is amended to delete any of the Rule 16b-3 requirements addressed by the provisions of the Plan governing grants or awards to Insiders, the Board may amend the Plan without shareholder approval (unless such approval is required by Rule 16b-3 as so amended) to delete or otherwise amend any such provisions no longer required for grants of options, SARs and Stock under the Plan to Insiders to be exempt from Section 16(b) liability under the Exchange Act.

     16. The Right of the Company to Terminate Employment. No provision in the Plan or any Option shall confer upon any Optionee any right to continue in the employment of the Company or an Affiliate or to interfere in any way with the right of the Company or an Affiliate to terminate his employment at any time.

                                                                   APPENDIX F-II

                                DIRECTOR'S PLAN

                            MATRIA HEALTHCARE, INC.

                1996 DIRECTORS' NON-QUALIFIED STOCK OPTION PLAN

     1. Establishment and Purpose. (a) Matria Healthcare, Inc., a Delaware corporation (the "Company"), hereby adopts its 1996 Directors' Non-Qualified Stock Option Plan. The Plan is intended to provide a means whereby eligible members of the Board may be given an opportunity to purchase shares of Stock pursuant to options which are not intended to qualify as incentive stock options under Section 422 of the Code.

     (b) The purpose of the Plan is to enable the Company to attract qualified individuals to serve as members of the Board, to provide additional performance incentives to such individuals while serving as directors, and to encourage their continued service on the Board.

     2. Definitions.  As used herein, the following definitions shall apply:

          (a) "Affiliate" shall mean any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f) of the Code (but substituting "the Company" for "employer corporation"), including parents or subsidiaries of the Company that become such after adoption of the Plan.

          (b) "Board" shall mean the Board of Directors of the Company.

          (c) "Change in Control" shall mean a change in ownership or control of the Company effected through either of the following transactions:

             (i) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding Stock;

             (ii) a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership or by one or more actions by written consent of shareholders, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

          (d) "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (e) "Company" shall mean Matria Healthcare, Inc., a Delaware corporation.

          (f) "Continuous Status as a Director" shall mean the absence of any interruption or termination of service as a Director.

          (g) "Corporate Transaction" shall mean any of the following stockholder-approved transactions to which the Company is a party:

             (i) approval by the Company's shareholders of a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

             (ii) approval by the Company's shareholders of the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company's subsidiary corporations) in connection with a complete liquidation or dissolution of the Company; or

             (iii) approval by the Company's shareholders of any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

          (h) "Director" shall mean a member of the Board.

          (i) "Effective Date" shall mean the date this Plan is adopted by the Board.

          (j) "Employee" shall mean any person who is an employee of the Company, or any Affiliate of the Company, for purposes of tax withholding under the Code. The payment of a director's fee by the Company shall not be sufficient to render the recipient of such fee an Employee.

          (k) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (l) "Fair Market Value" shall mean, as of any date, the value of a share of Stock determined as follows:

             (i) If the Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market, its Fair Market Value shall be the closing selling price for such stock on the principal securities exchange or national market system on which the Common Stock is at the time listed for trading. If there are no sales of Common Stock on that date, then the closing selling price for the Common Stock on the next preceding day for which such closing selling price is quoted shall be determinative of Fair Market Value; or

             (ii) If the Stock is not traded on any exchange or a national market system, its Fair Market Value shall be determined in good faith by the Board, and such determination shall be conclusive and binding on all persons.

          (m) "Option" shall mean an option to purchase shares of Stock granted pursuant to the Plan.

          (n) "Option Agreement" shall mean the written agreement setting forth the terms of an Option in the form attached as Exhibit A hereto.

          (o) "Optionee" shall mean an Outside Director who receives an Option.

          (p) "Outside Director" shall mean a Director who is not an Employee.

          (q) "Person" shall mean a natural person, corporation, partnership, limited liability company, joint venture, trust, or any other entity and any government or instrumentality of a government.

          (r) "Plan" shall mean this Matria Healthcare, Inc. 1996 Directors' Non-Qualified Stock Option Plan.

          (s) "Securities Act" shall mean the Securities Act of 1933, as amended.

          (t) "Stock" shall mean the common stock, $0.01 par value per share, of the Company.

     3. Stock Subject to the Plan. Subject to the provisions of Section 12 of the Plan, the maximum number of shares of Stock which may be made subject to Options and sold under the Plan is 250,000 shares of Stock. If an Option expires or becomes unexercisable for any reason and has not been exercised in full, the Stock subject to such Option shall be available for future grant under the Plan. If Stock which was acquired upon exercise of an Option is subsequently repurchased by the Company, such Stock shall not be available for future grants under the Plan.

     4. Interpretation and Administration of the Plan. (a) The Plan is intended to be self-executing pursuant to the terms hereof. However, any questions concerning interpretation or execution of the Plan or grants hereunder shall be decided by the Board. All decisions, determinations and interpretations of the Board shall be final and binding on all holders of any Options granted under the Plan.

     (b) Subject to the provisions and restrictions of the Plan, the Board shall have the authority to: (i) authorize any person to execute on behalf of the Company any agreements or other documents in connection with the grant of an Option under the Plan; (ii) approve forms of agreement for use under the Plan consistent with the terms of the Plan; and (iii) make all other determinations deemed necessary or advisable for the implementation of the Plan.

     5. Option Grants. (a) All grants of Options hereunder shall be automatic and nondiscretionary and shall be made strictly in accordance with the provisions of this Section 5. Neither the Board nor any person shall have any discretion to select which Outside Directors shall be granted Options, or to determine the number of shares of Stock to be covered by Options granted to Outside Directors, the timing of such Option grants or the exercise price thereof.

     (b) An option to purchase 5,000 shares of Stock shall be granted ("Initial Grant") to each Outside Director, such Initial Grant to be made (i) to the then existing Outside Directors upon effective date of the merger of Tokos Medical Corporation ("Tokos") and Healthdyne, Inc. ("Healthdyne") into the Company ("Initial Grant Date") and (ii) to other Outside Directors elected or appointed to the Board after the Initial Grant Date upon the date each such Outside Director becomes an Outside Director of the Company; provided that the number of shares constituting an Initial Grant to any Outside Director who received any option grant from Tokos or Healthdyne within the twelve months preceding the Initial Grant Date shall be reduced on a share for share basis by the number of Tokos or Healthdyne shares covered by such option grant. Beginning with the first annual meeting of the Company's stockholders following the Initial Grant Date and thereafter at each subsequent annual meeting of the Company's stockholders, each Outside Director who continues as an Outside Director immediately following each such annual meeting shall be granted an option to purchase 5,000 shares of Stock ("Subsequent Grant"); provided that no Subsequent Grant shall be made to any Outside Director who has not served as an Outside Director of the Company, as of the time of such annual meeting, for at least one year. Each Subsequent Grant shall be made on the date of the annual stockholders' meeting in question. If any Option ceases to be exercisable in whole or in part, the shares which were subject to such Option but as to which the Option had not been exercised shall continue to be available under the Plan.

     6. Terms and Conditions of Options. (a) Each Option granted pursuant to the Plan shall be evidenced by an Option Agreement executed by the Company and the Optionee.

     (b) The exercise price per share of Options granted under the Plan shall be 100% of the Fair Market Value per share of Stock on the date of grant of the Option, subject to adjustment to the extent provided in Section 12 hereof.

     (c) Subject to the provisions in the Option Agreement and Sections 10(e) and 10(f) hereof, each Option shall vest and become exercisable in twelve (12) equal monthly installments after the date of grant.

     (d) The term of each Option shall be ten (10) years from the date of grant, unless a shorter period is required to comply with any applicable law, in which case such shorter period shall apply.

     7. Eligibility. Options may be granted only to Outside Directors. No Optionee shall have any rights as a stockholder of the Company as a result of the grant of an Option under the Plan or his or her exercise of such Option pending the actual issuance by the Company of the Stock subject to such Option. The Plan shall not confer upon any Outside Director any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights that the Director or the Company may have to terminate his or her directorship at any time.

     8. Term of Plan; Effective Date. The Plan shall become effective on the Effective Date, subject to approval of the Plan by the stockholders of the Company and by the stockholders of each of Tokos and Healthdyne. If the Effective Date precedes such stockholder approval, any Option granted under the Plan prior to such approval shall be conditioned upon approval by stockholders of the Plan. Options may be granted under the Plan at any time on or before the tenth anniversary of the date of adoption of the Plan.

     9. Payment Upon Exercise. Payment of the exercise price upon exercise of any Option shall be made in cash, by optionee's personal check, a certified check, bank draft, or postal or express money order payable to the order of the Company in lawful money of the United States; provided, however, that the Committee, in its sole discretion, may permit an optionee to pay the option price in whole or in part (i) with shares of Stock owned by the optionee or with shares of Stock withheld from the shares otherwise deliverable to the optionee upon exercise of an option (in each case only to the extent that such an exercise of the option would not result in an accounting compensation charge with respect to the shares used to pay the option price); (ii) by delivery on a form prescribed by the Committee of an irrevocable direction to a securities broker approved by the Committee to sell shares of Stock and deliver all or a portion of the proceeds to the Company in payment for the Stock; (iii) by delivery of the optionee's promissory note with such recourse, interest, security, and redemption provisions as the Committee in its discretion determines appropriate; or (iv) in any combination of the foregoing. Any Stock used to exercise options shall be valued at its fair market value on the date of the exercise of the option.

     10. Exercise of Option. (a) An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option Agreement by the person entitled to exercise the Option and full payment for the Stock has been received by the Company in accordance with Section 9 hereof. An Option may not be exercised for a fraction of a share of Stock.

     (b) If an Optionee ceases to serve as a Director (other than as a result of disability or death, or following a Change in Control), he or she may, but only within three (3) months after the date he or she ceases to be a Director, exercise his or her then outstanding Options to the extent that he or she was entitled to exercise them at the date of such termination. To the extent that the Optionee was not entitled to exercise an Option at the date of such termination, or does not exercise such Option (that he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

     (c) Notwithstanding the provisions of Section 9(b) above, in the event an Optionee is unable to continue his or her service as a Director as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Code), he or she may, within twelve (12) months from the date of such termination, exercise his or her then outstanding Options to the extent he or she was entitled to exercise them at the date of such termination. To the extent that the Optionee was not entitled to exercise an Option at the date of such termination, or does not exercise such Option (that he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

     (d) If during the term of his or her Option, an Optionee (A) dies and had been in Continuous Status as a Director at the time of his or her death, or (B) dies within three (3) months after termination of Continuous Status as a Director, at any time within twelve (12) months following the date of the Optionee's death the Option may be exercised by the Optionee's personal representative or by a person who acquired the right to exercise the Option by bequest or intestate succession, but only to the extent the Optionee was entitled to exercise the Option at the time of his or her termination of Continuous Status as a Director. Notwithstanding the foregoing, in no event may the Option be exercised after the expiration of the term set forth in Section 6.

     (e) Should any Corporate Transaction occur while an Optionee remains in Continuous Status as a Director, then each outstanding Option held by such Optionee shall become fully exercisable, immediately prior to the specified effective date of such Corporate Transaction, for all or any portion of the shares at the time represented by such Option and may be exercised with respect to any or all of such shares represented by the Option immediately prior to the specified effective date of such Corporate Transaction. Immediately following the consummation of the Corporate Transaction, each such option shall terminate unless assumed by the successor company or its parent, in which case the Option shall remain so exercisable until the expiration or sooner termination of the Option term.

     (f) Should a Change in Control occur while an Optionee remains in Continuous Status as a Director, then each outstanding Option held by such Optionee shall become fully exercisable, immediately prior to the effective date of such Change in Control, for all of the shares at the time subject to such Option and may be exercised with respect to any or all of such shares represented by the Option. The Option shall remain so exercisable until the expiration or sooner termination of the Option term.

     (g) Notwithstanding the provisions of Sections 10(b) through 10(f) above, in no event may any Option be exercised after expiration of its term set forth in Section 6.

     11. Nontransferability of Options. To the extent required by Rule 16b-3 of the Exchange Act, no Option shall be transferable by an Optionee other than by operation of law or by will or by the laws of descent or distribution; provided that, if Rule 16b-3 is amended after the Board's adoption of the Plan to permit greater transferability of an Option hereunder, all Options hereunder shall be transferable to the fullest extent provided by Rule 16b-3 as so amended. In the event of any Rule 16b-3 permitted transfer of an Option, the transferee shall be entitled to exercise the Option in the same manner and only to the same extent as the Optionee (or his personal representative or the person who would have acquired the right to exercise the Option by bequest or intestate succession) would have been entitled to exercise the Option under Sections 9 and 10 had the Option not been transferred.

     12. Adjustment Upon Changes in Capitalization. In the event that the number of outstanding shares of Stock of the Company is changed through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend (in excess of 2%) or other change in the capital structure of the Company without consideration, the number of shares of Stock available under the Plan, the number of shares of Stock deliverable in connection with any Option and the exercise price per share of such Option shall be proportionately adjusted; provided, however, that no certificate or scrip representing fractional shares shall be issued and any resulting fractions of a share shall be ignored.

     13. Amendment and Termination of the Plan. (a) The Board may amend the Plan from time to time in such respects as the Board may deem advisable; provided, however, that to the extent necessary to comply with Rule 16b-3 under the Exchange Act (or any other applicable law or regulation), the Company shall obtain approval by the Company's stockholders to amend the Plan to the extent and in the manner required by such law or regulation. Notwithstanding the foregoing, the provisions set forth in Sections 5 and 6 of the Plan (and any other Sections of the Plan that affect the formula award terms required to be specified in the Plan by Rule 16b-3 of the Exchange Act and any successor to such Rule) shall not be amended periodically and in no event more than once every six (6) months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or any applicable rules and regulations thereunder.

     (b) The Board, without further approval of the stockholders, may at any time terminate or suspend the Plan. Except as otherwise provided herein, any such termination or suspension of the Plan shall not affect Options already granted hereunder, and such Options shall remain in full force and effect as if the Plan had not been terminated or suspended.

     (c) Except as otherwise provided herein, rights and obligations under any outstanding Option shall not be adversely altered or impaired by amendment, suspension or termination of the Plan, except with the consent of the person to whom the Option was granted or transferred.

     14. Conditions Upon Issuance of Stock. (a) Stock shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Stock pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange or national market system upon which the Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     (b) Inability of the Company to obtain authority from any regulatory body having jurisdictional authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any Stock hereunder shall relieve the Company of any liability for failure to issue or sell such Stock.

     15. Reservation of Stock. The Company, during the term of the Plan, will at all times reserve and keep available such number of shares of Stock as shall be sufficient to satisfy the requirements of the Plan.

     16. Rule 16b-3. (a) Transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated therein in order to qualify the Plan as a formula plan, such provision (other than one relating to eligibility requirements, or the price and amount of awards) shall be deemed automatically to be incorporated by reference into the Plan.

     (b) If, subsequent to adoption of the Plan, Rule 16b-3 is amended to delete any of the Rule 16b-3 requirements addressed by the provisions of the Plan governing grants or awards to persons subject to

Section 16(b) of the Exchange Act ("Insiders"), the Board may amend the Plan without stockholder approval (unless such approval is required by Rule 16b-3 as so amended) to delete or otherwise amend any such provisions no longer required for grants of Options under the Plan to be exempt from Section 16(b) liability under the Exchange Act or for Outside Directors to be able to make exempt Rule 16b-3 grants of stock options or other stock awards to Insiders under other stock option or stock incentive plans of the Company.

                                                                  APPENDIX F-III

                          EMPLOYEE STOCK PURCHASE PLAN

                            MATRIA HEALTHCARE, INC.

                       1996 EMPLOYEE STOCK PURCHASE PLAN

     The following constitute the provisions of the 1996 Employee Stock Purchase Plan of Matria Healthcare, Inc.

     1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under
Section 423 of the Code. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

     2. Definitions.

          (a) "Board" shall mean the Board of Directors of the Company.

          (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (c) "Common Stock" shall mean the common stock, $0.01 par value per share, of the Company.

          (d) "Company" shall mean Matria Healthcare, Inc., a Delaware corporation.

          (e) "Compensation" shall mean an Employee's base salary, including commissions, from the Company or one or more Designated Subsidiaries, including such amounts of base salary as are deferred by the Employee (i) under a qualified cash or deferred arrangement described in Section 401(k) of the Code, or (ii) to a plan qualified under Section 125 of the Code. Compensation does not include overtime, bonuses, reimbursements or other expense allowances, fringe benefits (cash or noncash), moving expenses, deferred compensation, and contributions (other than contributions described in the first sentence) made on the Employee's behalf by the Company or one or more Designated Subsidiaries under any employee benefit or welfare plan now or hereafter established.

          (f) "Designated Subsidiaries" shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

          (g) "Effective Date" shall mean April 1, 1996. However, should any Designated Subsidiary become a Participating Company in the Plan after such date, then such entity shall designate a separate Effective Date with respect to its employee-participants.

          (h) "Employee" shall mean any individual who is engaged in the rendition of personal services to the Company or a Designated Subsidiary for Compensation. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

          (i) "Enrollment Date" shall mean the first day of each Purchase
     Period.

          (j) "Exercise Date" shall mean the last day of each Purchase Period.

          (k) "Fair Market Value" shall mean, as of any date, the value of Common Stock determined as follows:

             (1) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market, its Fair Market Value shall be the closing selling price for such stock on the principal securities exchange or national market system on which the Common Stock is at the time listed for trading. If there are no sales of Common Stock on that date, then the closing selling price for the Common Stock on the next preceding day for which such closing selling price is quoted shall be determinative of Fair Market Value; or,

             (2) If the Common Stock is not traded on an exchange or a national market system, its Fair Market Value shall be determined in good faith by the Board, and such determination shall be conclusive and binding on all persons.

          (l) "Participant" means an Employee of the Company or Designated Subsidiary who is actively participating in the Plan.

          (m) "Plan" shall mean this Employee Stock Purchase Plan.

          (n) "Plan Administrator" shall mean either the Board or a committee of the Board that is responsible for the administration of the Plan.

          (o) "Purchase Period" shall mean a period of approximately three months, commencing on January 1, April 1, July 1 and October 1 of each year and terminating on the next following March 31, June 30, September 30 or December 31, respectively; provided, however, that the first Purchase Period shall commence on the Effective Date and shall end on June 30, 1996.

          (p) "Purchase Price" shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

          (q) "Reserves" shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

          (r) "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

     3. Eligibility.

          (a) General. Any Employee who is employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan for the Purchase Period commencing with such Enrollment Date.

          (b) Limitations on Grant and Accrual. Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (taking into account stock owned by any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company, or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the Fair Market Value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time. The determination of the accrual of the right to purchase stock shall be made in accordance with Section 423(b)(8) of the Code and the regulations thereunder.

          (c) Other Limits on Eligibility. Notwithstanding paragraph (a) above, the following Employees, as defined in paragraph 2, shall not be eligible to participate in the Plan for any relevant Purchase Period: (i) employees whose customary employment is 20 hours or less per week; (ii) employees whose customary employment is for not more than 5 months in any calendar year; and (iii) employees who have been continuously employed for less than one year.

     4. Purchase Periods. (a) The Plan shall be implemented through consecutive Purchase Periods until such time as (i) the maximum number of shares of Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated in accordance with paragraph 19 hereof.

     (b) A Participant shall be granted a separate purchase right for each Purchase Period in which he/she participates. The purchase right shall be granted on the first day of the Purchase Period and shall be automatically exercised on the last day of the Purchase Period.

     (c) Except as specifically provided herein, the acquisition of Common Stock through participation in the Plan for any Purchase Period shall neither limit nor require the acquisition of Common Stock by a Participant in any subsequent Purchase Period.

     5. Participation. (a) An eligible Employee may become a Participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company's payroll office at least fifteen (15) business days prior to the Enrollment Date for the Purchase Period in which such participation will commence, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given Purchase Period.

     (b) Payroll deductions for a Participant shall commence with the first period payroll following the Enrollment Date and shall end on the last complete payroll period during the Purchase Period, unless sooner terminated by the Participant as provided in paragraph 10.

     6. Payroll Deductions. (a) At the time a Participant files his/her subscription agreement, he/she shall elect to have payroll deductions made on each pay day during the Purchase Period in an amount not exceeding ten percent (10%) of the Compensation which he/she receives on each payday during the Purchase Period.

     (b) All payroll deductions made for a Participant shall be credited to his/her account under the Plan and will be withheld in whole percentages only. A Participant may not make any additional payments into such account.

     (c) A Participant may discontinue his or her participation in the Plan as provided in paragraph 10, or may decrease the rate of his/her payroll deductions during the Purchase Period by completing or filing with the Company a new subscription agreement authorizing a decrease in payroll deduction rate. The decrease in rate shall be effective with the first full payroll period following ten (10) business days after the Company's receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. A Participant may increase the rate of his/her payroll deductions for a future Purchase Period by filing with the Company a new subscription agreement authorizing an increase in payroll deduction rate within ten (10) business days (unless the Company elects to process a given change in participation more quickly) before the commencement of the upcoming Purchase Period. A Participant's subscription agreement shall remain in effect for successive Purchase Periods unless terminated as provided in paragraph 10. The Board shall be authorized to limit the number of participation rate changes during any Purchase Period.

     (d) Notwithstanding the foregoing, to the extent necessary to comply with
Section 423(b)(8) of the Code and paragraph 3(b) herein, a Participant's payroll deductions may be decreased to 0% at such time during any Purchase Period which is scheduled to end during the current calendar year (the "Current Purchase Period") that the aggregate of all payroll deductions which were previously used to purchase stock under the Plan in a prior Purchase Period which ended during that calendar year plus all payroll deductions accumulated with respect to the Current Purchase Period equals $21,250. Payroll deductions shall recommence at the rate provided in such Participant's subscription agreement at the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in paragraph 10.

     7. Grant of Option. On the first day of each Purchase Period, each eligible Employee participating in such Purchase Period shall be granted an option to purchase on the Exercise Date for such Purchase Period (at the applicable Purchase Price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price; provided (i) that such purchase shall be subject to the limitations set forth in paragraphs 3(b) and 12 hereof, and (ii) the maximum number of shares of Common Stock an Employee shall be permitted to purchase in any Purchase Period shall be 1,000 shares, subject to adjustment as provided in paragraph 18 hereof. Exercise of the option shall occur as provided in paragraph 8, unless the Participant has withdrawn pursuant to paragraph 10, and the option, to the extent not exercised, shall expire on the last day of the Purchase Period.

     8. Exercise of Option. Unless a Participant withdraws from the Plan as provided in paragraph 10 below, his/her option for the purchase of shares will be exercised automatically on each Exercise Date, and the maximum number of full shares subject to option shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in his/her account. No fractional shares will be purchased; any payroll deductions accumulated in a Participant's account which are not sufficient to purchase a full share shall be carried over to the next Purchase Period, if the Participant elects to participate in the next Purchase Period, or returned to the Participant. Any amount remaining in a Participant's account following the purchase of shares on the Exercise Date, other than the amounts described in the preceding sentence, shall be returned to the Participant and shall not be carried over to the next Purchase Period. During a Participant's lifetime, a Participant's option to purchase shares hereunder is exercisable only by him/her.

     9. Delivery. Upon receipt of a request from a Participant after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to such Participant, as appropriate, of a certificate representing the shares purchased upon exercise of his/her option.

     10. Withdrawal; Termination of Employment. (a) A Participant may withdraw all but not less than all the payroll deductions credited to his/her account and not yet used to exercise his/her option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan. All of the Participant's payroll deductions credited to his/her account will be paid to such Participant promptly after receipt of notice of withdrawal, such Participant's option for the Purchase Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Purchase Period. If a Participant withdraws from a Purchase Period, payroll deductions will not resume at the beginning of the succeeding Purchase Period unless the Participant delivers to the Company a new subscription agreement.

     (b) Upon a Participant's ceasing to be an Employee for any reason or upon termination of a Participant's employment relationship (as described in paragraph 2(h)), the payroll deductions credited to such Participant's account during the Purchase Period but not yet used to exercise the option will be returned to such Participant or, in the case of his/her death, to the person or persons entitled thereto under paragraph 14, and such Participant's option will be automatically terminated.

     11. Interest. No interest shall accrue on the payroll deductions of a Participant in the Plan.

     12. Stock. (a) The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 500,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in paragraph 18. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

     (b) A Participant will have no interest or voting right in shares covered by his/her option until such shares are actually purchased on the Participant's behalf in accordance with the applicable provisions of the Plan. No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

     (c) Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his/her spouse.

     13. Administration.

          (a) Administrative Body. The Plan shall be administered by the Board of the Company or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties. Members of the Board who are eligible Employees are permitted to participate in the Plan except to the extent limited by subparagraph (b) of this paragraph 13.

          (b) Rule 16b-3 Limitations. Notwithstanding the provisions of subparagraph (a) of this paragraph 13, in the event that Rule 16b-3 promulgated under The Securities Exchange Act of 1934, as amended, or any successor provision ("Rule 16b-3") provides specific requirements for the administrators of plans of this type, the Plan shall be only administered by such a body and in such a manner as shall comply with the applicable requirements of Rule 16b-3. Unless permitted by Rule 16b-3, no discretion concerning decisions regarding the Plan shall be afforded to any committee or person that is not "disinterested" as that term is used in Rule 16b-3.

     14. Designation of Beneficiary. (a) Each Participant will file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant's account under the Plan in the event of such Participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such Participant of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's account under the Plan in the event of such Participant's death prior to exercise of the option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

     (b) Such designation of beneficiary may be changed by the Participant (and his or her spouse, if any) at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

     15. Transferability. Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in paragraph 14 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from a Purchase Period in accordance with paragraph 10.

     16. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

     17. Reports. Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to Participants at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

     18. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

          (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the Reserves, as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option. The Board may, if it so determines in the exercise of its sole discretion, make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock.

          (b) Change in Ownership, Dissolution or Liquidation. In the event of a proposed sale of all or substantially all of the assets of the Company, the merger of the Company with or into another corporation, in which merger the Company will not be the surviving corporation (other than a reorganization effectuated primarily to change the state in which the Company is incorporated), or a reverse merger in which the Company is the surviving corporation but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the person or persons holding those securities immediately prior to the transfer, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Purchase Period then in progress by setting a new Exercise Date (the "New Exercise Date"). If the Board shortens the Purchase Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each Participant in writing, at least ten (10) days prior to the New Exercise Date, that the Exercise Date for his/her option has been changed to the New Exercise Date and that his/her option will be exercised automatically on the New Exercise Date, unless prior to such date he/she has withdrawn from the Purchase Period as provided in paragraph 10. For purposes of this paragraph, an option granted under the Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the Participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the sale of assets or merger.

     19. Amendment or Termination. (a) The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in paragraph 18, no such termination can affect options previously granted, provided that a Purchase Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its shareholders. Except as provided in paragraph 18, no amendment may make any change in any option theretofore granted which amendment adversely affects the rights of any Participant. To the extent necessary to comply with Rule 16b-3 or Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

     (b) Without shareholder consent and without regard to whether any Participant rights may be considered to have been "adversely affected," the Board (or its committee) shall be entitled to change the Purchase Periods, limit the frequency and/or number of changes in the amounts withheld during Purchase Periods, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

     20. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

     21. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law. In addition, no purchase rights shall be exercised or shares issued hereunder before the Plan shall have been approved by shareholders of the Company as provided in paragraph 24.

     22. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated under paragraph 19.

     23. Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to
Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

     24. Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company and the shareholders of each of its predecessor companies, Healthdyne, Inc. and Tokos Medical Corporation within twelve (12) months before or after the date the Plan is adopted. If such shareholder approval is obtained at a duly held shareholders' meeting, the Plan must be approved by a majority of the votes cast at such shareholders' meeting at which a quorum representing a majority of all outstanding voting stock of the Company is, either in person or by proxy, present and voting on the Plan. If such shareholder approval is obtained by written consent, it must be obtained by the written consent of the holders of a majority of all outstanding voting stock of the Company. However, approval at a meeting or by written consent may be obtained by a lesser degree of shareholder approval if the Board determines, in its discretion after consultation with the Company's legal counsel, that such a lesser degree of shareholder approval will comply with all applicable laws and will not adversely affect the qualification of the Plan under Section 423 of the Code.

     25. No Employment Rights. The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an employee's employment at any time.

     26. Effect of Plan. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each employee participating in the Plan, including, without limitation, such employee's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such employee.

                                                                       EXHIBIT A

                            MATRIA HEALTHCARE, INC.
                       1996 EMPLOYEE STOCK PURCHASE PLAN
                             SUBSCRIPTION AGREEMENT

______ Original Application                  Enrollment Date: _______________
______ Change in Payroll Deduction Rate
______ Change of Beneficiary(ies)

     1. I, ____________________________________, hereby elect to participate in the Matria Healthcare, Inc. 1996 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") and subscribe to purchase shares of the Company's Common Stock in accordance with this Subscription Agreement and the Employee Stock Purchase Plan.

     2. I hereby authorize payroll deductions from each paycheck in the amount of (______)% of my Compensation on each payday (not to exceed 10%) during the Purchase Period in accordance with the Employee Stock Purchase Plan. (Please note that no fractional percentages are permitted.)

     3. I understand that the payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Employee Stock Purchase Plan. I understand that if I do not withdraw from a Purchase Period, any accumulated payroll deductions will be used to automatically exercise my option.

     4. I have received a copy of the complete "Matria Healthcare, Inc. 1996 Employee Stock Purchase Plan." I understand that my participation in the Employee Stock Purchase Plan is in all respects subject to the terms of the Plan. I understand that the grant of the option by the Company under this Subscription Agreement is subject to obtaining shareholder approval of the Employee Stock Purchase Plan.

     5. Shares purchased for me under the Employee Stock Purchase Plan should be issued in the name(s) of:

         ---------------------------------------------------------------------

         ---------------------------------------------------------------------

     6. I understand that if I dispose of any shares received by me pursuant to this Plan within 2 years after the Enrollment Date (the first day of the Purchase Period during which I purchased such shares) or within 1 year after the Exercise Date (the date I purchased such shares), I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were delivered to me over the price which I paid for the shares. I hereby agree to notify the Company in writing within 30 days after the date of any such disposition and I will make adequate provision for Federal, State or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the 2-year and 1-year holding periods described above, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (2) 15% of the fair market value of the shares on the first day of the Purchase Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain. I also understand that the foregoing income tax consequences are based on current federal income tax law and that the Company is not responsible for advising me of any changes in the applicable tax rules.

     7. I hereby agree to be bound by the terms of the Employee Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Employee Stock Purchase Plan.

     8. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Employee Stock Purchase Plan.

NAME:(Please print)
                     ----------------------------------------------------------
                        (First)               (Middle)              (Last)

Relationship:
                     ----------------------------------------------------------

Address:
                     ----------------------------------------------------------

                     ----------------------------------------------------------

                     ----------------------------------------------------------


Employee's Social
Security Number:
                     ----------------------------------------------------------
Employee's Address:
                     ----------------------------------------------------------

                     ----------------------------------------------------------

                     ----------------------------------------------------------

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE PURCHASE PERIODS UNLESS TERMINATED BY ME.

Employee Signature:
                     ----------------------------------------------------------
Dated:
                     ----------------------------------------------------------
Signature of spouse
if beneficiary is
other than spouse:
                     ----------------------------------------------------------
Dated:
                     ----------------------------------------------------------

                                                                       EXHIBIT B

                            MATRIA HEALTHCARE, INC.
                       1996 EMPLOYEE STOCK PURCHASE PLAN
                             SUBSCRIPTION AGREEMENT
                              NOTICE OF WITHDRAWAL

     The undersigned participant in the Purchase Period of the Matria
Healthcare, Inc. 1996 Employee Stock Purchase Plan which began on           ,
19 , (the "Enrollment Date") hereby notifies the Company that he or she hereby withdraws from the Purchase Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Purchase Period. The undersigned understands and agrees that his or her option for such Purchase Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Purchase Period and the undersigned shall be eligible to participate in succeeding Purchase Periods only by delivering to the Company a new Subscription Agreement.

Name and Address
of Participant:
                    ---------------------------------------------------------

                    ---------------------------------------------------------

                    ---------------------------------------------------------
Signature:
                    ---------------------------------------------------------
Date:
                    ---------------------------------------------------------

                               HEALTHTDYNE, INC.
          PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON MARCH 6, 1996

    The undersigned hereby appoints Parker H. Petit and J. Brent Burkey, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes either of them to act and to vote at the special meeting of shareholders of Healthdyne, Inc. ("Healthdyne") to be held on March 6, 1996, and at any adjournments or postponements thereof, as indicated upon all matters referred to on this proxy card and described in the Joint Proxy Statement/Prospectus for the meeting, and, in their discretion, upon any other matters which may properly come before the meeting.

    1. Approval and adoption of the Agreement and Plan of Merger dated as of October 2, 1995, as amended, among Healthdyne, Tokos Medical Corporation (Delaware), a Delaware corporation ("Tokos"), and Matria Healthcare, Inc., a Delaware corporation ("Newco"), providing for the merger (the "Merger") of Healthdyne and Tokos with and into Newco, with Newco continuing as the surviving corporation, and the transactions contemplated thereby.

             / / FOR             / / AGAINST             / / ABSTAIN

    2. Approval and adoption of the Newco 1996 Stock Incentive Plan, the Newco 1996 Directors' Non-Qualified Stock Option Plan and the Newco 1996 Employee Stock Purchase Plan.

             / / FOR             / / AGAINST             / / ABSTAIN

                          (Continued on reverse side)

    Shares represented by all properly executed proxies will be voted in accordance with instructions appearing on this proxy card and in the discretion of the proxy holders as to any other matter that may properly come before the meeting. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED FOR PROPOSALS 1 AND 2.

                                                 Dated:                   , 1996
                                                       -------------------


                                                 -------------------------(SEAL)
                                                 (SIGNATURE)

                                                 -------------------------(SEAL)
                                                 (SIGNATURE)

                                                 NOTE: Please sign above exactly
                                                 as name appears on Stock
                                                 Certificate. If stock is held
                                                 in the name of two or more
                                                 persons, all must sign. When
                                                 signing as attorney, executor,
                                                 administrator, trustee or
                                                 guardian, please give full
                                                 title as such. If a
                                                 corporation, please sign in
                                                 full corporate name by
                                                 President or other authorized
                                                 officer. If a partnership,
                                                 please sign in partnership name
                                                 by authorized person.

PROXY               TOKOS MEDICAL CORPORATION (DELAWARE)

                 SPECIAL MEETING OF STOCKHOLDERS MARCH 6, 1996

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned revokes all previous proxies, acknowledges receipt of the notice of special stockholders meeting to be held March 6, 1996, and the Joint Proxy Statement/Prospectus and appoints Robert F. Byrnes and Nicholas A. Mione, or either of them, the proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of Tokos Medical Corporation (Delaware) ("Tokos") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Special Meeting of Stockholders of Tokos to be held at the Windsor/Embassy Suites Hotel, 1325 East Dyer Road, Santa Ana, California on Wednesday, March 6, 1996 at 10:00 a.m., and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this proxy shall be voted as indicated upon all matters referred to in this proxy card and described in the Joint Proxy Statement/Prospectus for the meeting. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

    1. Approval and adoption of the Agreement and Plan of Merger dated as of October 2, 1995, as amended, among Tokos, Healthdyne, Inc., a Georgia corporation ("Healthdyne"), and Matria Healthcare, Inc., a Delaware corporation ("Newco"), providing for the merger (the "Merger") of Healthdyne and Tokos with and into Newco, with Newco continuing as the surviving corporation, and the transactions contemplated thereby.

             / / FOR             / / AGAINST             / / ABSTAIN

    2. Approval and adoption of the Newco 1996 Stock Incentive Plan, the Newco 1996 Directors' Non-Qualified Stock Option Plan and the Newco 1996 Employee Stock Purchase Plan.

             / / FOR             / / AGAINST             / / ABSTAIN

                          (Continued on reverse side)

    The Board of Directors recommends a vote FOR each of Proposals 1 and 2. This proxy, when properly executed, will be voted as specified above, and in the discretion of the proxy holders as to any other matter that may properly come before the meeting. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED FOR PROPOSALS 1 AND 2.

                                                 Dated:                     1996
                                                       --------------------


                                                 -------------------------(SEAL)
                                                 (SIGNATURE)

                                                 -------------------------(SEAL)
                                                 (SIGNATURE)

                                                 NOTE: Please sign above exactly
                                                 as name appears on Stock
                                                 Certificate. If stock is held
                                                 in the name of two or more
                                                 persons, all must sign. When
                                                 signing as attorney, executor,
                                                 administrator, trustee or
                                                 guardian, please give full
                                                 title as such. If a
                                                 corporation, please sign in
                                                 full corporate name by
                                                 President or other authorized
                                                 officer. If a partnership,
                                                 please sign in partnership name
                                                 by authorized person.

  PLEASE RETURN YOUR EXECUTED PROXY TO U.S. STOCK TRANSFER CORPORATION IN THE
                               ENCLOSED ENVELOPE.

                PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Statutory Provisions

     Section 102(b)(7) of the Delaware General Corporation Law ("DGCL") permits a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of a director's fiduciary duty as a director. Registrant's Certificate of Incorporation includes such a provision. Such a provision would have no effect on the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty. In addition, no such provision may eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders;
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for paying an unlawful dividend or approving an illegal stock repurchase or redemption; or (iv) for any transaction from which the director derived an improper personal benefit.

     Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. No indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Additionally, a corporation is required to indemnify its directors and officers against expenses to the extent that such directors or officers have been successful on the merits or otherwise in any action, suit or proceeding or in defense of any claim, issue or matter therein.

     Indemnification can be made by the corporation only upon a determination that indemnification is proper in the circumstances because the party seeking indemnification has met the applicable standard of conduct as set forth in the DGCL. The indemnification provided by the DGCL shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. A corporation also has the power to purchase and maintain insurance on behalf of any person, whether or not the corporation would have the power to indemnify him or her against such liability. The indemnification provided by the DGCL, shall, unless otherwise provided when authorized or ratified, continue as to a person who ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

  Certificate of Incorporation and Bylaws

     The registrant's Certificate of Incorporation limits registrant's directors' liability for monetary damages to registrant and its stockholders for breaches of fiduciary duty to the fullest extent permitted under the DGCL. In addition, the registrant's Certificate of Incorporation provides that registrant shall, to the fullest extent permitted by law, indemnify its directors and officers against any liability, losses or related expenses which they may incur by reason of serving or having served as directors and officers of registrant.

     The registrant's Bylaws provide that each person who is involved in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of registrant, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, will be indemnified by the corporation to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended, against all costs, charges, expenses, liabilities and losses reasonably incurred or suffered by such person in connection therewith, and such indemnification will continue as to a person who has ceased to be a director, officer, employee or agent and will inure to the benefit of his or her heirs, executors and administrators; provided, however, that registrant will indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by registrant's Board of Directors. The right to indemnification will be a contract right and will include the right to be paid by registrant the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the DGCL so requires, the payment of such expenses incurred by a director or officer in advance of the final disposition of a proceeding will be made only upon delivery to registrant of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it will ultimately be determined that such director or officer is not entitled to be indemnified. Registrant may provide indemnification to employees and agents of registrant with the same scope and effect as the foregoing indemnification of directors and officers.

     The indemnification rights conferred by the registrant's Certificate of Incorporation are not exclusive of any other right to which a person seeking indemnification may be entitled under any law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Registrant may maintain insurance on behalf of its directors, officers, employees and agents.

  Contractual and Other Provisions

     Under the terms of the Merger Agreement, registrant is required to indemnify and advance expenses to the current and former officers, directors, employees and agents of Tokos and Healthdyne (the "Tokos and Healthdyne Indemnified Parties"), to the fullest extent permitted under applicable law, against all losses, claims, damages, liabilities, costs or expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such, whether commenced, asserted or claimed before or after the effective time of the Merger arising under the Securities Act, the Exchange Act or state corporation laws in connection with the Merger. In addition, registrant is obligated not to amend the provisions of its Certificate of Incorporation and Bylaws providing for exculpation of director and officer liability and indemnification, except as required by applicable law or except to make changes permitted by law that would enlarge the Tokos and Healthdyne Indemnified Parties' right of indemnification.

     For a period of six years after the Effective Time, registrant is obligated to maintain in effect policies of directors' and officers' liability insurance covering the Tokos and Healthdyne Indemnified Parties, who are presently covered by Healthdyne or Tokos insurance policies, on terms that are substantially no less advantageous to such Tokos and Healthdyne Indemnified Parties than such existing insurance; provided, that registrant will not be required, in order to maintain or procure such coverage, to pay an annual premium in excess of an agreed upon amount (the "Cap") and provided further that if equivalent coverage cannot be obtained, or can be obtained only by paying an annual premium in excess of the Cap, registrant will only be required to obtain as much coverage as can be obtained by paying an annual premium equal to the Cap. At the present time, registrant maintains an aggregate of $10,000,000 of directors' and officers' liability insurance.

ITEM 21.  EXHIBITS.

EXHIBIT
NUMBER                                          DESCRIPTION
------      ------------------------------------------------------------------------------------
  2    --   Agreement and Plan of Merger dated October 2, 1995, as amended, between Healthdyne,
            Tokos and Registrant (included as Appendix A to the Registrant's Joint Proxy
            Statement/Prospectus).
  3.1  --   Amended and Restated Certificate of Incorporation (included as Appendix D to the
            Registrant's Joint Proxy Statement/Prospectus).
  3.2  --   Bylaws (included as Appendix E to the Registrant's Joint Proxy
            Statement/Prospectus).

EXHIBIT
NUMBER                                          DESCRIPTION
------      ------------------------------------------------------------------------------------
  4.1  --   Indenture dated as of December 1, 1986, between Healthdyne and National Bank of
            Georgia, trustee, for 8% Convertible Subordinated Indentures due December 31, 2001
            filed as an exhibit to the Healthdyne Annual Report on Form 10-K for the year ended
            December 31, 1986 and incorporated herein by reference.
  4.2  --   Form of Supplemental Indenture between Registrant and Southtrust Estate & Trust
            Company of Georgia, N.A., trustee, to Indenture dated as of December 1, 1986, for 8%
            Convertible Subordinated Indentures due December 31, 2001.
  5    --   Opinion of Troutman Sanders LLP.
  8.1  --   Opinion of Troutman Sanders LLP regarding certain tax matters.
  8.2  --   Opinion of Morrison & Foerster LLP regarding certain tax matters.
 10.1  --   Form of Rights Agreement between Registrant and SunTrust Bank, Atlanta.
 10.2  --   1996 Stock Incentive Plan (included as Appendix F-I to the Registrant's Joint Proxy
            Statement/Prospectus).
 10.3  --   1996 Directors' Non-Qualified Stock Option Plan (included as Appendix F-II to the
            Registrant's Joint Proxy Statement/Prospectus).
 10.4  --   1996 Employee Stock Purchase Plan (included as Appendix F-III to the Registrant's
            Joint Proxy Statement/Prospectus).
 10.5  --   Distribution Agreement dated as of April 21, 1995, between Healthdyne and Healthdyne
            Technologies filed as an exhibit to the Healthdyne Technologies (Commission File No.
            0-21776) Current Report on Form 8-K dated May 1, 1995 and incorporated herein by reference.
 10.6  --   Amendment to Distribution Agreement dated as of May 4, 1995, between Healthdyne and
            Healthdyne Technologies filed as an exhibit to the Healthdyne Quarterly Report on
            Form 10-Q for the period ended March 31, 1995 and incorporated herein by reference.
 10.7  --   Corporate Services Agreement dated as of April 21, 1995, between Healthdyne and
            Healthdyne Technologies filed as an exhibit to the Healthdyne Technologies Current
            Report on Form 8-K dated May 1, 1995 and incorporated herein by reference.
 10.8  --   Tax Indemnification Agreement dated as of April 21, 1995, between Healthdyne and
            Healthdyne Technologies filed as an exhibit to the Healthdyne Technologies Current
            Report on Form 8-K dated May 1, 1995 and incorporated herein by reference.
 10.9  --   Tax Sharing Agreement dated as of March 31, 1993, between Healthdyne and Healthdyne
            Technologies filed as an exhibit to the Registration Statement on Form S-1 of
            Healthdyne Technologies (Registration No. 33-60708) dated April 6, 1993 and incorporated herein by reference.
 10.10 --   Agreement Concerning Taxes dated as of April 21, 1995, between Healthdyne,
            Healthdyne Technologies and Health Scan Products, Inc. filed as an exhibit to the
            Healthdyne Technologies Current Report on Form 8-K dated May 1, 1995 and incorporated herein by reference.
 10.11 --   Trademark License Agreement dated as of April 21, 1995, between Healthdyne and
            Healthdyne Technologies filed as an exhibit to the Healthdyne Technologies Current
            Report on Form 8-K dated May 1, 1995 and incorporated herein by reference.
 10.12 --   OEM Design and Manufacturing Agreement dated as of April 21, 1995, between
            Healthdyne and Healthdyne Technologies filed as an exhibit to the Healthdyne
            Technologies Current Report on Form 8-K dated May 1, 1995 and incorporated herein by reference.
 10.13 --   Management and Transition Agreement dated as of July, 1, 1995, between Healthdyne and Healthdyne Technologies filed as an exhibit to the Healthdyne Technologies
            Current Report on Form 10-Q dated June 30, 1995 and incorporated herein by reference.
 10.14 --   Distribution Agreement dated as of October 20, 1995, between Healthdyne and HIE filed as an exhibit to Amendment No. 1 to the Registration Statement on Form S-1 of
            HIE (Registration No. 33-96478) dated October 24, 1995 and incorporated herein by reference.
 10.15 --   Tax Indemnity Agreement dated as of October 20, 1995, between Healthdyne and HIE filed as an exhibit to Amendment No. 1 to the Registration Statement on Form S-1 of
            HIE dated October 24, 1995 and incorporated herein by reference.
 10.16 --   Tax Disaffiliation Agreement dated as of October 20, 1995, between Healthdyne and
            HIE filed as an exhibit to Amendment No. 1 to the Registration Statement on Form S-1
            of HIE dated October 24, 1995 and incorporated herein by reference.

EXHIBIT
NUMBER                                          DESCRIPTION
------      ------------------------------------------------------------------------------------
 10.17 --   Corporate Services Agreement dated as of October 20, 1995, between Healthdyne and
            HIE filed as an exhibit to Amendment No. 1 to the Registration Statement on Form S-1
            of HIE dated October 24, 1995 and incorporated herein by reference.
 10.18 --   License Agreement dated October 20, 1995, between Healthdyne and HIE filed as an exhibit to Amendment No. 1 to the Registration Statement on Form S-1 of HIE dated
            October 24, 1995 and incorporated herein by reference.
 10.19 --   Secured Note Collateral Agreement, Restricted Stock Purchase Agreement and Secured
            Promissory Note, each dated as of July 1, 1981, between Healthdyne and Parker H.
            Petit, filed as exhibits to Registration Statement No. 2-74494 and incorporated herein by reference.
 10.20 --   Amendment to Secured Promissory Note dated as of July 1, 1981, between Healthdyne and Parker H. Petit filed as an exhibit to the Healthdyne Annual Report on 10-K for the year ended December 31, 1985 and incorporated herein by reference.
 10.21 --   Amendments to Secured Promissory Note and Secured Note Collateral Agreement, dated as of July 1, 1981, between Healthdyne and Parker H. Petit filed as exhibits to the
            Healthdyne Annual Report on 10-K for the year ended December 31, 1986 and incorporated herein by reference.
 10.22 --   Severance Compensation and Restrictive Covenant Agreement dated October 2, 1995, between Healthdyne and Frank D. Powers.
 10.23 --   Form of Healthdyne Executive Non-qualified Retirement Plan and Trust filed as an exhibit to the Healthdyne Annual Report on Form 10-K for the year ended December 31,
            1994 and incorporated herein by reference.
 10.24 --   Amendment No. 1 to Employment Agreement dated as of October 2, 1995, between Tokos and Robert F. Byrnes.
 10.25 --   Amendment No. 1 to Employment Agreement dated as of October 2, 1995, between Tokos and Nicholas A. Mione.
 10.26 --   Amendment No. 1 to Employment Agreement dated as of October 2, 1995, between Tokos and Terry Bayer.
 10.27 --   Memorandum of Understanding dated July 31, 1995, between Tokos, Tokos Medical
            Corporation (California), Robert F. Byrnes, Craig T. Davenport and Nicholas A.
            Mione, and plaintiffs in the Tokos Medical Corporation Securities Litigation.
 10.28 --   Exclusive Marketing Agreement dated December 31, 1991, between Tokos and Adeza
            Biomedical Corporation filed as an exhibit to the Tokos Annual Report on Form 10-K dated March 27, 1992 with those portions omitted for confidentiality reasons filed separately with the Commission and incorporated herein by reference.
 10.29 --   Form of Tokos Executive Non-qualified Retirement Plan and Trust.
 10.30 --   Employment Agreement dated as of June 1, 1995, between Tokos and Nicholas A. Mione.
 10.31 --   Employment Agreement dated as of May 1, 1995, between Tokos and Robert F. Byrnes.
 10.32 --   Employment Agreement dated as of January 1, 1995, between Tokos and Terry P. Bayer.
 10.33 --   Amended and Restated Severance Compensation and Restrictive Covenant Agreement dated
            October 2, 1995, between Healthdyne and Parker H. Petit filed as an exhibit to the
            Healthdyne Quarterly Report on Form 10-Q for the period ended September 30, 1995 and incorporated herein by reference.
 10.34 --   Amended and Restated Severance Compensation and Restrictive Covenant Agreement dated
            October 2, 1995, between Healthdyne and J. Brent Burkey filed as an exhibit to the
            Healthdyne Quarterly Report on Form 10-Q for the period ended September 30, 1995 and incorporated herein by reference.
 10.35 --   Amended and Restated Severance Compensation and Restrictive Covenant Agreement dated
            October 2, 1995, between Healthdyne and Donald R. Millard filed as an exhibit to the
            Healthdyne Quarterly Report on Form 10-Q for the period ended September 30, 1995 and incorporated herein by reference.
 10.36 --   Form of Promissory Note with Tokos officers and related Security Agreement filed as an exhibit to the Tokos Registration Statement on Form S-1 (Registration No.
            33-33340) and incorporated herein by reference.

EXHIBIT
NUMBER                                          DESCRIPTION
------      ------------------------------------------------------------------------------------
 10.37 --   Amended and Restated Severance Compensation and Restrictive Covenant Agreement dated
            October 2, 1995, between Healthdyne and J. Terry Dewberry filed as an exhibit to the
            Healthdyne Quarterly Report on Form 10-Q for the period ended September 30, 1995 and incorporated herein by reference.
 10.38 --   Amended and Restated Severance Compensation and Restrictive Covenant Agreement dated
            October 2, 1995, between Healthdyne and J. Paul Yokubinas filed as an exhibit to the
            Healthdyne Quarterly Report on Form 10-Q for the period ended September 30, 1995 and incorporated herein by reference.
 23.1  --   Consent of Troutman Sanders LLP (to be contained in Exhibit 5).
 23.2  --   Consent of Troutman Sanders LLP (to be contained in Exhibit 8.1).
 23.3  --   Consent of Morrison & Foerster LLP (to be contained in Exhibit 8.2).
 23.4  --   Consent of KPMG Peat Marwick LLP.
 23.5  --   Consent of Ernst & Young LLP.
 99.1  --   Consent of Robert F. Byrnes.
 99.2  --   Consent of Craig T. Davenport.
 99.3  --   Consent of Thomas W. Erickson.
 99.4  --   Consent of David L. Goldsmith.
 99.5  --   Consent of Gene P. Guselli.
 99.6  --   Consent of Parker H. Petit.
 99.7  --   Consent of Carl E. Sanders.
 99.8  --   Consent of Jackie M. Ward.
 99.9  --   Consent of Morris S. Weeden.
 99.10 --   Consent of Frederick P. Zuspan, M.D.

ITEM 22.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or event arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information statement.

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) to remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)(1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or any party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (2) The registrant undertakes that every prospectus: (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on February 7, 1996.

                                         MATRIA HEALTHCARE, INC.
                                               (Registrant)

                                          By:      /s/  PARKER H. PETIT
                                            ------------------------------------
                                                      Parker H. Petit
                                                   Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on February 7, 1996.

                /s/  PARKER H. PETIT             Director and Chairman of the Board
--------------------------------------------
              Parker H. Petit

               /s/  ROBERT F. BYRNES             Director and President, Chief Executive
--------------------------------------------       Officer and Secretary (Principal Executive
              Robert F. Byrnes                     Officer)

              /s/  DONALD R. MILLARD             Senior Vice President and Chief Financial
--------------------------------------------       Officer (Principal Financial Officer and
             Donald R. Millard                     Principal Accounting Officer)

                                 EXHIBIT INDEX

  EXHIBIT                                                                            SEQUENTIALLY
  NUMBER                                   DESCRIPTION                               NUMBERED PAGE
  ------       --------------------------------------------------------------------  -------------
    2      --  Agreement and Plan of Merger dated October 2, 1995, as amended, between Healthdyne, Tokos and Registrant (included as Appendix A to the Registrant's Joint Proxy Statement/Prospectus).
    3.1    --  Amended and Restated Certificate of Incorporation (included as
               Appendix D to the Registrant's Joint Proxy Statement/Prospectus).
    3.2    --  Bylaws (included as Appendix E to the Registrant's Joint Proxy
               Statement/Prospectus).
    4.1    --  Indenture dated as of December 1, 1986, between Healthdyne and
               National Bank of Georgia, trustee, for 8% Convertible Subordinated
               Indentures due December 31, 2001 filed as an exhibit to the
               Healthdyne Annual Report on Form 10-K for the year ended December
               31, 1986 and incorporated herein by reference.
    4.2    --  Form of Supplemental Indenture between Registrant and Southtrust
               Estate & Trust Company of Georgia, N.A., trustee, to Indenture dated as of December 1, 1986, for 8% Convertible Subordinated Indentures
               due December 31, 2001.
    5      --  Opinion of Troutman Sanders LLP.
    8.1    --  Opinion of Troutman Sanders LLP regarding certain tax matters.
    8.2    --  Opinion of Morrison & Foerster LLP regarding certain tax matters.
   10.1    --  Form of Rights Agreement between Registrant and SunTrust Bank,
               Atlanta.
   10.2    --  1996 Stock Incentive Plan (included as Appendix F-I to the
               Registrant's Joint Proxy Statement/Prospectus).
   10.3    --  1996 Directors' Non-Qualified Stock Option Plan (included as
               Appendix F-II to the Registrant's Joint Proxy Statement/Prospectus).
   10.4    --  1996 Employee Stock Purchase Plan (included as Appendix F-III to the
               Registrant's Joint Proxy Statement/Prospectus).
   10.5    --  Distribution Agreement dated as of April 21, 1995, between
               Healthdyne and Healthdyne Technologies filed as an exhibit to the
               Healthdyne Technologies (Commission File No. 0-21776) Current Report
               on Form 8-K dated May 1, 1995 and incorporated herein by reference.
   10.6    --  Amendment to Distribution Agreement dated as of May 4, 1995, between
               Healthdyne and Healthdyne Technologies filed as an exhibit to the
               Healthdyne Quarterly Report on Form 10-Q for the period ended March
               31, 1995 and incorporated herein by reference.
   10.7    --  Corporate Services Agreement dated as of April 21, 1995, between
               Healthdyne and Healthdyne Technologies filed as an exhibit to the
               Healthdyne Technologies Current Report on Form 8-K dated May 1, 1995 and incorporated herein by reference.
   10.8    --  Tax Indemnification Agreement dated as of April 21, 1995, between
               Healthdyne and Healthdyne Technologies filed as an exhibit to the
               Healthdyne Technologies Current Report on Form 8-K dated May 1, 1995 and incorporated herein by reference.

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
  EXHIBIT                                                                            SEQUENTIALLY
  NUMBER                                   DESCRIPTION                               NUMBERED PAGE
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
   10.9    --  Tax Sharing Agreement dated as of March 31, 1993, between Healthdyne and Healthdyne Technologies filed as an exhibit to the Registration
               Statement on Form S-1 of Healthdyne Technologies (Registration No.
               33-60708) dated April 6, 1993 and incorporated herein by reference.
   10.10   --  Agreement Concerning Taxes dated as of April 21, 1995, between
               Healthdyne, Healthdyne Technologies and Health Scan Products, Inc.
               filed as an exhibit to the Healthdyne Technologies Current Report on
               Form 8-K dated May 1, 1995 and incorporated herein by reference.
   10.11   --  Trademark License Agreement dated as of April 21, 1995, between
               Healthdyne and Healthdyne Technologies filed as an exhibit to the
               Healthdyne Technologies Current Report on Form 8-K dated May 1, 1995 and incorporated herein by reference.
   10.12   --  OEM Design and Manufacturing Agreement dated as of April 21, 1995, between Healthdyne and Healthdyne Technologies filed as an exhibit to the Healthdyne Technologies Current Report on Form 8-K dated May
               1, 1995 and incorporated herein by reference.
   10.13   --  Management and Transition Agreement dated as of July 1, 1995, between Healthdyne and Healthdyne Technologies filed as an exhibit to the Healthdyne Technologies Current Report on Form 10-Q dated
               June 30, 1995 and incorporated herein by reference.
   10.14   --  Distribution Agreement dated as of October 20, 1995, between
               Healthdyne and HIE filed as an exhibit to Amendment No. 1 to the
               Registration Statement on Form S-1 of HIE (Registration No.
               33-96478) dated October 24, 1995 and incorporated herein by reference.
   10.15   --  Tax Indemnity Agreement dated as of October 20, 1995, between
               Healthdyne and HIE filed as an exhibit to Amendment No. 1 to the
               Registration Statement on Form S-1 of HIE dated October 24, 1995 and incorporated herein by reference.
   10.16   --  Tax Disaffiliation Agreement dated as of October 20, 1995, between
               Healthdyne and HIE filed as an exhibit to Amendment No. 1 to the
               Registration Statement on Form S-1 of HIE dated October 24, 1995 and incorporated herein by reference.
   10.17   --  Corporate Services Agreement dated as of October 20, 1995, between
               Healthdyne and HIE filed as an exhibit to Amendment No. 1 to the
               Registration Statement on Form S-1 of HIE dated October 24, 1995 and incorporated herein by reference.
   10.18   --  License Agreement dated October 20, 1995, between Healthdyne and HIE filed as an exhibit to Amendment No. 1 to the Registration Statement on Form S-1 of HIE dated October 24, 1995 and incorporated herein by reference.
   10.19   --  Secured Note Collateral Agreement, Restricted Stock Purchase
               Agreement and Secured Promissory Note, each dated as of July 1,
               1981, between Healthdyne and Parker H. Petit, filed as exhibits to
               Registration Statement No. 2-74494 and incorporated herein by reference.
   10.20   --  Amendment to Secured Promissory Note dated as of July 1, 1981, between Healthdyne and Parker H. Petit filed as an exhibit to the
               Healthdyne Annual Report on 10-K for the year ended December 31,
               1985 and incorporated herein by reference.
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
  EXHIBIT                                                                            SEQUENTIALLY
  NUMBER                                   DESCRIPTION                               NUMBERED PAGE
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
   10.21   --  Amendments to Secured Promissory Note and Secured Note Collateral
               Agreement, dated as of July 1, 1981, between Healthdyne and Parker
               H. Petit filed as exhibits to the Healthdyne Annual Report on 10-K for the year ended December 31, 1986 and incorporated herein by reference.
   10.22   --  Severance Compensation and Restrictive Covenant Agreement dated
               October 2, 1995, between Healthdyne and Frank D. Powers.
   10.23   --  Form of Healthdyne Executive Non-qualified Retirement Plan and Trust filed as an exhibit to the Healthdyne Annual Report on Form 10-K for the year ended December 31, 1994 and incorporated herein by reference.
   10.24   --  Amendment No. 1 to Employment Agreement dated as of October 2, 1995, between Tokos and Robert F. Byrnes.
   10.25   --  Amendment No. 1 to Employment Agreement dated as of October 2, 1995, between Tokos and Nicholas A. Mione.
   10.26   --  Amendment No. 1 to Employment Agreement dated as of October 2, 1995, between Tokos and Terry P. Bayer.
   10.27   --  Memorandum of Understanding dated July 31, 1995, between Tokos,
               Tokos Medical Corporation (California), Robert F. Byrnes, Craig T.
               Davenport and Nicholas A. Mione, and plaintiffs in the Tokos Medical
               Corporation Securities Litigation.
   10.28   --  Exclusive Marketing Agreement dated December 31, 1991, between Tokos and Adeza Biomedical Corporation filed as an exhibit to the Tokos
               Annual Report on Form 10-K dated March 27, 1992 with those portions omitted for confidentiality reasons filed separately with the
               Commission and incorporated herein by reference.
   10.29   --  Form of Tokos Executive Non-qualified Retirement Plan and Trust.
   10.30   --  Employment Agreement dated as of June 1, 1995, between Tokos and
               Nicholas A. Mione.
   10.31   --  Employment Agreement dated as of May 1, 1995, between Tokos and
               Robert F. Byrnes.
   10.32   --  Employment Agreement dated as of January 1, 1995, between Tokos and
               Terry P. Bayer.
   10.33   --  Amended and Restated Severance Compensation and Restrictive Covenant
               Agreement dated October 2, 1995, between Healthdyne and Parker H.
               Petit filed as an exhibit to the Healthdyne Quarterly Report on Form
               10-Q for the period ended September 30, 1995 and incorporated herein by reference.
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
  EXHIBIT                                                                            SEQUENTIALLY
  NUMBER                                   DESCRIPTION                               NUMBERED PAGE
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
   10.34   --  Amended and Restated Severance Compensation and Restrictive Covenant
               Agreement dated October 2, 1995, between Healthdyne and J. Brent
               Burkey filed as an exhibit to the Healthdyne Quarterly Report on
               Form 10-Q for the period ended September 30, 1995 and incorporated herein by reference.
   10.35   --  Amended and Restated Severance Compensation and Restrictive Covenant
               Agreement dated October 2, 1995, between Healthdyne and Donald R.
               Millard filed as an exhibit to the Healthdyne Quarterly Report on
               Form 10-Q for the period ended September 30, 1995 and incorporated herein by reference.
   10.36   --  Form of Promissory Note with Tokos officers and related Security
               Agreement filed as an exhibit to the Tokos Registration Statement on
               Form S-1 (Registration No. 33-33340) and incorporated herein by reference.
   10.37   --  Amended and Restated Severance Compensation and Restrictive Covenant
               Agreement dated October 2, 1995, between Healthdyne and J. Terry
               Dewberry filed as an exhibit to the Healthdyne Quarterly Report on
               Form 10-Q for the period ended September 30, 1995 and incorporated herein by reference.
   10.38   --  Amended and Restated Severance Compensation and Restrictive Covenant
               Agreement dated October 2, 1995, between Healthdyne and J. Paul
               Yokubinas filed as an exhibit to the Healthdyne Quarterly Report on
               Form 10-Q for the period ended September 30, 1995 and incorporated herein by reference.
   23.1    --  Consent of Troutman Sanders LLP (to be contained in Exhibit 5).
   23.2    --  Consent of Troutman Sanders LLP (to be contained in Exhibit 8.1).
   23.3    --  Consent of Morrison & Foerster LLP (to be contained in Exhibit 8.2).
   23.4    --  Consent of KPMG Peat Marwick LLP.
   23.5    --  Consent of Ernst & Young LLP.
   99.1    --  Consent of Robert F. Byrnes.
   99.2    --  Consent of Craig T. Davenport.
   99.3    --  Consent of Thomas W. Erickson.
   99.4    --  Consent of David L. Goldsmith.
   99.5    --  Consent of Gene P. Guselli.
   99.6    --  Consent of Parker H. Petit.
   99.7    --  Consent of Carl E. Sanders.
   99.8    --  Consent of Jackie M. Ward.
   99.9    --  Consent of Morris S. Weeden.
   99.10   --  Consent of Frederick P. Zuspan, M.D.